As filed with the Securities and Exchange Commission on November 7, 2019

Registration Statement No. 333-234304

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-11

FOR REGISTRATION

UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Alpine Income Property Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

1140 N. Williamson Blvd., Suite 140

Daytona Beach, Florida 32114

Tel: (386) 274-2202

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel E. Smith, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Alpine Income Property Trust, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, Florida 32114

Tel: (386) 274-2202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Freed, Esq. Vinson & Elkins LLP 666 Fifth Avenue New York, New York 10103 Tel: (212) 237-0000 Fax: (212) 237-0100	David C. Wright, Esq. James V. Davidson, Esq. Hunton Andrews Kurth LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219 Tel: (804) 788-8200 Fax: (804) 788-8218

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	$181,125,000	$23,510.03

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes shares of common stock subject to the underwriters’ option to purchase additional shares.
(3)	$12,980 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

PRELIMINARY PROSPECTUS DATED NOVEMBER 7, 2019

PROSPECTUS

7,500,000 Shares

Common Stock

Alpine Income Property Trust, Inc. is a newly organized real estate company that owns and operates a high quality portfolio of single-tenant commercial properties that are primarily net leased on a long-term basis and located primarily in major metropolitan statistical areas and in growth markets in the United States. We are externally managed and advised by Alpine Income Property Manager, LLC, a wholly-owned subsidiary of Consolidated-Tomoka Land Co., or CTO, a diversified real estate operating company that is publicly traded on the NYSE American under the symbol “CTO.”

This is our initial public offering. No public market currently exists for our common stock.

We are selling all of the shares of common stock offered by this prospectus. We expect the public offering price to be between $19.00 and $21.00 per share. We have applied to list our common stock on the New York Stock Exchange under the symbol “PINE.”

Concurrently with the closing of this offering, CTO will purchase from us $7.5 million in shares of our common stock in a separate private placement. CTO will purchase these shares at a price per share equal to the public offering price per share in this offering, without payment of any placement fee or underwriting discount.

We intend to elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our short taxable year ending December 31, 2019. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws. To assist us in qualifying as a REIT, stockholders generally will be restricted from owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

We are an “emerging growth company” under U.S. federal securities laws and will be subject to reduced public company reporting requirements. You should consider the risks described in “Risk Factors” beginning on page 25 of this prospectus for risks relevant to an investment in our common stock.

	Per Share	Total

Public offering price	$	$

Underwriting discount (1)	$	$

Proceeds, to us, before expenses	$	$

(1)

Includes a structuring fee payable to Raymond James & Associates, Inc. equal to 0.5% of the gross proceeds of this offering. Excludes certain other compensation payable to the underwriters. See “Underwriting” for a description of the compensation payable to the underwriters.

The underwriters may purchase up to an additional 1,125,000 shares of our common stock from us, at the public offering price less the underwriting discount, within 30 days after the date of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state or non-U.S. securities commission or authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about November    , 2019.

Raymond James
Baird
B. Riley FBR
BMO Capital Markets
Janney Montgomery Scott		D.A. Davidson & Co.

The date of this prospectus is November    , 2019.

You should rely only on the information contained in this prospectus or any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

i

Market Data

We use market data, demographic data, industry forecasts and industry projections throughout this prospectus. Unless otherwise indicated, we derived such information from the market study prepared for us by Rosen Consulting Group, or RCG, a nationally-recognized real estate consulting firm. Such information is included in this prospectus in reliance on RCG’s authority as an expert on such matters. We have paid RCG a fee of $62,000 for such services. In addition, we have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The industry forecasts and projections are based on historical market data and the preparers’ experience in the industry, and there is no assurance that any of the projected amounts will be achieved. We believe that the market and industry research others have performed are reliable, but we have not independently verified this information.

Certain Terms Used in This Prospectus

The following terms are used throughout this prospectus and, unless the context otherwise requires or indicates, these terms are defined as follows:

•	“Alpine Income Property Trust Predecessor” or “our Predecessor” means a combination of entities under common control that have been “carved out” from CTO’s consolidated financial statements;

•

“annualized base rent” means annualized contractually specified cash base rent in effect on September 30, 2019 for the leases for our properties in our initial portfolio (including those accounted for as direct financing leases);

•	“Code” means the Internal Revenue Code of 1986, as amended;

•

“concurrent CTO private placement” means the sale by us to CTO, in a separate private placement that will close concurrently with the closing of this offering, of $7.5 million in shares of our common stock at a price per share equal to the public offering price per share in this offering, without payment of any placement fee or underwriting discount;

•	“CTO” means Consolidated-Tomoka Land Co. (NYSE American: CTO), a Florida corporation that is a publicly traded, diversified real estate operating company and the sole member of our Manager;

•	“Equity Incentive Plans” means, collectively, the Individual Equity Incentive Plan and the Manager Equity Incentive Plan;

•

“formation transactions” means the transactions described under “Structure and Formation of Our Company” that we have consummated or intend to consummate prior to or concurrently with the closing of this offering and the concurrent CTO private placement, including the acquisition of our initial portfolio;

•	“GAAP” means accounting principles generally accepted in the United States of America;

•	“Indigo” means Indigo Group Ltd., a Florida limited partnership and an indirect wholly-owned subsidiary of CTO;

•	“Individual Equity Incentive Plan” means the Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan;

ii

•

“initial portfolio” means the portfolio of 20 single-tenant, primarily net leased retail and office properties occupied by 16 tenants across 15 markets in ten states that we will acquire from CTO as part of the formation transactions, as described in “Prospectus Summary—Our Initial Portfolio” and “Business and Properties—Our Initial Portfolio”;

•	“Manager” means Alpine Income Property Manager, LLC, a Delaware limited liability company, our external manager and a wholly-owned subsidiary of CTO;

•	“Manager Equity Incentive Plan” means the Alpine Income Property Trust, Inc. 2019 Manager Equity Incentive Plan;

•

“occupancy” or a specified percentage of our portfolio that is “occupied” means the quotient of (1) the total square feet of our properties minus the square feet of our properties that are vacant and from which we are not receiving any rental payment and (2) the total square feet of our properties as of a specified date;

•

“OP units” means common units of limited partnership interest in our Operating Partnership, which are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, beginning one year after the issuance of such units;

•	“Operating Partnership” means Alpine Income Property OP, LP, a Delaware limited partnership, through which we will hold substantially all of our assets and conduct our operations;

•	“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code;

•	“revolving credit facility” means the $100 million unsecured revolving credit facility we expect to enter into concurrently with the completion of this offering; and

•

“we,” “our,” “us” and “our company” mean Alpine Income Property Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including our Operating Partnership and Alpine Income Property GP, LLC, the sole general partner of our Operating Partnership.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” as well as the financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Unless otherwise indicated, the information contained in this prospectus is as of September 30, 2019 and assumes that (i) the underwriters’ option to purchase up to an additional 1,125,000 shares of our common stock is not exercised, (ii) the shares of our common stock to be sold in this offering and the concurrent CTO private placement are sold at $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus and (iii) the initial value of an OP unit is equal to the mid-point of the price range set forth on the front cover of this prospectus. In addition, unless otherwise indicated, the information in this prospectus assumes that this offering, the concurrent CTO private placement and the formation transactions have been completed on the terms and timing we expect and as described herein.

Our Company

We are a newly organized real estate company that owns and operates a high-quality portfolio of single-tenant commercial properties. All of the properties in our initial portfolio are leased on a long-term basis and located primarily in or in close proximity to major metropolitan statistical areas, or MSAs, and in growth markets and other markets in the United States with favorable economic and demographic conditions. Eighteen of the 20 properties in our initial portfolio, representing approximately 82% of our initial portfolio’s annualized base rent (as of September 30, 2019), are leased on a triple-net basis. Our properties are primarily leased to industry leading, creditworthy tenants, many of which operate in industries we believe are resistant to the impact of e-commerce. Our initial portfolio consists of 20 single-tenant, primarily net leased retail and office properties located in 15 markets in ten states, which we acquired from CTO in our formation transactions utilizing approximately $125.9 million of proceeds from this offering and the concurrent CTO private placement and 1,223,854 OP units that have an initial value of approximately $24.5 million based on the assumed public offering price of $20.00, which is the mid-point of the price range set forth on the front cover of this prospectus. For two of our properties in our initial portfolio, we are the lessor in a long-term ground lease to the tenant. We are externally managed by our Manager, a wholly-owned subsidiary of CTO. Concurrently with the closing of this offering, CTO will invest $7.5 million in exchange for shares of our common stock at a price per share equal to the public offering price per share in this offering. Upon completion of this offering, the concurrent CTO private placement and the formation transactions, CTO will own approximately 17.6% of our outstanding common stock (assuming the OP units to be issued to CTO in the formation transactions are exchanged for shares of our common stock on a one-for-one basis).

Our initial portfolio is comprised of single-tenant retail and office properties primarily located in or in close proximity to major MSAs, growth markets and other markets in the United States with favorable economic and demographic conditions and leased to tenants with favorable credit profiles or performance attributes. All of the properties in our initial portfolio are subject to long-term, primarily triple-net leases, which generally require the tenant to pay all of the property operating expenses such as real estate taxes, insurance, assessments and other governmental fees, utilities, repairs and maintenance and certain capital expenditures. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ending

December 31, 2019. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws.

Our objective is to maximize cash flow and value per share by generating stable and growing cash flows and attractive risk-adjusted returns through owning, operating and growing a diversified portfolio of high-quality single-tenant, net leased commercial properties with strong long-term real estate fundamentals. The 20 properties in our initial portfolio are 100% occupied and represent approximately 817,000 of gross rentable square feet with leases that have a weighted average lease term of approximately 8.2 years (based on annualized base rent as of September 30, 2019). None of our leases expire prior to January 31, 2024. Our initial portfolio is representative of our investment thesis, which consists of one or more of the following core investment criteria:

•

Attractive Locations. The 20 properties in our initial portfolio represent approximately 817,000 gross rentable square feet, are 100% occupied and are primarily located in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. Approximately 82% of our initial portfolio’s annualized base rent as of September 30, 2019 was derived from properties (i) located in MSAs with populations greater than one million and unemployment rates less than 3.6% and (ii) where the mean household income within a three-mile radius of the property is greater than $88,000.

•

Creditworthy Tenants. Approximately 38.2% of our initial portfolio’s annualized base rent as of September 30, 2019 was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency. Our largest tenant, Wells Fargo N.A., has an ‘A+’ credit rating from S&P Global Ratings and contributed approximately 25.0% of our initial portfolio’s annualized base rent as of September 30, 2019.

•

Geographically Diversified. Our initial portfolio is occupied by 16 tenants across 15 markets in ten states. Our largest property, as measured by annualized base rent, is located in the Portland, Oregon MSA.

•

100% Occupied with Long Duration Leases. Our initial portfolio is 100% leased and occupied. The leases in our initial portfolio have a weighted average remaining lease term of approximately 8.2 years (based on annualized base rent as of September 30, 2019), with none of the leases expiring prior to January 31, 2024.

•

Contractual Rent Growth. Approximately 54.2% of the leases in our initial portfolio (based on annualized base rent as of September 30, 2019) provide for increases in contractual base rent during the current term. In addition, approximately 84% (based on annualized base rent as of September 30, 2019) of the leases in our initial portfolio allow for increases in base rent during the lease extension periods.

We will employ a disciplined growth strategy, which emphasizes investing in high quality properties located in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. We intend to lease our properties primarily to industry-leading, creditworthy tenants, many of which operate in industries we believe are resistant to the impact of e-commerce.

We believe that the single-tenant retail and office properties we own and intend to acquire will provide our stockholders with investment diversification and can deliver strong risk-adjusted returns. We expect the majority of our net leased properties will be single-tenant retail properties, with the remainder comprised of single-tenant office properties that are critical to the tenant’s overall business. We believe the risk-adjusted returns for select single-tenant office properties are compelling and offer attractive investment yields, rental rates at or below prevailing market rental rates and an investment basis below replacement cost. Based on our senior management team’s experience, we believe single-tenant office properties often have less buyer competition. In addition, we believe that long-term property tenants who have consistently invested their own capital into their leased premises are less likely to vacate the property and the risk of significant capital investment to re-lease the property is reduced. We believe that certain of the single-tenant office properties in our initial portfolio provide the opportunity for increased rents to higher market rent levels at the end of their lease terms.

Our Competitive Advantages

We believe our strategy and structure provide us with competitive advantages as a newly formed REIT focused on single-tenant, net leased properties.

Positioned for Growth

We believe our initial size and debt-free balance sheet position us well for growth. As a smaller company relative to our publicly-traded net lease REIT peers, we will focus our acquisition activity on transactions that are often below the deal size that many of our competitors pursue, and even smaller accretive transactions can have a meaningful impact on our net asset value and cash flows. Although we expect to evaluate a relatively large volume of potential investment transactions, we believe our size will allow us to be selective, ensuring that our acquisitions align with our investment objectives, particularly with regard to our initial investment yield, target markets and real estate and tenant quality. Our initial debt-free balance sheet, any unallocated cash from this offering and the concurrent CTO private placement and access to growth capital through an undrawn $100 million unsecured revolving credit facility that we anticipate obtaining concurrently with the completion of this offering will provide significant initial capital for our growth.

Experienced Management

The parent company of our Manager, CTO, is a 109-year old real estate company that has been publicly-traded for 50 years and is currently listed on the NYSE American. CTO has paid an annual dividend since 1976. Our senior management team, which is also the senior management team of CTO, has substantial experience investing in, owning, managing, developing and monetizing commercial real estate properties across the United States, particularly single-tenant, net leased properties. Our senior management team has an extensive network for sourcing investments, including relationships with national and regional brokers, other REITs, corporate tenants, banks and other financial services firms, private equity funds and leading commercial real estate investors. Our senior management team is led by John P. Albright, President and Chief Executive Officer of our company and CTO. Additionally, our senior management team includes: Mark E. Patten, Senior Vice President, Chief Financial Officer and Treasurer of our company and CTO; Steven R. Greathouse, Senior Vice President, Investments of our company and CTO; and Daniel E. Smith, Senior Vice President, General Counsel and Corporate Secretary of our company and CTO. Messrs. Albright, Patten and Greathouse have worked together at CTO for over seven years, and our senior management team has an average of more than 19 years of experience with public real estate companies, including REITs, as well as significant experience in leadership positions at other public companies, a Big Four public accounting firm and private real estate companies. Our senior management team is experienced in all areas of managing a public company, including regulatory reporting, capital markets activity, investor relations and communication, compliance, stock exchange matters and cost management. Our senior management team has combined experience of over 100 years, almost entirely in real estate.

During their tenure at CTO, our senior management team has executed approximately $560.0 million in commercial real estate transactions, primarily acquisitions of single-tenant, net leased properties, creating a high-quality income property portfolio that we believe compares favorably to our publicly-traded net lease REIT peers. The properties in our initial portfolio are located in markets where the average population and average household income, within a three-mile radius, are substantially higher than those of our publicly-traded net lease REIT peers. In addition, since 2012, our senior management team has disposed of more than $220 million of net leased properties generating more than $41.3 million in pre-tax gains for CTO’s shareholders. Also, while at CTO, our senior management team has sold over 5,400 acres of undeveloped land, generating proceeds of approximately $165 million, to a variety of developers and operators, including Tanger Outlets, Trader Joes, North American Development Group, or NADG, Minto Communities, or Minto, and Sam’s Club. Additionally, during October 2019, CTO completed the sale of a controlling interest in a venture that holds CTO’s remaining 5,300 acres of land for total proceeds of $97 million.

Our Initial Portfolio

The table below presents an overview of the properties in our initial portfolio as of September 30, 2019, unless otherwise indicated.

Property Type	Tenant	S&P Credit Rating (1)	Property Location	Rentable Square Feet		Lease Expiration Date	Remaining Term (Years)	Tenant Extension Options (Number x Years)	Contractual Rent Escalations	Annualized Base Rent(2)

Office	Wells Fargo	A+	Portland, OR	211,863		12/31/25	6.3	3x5	No	$3,124,979

Office	Hilton Grand Vacations	BB+	Orlando, FL	102,019		11/30/26	7.2	2x5	Yes	$1,658,143

Retail	LA Fitness	B+	Brandon, FL	45,000		4/26/32	12.6	3x5	Yes	$851,688

Retail	At Home	B+	Raleigh, NC	116,334		9/14/29	10.0	4x5	Yes	$658,351

Retail	Century Theater	BB	Reno, NV	52,474		11/30/24	5.2	3x5	No	$644,000

Retail	Container Store	B	Phoenix, AZ	23,329		2/28/30	10.4	2x5	Yes	$630,315

Office	Hilton Grand Vacations	BB+	Orlando, FL	31,895		11/30/26	7.2	2x5	Yes	$621,953

Retail	Live Nation Entertainment, Inc.	BB-	East Troy, WI	—	(3)	3/31/30	10.5	N/A	Yes	$546,542

Retail	Hobby Lobby	N/A	Winston-Salem, NC	55,000		3/31/30	10.5	3x5	Yes	$522,500

Retail	Dick’s Sporting Goods	N/A	McDonough, GA	46,315		1/31/24	4.3	4x5	No	$472,500

Retail	Jo-Ann Fabric	B-	Saugus, MA	22,500		1/31/29	9.3	4x5	Yes	$450,000

Retail	Walgreens	BBB	Birmingham, AL	14,516		3/31/29	9.5	N/A	No	$364,300

Retail	Walgreens	BBB	Alpharetta, GA	15,120		10/31/25	6.1	N/A	No	$362,880

Retail	Best Buy	BBB	McDonough, GA	30,038		3/31/26	6.5	4x5	No	$337,500

Retail	Outback	BB	Charlottesville, VA	7,216		9/30/31	12.0	4x5	Yes	$287,923

Retail	Walgreens	BBB	Albany, GA	14,770		1/31/33	13.3	N/A	No	$258,000

Retail	Outback	BB	Charlotte, NC	6,297		9/30/31	12.0	4x5	Yes	$206,027

Retail	Cheddars(4)	BBB	Jacksonville, FL	8,146		9/30/27	8.0	4x5	Yes	$175,000

Retail	Scrubbles(4)	N/A	Jacksonville, FL	4,512		10/31/37	18.1	4x5	Yes	$174,400

Retail	Family Dollar	BBB-	Lynn, MA	9,228		3/31/24	4.5	7x5	No	$160,000

Total / Wtd. Avg.				816,572			8.2			$12,507,001

(1)	Tenant, or tenant parent, rated entity.
(2)	Annualized cash base rental income in place as of September 30, 2019.
(3)

The Alpine Valley Music Theatre, leased to Live Nation Entertainment, Inc., is an entertainment venue consisting of a two-sided, open-air, 7,500-seat pavilion; an outdoor amphitheater with capacity for 37,000; and over 150 acres of green space.

(4)	We are the lessor in a ground lease with the tenant. Rentable square feet represents improvements on the property that revert to us at the expiration of the lease.

Acquisitions Under Evaluation

We anticipate that we will have the opportunity to grow our portfolio as a result of both third-party acquisition opportunities that our senior management team is currently evaluating and our exclusive right of first offer access to CTO’s remaining portfolio of single-tenant, net leased properties and future single-tenant, net leased properties pursuant to an exclusivity and ROFO agreement with CTO, although we do not view any such acquisition opportunities as probable at this time.

Third-Party Acquisitions Under Evaluation

As of November 1, 2019, our senior management team is evaluating on our behalf acquisition opportunities of single-tenant, net leased properties from third-parties with an estimated aggregate purchase price of approximately $337.2 million. We refer to these acquisition opportunities as our “acquisitions under evaluation.”

We consider an acquisition opportunity to be “under evaluation” if the property satisfies the following criteria: (i) the owner has advised us that the property is available for sale; (ii) our senior management team has had active discussions with the owner regarding a potential purchase of the property and such discussions have not been terminated by either party; and (iii) our senior management team is performing preliminary due diligence on the property and on the tenant in order to ascertain whether the property and tenant appear to satisfy our investment criteria. Our senior management team identified these acquisition opportunities for us through relationships that our senior management team has within the tenant, developer and brokerage communities. However, as of November 1, 2019, we do not have any contractual arrangements or non-binding letters of intent with any of the potential sellers of the properties included in our acquisitions under evaluation.

Converting any of our acquisitions under evaluation into a binding commitment with the seller is influenced by many factors including, but not limited to, the existence of other competitive bids, the satisfactory completion of all due diligence items by both parties and regulatory or lender approval, if required. The impact of these factors on the timing of any acquisition can vary based on the nature and size of each transaction. Once a binding commitment is reached with a seller, closing on the transaction is generally expected to occur within 30 to 60 days subject to the completion of routine property due diligence that is customary in real estate transactions. We have not entered into any binding or non-binder letters of intent or definitive purchase and sale agreements with respect to any of our acquisitions under evaluation. Accordingly, there can be no assurance that we will complete the acquisition of any of our acquisitions under evaluation.

Acquisition Opportunities from CTO

Our exclusivity and ROFO agreement requires CTO, prior to seeking to sell any of CTO’s single-tenant, net leased properties (whether now owned or developed and owned by CTO in the future) to a third party, to first offer to us the right to purchase any such property. As of November 1, 2019, CTO’s portfolio of single-tenant income properties, excluding the properties that are being sold or contributed to us in the formation transactions, consists of 29 single-tenant, net leased properties located in 11 states representing approximately 1.3 million square feet of leasable area and has a weighted-average remaining lease term as of November 1, 2019 of 13.8 years.

Our exclusivity and ROFO agreement with CTO also precludes CTO from acquiring any single-tenant, net leased properties after the closing of this offering unless CTO first offers that opportunity to us and our independent directors decline to pursue the opportunity. However, this restriction will not apply to any single-tenant, net leased property that (i) was under contract for purchase by CTO or an affiliate of CTO as of the closing date of this offering, where such contract is not assignable to us and, despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to us, or (ii) prior to the closing of this offering, CTO has identified or designated as a potential “replacement property” in connection with an open (i.e., not yet completed) like-kind exchange under Section 1031 of the Code.

As of November 1, 2019, CTO has entered into purchase and sale contracts for CTO to purchase two single-tenant, net leased properties for an aggregate purchase price of approximately $14.5 million. It is not anticipated that CTO will identify or designate these properties as potential “replacement properties,” as described above. The acquisition of these properties is still subject to, among other things, customary closing conditions and the satisfactory completion of due diligence. It is expected that the acquisition of these properties will remain subject to ongoing due diligence at the time of the closing of this offering. The contracts providing for the acquisition of these properties by CTO are not assignable to us. Although CTO will be obligated to use commercially reasonable efforts to cause the sellers to agree to an assignment of these contracts to us, we are unable to determine at this time whether the sellers of these properties will agree to such an assignment. Accordingly, we cannot assure you that we will acquire these properties on the terms and timing described above or at all.

In addition, as of November 1, 2019, CTO has entered into non-binding letters of intent to acquire four single-tenant, net leased properties for an aggregate purchase price of approximately $21.1 million. CTO does not expect to enter into a binding purchase and sale contract with the seller of these properties prior to the closing of this offering, and it is not anticipated that CTO will identify or designate these properties as potential “replacement properties,” as described above. Accordingly, pursuant to the terms of the exclusivity and ROFO agreement, CTO will be precluded from acquiring these properties, after the closing of this offering, unless CTO first offers that opportunity to us and our independent directors decline to pursue the opportunity. We cannot assure you that we will acquire these properties on the terms and timing described above or at all.

Investment Highlights

The following investment highlights describe what we believe are some of the key considerations for investing in our company:

•

Stability and Strength of Cash Flows in our Initial Portfolio. Our 100% occupied initial portfolio provides us with stable, long-term cash flows. Our initial portfolio of 20 properties is diversified by tenant and geography with annualized base rent of approximately $12.5 million as of September 30, 2019. We have no lease expirations prior to January 31, 2024. In addition, approximately 54.2% of the leases in our initial portfolio (based on annualized base rent as of September 30, 2019) provide for increases in contractual base rent during the current term. Only four of our initial portfolio’s 16 tenants contributed more than 6% of our initial portfolio’s annualized base rent as of September 30, 2019. Our largest tenant, Wells Fargo N.A., and our second largest tenant, Hilton Grand Vacations, contributed approximately 25.0% and 18.2%, respectively, of our initial portfolio’s annualized base rent as of September 30, 2019. Our strategy targets a scaled portfolio that, over time, will:

•	derive no more than 10% of the portfolio’s annualized base rent from any single tenant, irrespective of the tenant’s credit rating;

•	derive no more than 10% of the portfolio’s annualized base rent from any single industry;

•	derive no more than 5% of the portfolio’s annualized base rent from any single property; and

•	maintain significant geographic diversification.

Although our strategy targets a scaled portfolio that, over time, meets the diversification criteria described above, as of September 30, 2019, our initial portfolio:

•	had two tenants that individually contributed more than 10% of our annualized base rent;

•	derived more than 10% of our annualized base rent from three industries;

•	derived more than 5% of our annualized base rent from each of seven properties; and

•	had significant geographic concentration in the West and South regions of the United States (as defined by the U.S. Census Bureau).

We believe portfolio diversification decreases the impact from an adverse event that affects a specific tenant or region.

•

Creditworthy Tenants. As of September 30, 2019, approximately 38.2% of our initial portfolio’s annualized base rent was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency. As part of our overall growth strategy, we will seek to lease and acquire properties leased to creditworthy tenants that meet our underwriting and operating guidelines. Prior to entering into any acquisition or lease transaction, our Manager’s credit analysis and underwriting professionals will conduct a review of a proposed tenant’s credit quality based on our established underwriting methodologies. In addition, our Manager will consistently monitor the credit quality of our portfolio by actively reviewing the creditworthiness of our tenants. We anticipate that these reviews will include periodic assessments of the operating performance of each of our tenants and annual evaluations of the credit ratings of each of our tenants, including any changes to the credit ratings of such tenants (or the parents of such tenants) as published by a recognized credit rating agency. We believe that our Manager’s focus on creditworthy tenants will increase the stability of our rental revenue.

•

Attractive Locations in Major or Fast-Growing Markets. The properties in our initial portfolio are primarily located in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. Approximately 82% of our initial portfolio’s annualized base rent as of September 30, 2019 was derived from properties (i) located in MSAs with populations greater than one million and unemployment rates less than 3.6% and (ii) where the mean household income within a three-mile radius of the property is greater than $88,000. We believe that properties located in major metropolitan and growth areas benefit from certain advantageous attributes as compared to less densely populated areas, including supply constraints, barriers to entry, near-term and long-term prospects for job creation, population growth and rental rate growth. In addition, we believe that properties located in or in close proximity to major MSAs and growth markets generally have lower vacancy rates because they can potentially be leased to a broader range of tenants or redeveloped for different uses.

•

Diverse Initial Portfolio. We believe that our initial portfolio is diversified by tenant and geography. Our initial portfolio is diversified with 16 tenants operating in 13 industries across 15 markets in ten states.

•	Growth Oriented Balance Sheet. Upon completion of this offering and the related formation transactions, we will have no outstanding debt. We have obtained commitments for a $100 million unsecured revolving credit facility with a four year term and expect to enter into the facility concurrently with the completion of this offering. We expect that the credit facility will be available for funding future acquisitions and general corporate purposes. We intend to manage our balance sheet so that we have access to multiple sources of capital in the future that may offer us the opportunity to lower our cost of funding and further diversify our sources of capital. We intend to use leverage, in-line with industry standards, to continue to grow our net leased property portfolio.

•

Platform Allows for Significant Growth. We expect to build on our senior management team’s experience in net lease real estate investing and leverage CTO’s established and developed origination, underwriting, financing, documentation and property management capabilities to achieve attractive risk-adjusted growth.

•

Focused Investment Strategy. We seek to acquire, own and operate primarily freestanding, single-tenant commercial real estate properties primarily located in our target markets leased primarily pursuant to triple-net, long-term leases. Within our target markets, we will focus on investments in single-tenant retail and office properties. We will target tenants in industries that we believe are favorably impacted by current macroeconomic trends that support consumer spending, such as strong and growing employment and positive consumer sentiment, as well as tenants in industries that have demonstrated resistance to the impact of the growing e-commerce retail sector. We also will seek to invest in properties that are net leased to tenants that we determine have attractive credit characteristics, stable operating histories and healthy rent coverage levels, are well-located within their market and have rent levels at or below market rent levels. Furthermore, we believe that the size of our company will, for at least the near term, allow us to focus our investment activities on the acquisition of single properties or smaller portfolios of properties that represent a transaction size that most of our publicly-traded net lease REIT peers will not pursue on a consistent basis.

•

Disciplined Underwriting Approach. The net leased properties that we target for acquisition generally will be under long-term leases and occupied by a single tenant, consistent with our initial portfolio. In addition, we may invest in properties that we believe have strong long-term real estate fundamentals (such as attractive demographics, infill locations, desirable markets and favorable rent coverage ratios), would be suitable for use by different types of tenants or alternative uses, offer attractive risk-adjusted returns and possess characteristics that reduce our real estate investment risks. In considering the potential acquisition of a property, we also evaluate how in-place rental rates compare to current market rental rates, as well as the likelihood of an increase in the rental rate upon extension of the in-place lease or re-tenanting of the property. We seek long-term leases, typically with initial lease terms of over 8 years, plus tenant renewal options. In addition, we target leases with a triple-net structure which obligates our tenants to pay all or most property-level expenses.

Market Opportunity

According to a market study prepared for us in connection with this offering by RCG, the single-tenant, net lease market has expanded steadily over the last several years, and investor demand for net leased properties continued to gain momentum into 2019. Unlike a gross lease, which places the financial responsibility for most expenses with the property owner, the net lease structure shifts the majority or entirety of expenses for property taxes, insurance, maintenance and often utilities and capital expenditures, to the lessee, in addition to rent payments. Net leases are generally executed for an initial term of 10 to 15 years, but 20 and 25 year leases are not uncommon. Lease agreements often include multiple options for the tenant to extend, and may include terms for periodic rent increases. Comparatively, multi-tenant commercial real estate properties under gross leases often have average initial lease terms between five and ten years with shorter or fewer options to extend. Rent escalation is also commonly embedded in the net lease terms as a specified percentage increase of existing rent per year, or determined by reference to an inflation measure such as the Consumer Price Index. With cash flows that are intended to be passive, stable and paid at regular intervals, net leased real estate is similar, in many ways, to interest-bearing corporate bonds, but with the additional potential for appreciation in the value of the underlying property.

Summary Risk Factors

You should carefully consider the risks discussed in the “Risk Factors” section of this prospectus before investing in our common stock. Some of these risks include:

•	We are subject to risks related to the ownership of commercial real estate that could affect the performance and value of our properties.

•

Adverse changes in U.S., global and local regions or markets that impact our tenants’ businesses may materially and adversely affect us generally and the ability of our tenants to make rental payments to us pursuant to our leases.

•	Our business is dependent upon our tenants successfully operating their businesses, and their failure to do so could materially and adversely affect us.

•

Our assessment that certain of our tenants’ businesses are insulated from e-commerce pressure may prove to be incorrect, and changes in macroeconomic trends may adversely affect our tenants, either of which could impair our tenants’ ability to make rental payments to us and thereby materially and adversely affect us.

•	CTO may be unable to obtain or retain the executive officers and other personnel that it provides to us through our Manager.

•	There are conflicts of interest in our relationships with our Manager, which could result in outcomes that are not in our best interests.

•

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience unfavorable operating results or incur losses for which our Manager would not be liable.

•

The management agreement with our Manager and the exclusivity and ROFO agreement with CTO were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

•	Our growth depends on external sources of capital, including debt financings, that are outside of our control and may not be available to us on commercially reasonable terms or at all.

•	An increase in interest rates would increase our interest costs on our variable rate debt and could adversely impact our ability to refinance existing debt or sell assets.

•

Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

•

There can be no assurance that we will be able to make or maintain cash distributions, and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to make distributions to our common stockholders.

Structure and Formation of Our Company

Our Operating Partnership

Our wholly-owned subsidiary, Alpine Income Property GP, LLC, is the sole general partner of our Operating Partnership. Substantially all of our assets will be held by, and our operations will be conducted through, our Operating Partnership. Following the completion of this offering, the concurrent CTO private placement and the formation transactions, we will have a total 86.6% ownership interest in our Operating Partnership (88.0% if the underwriters exercise their option to purchase additional shares of our common stock in full), with CTO holding, directly and indirectly, a 13.4% ownership interest in our Operating Partnership (12.0% if the underwriters exercise their option to purchase additional shares of our common stock in full). Our interest in our Operating Partnership will generally entitle us to share in cash distributions from, and in the profits and losses of, our Operating Partnership in proportion to our percentage ownership. We, through our wholly-owned subsidiary, Alpine Income Property GP, LLC, will generally have the exclusive power under the partnership agreement to manage and conduct the business and affairs of our Operating Partnership, subject to certain approval and voting rights of the limited partners, which are described more fully below in “Description of the Partnership Agreement of Alpine Income Property OP, LP.” Our board of directors will manage our business and affairs.

Beginning on and after the date that is 12 months after the issuance of the OP units, each limited partner of our Operating Partnership will have the right to require our Operating Partnership to redeem part or all of its OP units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer.” Each redemption of OP units will increase our percentage ownership interest in our Operating Partnership and our share of its cash distributions and profits and losses. See “Description of the Partnership Agreement of Alpine Income Property OP, LP.”

Formation Transactions

Prior to completion of this offering, the concurrent CTO private placement and the formation transactions, our properties were owned and managed by CTO. Through the formation transactions, the following have occurred or will occur prior to, concurrently with or shortly after the completion of this offering.

•

We were formed as a Maryland corporation, Alpine Income Property GP, LLC was formed as a Delaware limited liability company and our Operating Partnership was formed as a Delaware limited partnership in August 2019. In connection with our formation, Mr. Albright made an initial investment in us of $1,000 in exchange for 100 shares of our common stock. Such shares will be repurchased by us at the closing of this offering for $1,000.

•

We will sell 7,500,000 shares of our common stock in this offering (or 8,625,000 shares if the underwriters exercise their option to purchase additional shares of our common stock in full) and 375,000 shares of our common stock in the concurrent CTO private placement.

•

We will use approximately $9.1 million from the net proceeds from this offering and the concurrent CTO private placement to fund the purchase price payable to CTO for two of the 20 properties in our initial portfolio (we refer to these properties as the “REIT Purchased Properties”).

•

We will contribute to our Operating Partnership the remaining net proceeds from this offering and the concurrent CTO private placement after our purchase of the REIT Purchased Properties and receive 7,417,557 OP units (or 8,542,557 OP units if the underwriters exercise their option to purchase additional shares of our common stock in full), in exchange.

•

Our Operating Partnership will use approximately $116.8 million of the net proceeds we contribute to it to purchase 13 of the 20 properties in our initial portfolio (we refer to these 13 properties as the “OP Purchased Properties”).

•

CTO and Indigo will contribute to our Operating Partnership the remaining five properties in our initial portfolio (which we refer to as the “Contributed Properties”) and receive 1,223,854 OP units in exchange. These OP Units have an initial value of approximately $24.5 million based on the assumed public offering price of $20.00, which is the mid-point of the price range set forth on the front cover of this prospectus.

•	We will grant 8,000 restricted shares of common stock, in the aggregate, to our non-employee directors pursuant to the Individual Equity Incentive Plan.

•

We will contribute to our Operating Partnership the REIT Purchased Properties and receive 457,443 OP units, giving us a total 86.6% ownership interest in our Operating Partnership (88.0% if the underwriters exercise their option to purchase additional shares of our common stock in full), with CTO holding, directly and indirectly, a 13.4% ownership interest in our Operating Partnership (12.0% if the underwriters exercise their option to purchase additional shares of our common stock in full).

•

We expect to enter into a $100 million unsecured revolving credit facility that will be available for general corporate purposes, including the funding of potential future acquisitions. Affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc. are expected to be lenders under our new revolving credit facility.

The amount of cash and OP units that we will pay, or issue, to CTO in exchange for the properties in our initial portfolio was determined by management and not through arm’s length negotiations with an independent third party. In determining the value of our initial portfolio, management undertook a diligence and underwriting process that took into account, among other factors, market capitalization rates, net operating income, landlord obligations to fund future capital expenditures, lease duration, functionality and ability to release should a tenant not renew its lease, tenant creditworthiness and discount rates based on tenant creditworthiness, property location, property age, comparable sales information and capitalization rates for properties leased to tenants with similar credit profiles and lease durations, tenant operating performance and the fact that brokerage commissions would not be payable in connection with the formation transactions. No single factor was given greater weight than any other in valuing our initial portfolio. The value attributable to our initial portfolio does not necessarily bear any relationship to the value of any particular property within that portfolio. Furthermore, we did not obtain any third-party property appraisals for the properties in our initial portfolio or any other independent third-party valuations or fairness opinions in connection with the formation transactions. As a result, the consideration we have agreed to pay CTO in the formation transactions may exceed the fair market value of our initial portfolio.

The properties comprising our initial portfolio were selected from CTO’s existing income property portfolio to create an attractive and diverse portfolio of single-tenant net leased properties. Certain properties within CTO’s existing income property portfolio were not included in the initial portfolio for a number of reasons, including tenant and asset class concentration, existing debt encumbrances and tax considerations. CTO does not currently intend to sell to us any additional properties from its existing income property portfolio, nor do we currently intend to purchase any such properties.

The following chart sets forth information about our company, our Operating Partnership, certain related parties and the ownership interests therein on a pro forma basis. Ownership percentages in our company and our Operating Partnership are presented assuming that the underwriters’ option to purchase additional shares of our common stock is not exercised.

Benefits to Related Parties

Upon completion of this offering, the concurrent CTO private placement and the formation transactions, CTO and our directors and executive officers will receive material benefits, including the following:

•

In connection with the acquisition of our initial portfolio, CTO will receive a cash payment of approximately $125.9 million from us and 1,223,854 OP units from our Operating Partnership. The OP units have an aggregate initial value of approximately $24.5 million based on the assumed public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus.

•

We will have entered into indemnification agreements with each of our directors and executive officers providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against our directors and executive officers in their capacities as such. See “Management—Indemnification.”

•

We and our Operating Partnership will have entered into a management agreement with our Manager, a wholly-owned subsidiary of CTO, pursuant to which our Manager will be entitled to certain fees for its services and reimbursement of certain expenses. See “Our Manager and the Management Agreement—Management Agreement.”

•

We will have entered into a tax protection agreement with CTO and Indigo, pursuant to which we will agree to indemnify CTO and Indigo against certain potential adverse tax consequences to them, which may affect the way in which we conduct our business in the future, including with respect to when and under what circumstances we sell the Contributed Properties or interests therein during the tax protection period. Pursuant to the tax protection agreement, it is anticipated that the total amount of taxable built-in gain on the Contributed Properties will be approximately $10.4 million. Such indemnification obligations could result in aggregate payments of up to $3.5 million. The amount of tax is calculated without regard to any deductions, losses or credits that may be available. See “Certain Relationships and Related Person Transactions—Tax Protection Agreement.”

•

We will have entered into a registration rights agreement with CTO pursuant to which we will agree to register the resale of the shares of common stock CTO has agreed to acquire in the concurrent CTO private placement. In addition, pursuant to the terms of our Operating Partnership’s partnership agreement, following the date on which we become eligible to use a registration statement on Form S-3 for the registration of securities and subject to certain further conditions as set forth in our Operating Partnership’s partnership agreement, we will be obligated to file a shelf registration statement covering the issuance or resale of shares of our common stock received by limited partners upon redemption of their OP units. See “Description of the Partnership Agreement of Alpine Income Property OP, LP—Registration Rights” for further details.

•

We will have adopted the Equity Incentive Plans to provide equity incentive opportunities to our officers, employees, non-employee directors, consultants, independent contractors and agents, and will have issued, in the aggregate, thereunder 8,000 shares of restricted common stock to our non-employee directors upon completion of this offering. See “Management—Equity Incentive Plans” for further details.

Management Agreement

Upon completion of this offering, we will enter into a management agreement with our Manager. Pursuant to the terms of the management agreement, our Manager manages, operates and administers our day-to-day operations, business and affairs, subject to the direction and supervision of our board of directors and in accordance with the investment guidelines approved and monitored by our board of directors. Our Manager is subject to the direction and oversight of our board of directors. We will pay our Manager a base management fee equal to 0.375% per quarter of our “total equity” (as defined in the management agreement and based on a 1.5% annual rate), calculated and payable in cash, quarterly in arrears.

Assuming that:

•

the sum of the net cash proceeds and the value of non-cash consideration from all issuances of equity securities by us or our Operating Partnership since our inception, including OP units (calculated on a daily weighted average basis) is approximately $169.2 million,

•	neither we nor our Operating Partnership has repurchased any shares of our common stock or OP units, as applicable, since our inception, and

•	our total equity is not adjusted to exclude any one-time events pursuant to changes in GAAP or any non-cash items,

we estimate that the base management fees that we will pay to our Manager for the fiscal year ending December 31, 2020 will total approximately $2.7 million.

Our Manager will also have the ability to earn incentive fees based on our total stockholder return exceeding an 8% cumulative annual hurdle rate subject to a high-water mark price. For more information regarding the calculation of these incentive fees, see “Our Manager and the Management Agreement—Management Agreement—Incentive Fee.”

The initial term of the management agreement will expire on the fifth anniversary of the closing date of this offering and will automatically renew for an unlimited number of successive one-year periods thereafter, unless the agreement is not renewed or is terminated in accordance with its terms.

Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of two-thirds of our independent directors or upon a determination by the holders of a majority of the outstanding shares of our common stock, based upon (i) unsatisfactory performance that is materially detrimental to us or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by two-thirds of our independent directors. We may also terminate the management agreement for cause at any time, including during the initial term, without the payment of any termination fee, with 30 days’ prior written notice from our board of directors. During the initial term of the management agreement, we may not terminate the management agreement except for cause.

We will pay directly or reimburse our Manager for certain expenses, if incurred by our Manager. We will not reimburse any compensation expenses incurred by our Manager or its affiliates. Expense reimbursements to our Manager will be made in cash on a quarterly basis following the end of each quarter. In addition, we will pay all of our operating expenses, except those specifically required to be borne by our Manager pursuant to the management agreement.

For more information about the management agreement, see “Our Manager and the Management Agreement—Management Agreement.”

Exclusivity and ROFO Agreement

Upon completion of this offering and the concurrent CTO private placement, we will enter into an exclusivity and ROFO agreement with CTO. During the term of the exclusivity and ROFO agreement, CTO will not, and will cause each of its affiliates (which for purposes of the exclusivity and ROFO agreement will not include our company and our subsidiaries) not to, acquire, directly or indirectly, a single-tenant, net leased property, unless:

•

CTO has notified us of the opportunity by delivering a written notice (which may be made by email) containing a description of the opportunity and the terms of the opportunity to the chair of our nominating and corporate governance committee (or any successor committee performing one or more of the functions of such committee), and we have affirmatively rejected the opportunity in writing (which may be made by email), or we have failed to notify CTO in writing (which may be made by email) within ten business days after receipt of CTO’s notice that we intend to pursue the opportunity;

•

the opportunity involves the direct or indirect acquisition of (i) an entity that owns a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, or (ii) a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, in either case, where not more than 30% of the value of such portfolio, as reasonably determined by CTO, in consultation with our independent directors, consists of single-tenant, net leased properties;

•

the opportunity involves a property that was under contract for purchase by CTO or an affiliate of CTO as of the closing date of this offering, such contract is not assignable to us and, despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to us; or

•

the opportunity involves a property which, prior to the closing of this offering, has been identified or designated by CTO as a potential “replacement property” in connection with an open (i.e., not yet completed) like-kind exchange under Section 1031 of the Code.

The terms of the exclusivity and ROFO agreement will not restrict CTO or any of its affiliates from providing financing for a third party’s acquisition of single-tenant, net leased properties or from developing and owning any single-tenant, net leased property.

For purposes of the exclusivity and ROFO agreement, “single-tenant, net leased property” means a property that is net leased, on a triple-net or double-net basis, to a single tenant or, if such property is net leased to more than one tenant, 95% or more of the rental revenue derived from the ownership and leasing of such property is attributable to a single tenant.

Pursuant to the exclusivity and ROFO agreement, CTO will agree that neither CTO nor any of its affiliates (which for purposes of the exclusivity and ROFO agreement will not include our company and our subsidiaries) will enter into any agreement with any third party for the purchase and/or sale of any single-tenant, net leased property that:

•	is owned by CTO or any of its affiliates as of the closing date of this offering and that is not a part of our initial portfolio; and

•	is owned by CTO or any of its affiliates after the closing date of this offering,

without first offering us the right to purchase such property.

The term of the exclusivity and ROFO agreement will commence on the date of the closing of this offering and will continue for so long as the management agreement is in effect.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with CTO and its affiliates, including our Manager, the individuals who serve as our executive officers and executive officers of CTO, any individual who serves as a director of our company and as a director of CTO and any limited partner of our Operating Partnership. Conflicts may include, without limitation: conflicts arising from the enforcement of agreements between us and CTO or our Manager; conflicts in the amount of time that executive officers and employees of CTO, who are provided to us through our Manager, will spend on our affairs versus CTO’s affairs; and conflicts in future transactions that we may pursue with CTO and its affiliates. We do not generally expect to enter into joint ventures with CTO, but if we do so, the terms and conditions of our joint venture investment will be subject to the approval of a majority of disinterested directors of our board of directors.

In addition, we are subject to conflicts of interest arising out of our relationships with our Manager. Pursuant to the management agreement, our Manager is obligated to supply us with our senior management team. However, our Manager is not obligated to dedicate any specific CTO personnel exclusively to us, nor are the CTO personnel provided to us by our Manager obligated to dedicate any specific portion of their time to the management of our business. Additionally, our Manager is a wholly-owned subsidiary of CTO. All of our executive officers are executive officers and employees of CTO and one of our officers (John P. Albright) is also a member of CTO’s board of directors. As a result, our Manager and the CTO personnel it provides to us may have conflicts between their duties to us and their duties to, and interests in, CTO.

In addition to our initial portfolio, we may acquire or sell single-tenant, net leased properties in which our Manager or its affiliates have or may have an interest. Similarly, our Manager or its affiliates may acquire or sell single-tenant, net leased properties in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with our Manager or its affiliates, including the purchase and sale of all or a portion of a portfolio asset. If we acquire a single-tenant, net leased property from CTO or one of its affiliates or sell a single-tenant, net leased property to CTO or one of its affiliates, the purchase price we pay to CTO or one of its affiliates or the purchase price paid to us by CTO or one of its affiliates may be higher or lower, respectively, than the purchase price that would have been paid to or by us if the transaction were the result of arms’ length negotiations with an unaffiliated third party.

In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our board of directors, our Manager is entitled to be paid a base management fee that is based on our “total equity” (as defined in the management agreement). As a result, our Manager may have an incentive to recommend that we issue additional equity securities at dilutive prices.

All of our executive officers are executive officers and employees of CTO. These individuals and other CTO personnel provided to us through our Manager devote as much time to us as our Manager deems appropriate. However, our executive officers and other CTO personnel provided to us through our Manager may have conflicts in allocating their time and services between us, on the one hand, and CTO and its affiliates, on the other. During a period of prolonged economic weakness or another economic downturn affecting the real estate industry or at other times when we need focused support and assistance from our Manager and the CTO executive officers and other personnel provided to us through our Manager, we may not receive the necessary support and assistance we require or that we would otherwise receive if we were self-managed.

Additionally, although we will enter into the exclusivity and ROFO agreement with CTO, the agreement contains exceptions to CTO’s exclusivity for (i) opportunities that include only an incidental interest in single-tenant, net leased properties (ii) any opportunity that involves a property that was under contract for purchase by CTO or an affiliate of CTO as of the closing date of this offering, where such contract is not assignable to us and, despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to us; and (iii) any opportunity that involves a property which, prior to the closing of this offering, has been identified or designated by CTO as a potential “replacement property” in connection an open (i.e., not yet completed) like-kind exchange under Section 1031 of the Code. Accordingly, the exclusivity and ROFO agreement will not prevent CTO from pursuing certain acquisition opportunities that otherwise satisfy our then-current investment criteria.

Our directors and executive officers have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, our wholly-owned subsidiary, Alpine Income Property GP, LLC, has fiduciary duties, as the general partner, to our Operating Partnership and to the limited partners under Delaware law in connection with the management of our Operating Partnership. These duties as a general partner to our Operating Partnership and its partners may come into conflict with the duties of our directors and executive officers to our company. Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of loyalty and care and which generally prohibits such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand and the limited partners of our Operating Partnership on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that so long as we own a controlling interest in our Operating Partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners of our Operating Partnership shall be resolved in favor of our stockholders, and we shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

We intend to adopt policies that are designed to reduce certain potential conflicts of interests. See “Policies with Respect to Certain Activities—Conflict of Interest Policies.”

Distribution Policy

We intend to pay cash distributions to our common stockholders out of assets legally available for distribution. We intend to make a pro rata distribution with respect to the period commencing upon the completion of this offering and ending on December 31, 2019, based on a distribution rate of $0.20 per share of common stock for a full quarter. On an annualized basis, this would be $0.80 per share of common stock, or an annualized distribution rate of approximately 4.0% based on the mid-point of the price range set forth on the front cover of this prospectus. We intend to maintain our initial distribution rate for the 12 months following the completion of this offering unless our financial condition, results of operations, funds from operations, or FFO, adjusted funds from operations, or AFFO, liquidity and cash flows, general business prospects, economic conditions or other factors differ materially from the assumptions used in projecting our initial distribution rate. We intend to make distributions that will enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay corporate-level federal income and excise taxes. We do not intend to reduce the expected distribution per share if the underwriters’ option to purchase additional shares is exercised.

Any distributions will be at the sole discretion of our board of directors, and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations, FFO, AFFO, liquidity, cash flows and financial condition, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law, including restrictions on distributions under Maryland law, and such other factors as our board of directors deems relevant.

Restrictions on Ownership and Transfer

Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. Our charter also prohibits any person from (i) beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary, or TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. For further details regarding stock ownership limits, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Tax Status

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2019. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have irrevocably opted-out of the extended transition period afforded to emerging growth companies in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

Corporate Information

We were formed in August 2019, and our principal offices are located at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114. Our telephone number is (386) 274-2202.

The Offering

Common stock offered by us	7,500,000 shares (plus up to an additional 1,125,000 shares that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares)

Common stock to be outstanding after this offering and the concurrent CTO private placement	7,883,000 shares of common stock (1)

Common stock and OP units to be outstanding after this offering, the concurrent CTO private placement and the formation transactions	9,106,854 shares of common stock (1) and OP units (2)

Use of proceeds	We expect to receive net proceeds from this offering and the concurrent CTO private placement of approximately $144.7 million (or approximately $165.6 million if the underwriters exercise their option to purchase additional shares in full), assuming a public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use approximately $9.1 million of the net proceeds from this offering and the concurrent CTO private placement to fund the cash purchase price for the REIT Purchased Properties. We will contribute these properties and the remaining net proceeds from this offering and the concurrent CTO private placement to our Operating Partnership in exchange for OP units. We intend to cause our Operating Partnership to use approximately $116.8 million of the remaining net proceeds from this offering and the concurrent CTO private placement to fund the cash purchase price for the OP Purchased Properties. Any remaining net proceeds will be used for general corporate and working capital purposes, including possible future property acquisitions. See “Use of Proceeds.”

Listing	We have applied to list our common stock on the New York Stock Exchange, or the NYSE, under the symbol “PINE.”

Risk factors	Investing in our common stock involves risks. You should carefully read and consider the information set forth under “Risk Factors” beginning on page 25 of this prospectus and all other information in this prospectus before making a decision to invest in our common stock.

(1)

Includes (a) 7,500,000 shares of our common stock to be issued in this offering, (b) 375,000 shares of our common stock to be issued in the concurrent CTO private placement and (c) 8,000 restricted shares of common stock to be granted, in the aggregate, to our non-employee directors in connection with the completion of this offering pursuant to the Individual Equity Incentive Plan. Excludes up to (a) 1,125,000 shares of our common stock issuable upon the exercise in full of the underwriters’ option to purchase additional shares, (b) 751,389 shares of our common stock available for future issuance pursuant to the Equity Incentive Plans, (c) 1,223,854 shares of our common stock issuable by us, at our option, upon redemption of the OP units to be issued to CTO and Indigo in the formation transactions and (d) 100 shares of our common stock that were issued to John P. Albright, President and Chief Executive Officer of our company and CTO, for $1,000 in connection with our initial capitalization and that will be repurchased by us at cost at the closing of this offering.

(2)

Includes 1,223,854 OP units to be issued to CTO and Indigo in the formation transactions. OP units are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, subject to adjustment in certain circumstances, beginning one year after the issuance of any OP units.

Summary Selected Historical and Pro Forma Financial Information and Other Data

Set forth below is summary selected financial information and other data presented on (i) a historical basis for Alpine Income Property Trust Predecessor and (ii) a pro forma basis for our company after giving effect to the completion of this offering, the concurrent CTO private placement, the formation transactions and the other adjustments described in the unaudited pro forma consolidated financial statements beginning on page F-2 of this prospectus. We have not presented historical data for Alpine Income Property Trust, Inc. because we have not had any corporate activity since our formation other than the issuance of common stock in connection with our initial capitalization and activity in connection with this offering and the formation transactions. Accordingly, we do not believe that a presentation of the historical results of Alpine Income Property Trust, Inc. would be meaningful. Prior to or concurrently with the completion of this offering and the concurrent CTO private placement, we will consummate the formation transactions pursuant to which, among other things, we will acquire our initial portfolio from CTO. Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our Operating Partnership. For more information regarding the formation transactions, please see “Structure and Formation of Our Company.”

Alpine Income Property Trust Predecessor’s historical combined balance sheet data as of December 31, 2018 and 2017 and historical combined operating data for the years ended December 31, 2018 and 2017 have been derived from Alpine Income Property Trust Predecessor’s audited historical combined financial statements included elsewhere in this prospectus, reflect the financial position and results of operations of 15 of the 20 single-tenant properties in our initial portfolio and are not necessarily indicative of our future performance. Alpine Income Property Trust Predecessor’s historical combined balance sheet data as of September 30, 2019 and historical combined operating data for the nine months ended September 30, 2019 and 2018 have been derived from Alpine Income Property Trust Predecessor’s unaudited historical combined financial statements included elsewhere in this prospectus. In management’s opinion, Alpine Income Property Trust Predecessor’s unaudited interim financial and operating data have been prepared in accordance with GAAP on the same basis as its audited financial statements and related notes included elsewhere in this prospectus and, in the opinion of management, reflect all adjustments consisting only of normal recurring adjustments that management considers necessary to state fairly the financial information as of and for the periods presented. The historical combined financial data included below and set forth elsewhere in this prospectus are not necessarily indicative of our future performance, and results for any interim period are not necessarily indicative of the results for any full year.

The summary selected pro forma financial and operating data as of September 30, 2019 and for the nine months ended September 30, 2019 and the year ended December 31, 2018 assume the completion of this offering, the concurrent CTO private placement, the formation transactions and the other adjustments described in the unaudited pro forma consolidated financial statements had occurred on September 30, 2019 for purposes of the unaudited pro forma consolidated balance sheet data and on January 1, 2018 for purposes of the unaudited pro forma consolidated statements of operations data. Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the period indicated, nor does it purport to represent our future financial position or results of operations.

You should read the following summary selected financial and other data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties” and the historical and pro forma financial statements and related notes appearing elsewhere in this prospectus.

Operating Data:

	Nine Months Ended September 30,			Year Ended December 31,
	2019 (Pro Forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro Forma) (Unaudited)	2018 (Historical)	2017 (Historical)

Revenues

Lease Income	$10,593,307	$9,426,482	$8,834,994	$14,183,736	$11,719,549	$8,454,498

Total Revenues	10,593,307	9,426,482	8,834,994	14,183,736	11,719,549	8,454,498

Direct Costs of Revenues

Real Estate Expenses	1,138,539	1,138,539	1,064,257	1,619,523	1,619,523	1,468,792

Total Direct Costs of Revenues	1,138,539	1,138,539	1,064,257	1,619,523	1,619,523	1,468,792

Interest Expense	129,375	—	—	172,500	—	286,242

General and Administrative Expenses	3,246,000	1,415,330	966,685	4,328,000	1,184,352	829,349

Depreciation and Amortization	4,267,106	3,946,794	3,643,709	5,689,476	4,900,719	3,057,346

Total Expenses	8,781,020	6,500,663	5,674,651	11,809,499	7,704,594	5,641,729

Net Income	1,812,287	$2,925,819	$3,160,343	2,374,237	$4,014,955	$2,812,769

Less: Net Income Attributable to Noncontrolling Interest	(243,550)			(319,070)

Net Income Attributable to Alpine Income Property Trust, Inc.	$1,568,737			$2,055,167

Pro forma weighted average common shares outstanding—basic	7,883,000			7,883,000

Pro forma weighted average common shares outstanding—diluted	9,106,854			9,106,854

Pro forma basic earnings per share	$0.20			$0.26

Pro forma diluted earnings per share	$0.17			$0.23

Balance Sheet Data:

	As of September 30,		As of December 31,
	2019 (Pro Forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical)	2017 (Historical)

Total Real Estate, at cost	$134,976,509	$143,943,628	$120,151,964	$115,342,470

Real Estate—Net	$134,976,509	$132,338,606	$111,151,636	$109,583,922

Cash and Cash Equivalents	$18,170,750	$60,267	$8,258	$6,900

Intangible Lease Assets—Net	$17,783,964	$12,890,412	$10,555,596	$11,545,306

Straight-Line Rent Adjustment	$—	$1,819,372	$1,483,390	$1,032,824

Deferred Expenses	$585,000	$2,911,836	$3,223,768	$3,640,039

Other Assets	$—	$220,713	$128,300	$169,402

Total Assets	$171,516,223	$150,241,206	$126,550,948	$125,978,393

Accounts Payable, Accrued Expenses, and Other Liabilities	$—	$426,778	$307,133	$3,464,844

Prepaid Rent and Deferred Revenue	$—	$337,466	$344,682	$371,937

Intangible Lease Liabilities—Net	$2,363,822	$1,899,047	$1,710,037	$1,761,764

Total Liabilities	$2,363,822	$2,663,291	$2,361,852	$5,598,545

Total Equity	$169,152,401	$147,577,915	$124,189,096	$120,379,848

Other Data:

	Nine Months Ended September 30,			Year Ended December 31,
	2019 (Pro Forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro Forma) (Unaudited)	2018 (Historical) (Unaudited)	2017 (Historical) (Unaudited)

FFO	$6,079,393	$6,872,613	$6,804,052	$8,063,713	$8,915,674	$5,870,115

AFFO	$5,753,859	$7,009,039	$6,744,456	$7,567,426	$8,770,636	$5,507,028

(1)

FFO and AFFO are non-GAAP financial measures. For definitions of FFO and AFFO, and reconciliations of these metrics to net income, the most directly comparable GAAP financial measure, and a statement of why our management believes the presentation of these metrics provide useful information to investors and any additional purposes of which management uses these metrics, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”

RISK FACTORS

Investing in our common stock involves risks. Before you invest in our common stock, you should carefully consider the risk factors below together with all of the other information included in this prospectus. If any of the risks discussed in this prospectus were to occur, our business, financial condition, liquidity, cash flows, results of operations and prospects and our ability to service our debt and make distributions to our stockholders could be materially and adversely affected (which we refer to collectively as “materially and adversely affecting us” or having “a material adverse effect on us” and comparable phrases), the market price of our common stock could decline significantly, and you could lose all or part of your investment in our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section in this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Properties

We are subject to risks related to the ownership of commercial real estate that could affect the performance and value of our properties.

Factors beyond our control can affect the performance and value of our properties. Our core business is the ownership of single-tenant commercial net leased properties. Accordingly, our performance is subject to risks incident to the ownership of commercial real estate, including:

•	inability to collect rents from tenants due to financial hardship, including bankruptcy;

•	changes in local real estate conditions in the markets where our properties are located, including the availability and demand for the properties we own;

•	changes in consumer trends and preferences that affect the demand for products and services offered by our tenants;

•	adverse changes in national, regional and local economic conditions;

•	inability to lease or sell properties upon expiration or termination of existing leases;

•	environmental risks, including the presence of hazardous or toxic substances on our properties;

•	the subjectivity of real estate valuations and changes in such valuations over time;

•	illiquidity of real estate investments, which may limit our ability to modify our portfolio promptly in response to changes in economic or other conditions;

•	zoning or other local regulatory restrictions, or other factors pertaining to the local government institutions which inhibit interest in the markets in which our properties are located;

•	changes in interest rates and the availability of financing;

•

competition from other real estate companies similar to ours and competition for tenants, including competition based on rental rates, age and location of properties and the quality of maintenance, insurance and management services;

•	acts of God, including natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including consequences of terrorist attacks;

•	changes in tenant preferences that reduce the attractiveness and marketability of our properties to tenants or cause decreases in market rental rates;

•	costs associated with the need to periodically repair, renovate or re-lease our properties;

•

increases in the cost of our operations, particularly maintenance, insurance or real estate taxes which may occur even when circumstances such as market factors and competition cause a reduction in our revenues;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances; and

•	commodities prices.

The occurrence of any of the risks described above may cause the performance and value of our properties to decline, which could materially and adversely affect us.

Adverse changes in U.S., global and local regions or markets that impact our tenants’ businesses may materially and adversely affect us generally and the ability of our tenants to make rental payments to us pursuant to our leases.

Our results of operations, as well as the results of operations of our tenants, are sensitive to changes in U.S., global and local regions or markets that impact our tenants’ businesses. Adverse changes or developments in U.S., global or regional economic conditions may impact our tenants’ financial condition, which may adversely impact their ability to make rental payments to us pursuant to the leases they have with us and may also impact their current or future leasing practices. Adverse economic conditions such as high unemployment levels, rising interest rates, increased tax rates and increasing fuel and energy costs may have an impact on the results of operations and financial conditions of our tenants, which would likely adversely impact us. During periods of economic slowdown and declining demand for real estate, we may experience a general decline in rents or increased rates of default under our leases. A lack of demand for rental space could adversely affect our ability to maintain our current tenants and gain new tenants, which may affect our growth, profitability and ability to pay dividends.

Our business is dependent upon our tenants successfully operating their businesses, and their failure to do so could materially and adversely affect us.

Each of our properties is occupied by a single tenant. Therefore, the success of our investments in these properties is materially dependent upon the performance of our tenants. The financial performance of any one of our tenants is dependent on the tenant’s individual business, its industry and, in many instances, the performance of a larger business network that the tenant may be affiliated with or operate under. The financial performance of any one of our tenants could be adversely affected by poor management, unfavorable economic conditions in general, changes in consumer trends and preferences that decrease demand for a tenant’s products or services or other factors over which neither they nor we have control. Our portfolio includes properties leased to single tenants that operate in multiple locations, which means we own multiple properties operated by the same tenant. To the extent we own multiple properties operated by one tenant, the general failure of that single tenant or a loss or significant decline in its business could materially and adversely affect us.

At any given time, any tenant may experience a decline in its business that may weaken its operating results or the overall financial condition of individual properties or its business as a whole. Any such decline may result in our tenant failing to make rental payments when due, declining to extend a lease upon its expiration, delaying occupancy of our property or the commencement of the lease or becoming insolvent or declaring bankruptcy. We depend on our tenants to operate their businesses at the properties we own in a manner which generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes, make repairs and otherwise maintain our properties. The ability of our tenants to fulfill their obligations under our leases may depend, in part, upon the overall profitability of their operations. Cash flow generated by certain tenant businesses may not be sufficient for a tenant to meet its obligations to us pursuant to the applicable lease. We could be materially and adversely affected if a tenant representing a significant portion of our operating results or a number of our tenants were unable to meet their obligations to us.

Our assessment that certain of our tenants’ businesses are insulated from e-commerce pressure may prove to be incorrect, and changes in macroeconomic trends may adversely affect our tenants, either of which could impair our tenants’ ability to make rental payments to us and thereby materially and adversely affect us.

We invest in properties leased, in many instances, to tenants engaged in businesses that we believe are generally insulated from the impact of e-commerce. While we believe our assessment to be accurate, businesses previously thought to be resistant to the pressure of the increasing level of e-commerce have ultimately been proven to be susceptible to competition from e-commerce. Overall business conditions and the impact of technology, particularly in the retail industry, are rapidly changing, and our tenants may be adversely affected by technological innovation, changing consumer preferences and competition from non-traditional sources. To the extent our tenants face increased competition from non-traditional competitors, such as internet vendors, their businesses could suffer. There can be no assurance that our tenants will be successful in meeting any new competition, and a deterioration in our tenants’ businesses could impair their ability to meet their lease obligations to us and thereby materially and adversely affect us.

Additionally, we believe that many of the businesses operated by our tenants are benefiting from current favorable macroeconomic trends that support consumer spending, such as strong and growing employment levels, a relatively low interest rate environment and positive consumer sentiment. Economic conditions are generally cyclical, and developments that discourage consumer spending, such as increasing unemployment, wage stagnation, decreases in the value of real estate, inflation or increasing interest rates, could adversely affect our tenants, impair their ability to meet their lease obligations to us and materially and adversely affect us.

Properties occupied by a single tenant pursuant to a single lease subject us to significant risk of tenant default.

Our strategy focuses on owning, operating and investing in single-tenant, net leased commercial properties. Therefore, the financial failure of, or default in payment by, a tenant under its lease is likely to cause a significant or complete reduction in our rental revenue from that property and possibly a reduction in the value of the property. We may also experience difficulty or a significant delay in re-leasing or selling such property. This risk is magnified in situations where we lease multiple properties to a single tenant and the financial failure of the tenant’s business affects more than a single property. A failure or default by such a tenant could reduce or eliminate rental revenue from multiple properties and reduce the value of such properties, which could materially and adversely affect us.

We may experience a decline in the fair value of our real estate assets which could result in impairments and would impact our financial condition and results of operations.

A decline in the fair market value of our long-lived assets may require us to recognize an impairment against such assets (as defined by Financial Accounting Standards Board, or the FASB, authoritative accounting guidance) if certain conditions or circumstances related to an asset were to change and we were to determine that, with respect to any such asset, that the cash flows no longer support the carrying value of the asset. The fair value of our long-lived assets depends on market conditions, including estimates of future demand for these assets, and the revenues that can be generated from such assets. If such a determination were to be made, we would recognize the estimated unrealized losses through earnings and write down the depreciated cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be impaired. Such impairment charges reflect non-cash losses at the time of recognition, and subsequent dispositions or sales of such assets could further affect our future losses or gains, as they are based on the difference between the sales price received and the adjusted depreciated cost of such assets at the time of sale.

Our portfolio has geographic market concentrations that make us susceptible to adverse developments in those geographic markets.

In addition to general, regional, national and global economic conditions, our operating performance is impacted by the economic conditions of the specific geographic markets in which we have concentrations of properties. Our initial portfolio includes substantial holdings in the following states as of September 30, 2019 (based on annualized base rent): Oregon, Florida, Georgia, North Carolina, Arizona and Nevada. In addition, a significant portion of our holdings as of that date (based on annualized base rent) was located in the South (55.6%) and West (35.2%) regions of the United States (as defined by the U.S. Census Bureau). Our geographic concentrations could adversely affect our operating performance if conditions become less favorable in any of the states or markets within such states in which we have a concentration of properties. We cannot assure you that any of our markets will grow, not experience adverse developments or that underlying real estate fundamentals will be favorable to owners and operators of commercial properties. Our operations may also be affected if competing properties are built in our markets. A downturn in the economy in the states or regions in which we have a concentration of properties, or markets within such states or regions, could adversely affect our tenants operating businesses in those states or regions, impair their ability to pay rent to us and thereby materially and adversely affect us.

We are subject to risks related to tenant concentration, and an adverse development with respect to a large tenant could materially and adversely affect us.

As of September 30, 2019, Wells Fargo, N.A., our largest tenant, contributed 25.0% of our annualized base rent. Additionally, we derived 18.2% of our annualized base rent as of September 30, 2019 from our second largest tenant, Hilton Grand Vacations. We have two other tenants, Walgreens and LA Fitness, that contribute approximately 7.9% and 6.8%, respectively, of our annualized base rent as of September 30, 2019. As a result, our financial performance depends significantly on the financial condition of these tenants and, for the tenants operating a retail business at the property, on the revenues generated from these tenants. In the future, we may have additional tenant and property concentrations. In the event that one of these tenants, or another tenant that occupies a significant number of our properties or whose lease payments represent a significant portion of our rental revenue, were to experience financial difficulty or file for bankruptcy, it could have a material adverse effect on us.

Certain of our tenants are not rated by a recognized credit rating agency or do not have an investment grade rating from such an agency. Leases with unrated or non-investment grade rated tenants may be subject to a greater risk of default.

As of September 30, 2019, approximately 61.8% of our tenants or parent entities thereof (based on annualized base rent) were not rated or did not have an investment grade credit rating from a recognized rating agency. Leases with non-investment grade or unrated tenants may be subject to a greater risk of default. Unrated tenants or non-investment grade tenants may also be more likely to experience financial weakness or file for bankruptcy than tenants with investment grade credit ratings. When we consider the acquisition of a property with an in-place lease with an unrated or non-investment grade rated tenant or leasing a property to a tenant that does not have a credit rating or does not have an investment grade rating, we evaluate the strength of the proposed tenant’s business at the property level and at a corporate level, if applicable, and may consider the risk of tenant/company insolvency using internally developed methodologies or assessments provided by third parties. If our evaluation of an unrated or non-investment grade tenant’s creditworthiness is inaccurate, the default or bankruptcy risk related to the tenant may be greater than anticipated. In the event that any of our unrated tenants were to experience financial weakness or file for bankruptcy, it could have a material adverse effect on us.

The decrease in demand for retail space may materially and adversely affect us.

As of September 30, 2019, leases representing approximately 56.8% of the annualized base rent of our initial portfolio were with tenants operating retail businesses. In the future, we intend to acquire additional properties leased to a single tenant operating a retail business at the property. Accordingly, decreases in the demand for leasing retail space may have a greater adverse effect on us than if we had fewer investments in retail properties. The market for leasing of retail space has historically been adversely affected by weakness in the national, regional and local economies, the adverse financial condition of some large retail companies, consolidation in the retail industry, the excess amount of retail space in a number of markets and increasing e-commerce pressure. To the extent that adverse conditions arise or continue, they are likely to negatively affect market rents for retail space and could materially and adversely affect us.

We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.

Our results of operations depend on our ability to lease our properties, including renewing expiring leases, leasing vacant space and re-leasing space in properties where leases are expiring. In leasing or re-leasing our properties, we may be unable to optimize our tenant mix or execute leases on more economically favorable terms than the prior in-place lease. Our tenants may decline, or may not have the financial resources available, to renew their leases, and there can be no assurance that leases that are renewed will have terms that are as economically favorable to us as the expiring lease terms. If tenants do not renew their leases as they expire, we will have to source new tenants to lease our properties, and there can be no assurance that we will be able to find new tenants or that our properties will be re-leased at rental rates equal to or above the previous in-place lease or current average rental rates or that substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options will not be offered to attract new tenants. We may experience increased costs in connection with re-leasing our properties, which could materially and adversely affect us.

Certain provisions of our leases may be unenforceable.

Our rights and obligations with respect to our leases are governed by written agreements. A court could determine that one or more provisions of such an agreement are unenforceable. We could be adversely impacted if this were to happen with respect to a property or group of properties.

The bankruptcy or insolvency of any of our tenants could result in the termination of such tenant’s lease and material losses to us.

The occurrence of a tenant bankruptcy or insolvency would likely diminish the income we receive from that tenant’s lease or leases or force us to re-tenant a property as a result of a default of the in-place tenant or a rejection of a tenant lease by a bankruptcy court. If a tenant files for bankruptcy or becomes insolvent, federal law may prohibit us from evicting such tenant based solely upon such bankruptcy or insolvency. In addition, a bankrupt or insolvent tenant may be authorized to reject and terminate its lease or leases with us. Any claims against such bankrupt tenant for unpaid rent or future rent would be subject to statutory limitations that would likely result in our receipt of rental revenues that are substantially less than the contractually specified rent we are owed under the lease or leases. In addition, any claim we have for unpaid past rent, if any, may not be paid in full. We may also be unable to re-lease a property in which the in-place lease was not terminated or rejected or to re-lease it on comparable or more favorable terms. As a result, tenant bankruptcies or insolvencies may materially and adversely affect us.

We may not acquire the properties that we evaluate in our pipeline.

We will generally seek to maintain a robust pipeline of investment opportunities. Transactions may fail to close for a variety of reasons, including the discovery of previously unknown liabilities or other items uncovered during our diligence process. Similarly, we may never execute binding purchase agreements with respect to properties that are currently subject to non-binding letters of intent, and properties with respect to which we are negotiating may never lead to the execution of any letter of intent. For many other reasons, we may not ultimately acquire the properties in our pipeline.

As we continue to acquire properties, we may decrease or fail to increase the diversity of our portfolio.

While we will seek to maintain or increase our portfolio’s tenant, geographic and industry diversification with future acquisitions, it is possible that we may determine to consummate one or more acquisitions that actually decrease our portfolio’s diversity. If our portfolio becomes less diverse, our business will be more sensitive to tenant or market factors, including the bankruptcy or insolvency of tenants, to changes in consumer trends of a particular industry and to a general economic downturn or downturns in a market or particular geographic area.

We may obtain only limited warranties when we acquire a property and may only have limited recourse if our due diligence did not identify any issues that may subject us to unknown liabilities or lower the value of our property, which could adversely affect our financial condition and ability to make distributions to you.

The seller of a property often sells the property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will survive for only a limited period after the closing. The acquisition of, or purchase of, properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, lose rental income from that property or may be subject to unknown liabilities with respect to such properties.

The tenants that occupy our properties compete in industries that depend upon discretionary spending by consumers. A reduction in the willingness or ability of consumers to use their discretionary income in the businesses of our tenants and potential tenants could adversely impact our tenants’ business and thereby adversely impact our ability to collect rents and reduce the demand for leasing our properties.

Certain properties in our portfolio are leased to tenants operating retail, service-oriented or experience-based businesses. Restaurants (including quick service and casual and family dining), home furnishings, entertainment (including movie theaters), sporting goods and health and fitness represent a significant portion of the industries in our portfolio. The success of most of the tenants operating businesses in these industries depends on consumer demand and, more specifically, the willingness of consumers to use their discretionary income to purchase products or services from our tenants. A prolonged period of economic weakness, another downturn in the U.S. economy or accelerated dislocation of these industries due to the impact of e-commerce could cause consumers to reduce their discretionary spending in general or spending at these locations in particular, which could have a material and adverse effect on us.

The vacancy of one or more of our properties could result in us having to incur significant capital expenditures to re-tenant the space.

The loss of a tenant, either through lease expiration or tenant bankruptcy or insolvency, may require us to spend significant amounts of capital to renovate the property before it is suitable for a new tenant and cause us to incur significant costs to source new tenants. In many instances, the leases we enter into or assume through acquisition are for properties that are specifically suited to the particular business of our tenants. Because these properties have been designed or physically modified for a particular tenant, if the current lease is terminated or not renewed, we may be required to renovate the property at substantial costs, decrease the rent we charge or provide other concessions in order to lease the property to another tenant. In addition, in the event we decide to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed or modified. This potential limitation on our ability to sell a property may limit our ability to quickly modify our portfolio in response to changes in our tenants’ business prospects, economic or other conditions, including tenant demand. These limitations may materially and adversely affect us.

We may be unable to identify and complete acquisitions of suitable properties, which may impede our growth, and our future acquisitions may not yield the returns we expect.

Our ability to expand through acquisitions requires us to identify and complete acquisitions that are consistent with our investment and growth strategy and our investment criteria and to successfully integrate newly acquired properties into our portfolio. Our Manager continually evaluates investment opportunities for us, but our ability to acquire properties on favorable terms and successfully operate them may be constrained by the following significant risks:

•

we face competition from other real estate investors with significant capital, including REITs and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks associated with paying higher acquisition prices;

•	we face competition from other potential acquirers which may significantly increase the purchase price for a property we acquire, which could reduce our growth prospects;

•	we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are unable to complete;

•	we may acquire properties that are not accretive to our results of operations upon acquisition, and we may be unsuccessful in managing and leasing such properties in accordance with our expectations;

•	our cash flow from an acquired property may be insufficient to meet our required principal and interest payments with respect to debt used to finance the acquisition of such property;

•

we may discover unexpected issues, such as unknown liabilities, during our due diligence investigation of a potential acquisition or other customary closing conditions may not be satisfied, causing us to abandon an investment opportunity after incurring expenses related thereto;

•	we may fail to obtain financing for an acquisition on favorable terms or at all;

•	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

•

we may acquire properties subject to (i) liabilities without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination not revealed in Phase I environmental site assessments or otherwise through due diligence, (ii) claims by tenants, vendors or other persons dealing with the former owners of the properties, (iii) liabilities incurred in the ordinary course of business and (iv) claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If any of these risks are realized, we may be materially and adversely affected.

We may be unable to complete acquisitions of properties subject to the exclusivity and ROFO agreement between us and CTO, and any completed acquisitions of such properties may not yield the returns we expect.

Upon completion of this offering and the concurrent CTO private placement, we will enter into an exclusivity and ROFO agreement with CTO. See “Certain Relationships and Related Person Transactions—Exclusivity and ROFO Agreement.” Although the exclusivity and ROFO agreement provides us with a right of first offer with respect to certain single-tenant, net leased properties owned by CTO, there can be no assurance that CTO will elect to sell these properties in the future. Even if CTO elects to sell these properties in the future, we may be unable to reach an agreement with CTO on the terms of the purchase of such properties or may not have the funds or ability to finance the purchase of such properties. Accordingly, there can be no assurance that we will be able to acquire any properties subject to the exclusivity and ROFO agreement in the future. Further, even if we are able to acquire properties subject to the exclusivity and ROFO agreement, there is no guarantee that such properties will be able to maintain their historical performance, or that we will be able to realize the same returns from those properties as CTO.

We face significant competition for tenants, which may adversely impact the occupancy levels of our portfolio or prevent increases of the rental rates of our properties.

We compete with numerous developers, owners and operators of single-tenant, net leased properties, many of which are much larger and own properties similar to ours in the same markets in which our properties are located. The size and financial wherewithal of our competitors may allow them to offer space at rental rates below current market rates or below the rental rates we charge our tenants. As a result, we may lose existing tenants or fail to obtain future tenants, and the downward pressure caused by these other owners, operators and developers may cause us to reduce our rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our leases expire. Competition for tenants could adversely impact the occupancy levels of our portfolio or prevent increases of the rental rates of our properties, which could materially and adversely affect us.

Inflation may materially and adversely affect us and our tenants.

Increased inflation could have an adverse impact on interest rates, which would likely negatively impact the cost of any variable rate debt that we obtain in the future. During times when inflation is increasing at a greater rate than the increases in rent provided by our leases, our rent levels will not keep up with the costs associated with rising inflation. Increased costs may have an adverse impact on our tenants if increases in their operating expenses exceed increases they might achieve in revenues, which may adversely affect the tenants’ ability to pay rent owed to us.

The redevelopment or renovation of our properties may cause us to experience unexpected costs and have other risks that could materially and adversely affect us.

We may in the future redevelop, significantly renovate or otherwise invest additional capital in our properties to improve them and enhance the opportunity for achieving attractive risk-adjusted returns. These activities are subject to a number of risks, including risks associated with construction work and risks of cost overruns due to construction delays or other factors that may increase the expected costs of a project. In addition, we may incur costs in connection with projects that are ultimately not pursued to completion. Any of our redevelopment or renovation projects may be financed. If such financing is not available on acceptable terms, our redevelopment and renovation activities may not be pursued or may be curtailed. In addition, such activities would likely reduce the available borrowing capacity on the revolving credit facility we expect to have in place upon completion of this offering or any other credit facilities that we may have in place in the future, which would limit our ability to use those sources of capital for the acquisition of properties and other operating needs. The risks associated with redevelopment and renovation activities, including but not necessarily limited to those noted above, could materially and adversely affect us.

Our real estate investments are generally illiquid, which could significantly affect our ability to respond to market changes or adverse changes relating to our tenants or in the performance of our properties.

The real estate investments made, and expected to be made, by us are relatively difficult for us to sell quickly. As a result, our ability to make rapid adjustments in the size and content of our portfolio in response to economic or other conditions will be limited. Illiquid assets typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, validating third party pricing for illiquid assets may be more subjective than more liquid assets. As a result, if we are required to quickly liquidate all or a portion of our portfolio, we may realize significantly less than the value at which we have previously recorded our assets.

In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to

REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms, which may materially and adversely affect us.

We may not be able to dispose of properties we target for sale to recycle our capital.

Although we may seek to selectively sell properties to recycle our capital, we may be unable to sell properties targeted for disposition due to adverse market or other conditions, or not achieve the pricing or timing that is consistent with our expectations. This may adversely affect, among other things, our ability to deploy capital into the acquisition of other properties and the execution of our overall operating strategy, which could, consequently, materially and adversely affect us.

Natural disasters, terrorist attacks, other acts of violence or war or other unexpected events could materially and adversely affect us.

Natural disasters, terrorist attacks, other acts of violence or war or other unexpected events could materially interrupt our business operations (or those of our tenants), cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economies. They also could result in or prolong an economic recession. Any of these occurrences could materially and adversely affect us.

In addition, our corporate headquarters and certain of our properties are located in Florida, where major hurricanes have occurred. Depending on where any hurricane makes landfall, our properties in Florida could experience significant damage. In addition, the occurrence and frequency of hurricanes in Florida could also negatively impact demand for our properties located in that state because of consumer perceptions of hurricane risks. In addition to hurricanes, the occurrence of other natural disasters and climate conditions in Florida (and in other states where our properties are located), such as tornadoes, floods, fires, unusually heavy or prolonged rain, droughts and heat waves, could have an adverse effect on our tenants, which could adversely impact our ability to collect rental revenues. If a hurricane, earthquake, natural disaster or other similar significant disruption occurs, we may experience disruptions to our operations and damage to our properties, which could materially and adversely affect us.

Terrorist attacks or other acts of violence may also negatively affect our operations. There can be no assurance that there will not be terrorist attacks against businesses within the U.S. These attacks may directly impact our physical assets or business operations or the financial condition of our tenants, lenders or other institutions with which we have a relationship. The U.S. may be engaged in armed conflict, which could also have an impact on the tenants, lenders or other institutions with which we have a relationship. The consequences of armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business. Any of these occurrences could materially and adversely affect us.

Insurance on our properties may not adequately cover all losses and uninsured losses could materially and adversely affect us.

Our leases typically provide that either the landlord or the tenant will maintain property and liability insurance for the properties that are leased from us. If our tenants are required to carry liability and/or property insurance coverage, our tenants are required to name us (and any of our lenders that have a mortgage on the property leased by the tenant) as additional insureds on their liability policies and additional named insured and/or loss payee (or mortgagee, in the case of our lenders) on their property policies. Depending on the location of the property, losses of a catastrophic nature, such as those caused by hurricanes, earthquakes and floods, may be covered by insurance policies that are held by our tenant with limitations such as large deductibles or co-payments that a tenant may not be able to meet. In addition, losses of a catastrophic nature, such as those caused by wind, hail, hurricanes, terrorism or acts of war, may be uninsurable or not economically insurable. In the event there is damage to our properties that is not covered by insurance and such properties are subject to recourse indebtedness, we will continue to be liable for the indebtedness, even if these properties are irreparably damaged.

Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, may make any insurance proceeds we receive insufficient to repair or replace a property if it is damaged or destroyed. In those circumstances, the insurance proceeds received may not be adequate to restore our economic position with respect to the affected real property and its generation of rental revenue. Furthermore, in the event we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications without significant capital expenditures which may exceed any amounts received pursuant to insurance policies, as reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. The loss of our capital investment in or anticipated future returns from our properties due to material uninsured losses could materially and adversely affect us.

We are highly dependent on information systems and certain third-party technology service providers, and systems failures not related to cyber-attacks or similar external attacks could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and adversely impact our results of operations and cash flows.

Our business is highly dependent on communications and information systems and networks. Any failure or interruption of these systems or networks could cause delays or other problems in our operations and communications. Through our relationship with CTO and our Manager, we rely heavily on CTO’s financial, accounting and other data processing systems. In addition, much of the information technology infrastructure on which we rely is or may be managed by third parties and, as such, we also face the risk of operational failure, termination or capacity constraints by any of these third parties. It is difficult to determine what, if any, negative impact may directly result from any specific interruption or disruption of the networks or systems on which our business relies or any failure to maintain performance, reliability and security of our technological infrastructure, but significant events impacting the systems or networks on which our business relies could materially and adversely affect us.

Cybersecurity risks and cyber incidents could adversely affect our business and disrupt operations.

Cyber incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. The result of these incidents could include, but are not limited to, disrupted operations, misstated financial data, liability for stolen assets or information, increased cybersecurity protection costs, litigation and reputational damage. Should any such cyber incidents or similar events occur, our assets, particularly cash, could be lost and, as a result, our ability to execute our business and pursue our investment and growth strategy could be impaired, thereby materially and adversely affecting us.

We are newly formed, have no operating history as a REIT or a publicly traded company and have limited resources, and as such may not be able to successfully operate our business, continue to implement our investment strategy or generate sufficient revenue to make or sustain distributions to stockholders. We cannot assure you that the past experience of our senior management team will be sufficient to successfully operate our company as a publicly traded company.

We are newly formed and have no operating history as a REIT or a publicly traded company. There can be no assurance that the past experience of our senior management team will be sufficient to successfully operate our company as a REIT or a publicly traded company, including the ability to timely meet the ongoing disclosure requirements of the SEC. See “—Risks Related to Our Qualification and Operation as a REIT—Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.” Following completion of this offering, we will be required to develop and implement control systems and procedures in order to qualify and maintain our qualification as a REIT and satisfy our periodic and current reporting requirements under applicable SEC regulations and comply with NYSE listing standards, and this transition could place a significant strain on our management systems, infrastructure and other resources and divert management’s attention from growing our business. Failure to operate successfully as a public company could materially and adversely affect us.

In addition, our limited resources may materially and adversely impact our ability to successfully manage and operate our portfolio or implement our business plan. Should we be unsuccessful in operating our business or implementing our investment strategy, we may not be able to generate sufficient revenue to make or sustain distributions to stockholders, the value of your investment could decline significantly or you could lose a portion of or all of your investment in us.

Upon completion of this offering, our senior management team will be required to operate two publicly traded companies, CTO and our company, which could place a significant strain on our senior management team and the management systems, infrastructure and other resources of CTO on which we rely.

Upon completion of this offering, our senior management team will be required to operate two publicly traded companies, CTO and our company, and will be required to comply with periodic and current reporting requirements under applicable SEC regulations and comply with applicable listing standards of the NYSE and the NYSE American. This could place a significant strain on our senior management team and the management systems, infrastructure and other resources of CTO on which we rely. There can be no assurance that our senior management team will be able to successfully operate two publicly traded companies. Any failure by our senior management team to successfully operate our company or CTO could materially and adversely affect us.

We may become subject to litigation, which could materially and adversely affect us.

We may become subject to litigation, including claims relating to this offering, our operations, other securities offerings and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves. However, we cannot be certain of the ultimate outcomes of any claims that may arise in the future and which are presently not known to us. Resolution of these types of matters against us may result in our having to pay significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could materially and adversely impact our earnings and cash flows, thereby materially and adversely affecting us. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could materially and adversely impact us, expose us to increased risks that would be uninsured and materially and adversely impact our ability to attract directors and officers.

If there are deficiencies in our disclosure controls and procedures or internal control over financial reporting, we may be unable to accurately present our financial statements, which could materially and adversely affect us.

As a publicly-traded company, we will be required to report our financial statements on a consolidated basis. Effective internal controls are necessary for us to accurately report our financial results. Section 404 of the Sarbanes-Oxley Act will require us to evaluate and report on our internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. We could be an “emerging growth company” for up to five years. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. There can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, as we grow our business, our internal controls will become more complex, and we may require significantly more resources to ensure our internal controls remain effective. Future deficiencies, including any material weakness, in our internal control over financial reporting which may occur could result in misstatements of our results of operations that could require a restatement, failing to meet our public company reporting obligations and causing investors to lose confidence in our reported financial information, which could materially and adversely affect us.

If we fail to maintain effective disclosure controls and procedures, we may not be able to meet applicable reporting requirements, which could materially and adversely affect us.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. As a publicly-traded company, we will be required to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file with, or submit to, the SEC is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. They include controls and procedures designed to ensure that information required to be disclosed in reports filed with, or submitted to, the SEC is accumulated and communicated to management, including our principal executive and principal financial officers, to allow timely decisions regarding required disclosure. Effective disclosure controls and procedures are necessary for us to provide reliable reports, effectively prevent and detect fraud and to operate successfully as a public company. Designing and implementing effective disclosure controls and procedures is a continuous effort that requires significant resources and devotion of time. We may discover deficiencies in our disclosure controls and procedures that may be difficult or time consuming to remediate in a timely manner. Any failure to maintain effective disclosure controls and procedures or to timely effect any necessary improvements thereto could cause us to fail to meet our reporting obligations (which could affect the listing of our common stock on the NYSE). Additionally, ineffective disclosure controls and procedures could also adversely affect our ability to prevent or detect fraud, harm our reputation and cause investors to lose confidence in our reports filed with, or submitted to, the SEC, which would likely have a negative effect on the trading price of our common stock.

The historical combined financial statements of Alpine Income Property Trust Predecessor and our unaudited pro forma consolidated financial statements may not be representative of our financial statements as an independent public company.

The historical combined financial statements of Alpine Income Property Trust Predecessor and our unaudited pro forma consolidated financial statements that are included in this prospectus do not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent public company during the periods presented. Furthermore, this financial information is not necessarily indicative of what our results of operations, financial position or cash flows will be in the future. It is impossible for us to accurately estimate all adjustments which may reflect all of the significant changes that will occur in our cost structure, funding and operations as a result of this offering and becoming a public company. For additional information, see “Selected Historical and Pro Forma Financial and Other Data” and the historical combined financial statements of Alpine Income Property Trust Predecessor and our unaudited pro forma consolidated financial statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

The costs of compliance with or liabilities related to environmental laws may materially and adversely affect us.

The ownership of our properties may subject us to known and unknown environmental liabilities. Under various federal, state and local laws and regulations relating to the environment, as a current or former owner or operator of real property, we may be liable for costs and damages resulting from environmental matters, including the presence or discharge of hazardous or toxic substances, waste or petroleum products at, on, in, under or migrating from such property, as well as costs to investigate or clean up such contamination and liability for personal injury, property damage or harm to natural resources. We may face liability regardless of:

•	our knowledge of the contamination;

•	the timing of the contamination;

•	the cause of the contamination; or

•	the party responsible for the contamination of the property.

There may be environmental liabilities associated with our properties of which we are unaware. With respect to each of the properties in our initial portfolio, CTO has obtained Phase I environmental site assessments. We will obtain Phase I environmental assessments on all properties we acquire after the completion of this offering. Phase I environmental site assessments are limited in scope and therefore may not reveal all environmental conditions affecting a property. Therefore, there could be undiscovered environmental liabilities on the properties we own. Some of our properties use, or may have used in the past, underground tanks for the storage of petroleum-based products or waste products that could create a potential for release of hazardous substances or penalties if tanks do not comply with legal standards. If environmental contamination exists on our properties, we could be subject to strict, joint and/or several liability for the contamination by virtue of our ownership interest. Some of our properties may contain asbestos-containing materials, or ACM. Environmental laws govern the presence, maintenance and removal of ACM and such laws may impose fines, penalties or other obligations for failure to comply with these requirements or expose us to third-party liability (for example, liability for personal injury associated with exposure to asbestos). Environmental laws also apply to other activities that can occur on a property, such as storage of petroleum products or other hazardous toxic substances, air emissions, water discharges and exposure to lead-based paint. Such laws may impose fines and penalties for violations and may require permits or other governmental approvals to be obtained for the operation of a business involving such activities.

The known or potential presence of hazardous substances on a property may adversely affect our ability to sell, lease or improve the property or to borrow using the property as collateral. In addition, environmental laws may create liens on contaminated properties in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which they may be used or businesses may be operated, and these restrictions may require substantial expenditures.

In addition, although our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we could be subject to strict liability by virtue of our ownership interest. We cannot be sure that our tenants will, or will be able to, satisfy their indemnification obligations, if any, under our leases. Furthermore, the discovery of environmental liabilities on any of our properties could lead to significant remediation costs or to other liabilities or obligations attributable to the tenant of that property or could result in material interference with the ability of our tenants to operate their businesses as currently operated. Noncompliance with environmental laws or discovery of environmental liabilities could each individually or collectively affect such tenant’s ability to make payments to us, including rental payments and, where applicable, indemnification payments.

Our environmental liabilities may include property and natural resources damage, personal injury, investigation and clean-up costs, among other potential environmental liabilities. These costs could be substantial. Although we may obtain insurance for environmental liability for certain properties that are deemed to warrant coverage, our insurance may be insufficient to address any particular environmental situation and we may be unable to continue to obtain insurance for environmental matters, at a reasonable cost or at all, in the future. If our environmental liability insurance is inadequate, we may become subject to material losses for environmental liabilities. Our ability to receive the benefits of any environmental liability insurance policy will depend on the financial stability of our insurance company and the position it takes with respect to our insurance policies. If we were to become subject to significant environmental liabilities, we could be materially and adversely affected.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, should our tenants or their employees or customers be exposed to mold at any of our properties, we could be required to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, exposure to mold by our tenants or others could subject us to liability if property damage or health concerns arise. If we were to become subject to significant mold-related liabilities, we could be materially and adversely affected.

Our operations and financial condition may be adversely affected by climate change, including possible changes in weather patterns, weather-related events, government policy, laws, regulations and economic conditions.

In recent years, the assessment of the potential impact of climate change has begun to impact the activities of government authorities, the pattern of consumer behavior and other areas that impact the business environment in the U.S., including, but not limited to, energy-efficiency measures, water use measures and land-use practices. The promulgation of policies, laws or regulations relating to climate change by governmental authorities in the U.S. and the markets in which we own properties may require us to invest additional capital in our properties. In addition, the impact of climate change on businesses operated by our tenants is not reasonably determinable at this time. While not generally known at this time, climate change may impact weather patterns or the occurrence of significant weather events which could impact economic activity or the value of our properties in specific markets. The occurrence of any of these events or conditions may adversely impact our ability to lease our properties, which would materially and adversely affect us.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that materially and adversely affect us.

Our properties will be subject to the Americans with Disabilities Act, or the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. While our tenants will be obligated by law to comply with the ADA and typically obligated under our leases to cover costs associated with compliance, if required changes involve greater expenditures than anticipated or if the changes must be made on a more accelerated basis than anticipated, the ability of our tenants to cover costs could be adversely affected. We could be required to expend our own funds to comply with the provisions of the ADA, which could materially and adversely affect us.

In addition, we will be required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and may be required to obtain approvals from various authorities with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. There can be no assurance that existing laws and regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Additionally, failure to comply with any of these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. While we intend to only acquire properties that we believe are currently in substantial compliance with all regulatory requirements, these requirements may change and new requirements may be imposed which would require significant unanticipated expenditures by us and could materially and adversely affect us.

Changes in accounting standards may materially and adversely affect us.

From time to time, the FASB and the SEC, who create and interpret appropriate accounting standards, may change the financial accounting and reporting standards or their interpretation and application of these standards that will govern the preparation of our financial statements. These changes could materially and adversely affect our reported financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Similarly, these changes could materially and adversely affect our tenants’ reported financial condition or results of operations and affect their preferences regarding leasing real estate.

We have not obtained any third-party appraisals of the properties to be acquired by us from CTO in connection with the formation transactions. Accordingly, the value of the cash and OP units to be paid or issued as consideration for the properties to be acquired by us in the formation transactions may exceed the aggregate fair market value of such properties.

We have not obtained any third-party appraisals of the properties to be acquired by us from CTO in connection with the formation transactions. The value of the OP units that we will issue as partial consideration for the properties that we will acquire in the formation transactions will increase or decrease if the price per share of our common stock in this offering is above or below the mid-point of the price range set forth on the front cover of this prospectus. The price per share of our common stock in this offering does not necessarily bear any relationship to the book value or the fair market value of the properties to be acquired by us from CTO in connection with the formation transactions. Accordingly, the value of the cash and OP units to be paid or issued as consideration for the properties to be acquired by us in the formation transactions may exceed the aggregate fair market value of such properties.

In the future, we may choose to acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in stockholder dilution and limit our ability to sell such assets.

In the future, we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for common or preferred units of limited partnership interest in our Operating Partnership, which may result in stockholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

Risks Related to Our Relationship with CTO and Our Manager and the Management Agreement

We have no employees and will be entirely dependent upon our Manager for all the services we require, and we cannot assure you that our Manager will allocate the resources necessary to meet our business objectives.

Because we are “externally managed,” we will not employ our own personnel, but will instead depend upon CTO, our Manager and their affiliates for virtually all of the services we require. Our Manager selects and manages the acquisition of properties that meet our investment criteria; administers the collection of rents, monitors lease compliance by our tenants and deals with vacancies and re-letting of our properties; coordinates the sale of our properties; provides financial and regulatory reporting services; communicates with our stockholders, causes us to pay distributions to our stockholders and arranges for transfer agent services; and provides all of our other administrative services. Accordingly, our success is largely dependent upon the expertise and services of the executive officers and other personnel of CTO provided to us through our Manager.

CTO may be unable to obtain or retain the executive officers and other personnel that it provides to us through our Manager.

Our success depends to a significant degree upon the executive officers and other personnel of CTO that it provides to us through our Manager. In particular, we rely on the services of John P. Albright, President and Chief Executive Officer of our company and CTO and a member of the board of directors of our company and CTO, Mark E. Patten, Senior Vice President, Chief Financial Officer and Treasurer of our company and CTO, Steven R. Greathouse, Senior Vice President, Investments of our company and CTO and Daniel E. Smith, Senior Vice President, General Counsel and Corporate Secretary of our company and CTO. In addition to these executive officers, we also rely on other personnel of CTO that are provided to us through our Manager. We cannot guarantee that all, or any particular one of these executive officers and other personnel of CTO provided to us through our Manager, will remain affiliated with CTO, our Manager and us. We do not separately maintain key person life insurance on any person. Failure by CTO to retain any of its executive officers and other personnel provided to us through our Manager and to hire and retain additional highly skilled managerial, operational and marketing personnel could have a material adverse effect on our ability to achieve our investment growth objectives and could result in us incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting.

We pay substantial fees and expenses to our Manager, which payments increase the risk that you will not earn a profit on your investment.

Pursuant to the management agreement, we pay significant fees to our Manager. Those fees include a base management fee, an incentive fee and obligations to reimburse our Manager for certain expenses. These payments increase the risk that you will not earn a profit on your investment.

The base management fee payable to our Manager pursuant to the management agreement is payable regardless of the performance of our portfolio, which may reduce our Manager’s incentive to devote the time and effort to seeking profitable investment opportunities for us.

We pay our Manager a base management fee pursuant to the management agreement, which may be substantial, based on our “total equity” (as defined in the management agreement) regardless of the performance of our portfolio of properties. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to seek profitable investment opportunities for us, which could result in a lower performance of our portfolio and materially adversely affect us.

The incentive fee payable to our Manager pursuant to the management agreement may cause our Manager to select investments in more risky assets to increase its incentive compensation.

Our Manager has the ability to earn incentive fees based on our total stockholder return exceeding an 8% cumulative annual hurdle rate, which may create an incentive for our Manager to invest in properties with a purchase price reflecting a higher potential yield, that may be riskier or more speculative, or sell an investment prematurely for a gain, in an effort to increase our short-term gains and thereby increase our stock price and the incentive fees to which it is entitled. If our interests and those of our Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could materially and adversely affect the market price of our common stock and our ability to make distributions to our stockholders.

There are conflicts of interest in our relationships with our Manager, which could result in outcomes that are not in our best interests.

We are subject to conflicts of interest arising out of our relationships with our Manager. Pursuant to the management agreement, our Manager is obligated to supply us with our management team. However, our Manager is not obligated to dedicate any specific personnel exclusively to us, nor are the CTO personnel provided to us by our Manager obligated to dedicate any specific portion of their time to the management of our business. Additionally, our Manager is a wholly-owned subsidiary of CTO. All of our executive officers are executive officers and employees of CTO and one of our executive officers (John P. Albright) is also a member of the board of directors of our company and the board of directors of CTO. As a result, our Manager and the CTO personnel it provides to us, including our executive officers, may have conflicts between their duties to us and their duties to CTO.

In addition to our initial portfolio, we may acquire or sell properties in which CTO or its affiliates have or may have an interest. Similarly, CTO or its affiliates may acquire or sell properties in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with CTO, our Manager or their affiliates. If we acquire a property from CTO or one of its affiliates or sell a property to CTO or one of its affiliates, the purchase price we pay to CTO or one of its affiliates or the purchase price paid to us by CTO or one of its affiliates may be higher or lower, respectively, than the purchase price that would have been paid to or by us if the transaction were the result of arms’ length negotiations with an unaffiliated third party.

In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our board of directors, our Manager is entitled to be paid a base management fee that is based on our “total equity” (as defined in the management agreement). As a result, our Manager may have an incentive to recommend that we issue additional equity securities at dilutive prices. If we issue additional equity securities at dilutive prices, the market price of our common stock may be adversely affected and you could lose some or all of your investment in our common stock.

All of our executive officers are executive officers and employees of CTO. These individuals and other CTO personnel provided to us through our Manager devote as much time to us as our Manager deems appropriate. However, our executive officers and other CTO personnel provided to us through our Manager may have conflicts in allocating their time and services between us, on the one hand, and CTO and its affiliates, on the other. During a period of prolonged economic weakness or another economic downturn affecting the real estate industry or at other times when we need focused support and assistance from our Manager and the CTO executive officers and other personnel provided to us through our Manager, we may not receive the necessary support and assistance we require or that we would otherwise receive if we were self-managed.

Our Manager’s failure to identify and acquire properties that meet our investment criteria or perform its responsibilities under the management agreement could materially and adversely affect our business and our ability to make distributions to our stockholders.

Our ability to achieve our objectives depends on, among other things, our Manager’s ability to identify, acquire and lease properties that meet our investment criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms and general market conditions. Our stockholders will not have input into our investment decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common stock. The CTO executive officers and other CTO personnel provided to us through our Manager have substantial responsibilities under the management agreement. In order to implement certain strategies, CTO, our Manager or their affiliates may need to hire, train, supervise and manage new employees successfully. Any failure by CTO or our Manager to manage our future growth effectively could have a material adverse effect on us, our ability to qualify and maintain our qualification as a REIT and our ability to make distributions to our stockholders.

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience unfavorable operating results or incur losses for which our Manager would not be liable.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its directives. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us. Under the terms of the management agreement, our Manager, its officers, members and personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of our Manager’s duties under the management agreement.

In addition, we have agreed to indemnify our Manager and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the management agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the management agreement. As a result, we could experience unfavorable operating results or incur losses for which our Manager would not be liable.

Termination of the management agreement could be difficult and costly, including as a result of payment of termination fees to our Manager, and may cause us to be unable to execute our business plan, which could materially and adversely affect us.

If we fail to renew the management agreement, or terminate the agreement, other than for a termination for cause, we will be obligated to pay our Manager a termination fee equal to three times the sum of (i) the average annual base management fee earned by our Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination date and (ii) the average annual incentive fee earned by our Manager during the two most recently completed measurement periods (as defined in the management agreement) prior to the termination date. Such a payment would likely be a substantial one-time charge that could render unattractive, or not economically feasible, the termination of our Manager, even if it performed poorly. In addition, any termination of the management agreement would end our Manager’s obligation to provide us with our executive officers and personnel upon whom we rely for the operation of our business and would also terminate our rights under the exclusivity and ROFO agreement with CTO, as discussed further herein. As a result of termination of the exclusivity and ROFO agreement, we would face increased competition from CTO and its affiliates, as well as others, for the acquisition of properties that meet our investment criteria, and our right to acquire certain properties from CTO and its affiliates would be terminated. As a result, the termination of the management agreement could materially and adversely affect us.

If our Manager ceases to be our manager pursuant to the management agreement, counterparties to our agreements may cease doing business with us.

If our Manager ceases to be our manager, it could constitute an event of default or early termination event under financing and other agreements we may enter into in the future, upon which our counterparties may have the right to terminate their agreements with us. If our Manager ceases to be our manager for any reason, including upon the non-renewal of the management agreement, our business and our ability to make distributions to our stockholders may be materially adversely affected.

The management agreement with our Manager and the exclusivity and ROFO agreement with CTO were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

The management agreement with our Manager and the exclusivity and ROFO agreement with CTO were negotiated between related parties and before our independent directors were elected, and their terms, including the fees payable to our Manager, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. The terms of these agreements may not reflect our long-term best interests and may be overly favorable to CTO, our Manager and their affiliates (other than us and our subsidiaries). Further, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement and the exclusivity and ROFO agreement because of our desire to maintain our ongoing relationships with our Manager and CTO.

Risks Related to Our Financing Activities

Our growth depends on external sources of capital, including debt financings, that are outside of our control and may not be available to us on commercially reasonable terms or at all.

In order to qualify and maintain our qualification as a REIT, we will be required under the Code, among other things, to distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at the U.S. federal corporate income tax rate to the extent that we distribute less than 100% of our REIT taxable income, determined without regard to the dividends paid deduction and including any net capital gain. Because of these distribution requirements, we may not have sufficient liquidity from our operating cash flows to fund future capital needs, including any acquisition financing. Consequently, we may rely on third-party sources, including lenders, to fund our capital needs. We may not be able to obtain debt financing on favorable terms or at all. Any additional debt we incur will increase our leverage and likelihood of default. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock.

If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to qualify and maintain our qualification as a REIT, which would materially and adversely affect us.

Our organizational documents have no limitation on the amount of additional indebtedness that we may incur in the future. As a result, we may become highly leveraged in the future, which could materially and adversely affect us.

Concurrently with the closing of this offering, the concurrent CTO private placement and the formation transactions, we anticipate entering into the revolving credit facility and, in the future, we may incur additional indebtedness to finance future acquisitions and redevelopment and renovation projects and for general corporate purposes. There are no restrictions in our charter or bylaws that limit the amount or percentage of indebtedness that we may incur nor restrict the form in which our indebtedness will be incurred (including recourse or non-recourse debt or cross-collateralized debt).

A substantial level of indebtedness in the future could have adverse consequences for our business and otherwise materially and adversely affect us because it could, among other things:

•

require us to dedicate a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, thereby reducing our cash flow available to fund working capital, capital expenditures and other general corporate purposes, including to pay dividends on our common stock as currently contemplated or necessary to satisfy the requirements for qualification as a REIT;

•	increase our vulnerability to general adverse economic and industry conditions and limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	limit our ability to borrow additional funds or refinance indebtedness on favorable terms or at all to expand our business or ease liquidity constraints; and

•	place us at a competitive disadvantage relative to competitors that have less indebtedness.

The agreements governing our indebtedness are likely to place restrictions on us and our subsidiaries, reducing our operational flexibility and creating risks associated with default and noncompliance.

The agreements governing our anticipated revolving credit facility and other indebtedness that we may incur in the future contain or may contain covenants that place restrictions on us and our subsidiaries. These covenants may restrict, among other activities, our and our subsidiaries’ ability to:

•	merge, consolidate or transfer all or substantially all of our or our subsidiaries’ assets;

•	sell, transfer, pledge or encumber our stock or the ownership interests of our subsidiaries;

•	incur additional debt or issue preferred stock;

•	make certain investments;

•	make certain expenditures, including capital expenditures;

•	pay dividends on or repurchase our capital stock; and

•	enter into certain transactions with affiliates.

These covenants could impair our ability to grow our business, take advantage of attractive business opportunities or successfully compete. Our ability to comply with financial and other covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. A breach of any of these covenants or covenants under any other agreements governing our indebtedness could result in an event of default. Any cross-default provisions in our debt agreements could cause an event of default under one debt agreement to trigger an event of default under our other debt agreements. Upon the occurrence of an event of default under any of our debt agreements, our lenders could elect to declare all outstanding debt under such agreements to be immediately due and payable. If we were unable to repay or refinance the accelerated debt, our lenders could proceed against any assets pledged to secure that debt, including foreclosing on or requiring the sale of any properties securing that debt, and the proceeds from the sale of these properties may not be sufficient to repay such debt in full.

Mortgage debt obligations expose us to the possibility of foreclosure, which could result in the loss of our investment in any property subject to mortgage debt.

Future borrowings may be secured by mortgages on our properties. Incurring mortgage and other secured debt obligations increases our risk of losses because defaults on secured indebtedness may result in foreclosure actions initiated by lenders and ultimately our loss of the properties securing any loans for which we are in default. If we are in default under a cross-defaulted mortgage loan, we could lose multiple properties to foreclosure. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code. As we execute our business plan, we may assume or incur new mortgage indebtedness on our properties. Any default under any mortgage debt obligation we incur may increase the risk of our default on our other indebtedness, including indebtedness under our anticipated revolving credit facility, which could materially and adversely affect us.

An increase in interest rates would increase our interest costs on our variable rate debt and could adversely impact our ability to refinance existing debt or sell assets.

Future borrowings under our anticipated revolving credit facility will bear interest at variable rates. An increase in interest rates would increase our interest payments and reduce our cash flow available for other corporate purposes. In addition, rising interest rates could limit our ability to refinance debt when it matures and increase interest costs on any debt that is refinanced. Further, an increase in interest rates could increase the cost of financing, thereby decreasing the amount third parties are willing to pay for our properties, which would limit our ability to dispose of properties when necessary or desired.

In addition, we may enter into hedging arrangements in the future. Our hedging arrangements may include interest rate swaps, caps, floors and other interest rate hedging contracts. Our hedging arrangements could reduce, but may not eliminate, the impact of rising interest rates, and they could expose us to the risk that other parties to our hedging arrangements will not perform or that the agreements relating to our hedges may not be enforceable.

Changes in the method pursuant to which LIBOR is determined and potential phasing out of LIBOR after 2021 may affect our financial results.

The chief executive of the United Kingdom Financial Conduct Authority, or the FCA, which regulates LIBOR, has recently announced that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom or elsewhere. Furthermore, in the United States, efforts to identify a set of alternative U.S. dollar reference interest rates include proposals by the Alternative Reference Rates Committee of the Federal Reserve Board and the Federal Reserve Bank of New York. The U.S. Federal Reserve, in conjunction with the Alternative Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with the Secured Overnight Financing Rate, or SOFR, a new index calculated by short-term repurchase agreements, backed by Treasury securities. The Federal Reserve Bank of New York began publishing SOFR rates in 2018. The market transition away from LIBOR and towards SOFR is expected to be gradual and complicated. There are significant differences between LIBOR and SOFR, such as LIBOR being an unsecured lending rate and SOFR a secured lending rate, and SOFR is an overnight rate and LIBOR reflects term rates at different maturities. These and other differences create the potential for basis risk between the two rates. The impact of any basis risk between LIBOR and SOFR may negatively affect our operating results. Any of these alternative methods may result in interest rates that are higher than if LIBOR were available in its current form, which could have a material adverse effect on results.

Any changes announced by the FCA, including the FCA Announcement, other regulators or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments we incur may change. In addition, although certain of our LIBOR based obligations provide for alternative methods of calculating the interest rate payable on certain of our obligations if LIBOR is not reported, which include requesting certain rates from major reference banks in London or New York, or alternatively using LIBOR for the immediately preceding interest period or using the initial interest rate, as applicable, uncertainty as to the extent and manner of future changes may result in interest rates and/or payments that are higher than, lower than or that do not otherwise correlate over time with the interest rates and/or payments that would have been made on our obligations if LIBOR rate was available in its current form.

We may not be able to obtain a revolving credit facility on the indicative terms described in this prospectus or at all.

As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Anticipated $100 Million Revolving Credit Facility,” we intend to enter into a $100 million unsecured revolving credit facility concurrently with the completion of this offering, the concurrent CTO private placement and the formation transactions. Although we have obtained commitments for the anticipated revolving credit facility, our ability to obtain the credit facility remains subject to satisfaction of the lenders’ due diligence, the negotiation of a definitive credit agreement and other customary closing conditions. These efforts are ongoing, and we may not succeed in obtaining the anticipated revolving credit facility on the indicated terms or at all. Our failure to obtain this credit facility could adversely affect our ability to grow our business and meet our obligations as they come due.

Risks Related to Our Organization and Structure

We are a holding company with no direct operations, and we will rely on funds received from our Operating Partnership to pay our obligations and make distributions to our stockholders.

We are a holding company and will conduct substantially all of our operations through our Operating Partnership. We will not have, apart from an interest in our Operating Partnership, any independent operations. As a result, we will rely on distributions from our Operating Partnership to make any distributions we declare on shares of our common stock. We will also rely on distributions from our Operating Partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our Operating Partnership. In addition, because we will be a holding company, your claims as stockholders will be structurally subordinated to all existing and future creditors and preferred equity holders of our Operating Partnership and its subsidiaries. Therefore, in the event of a bankruptcy, insolvency, liquidation or reorganization of our Operating Partnership or its subsidiaries, assets of our Operating Partnership or the applicable subsidiary will be available to satisfy our claims to us as an equity owner therein only after all of their liabilities and preferred equity have been paid in full.

After giving effect to this offering, the concurrent CTO private placement and the formation transactions, we will own 86.6% of the OP units. However, in connection with our future acquisition activities or otherwise, we may issue additional OP units to third parties. Such issuances would reduce our ownership in our Operating Partnership. Because you will not directly own units of our Operating Partnership, you will not have any voting rights with respect to any such issuances or other partnership level activities of our Operating Partnership.

Certain provisions of Maryland law could inhibit changes in control of our company.

Certain “business combination” and “control share acquisition” provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and any other person. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. However, there can be no assurance that these exemptions will not be amended or eliminated at any time in the future. Our charter and bylaws and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Removal of Directors,” “—Control Share Acquisitions” and “—Advance Notice of Director Nominations and New Business.”

Certain provisions in the partnership agreement of our Operating Partnership may delay, defer or prevent unsolicited acquisitions of us.

Provisions in the partnership agreement of our Operating Partnership may delay, defer or prevent unsolicited acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

•	redemption rights of qualifying parties;

•	transfer restrictions on OP units;

•

our ability, as general partner, in some cases, to amend the partnership agreement and to cause the Operating Partnership to issue units with terms that could delay, defer or prevent a merger or other change of control of us or our Operating Partnership without the consent of the limited partners; and

•	the right of the limited partners to consent to transfers of the general partnership interest and mergers or other transactions involving us under specified circumstances.

The partnership agreement of our Operating Partnership and Delaware law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. See “Description of the Partnership Agreement of Alpine Income Property OP, LP.”

Our charter contains stock ownership limits, which may delay, defer or prevent a change of control.

In order for us to qualify and maintain our qualification as a REIT for each taxable year commencing with our taxable year ending December 31, 2020, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year, and at least 100 persons must beneficially own our stock during at least 335 days of a taxable year of 12 months or during a proportionate portion of a shorter taxable year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts and some charitable trusts. To assist us in complying with these limitations, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. For further details regarding stock ownership limits, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Our charter’s constructive ownership rules are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding shares by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding shares and thus violate the share ownership limits. Our charter also provides that any attempt to own or transfer shares of our common stock or preferred stock (if and when issued) in excess of the stock ownership limits without the consent of our board of directors or in a manner that would cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the shares are held during the last half of a taxable year) will result in the shares being automatically transferred to a trustee for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the share ownership limits or the restrictions on ownership and transfer of our shares, any such transfer of our shares will be null and void.

Our board of directors may change our strategies, policies or procedures without stockholder consent, which may subject us to different and more significant risks in the future.

Our investment, financing, leverage and distribution policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of the board of directors without notice to or a vote of our stockholders. This could result in us conducting operational matters, making investments or pursuing different business or growth strategies than those contemplated in this prospectus. Under these circumstances, we may expose ourselves to different and more significant risks in the future, which could have a material adverse effect on our business and growth. In addition, our board of directors may change our policies with respect to conflicts of interest, provided that such changes are consistent with applicable legal requirements.

We may assume unknown liabilities in connection with the formation transactions, which, if significant, could materially and adversely affect us.

As part of the formation transactions, we will acquire our initial portfolio from CTO, subject to existing liabilities, some of which may be unknown at the time this offering is consummated. Unknown liabilities might include claims of tenants, vendors or other persons dealing with such entities prior to this offering (that had not been asserted or threatened prior to this offering), tax liabilities and accrued but unpaid liabilities incurred in the ordinary course of business. Any unknown or unquantifiable liabilities that we assume in connection with the formation transactions for which we have no or limited recourse could materially and adversely affect us. See “—Risks Related to Our Business and Properties—The costs of compliance with or liabilities related to environmental laws may materially and adversely affect us.” as to the possibility of environmental conditions potentially affecting us.

Our rights and the rights of our stockholders to take action against our directors and executive officers are limited, which could limit your recourse in the event of actions not in your best interest.

Our charter limits the liability of our present and former directors and executive officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former directors and executive officers will not have any liability to us or our stockholders for money damages other than liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty by the director or executive officer that was established by a final judgment and is material to the cause of action. As a result, we and our stockholders have limited rights against our present and former directors and executive officers, which could limit your recourse in the event of actions not in your best interest. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.”

Conflicts of interest exist or could arise in the future between the interests of our stockholders and the interests of holders of Operating Partnership units, which may impede business decisions that could benefit our stockholders.

Conflicts of interest exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any partner thereof, on the other. Our directors and executive officers have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, our wholly-owned subsidiary, Alpine Income Property GP, LLC, as the general partner of our Operating Partnership, has fiduciary duties and obligations to our Operating Partnership and its limited partners under Delaware law and the partnership agreement of our Operating Partnership in connection with the management of our Operating Partnership. The fiduciary duties and obligations of the general partner to our Operating Partnership and its partners may come into conflict with the duties of our directors and executive officers to our company. Our Operating Partnership agreement provides that, in the event of a conflict between the interests of our stockholders on the one hand, and the limited partners of our Operating Partnership on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners, provided however, that so long as we own a controlling interest in our Operating Partnership, any such conflict that the general partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either our stockholders or the limited partners of our Operating Partnership will be resolved in favor of our stockholders, and the general partner will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

In addition, to the extent permitted by applicable law, the partnership agreement will provide for the indemnification of the general partner and our officers, directors, employees and any other persons the general partner may designate from and against any and all claims that relate to the operations of our Operating Partnership as set forth in the partnership agreement in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the general partner of our Operating Partnership and our officers, directors, agents or employees, will not be liable for monetary damages to our Operating Partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval, which could prevent a change in our control and negatively affect the market price of our common stock.

Our board of directors, without stockholder approval, has the power under our charter to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. See “Description of Capital Stock—Common Stock,” “—Preferred Stock” and “—Power to Issue Additional Shares of Common Stock and Preferred Stock.” As a result, we may issue series or classes of common stock or preferred stock with preferences, distributions, powers and rights, voting or otherwise, that are senior to the rights of holders of our common stock. Any such issuance could dilute our existing common stockholders’ interests. Although our board of directors has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Our Operating Partnership may issue additional OP units without the consent of our stockholders, which could have a dilutive effect on our stockholders.

Our Operating Partnership may issue additional OP units to third parties without the consent of our stockholders, which would reduce our ownership percentage in our Operating Partnership and may have a dilutive effect on the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we may make to our stockholders. Any such issuances, or the perception of such issuances, could materially and adversely affect the market price of our common stock.

We are an “emerging growth company” and a “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make shares of our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. An attestation report by our auditor would require additional procedures by them that could detect problems with our internal control over financial reporting that are not detected by management. If our system of internal control over financial reporting is not determined to be appropriately designed or operating effectively, it could require us to restate financial statements, cause us to fail to meet reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a significant decline in the market price of our common stock. The JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. However, we have chosen to “opt out” of this extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for all public companies that are not emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

We cannot predict if investors will find our common stock less attractive because we intend to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active, liquid and/or orderly trading market for our common stock and the market price and trading volume of our common stock may be more volatile and decline significantly.

We will incur new costs as a result of becoming a public company, and such costs may increase when we cease to be an “emerging growth company.”

As a public company, we will incur significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect compliance with these public reporting requirements and associated rules and regulations to increase expenses, particularly after we are no longer an emerging growth company, although we are currently unable to estimate theses costs with any degree of certainty. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, which could result in our incurring additional costs applicable to public companies that are not emerging growth companies.

Risks Related to Our Qualification and Operation as a REIT

Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2019. However, we cannot assure you that we will qualify and remain qualified as a REIT. In connection with this offering, we will receive an opinion from Vinson & Elkins L.L.P. that, commencing with our short taxable year ending December 31, 2019, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our short taxable year ending December 31, 2019 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect our business, financial condition, results of operations or ability to make distributions to our stockholders and the trading price of our common stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and an investment in our common stock.

Even if we qualify as a REIT, we may face other tax liabilities that could reduce our cash flows and negatively impact our results of operations and financial condition.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure and state or local income, property and transfer taxes. In addition, under new partnership audit procedures, our Operating Partnership and any other partnership that we may form or acquire may be liable at the entity level for tax imposed under those procedures. Further, any TRS that we may form in the future will be subject to regular corporate U.S. federal, state and local taxes. The TRS rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Any of these taxes would decrease cash available for distributions to stockholders, which, in turn, could materially adversely affect our business, financial condition, results of operations or ability to make distributions to our stockholders and the trading price of our common stock.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to operate in a manner so as to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. In order to qualify and maintain our qualification as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities, securities of TRSs and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of TRSs and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by the securities of one or more TRSs and no more than 25% of our assets can be represented by debt of “publicly offered REITs” (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act), unless secured by real property or interests in real property. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The relative lack of experience of our Manager in operating under the constraints imposed on us as a REIT may hinder the achievement of our investment objectives.

The Code imposes numerous constraints on the operations of REITs that do not apply to other investment vehicles, including CTO. Our qualification as a REIT depends upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Any failure to comply could cause us to fail to satisfy the requirements associated with qualifying for and maintaining REIT status. Our Manager has relatively limited experience operating under these constraints, which may hinder our ability to take advantage of attractive investment opportunities and to achieve our investment objectives. As a result, we cannot assure you that our Manager will be able to operate our business under these constraints. If we fail to qualify as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests applicable to REITs. In addition, certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is extinguished or disposed of will not be included in income for purposes of the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Our ability to provide certain services to our tenants may be limited by the REIT rules or may have to be provided through a TRS.

As a REIT, we generally cannot provide services to our tenants other than those that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If we forego providing such services to our tenants, we may be at a disadvantage to competitors that are not subject to the same restrictions. However, we can provide such non-customary services to tenant our share in the revenue from such services if we do so through a TRS, though income earned by such TRS will be subject to U.S. federal corporate income tax.

The prohibited transactions tax may limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through any TRS that we may form, which would be subject to U.S. federal corporate income tax.

We may pay taxable dividends in our common stock and cash, in which case stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

We may satisfy the 90% distribution test with taxable distributions of our common stock. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied.

If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we made a taxable dividend payable in cash and our common stock and a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock. We do not currently intend to pay taxable dividends using both our common stock and cash, although we may choose to do so in the future.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines in good faith that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Any ownership of a TRS we may form in the future will be subject to limitations and our transactions with a TRS will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRS. A TRS will be subject to applicable U.S. federal, state and local corporate income tax on its taxable income, and its after tax net income will be available for distribution to us but is not required to be distributed to us. In addition, the Code limits the deductibility of interest paid or accrued by a TRSs to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation and, in certain circumstances, other limitations on deductibility may apply. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in any TRS that we may form for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% limitation or to avoid application of the 100% excise tax.

You may be restricted from acquiring or transferring certain amounts of our common stock.

The stock ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year beginning in 2020, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding capital stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our shares of capital stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of capital stock during at least 335 days of a taxable year for each taxable year beginning in 2020. To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares of our capital stock.

Our charter, with certain exceptions, requires our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of capital stock. Our board of directors may not grant an exemption from this restriction to any person if such exemption would result in our failing to qualify as a REIT. This as well as other restrictions on transferability and ownership will not apply, however, if our board of directors determines in good faith that it is no longer in our best interests to continue to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum U.S. federal income tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are taxed at individual rates is 20% (plus the 3.8% surtax on net investment income, if applicable). Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. However, for taxable years beginning before January 1, 2026, ordinary REIT dividends constitute “qualified business income” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a 29.6% maximum U.S. federal income tax rate (plus the 3.8% surtax on net investment income, if applicable) for individual U.S. stockholders. However, to qualify for this deduction, the stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

We may be subject to adverse legislative or regulatory tax changes, in each instance with potentially retroactive effect, that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations which, in turn, could materially adversely affect our ability to make distributions to our stockholders and the trading price of our common and preferred stock.

The Tax Cuts and Jobs Act, or the TCJA, enacted in 2017, made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. In the case of individuals, the tax brackets were adjusted, the top U.S. federal income tax rate was reduced to 37%, special rules reduced taxation of certain income earned through pass-through entities and the top effective rate applicable to ordinary REIT dividends to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions were been eliminated or limited (including a limit on the deduction for state and local taxes to $10,000 per year). Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate was been reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). Technical corrections and amendments to the TCJA and additional administrative guidance with respect to the TCJA may still be forthcoming. The TCJA made numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

If our Operating Partnership failed to qualify as a partnership for U.S. federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our Operating Partnership will be treated as a partnership for U.S. federal income tax purposes. As a partnership, our Operating Partnership will not be subject to U.S.

federal income tax on its income. Instead, each of its partners, including us, will be allocated, and may be required to pay tax with respect to, its share of our Operating Partnership’s income. We cannot assure you, however, that the IRS will not challenge the status of our Operating Partnership or any other subsidiary partnership in which we own an interest as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our Operating Partnership or any such other subsidiary partnership as an entity taxable as a corporation for U.S. federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our Operating Partnership or any subsidiary partnership to qualify as a partnership could cause such partnership to become subject to U.S. federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Risks Related to Our Common Stock and this Offering

There has been no public market for our common stock prior to this offering and an active trading market may not develop or be sustained or be liquid following this offering, which may cause the market price of our common stock to decline significantly and make it difficult for investors to sell their shares.

Prior to this offering, there has been no public market for our common stock, and there can be no assurance that an active trading market will develop or be sustained or be liquid following this offering or that shares of our common stock will be resold at or above the public offering price. The public offering price of shares of our common stock will be determined by agreement among us and the underwriters, but there can be no assurance that our common stock will not trade below the public offering price following the completion of this offering. The market price of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops and is sustained for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities of other entities (including securities issued by other real estate-based companies), our financial performance and prospects and general stock and bond market conditions.

The stock markets, including the NYSE on which we intend to list shares of our common stock, have from time to time experienced significant price and volume fluctuations. As a result, the market price of our common stock may be similarly volatile, and investors in shares of our common stock may from time to time experience a decrease in the market price of their shares, including decreases unrelated to our financial performance or prospects. The market price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those discussed in this “Risk Factors” section, and others, such as:

•	our financial condition and operating performance and the financial condition or performance of other similar companies;

•	actual or anticipated differences in our quarterly or annual operating results than expected;

•	changes in our revenues, FFO, AFFO or earnings estimates or recommendations by securities analysts;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for shares of our common stock, and could result in increased interest expense on our debt;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	actual or anticipated changes in our and our tenants’ businesses or prospects;

•	the current state of the credit and capital markets, and our ability and the ability of our tenants to obtain financing on favorable terms;

•	conflicts of interest with CTO and its affiliates, including our Manager;

•	the termination of our Manager or additions and departures of key personnel of our Manager;

•	increased competition in our markets;

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business or growth strategies;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	adverse speculation in the press or investment community;

•	actions by institutional stockholders;

•	the extent of investor interest in our securities;

•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	equity issuances by us (including the issuances of OP units), or common stock resales by our stockholders, or the perception that such issuances or resales may occur;

•	volume of average daily trading and the amount of our common stock available to be traded;

•	actual, potential or perceived accounting problems;

•	changes in accounting principles;

•	failure to qualify and maintain our qualification as a REIT;

•	failure to comply with the rules of the NYSE or maintain the listing of our common stock on the NYSE;

•	terrorist acts, natural or man-made disasters or threatened or actual armed conflicts; and

•	general market and local, regional and national economic conditions, including factors unrelated to our operating performance and prospects.

No assurance can be given that the market price of our common stock will not fluctuate or decline significantly in the future or that holders of shares of our common stock will be able to sell their shares when desired on favorable terms, or at all. From time to time in the past, securities class action litigation has been instituted against companies following periods of extreme volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

There can be no assurance that we will be able to make or maintain cash distributions, and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to make distributions to our common stockholders.

We intend to make cash distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to adjustments, is distributed. Our ability to continue to make distributions in the future may be adversely affected by the risk factors described in this prospectus. We can give no assurance that we will be able to make or maintain distributions and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to make distributions to our common stockholders. We can give no assurance that rents from our properties will increase, or that future acquisitions of real properties or other investments will increase our cash available for distributions to stockholders. In addition, any distributions will be authorized at the sole discretion of our board of directors, and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations, FFO, AFFO, liquidity, cash flows and financial condition, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law and such other factors as our board of directors deems relevant.

Distributions are expected to be based upon our FFO, AFFO, financial condition, cash flows and liquidity, debt service requirements and capital expenditure requirements for our properties. If we do not have sufficient cash available for distributions, we may need to fund the shortage out of working capital or borrow to provide funds for such distributions, which would reduce the amount of proceeds available for real estate investments and increase our future interest costs. Our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the per share trading price of our common stock.

The market value of our common stock is subject to various factors that may cause significant fluctuations or volatility.

As with other publicly-traded securities, the market price of our common stock depends on various factors, which may change from time to time and/or may be unrelated to our financial condition, results of operations or cash flows. These factors may cause significant fluctuations or volatility in the market price of our common stock. These factors include, but are likely not limited to, the following:

•	general economic and financial market conditions, including a weak economic environment;

•	level and trend of interest rates;

•	our ability to access the capital markets to raise additional debt or equity capital;

•	changes in our cash flows or results of operations;

•	our financial condition and performance;

•	market perception of our company compared to other real estate companies;

•	market perception of the real estate sector compared to other investment sectors; and

•	volume of average daily trading and the amount of our common stock available to be traded.

The market price of our common stock could be adversely affected by our level of cash distributions.

We believe the market price of the equity securities of a REIT is based primarily upon the market’s perception of the REIT’s growth potential, its current and potential future cash distributions, whether from operations, sales or refinancing, and its management and governance structure and is secondarily based upon the real estate market value of the underlying assets. For that reason, our common stock may trade at prices that are higher or lower than our net asset value per share. To the extent we retain operating cash flows for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our common stock. If we fail to meet the market’s expectations with regard to future operating results and cash distributions, the market price of our common stock could be adversely affected.

Increases in market interest rates may result in a decline in the market price of our common stock.

One of the factors that will influence the market price of our common stock will be the distribution yield on the common stock (as a percentage of the market price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of shares of our common stock to expect a higher distribution yield and higher interest rates would likely increase our borrowing costs and potentially decrease our cash available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decline.

Future issuances of debt securities, which would rank senior to shares of our common stock upon our liquidation, and future issuances of equity securities (including preferred stock and OP units), which would dilute the holdings of our then-existing common stockholders and may be senior to shares of our common stock for the purposes of making distributions, periodically or upon liquidation, may materially and adversely affect the market price of our common stock.

In the future, we may issue debt or equity securities or incur other borrowings. Upon liquidation, holders of our debt securities and other loans and shares of our preferred stock will receive a distribution of our available assets before holders of shares of our common stock. We are not required to offer any debt or equity securities to existing stockholders on a preemptive basis. Therefore, shares of our common stock that we issue in the future, directly or through convertible or exchangeable securities (including OP units), warrants or options, will dilute the holdings of our then-existing common stockholders and such issuances or the perception of such issuances may reduce the market price of our common stock. Our preferred stock, if issued, would likely have a preference on distribution payments, periodically or upon liquidation, which could limit our ability to make distributions to holders of shares of our common stock. Because our decision to issue debt or equity securities or otherwise incur debt in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or impact of our future capital raising efforts. Thus, holders of shares of our common stock bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings may materially and adversely affect the market price of shares of our common stock and dilute their ownership in us.

Sales of substantial amounts of our common stock in the public markets, or the perception that they might occur, could reduce the price of our common stock and may dilute your voting power and your ownership interest in us.

Sales of substantial amounts of our common stock in the public market following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. Upon the completion of this offering and the concurrent CTO private placement, we expect to have outstanding 7,883,000 shares of our common stock (or 9,008,000 shares of our common stock if the underwriters exercise in full their option to purchase additional shares).

The shares of our common stock that we are selling in this offering may be resold immediately in the public market unless they are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. The common stock to be purchased by CTO in the concurrent CTO private placement and the shares of common stock underlying the OP units to be issued in the formation transactions will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. Subject to certain exceptions, we, our Manager, our executive officers, directors and director nominees and CTO have agreed with the underwriters not to offer, sell, transfer or otherwise dispose of any of our common stock or any securities convertible into or exercisable or exchangeable for, exercisable for, or repayable with our common stock, for a period of 180 days after the date of this prospectus without first obtaining the written consent of Raymond James & Associates, Inc. As a result of the registration rights agreement that we will enter into with CTO, the shares of our common stock to be issued in the concurrent CTO private placement may be eligible for future sale without restriction, subject to applicable lock-up arrangements. See “Shares Eligible for Future Sale—Registration Rights” and “Certain Relationships and Related Person Transactions—Registration Rights.” Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

In addition, upon completion of this offering, our charter will provide that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, $0.01 par value per share. Moreover, under Maryland law and as will be provided in our charter, a majority of our entire board of directors will have the power to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue without stockholder approval. Future issuances of shares of our common stock or securities convertible or exchangeable into common stock may dilute the ownership interest of our common stockholders. Because our decision to issue additional equity or convertible or exchangeable securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. In addition, we are not required to offer any such securities to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future issuances, which may dilute the existing stockholders’ interests in us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our business and growth strategies, investment and leasing activities and trends affecting our business contain forward-looking statements. When used in this prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately,” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general business and economic conditions;

•	continued volatility and uncertainty in the credit markets and broader financial markets;

•

other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

•	availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

•	ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

•	the degree and nature of our competition;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	our inability to close on our anticipated revolving credit facility;

•	access to debt and equity capital markets;

•	fluctuating interest rates;

•	the occurrence of natural disasters, acts of violence or other events impacting our properties or our business generally;

•	the occurrence of uninsured losses;

•	the effects of climate change;

•	availability of, and our Manager’s ability to attract, retain and make available to us, qualified personnel or the termination of our Manager;

•	conflicts of interest with CTO, our Manager and their affiliates;

•	changes in, or the failure or inability to comply with, government regulation, including Maryland laws;

•	failure to qualify and maintain our qualification as a REIT;

•	changes in U.S. tax law and other U.S. laws, whether or not specific to REITs; and

•

additional factors discussed in the sections entitled “Business and Properties,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus might not occur as described, or at all.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering and the concurrent CTO private placement will be approximately $144.7 million, or $165.6 million if the underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and other estimated expenses payable by us, in each case, based on an assumed public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus.

We intend to use approximately $9.1 million of the net proceeds from this offering and the concurrent CTO private placement to fund the cash purchase price for the REIT Purchased Properties. We will contribute these properties and the remaining net proceeds from this offering and the concurrent CTO private placement to our Operating Partnership in exchange for OP units. We intend to cause our Operating Partnership to use approximately $116.8 million of the remaining net proceeds from this offering and the concurrent CTO private placement to fund the cash purchase price for the OP Purchased Properties. Any remaining net proceeds will be used for general corporate and working capital purposes, including possible future property acquisitions.

Pending the permanent use of the net proceeds from these offerings, we intend to cause our Operating Partnership to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes.

DISTRIBUTION POLICY

We intend to make a pro rata distribution with respect to the period commencing upon the completion of this offering and ending on December 31, 2019, based on a distribution rate of $0.20 per share of common stock for a full quarter. On an annualized basis, this would be $0.80 per share of common stock, or an annualized distribution rate of approximately 4.0% based on the mid-point of the price range set forth on the front cover of this prospectus. We estimate that this initial annual distribution rate will represent approximately 93.0% of our estimated cash available for distribution to stockholders for the twelve months ending September 30, 2020. We do not intend to reduce the annualized distribution per share of common stock if the underwriters exercise their option to purchase additional shares. Our intended initial annual distribution rate has been established based on our estimate of cash available for distribution for the twelve months ending September 30, 2020, which we have calculated based on adjustments to our pro forma net income for the twelve months ended September 30, 2019. This estimate was based on our pro forma operating results and does not take into account our long-term business and growth strategies, nor does it take into account any unanticipated expenditures we may have to make or any financings for such expenditures. In estimating our cash available for distribution for the twelve months ending September 30, 2020, we have made certain assumptions as reflected in the table and footnotes below.

Our estimate of cash available for distribution does not include the effect of any changes in our working capital resulting from changes in our working capital accounts. It also does not reflect the amount of cash estimated to be used for investing activities, financing activities or other activities. Any such investing and/or financing activities may have a material and adverse effect on our estimate of cash available for distribution. Because we have made the assumptions described herein in estimating cash available for distribution, we do not intend this estimate to be a projection or forecast of our actual results of operations, FFO, AFFO, liquidity or financial condition, and we have estimated cash available for distribution for the sole purpose of determining our estimated initial annual distribution amount. Our estimate of cash available for distribution should not be considered as an alternative to cash flow from operating activities (computed in accordance with GAAP) or as an indicator of our liquidity or our ability to make distributions. In addition, the methodology upon which we made the adjustments described herein is not necessarily intended to be a basis for determining future distributions.

We intend to maintain our initial distribution rate for the 12 months following the completion of this offering unless our financial condition, results of operations, FFO, AFFO, liquidity and cash flows, general business prospects, economic conditions or other factors differ materially from the assumptions used in projecting our initial distribution rate. We believe that our estimate of cash available for distribution constitutes a reasonable basis for setting the initial distribution rate. However, we cannot assure you that our estimate will prove accurate, and actual distributions may therefore be significantly below the expected distributions. Our actual results of operations will be affected by a number of factors, including the revenue received from the tenants leasing our properties, our operating expenses, interest expense and unanticipated capital expenditures.

We cannot assure you that our estimated distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any distributions will be at the sole discretion of our board of directors, and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations, FFO, AFFO, liquidity, cash flows and financial condition, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law, including restrictions on distributions under Maryland law, and such other factors as our board of directors deems relevant. For more information regarding risk factors that could materially and adversely affect us and our ability to make cash distributions, see “Risk Factors.” If our operations do not generate sufficient cash flow to enable us to pay our intended or required distributions, we may be required either to fund distributions from working capital, to borrow or raise equity or to reduce the amount of such distributions. In addition, our charter allows us to issue preferred stock that could have a preference on any distributions we make and could limit our ability to make distributions to our stockholders. Additionally, under certain circumstances, agreements relating to our indebtedness could limit our ability to make distributions to our stockholders.

The U.S. federal income tax laws require that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains, and that it pay tax at U.S. federal corporate income tax rates to the extent that it annually distributes less than 100% of its REIT taxable income, determined without regard to the dividends paid deduction and including any net capital gains. In addition, a REIT will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. For more information, see “Material U.S. Federal Income Tax Considerations.” We anticipate that our estimated cash available for distribution will be sufficient to enable us to meet the annual distribution requirements applicable to REITs and to avoid or minimize the imposition of corporate and excise taxes. However, under some circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet these distribution requirements or to avoid or minimize the imposition of tax, and we may need to borrow funds to make certain distributions.

The following table sets forth calculations relating to the estimated initial distribution based on our pro forma net income for the twelve months ended September 30, 2019, as adjusted. and is provided solely for the purpose of illustrating the estimated initial distribution and is not intended to be a basis for determining future distributions.

Pro Forma Net Income for the year ended December 31, 2018	$2,374,237

Less: pro forma net income for the nine-months ended September 30, 2018	(1,780,678)

Add: pro forma net income for the nine-months ended September 30, 2019	1,812,287

Pro Forma Net Income for the twelve-months ended September 30, 2019	$2,405,846

Add: estimated net increases in contractual rental revenue (1)	47,050

Add: real estate depreciation and amortization	3,934,733

Add: other depreciation and amortization	1,754,743

Add: non-cash compensation expense (2)	160,000

Add: non-cash interest expense	172,500

Less: net effect of non-cash rental revenue (amortization of lease intangible assets) (3)	(640,397)

Estimated Cash Available for Distribution for the twelve-months ended September 30, 2020	$7,834,475

Our stockholders’ share of estimated cash available for distribution (4)	$6,781,614

Non-controlling interests’ share of estimated cash available for distribution (5)	$1,052,861

Estimated initial annual distribution per share of common stock and per OP Unit	$0.80

Total estimated initial annual distribution to stockholders (6)	$6,306,400

Total estimated initial annual distribution to non-controlling interests (7)	$979,083

Total estimated initial annual distribution to stockholders and non-controlling interests	$7,285,483

Payout ratio (8)	93.0%

(1)

Represents contractual increases in rental revenue from: (a) scheduled fixed rent increases; (b) contractual increases including (i) increases that have already occurred but were not in effect for the entire twelve months ended September 30, 2019 and (ii) actual increases that have occurred from September 30, 2019 through October 28, 2019; and (c) net increases from new leases or renewals that were not in effect for the entire twelve months ended September 30, 2019 or that will go into effect during the twelve months ending September 30, 2020 based upon leases entered into through October 28, 2019.

(2)

Represents non-cash stock-based compensation expense related to equity-based awards granted to certain members of our board of directors and reflected in our pro forma net income for the twelve months ended September 30, 2019.

(3)

Represents net non-cash rental revenues associated with the net straight-line adjustment to rental revenue, the amortization of above- and below-market lease intangibles and capitalized lease incentives.

(4)	Based on our estimated ownership of approximately 86.6% of our Operating Partnership, based on the mid-point of the price range set forth on the front cover of this prospectus.
(5)

Represents the share of our estimated cash available for distribution for the twelve months ending September 30, 2020 that is attributable to the holders of OP units other than us, based on the mid-point of the price range set forth on the front cover of this prospectus.

(6)

Based on a total of 7,883,000 shares of our common stock expected to be outstanding upon completion of this offering, the concurrent CTO private placement and the formation transactions, based on the mid-point of the price range set forth on the front cover of this prospectus.

(7)

Based on a total of 1,223,854 OP units expected to be outstanding upon completion of this offering, the concurrent CTO private placement and the formation transactions and excludes OP units held by us.

(8)

Calculated as total estimated initial annual distribution to stockholders divided by our stockholders’ share of estimated cash available for distribution for the twelve months ending September 30, 2020. If the underwriters exercise their option to purchase additional shares in full, our total estimated initial annual distribution to stockholders would be approximately $8.2 million and our payout ratio would be 104.5%.

CAPITALIZATION

The following table sets forth (i) the actual capitalization of Alpine Income Property Trust Predecessor as of September 30, 2019 and (ii) our pro forma capitalization as of September 30, 2019, after giving effect to this offering, the concurrent CTO private placement, the formation transactions and the other adjustments described in the unaudited pro forma consolidated financial statements included elsewhere in this prospectus, based on an assumed public offering price of $20.00, which is the mid-point of the price range set forth on the front cover of this prospectus. You should read this table in conjunction with “Use of Proceeds,” “Selected Historical and Pro Forma Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and our unaudited pro forma consolidated financial statements and related notes and the audited and unaudited financial statements of Alpine Income Property Trust Predecessor and related notes appearing elsewhere in this prospectus.

	As of September 30, 2019
	Alpine Income Property Trust Predecessor Historical	Alpine Income Property Trust, Inc. Pro Forma

Cash and Cash Equivalents:	$60,267	$18,170,750

Equity:

Preferred Stock, $0.01 par value per share, no shares authorized, no shares issued and outstanding, historical; 100 million shares authorized, no shares issued and outstanding pro forma	—	—

Common Stock, $0.01 par value per share, no shares authorized, no shares issued and outstanding, historical; 500 million shares authorized, 7,883,000 shares issued and outstanding, pro forma (1)	—	78,830

Additional paid in capital	—	144,596,491

Total Equity	147,577,915	144,675,321

Noncontrolling interest	—	24,477,080

Total Capitalization	$147,577,915	$169,152,401

(1)

Pro forma common stock outstanding includes (a) 7,500,000 shares of our common stock to be issued in this offering, (b) 375,000 shares of our common stock to be issued to CTO in the concurrent CTO private placement and (c) 8,000 restricted shares of common stock to be granted to our independent directors in connection with the completion of this offering pursuant to the Individual Equity Incentive Plan. Excludes up to (a) 1,125,000 shares of our common stock issuable upon the exercise in full of the underwriters’ option to purchase additional shares, (b) 751,389 shares of our common stock available for future issuance pursuant to the Equity Incentive Plans, (c) 1,223,854 shares of our common stock issuable by us, at our option, upon redemption of the OP units to be issued to CTO and Indigo in the formation transactions and (d) 100 shares of our common stock that were issued to John P. Albright, President and Chief Executive Officer of our company and CTO, for $1,000 in connection with our initial capitalization and that will be repurchased by us at the closing of this offering.

DILUTION

Purchasers of shares of our common stock in this offering will experience an immediate and substantial dilution of the pro forma net tangible book value per share of our common stock, after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments, from the public offering price, based on an assumed public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus. Net tangible book value per share represents the amount of total tangible assets less total tangible liabilities, divided by the number of outstanding shares of common stock, assuming the exchange of OP units for shares of our common stock on a one-for-one basis. Our pro forma net tangible book value as of September 30, 2019, after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments, excludes $15.4 million in net intangible lease assets (net of applicable intangible lease liabilities) associated with our initial portfolio.

The difference between the public offering price paid by purchasers of our common stock in this offering and our pro forma net tangible book value per share of our common stock as of September 30, 2019, after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments, constitutes the dilution to purchasers in this offering.

As of September 30, 2019, our pro forma net tangible book value after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments would have been approximately $153.9 million, or $16.90 per share of our common stock (in each case, assuming a public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus, and no exercise by the underwriters of their option to purchase additional shares). This amount represents an immediate dilution in pro forma net tangible book value per share of approximately $3.10 per share of our common stock to purchasers in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$20.00

Historical net tangible book value per share as of September 30, 2019, after giving effect to our initial capitalization but before the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments (1)	$10.00

Increase in historical net tangible book value per share after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments	6.90

Pro forma net tangible book value per share as of September 30, 2019, after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments (2)		16.90

Dilution in pro forma net tangible book value per share to new investors (3)		$3.10

(1)

Historical net tangible book value per share as of September 30, 2019, after giving effect to the transaction in which we were capitalized with an initial investment of $1,000 in exchange for 100 shares of our common stock. Such shares will be repurchased by us at the closing of this offering for $1,000.

(2)

Pro forma net tangible book value per share as of September 30, 2019 after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments was determined by dividing pro forma net tangible book value of approximately $153.9 million by 9,106,854 shares of common stock to be outstanding after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments (assuming the exchange of 1,223,854 OP units for shares of common stock on a one-for-one basis). For purposes of this calculation, we have excluded shares of our common stock that may be issued upon exercise of the underwriters’ option to purchase additional shares, the related proceeds and the issuance of additional shares of our common stock that have been reserved for future issuance under the Equity Incentive Plans.

(3)

Dilution in pro forma net tangible book value per share to new investors was determined by subtracting our pro forma net tangible book value per share as of September 30, 2019 after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments, from the assumed public offering price paid by a new investor for our common stock.

Assuming the underwriters exercise their option to purchase additional shares of our common stock in full, our pro forma net tangible book value as of September 30, 2019, after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments, would have been $174.8 million, or $17.09 per share of common stock (assuming the exchange of the 1,223,854 OP units to be issued to CTO in the formation transactions for shares of our common stock on a one-for-one basis). This represents an immediate dilution in our pro forma net tangible book value as of September 30, 2019 of $2.91 per share of common stock to new investors.

The table below summarizes, as of September 30, 2019, on a pro forma basis after giving effect to the formation transactions, this offering, the concurrent CTO private placement and other pro forma adjustments, the differences between:

•

the number of OP units to be received by CTO in the formation transactions, the number of shares of common stock to be received by CTO in the concurrent CTO private placement and the number of shares of common stock to be received by new investors purchasing shares in this offering; and

•

the total consideration paid and the average price per OP unit paid by CTO (based on the pro forma net tangible book value of the assets being contributed to our Operating Partnership in the formation transactions in exchange for OP units) and the total consideration paid and the average price per share paid by each of CTO in the concurrent CTO private placement and the new investors purchasing shares in this offering.

	OP Units/Shares Issued			Pro Forma Net Tangible Book Value of Contribution/Cash		Average Price Per Share or OP Unit
	Number		Percentage	Amount	Percentage

OP units to be received by CTO	1,223,854		13.4%	$24,477,080	13.5%	$20.00

Shares of common stock to be received by CTO in the concurrent CTO private placement	375,000		4.1%	$7,500,000	4.1%	$20.00

Restricted shares of common stock to be received by independent directors	8,000		0.1%	$—	—	$—

Shares of common stock to be received by new investors in this offering	7,500,000		82.4%	$150,000,000	82.4%	$20.00

Total/Average	9,106,854	(1)	100.0%	$181,977,080	100.0%	$20.00

(1)

Excludes up to (a) 1,125,000 shares of our common stock issuable upon the exercise in full of the underwriters’ option to purchase additional shares, (b) 751,389 shares of our common stock available for future issuance pursuant to the Equity Incentive Plans, (c) 1,223,854 shares of our common stock issuable by us, at our option, upon redemption of the OP units to be issued to CTO in the formation transactions and (d) 100 shares of our common stock that were issued to John P. Albright, President and Chief Executive Officer of our company and CTO, for $1,000 in connection with our initial capitalization and that will be repurchased by us at the closing of this offering.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

Set forth below is selected financial and other data presented on (i) a historical basis for Alpine Income Property Trust Predecessor and (ii) a pro forma basis for our company after giving effect to the completion of this offering, the concurrent CTO private placement, the formation transactions and the other adjustments described in the unaudited pro forma consolidated financial statements beginning on page F-2 of this prospectus. We have not presented historical data for Alpine Income Property Trust, Inc. because we have not had any corporate activity since our formation other than the issuance of common stock in connection with our initial capitalization and activity in connection with this offering and the formation transactions. Accordingly, we do not believe that a presentation of the historical results of Alpine Income Property Trust, Inc. would be meaningful. Prior to or concurrently with the completion of this offering, we will consummate the formation transactions pursuant to which, among other things, we will acquire our initial portfolio from CTO. Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our Operating Partnership. For more information regarding the formation transactions, please see “Structure and Formation of Our Company.”

Alpine Income Property Trust Predecessor’s historical combined balance sheet data as of December 31, 2018 and 2017 and combined operating data for the years ended December 31, 2018 and 2017 have been derived from Alpine Income Property Trust Predecessor’s audited historical combined financial statements included elsewhere in this prospectus, reflect the financial position and results of operations of 15 of the 20 single-tenant properties in our initial portfolio and are not necessarily indicative of our future performance. Alpine Income Property Trust Predecessor’s historical combined balance sheet data as of September 30, 2019 and combined operating data for the nine months ended September 30, 2019 and 2018 have been derived from Alpine Income Property Trust Predecessor’s unaudited historical combined financial statements included elsewhere in this prospectus. Alpine Income Property Trust Predecessor’s unaudited interim financial and operating data, in management’s opinion, has been prepared in accordance with GAAP on the same basis as its audited financial statements and related notes included elsewhere in this prospectus and, in the opinion of management, reflects all adjustments consisting only of normal recurring adjustments that management considers necessary to state fairly the financial information as of and for the periods presented. The historical combined financial data included below and set forth elsewhere in this prospectus are not necessarily indicative of our future performance, and results for any interim period are not necessarily indicative of the results for any full year.

Our unaudited selected pro forma consolidated financial and operating data as of September 30, 2019 and for the nine months ended September 30, 2019 and the year ended December 31, 2018 assume the completion of this offering, the concurrent CTO private placement, the formation transactions and the other adjustments described in the unaudited pro forma consolidated financial statements had occurred on September 30, 2019 for purposes of the unaudited pro forma consolidated balance sheet data and on January 1, 2018 for purposes of the unaudited pro forma consolidated statements of operations data. Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the period indicated, nor does it purport to represent our future financial position or results of operations.

You should read the following selected financial and other data together with Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties” and the historical and pro forma financial statements and related notes appearing elsewhere in this prospectus.

Operating Data:

	Nine Months Ended September 30,			Year Ended December 31,
	2019 (Pro Forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro Forma) (Unaudited)	2018 (Historical)	2017 (Historical)

Revenues

Lease Income	$10,593,307	$9,426,482	$8,834,994	$14,183,736	$11,719,549	$8,454,498

Total Revenues	10,593,307	9,426,482	8,834,994	14,183,736	11,719,549	8,454,498

Direct Costs of Revenues

Real Estate Expenses	1,138,539	1,138,539	1,064,257	1,619,523	1,619,523	1,468,792

Total Direct Costs of Revenues	1,138,539	1,138,539	1,064,257	1,619,523	1,619,523	1,468,792

Interest Expense	129,375	—	—	172,500	—	286,242

General and Administrative Expenses	3,246,000	1,415,330	966,685	4,328,000	1,184,352	829,349

Depreciation and Amortization	4,267,106	3,946,794	3,643,709	5,689,476	4,900,719	3,057,346

Total Expenses	8,781,020	6,500,663	5,674,651	11,809,499	7,704,594	5,641,729

Net Income	1,812,287	$2,925,819	$3,160,343	2,374,237	$4,014,955	$2,812,769

Less: Net Income Attributable to Noncontrolling Interest	(243,550)			(319,070)

Net Income Attributable to Alpine Income Property Trust, Inc.	$1,568,737			$2,055,167

Pro forma weighted average common shares outstanding—basic	7,883,000			7,883,000

Pro forma weighted average common shares outstanding—diluted	9,106,854			9,106,854

Pro forma basic earnings per share	$0.20			$0.26

Pro forma diluted earnings per share	$0.17			$0.23

Balance Sheet Data:

	As of September 30,		As of December 31,
	2019 (Pro Forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical)	2017 (Historical)

Total Real Estate, at cost	$134,976,509	$143,943,628	$120,151,964	$115,342,470

Real Estate—Net	$134,976,509	$132,338,606	$111,151,636	$109,583,922

Cash and Cash Equivalents	$18,170,750	$60,267	$8,258	$6,900

Intangible Lease Assets—Net	$17,783,964	$12,890,412	$10,555,596	$11,545,306

Straight-Line Rent Adjustment	$—	$1,819,372	$1,483,390	$1,032,824

Deferred Expenses	$585,000	$2,911,836	$3,223,768	$3,640,039

Other Assets	$—	$220,713	$128,300	$169,402

Total Assets	$171,516,223	$150,241,206	$126,550,948	$125,978,393

Accounts Payable, Accrued Expenses, and Other Liabilities	$—	$426,778	$307,133	$3,464,844

Prepaid Rent and Deferred Revenue	$—	$337,466	$344,682	$371,937

Intangible Lease Liabilities—Net	$2,363,822	$1,899,047	$1,710,037	$1,761,764

Total Liabilities	$2,363,822	$2,663,291	$2,361,852	$5,598,545

Total Equity	$169,152,401	$147,577,915	$124,189,096	$120,379,848

Other Data:

	Nine Months Ended September 30,			Year Ended December 31,
	2019 (Pro Forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro Forma) (Unaudited)	2018 (Historical) (Unaudited)	2017 (Historical) (Unaudited)

FFO	$6,079,393	$6,872,613	$6,804,052	$8,063,713	$8,915,674	$5,870,115

AFFO	$5,753,859	$7,009,039	$6,744,456	$7,567,426	$8,770,636	$5,507,028

(1)

FFO and AFFO are non-GAAP financial measures. For definitions of FFO and AFFO, and reconciliations of these metrics to net income, the most directly comparable GAAP financial measure, and a statement of why our management believes the presentation of these metrics provide useful information to investors and any additional purposes of which management uses these metrics, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The historical combined financial statements of our accounting predecessor, Alpine Income Property Trust Predecessor, appearing elsewhere in this prospectus do not represent the financial position and results of operations of one legal entity, but rather a combination of entities under common control that have been “carved out” from CTO’s consolidated financial statements. The historical financial position and results of operations, as reflected in the historical combined financial statements of Alpine Income Property Trust Predecessor and related notes, are subject to management’s evaluation and interpretation of business conditions, changing capital market conditions and other factors that could affect the ongoing viability of our properties.

The following discussion of our financial condition and results of operations should be read together with the “Selected Historical and Pro Forma Financial and Other Data,” “Business and Properties” and combined financial statements unaudited pro forma consolidated financial statements and, in each case, the related notes that are included elsewhere in this prospectus. Where appropriate, the following discussion includes the effects of the completion of the formation transactions, this offering, the concurrent CTO private placement and the use of the net proceeds therefrom on a pro forma basis. These effects are reflected in our unaudited pro forma financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” or in other parts of this prospectus.

Unless the context otherwise requires or indicates, references in this section to “we,” “our,” “us” and “our company” refer to (i) Alpine Income Property Trust, Inc. and its consolidated subsidiaries (including our Operating Partnership) after giving effect to the formation transactions and (ii) our accounting predecessor, Alpine Income Property Trust Predecessor, before giving effect to the formation transactions.

Overview

We are a newly organized real estate company that owns and operates a high-quality portfolio of single-tenant commercial properties. All of the properties in our initial portfolio are leased on a long-term basis and located primarily in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. Eighteen of the 20 properties in our initial portfolio, representing approximately 82% of our initial portfolio’s annualized base rent (as of September 30, 2019), are leased on a triple-net basis. Our properties are primarily leased to industry leading, creditworthy tenants, many of which operate in industries we believe are resistant to the impact of e-commerce. Our initial portfolio consists of 20 single-tenant, primarily net leased retail and office properties located in 15 markets in ten states, which we acquired from CTO in our formation transactions utilizing proceeds from this offering and the concurrent CTO private placement as well as OP units. We are externally managed by our Manager, a wholly-owned subsidiary of CTO. Concurrently with the closing of this offering, CTO will invest $7.5 million in exchange for shares of our common stock at a price per share equal to the public offering price per share in this offering. Upon completion of this offering, the concurrent CTO private placement and the formation transactions, CTO will own approximately 17.6% of our outstanding common stock (assuming the OP units to be issued to CTO in the formation transactions are exchanged for shares of our common stock on a one-for-one basis).

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2019. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with such taxable year, and we intend to continue operating in such a manner.

This Offering and Our Formation

Upon completion of the formation transactions, this offering and the concurrent CTO private placement, we expect our operations to be carried out through our Operating Partnership. Our wholly-owned subsidiary is the sole general partner of our Operating Partnership. We will hold an 86.6% limited partnership interest in our Operating Partnership, and CTO will hold, directly and indirectly, a 13.4% limited partnership interest in our Operating Partnership through its direct and indirect ownership of OP units received in exchange for the contribution of certain properties in the formation transactions. In general, OP units are exchangeable for cash or, at our election, shares of our common stock at a one-to-one ratio. See “Description of the Partnership Agreement of Alpine Income Property OP, LP.” All of our real estate will be held by our Operating Partnership or its wholly-owned subsidiaries.

Income Property Operations

We will employ a disciplined growth strategy, which emphasizes investing in high quality single-tenant, net leased properties located in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. We intend to acquire properties leased primarily to industry-leading, creditworthy tenants, many of which operate in industries resistant to the impact of e-commerce.

We believe that the single-tenant commercial properties we own and intend to acquire will provide our stockholders with investment diversification and can deliver strong risk-adjusted returns. We expect the majority of our net leased properties will be single-tenant retail properties, with the remainder comprised of single-tenant office properties that are critical to the tenant’s overall business. We believe the risk-adjusted returns for select single-tenant office properties are compelling and offer attractive investment yields, rental rates at or below prevailing market rental rates and an investment basis below replacement cost. Based on our senior management team’s experience, we believe single-tenant office properties often have less buyer competition. In addition, we believe that long-term property tenants who have consistently invested their own capital into their leased premises are less likely to vacate the property and the risk of significant capital investment to re-lease the property is reduced. We believe that certain of the single-tenant office properties in our initial portfolio provide the opportunity for increased rents to higher market rent levels at the end of their lease terms.

Our initial portfolio is comprised of single-tenant retail and office properties located in or in close proximity to major MSAs, growth markets and other markets in the United States with favorable economic and demographic conditions and leased to tenants with favorable credit profiles or performance attributes. All of the properties in our initial portfolio are subject to long-term, primarily triple-net leases, which generally require the tenant to pay all of the property operating expenses such as real estate taxes, insurance, assessments and other governmental fees, utilities, repairs and maintenance and certain capital expenditures. As of September 30, 2019, our initial portfolio of 20 properties had annualized base rent of $12.5 million and was 100% occupied.

Our initial portfolio and target markets are located primarily in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. We target markets which, among other factors, have low unemployment and/or positive employment growth and favorable population trends. We believe well-located properties in these markets will allow our senior management team to utilize its real estate expertise to increase the value of our properties and may present us with opportunities to achieve higher values and returns through redevelopment or re-tenanting alternatives in the future.

Within these markets, we emphasize investments in retail and office properties that offer attractive risk-adjusted investment returns. We target properties net leased to tenants that we determine have attractive credit characteristics, stable operating histories and healthy rent coverage levels, are well-located within their market and have rent levels at or below market rent levels.

As of September 30, 2019, leases contributing 82% of annualized base rent were triple-net, which means that the tenant is responsible for substantially all operating expenses, such as maintenance, insurance, utility and tax expense, related to the leased property (including any increases in those costs that may occur as a result of inflation). Our remaining two leases were “base stop” leases, where the tenant is responsible for the increase in operating expenses over the base year, but we retain responsibility for operating expenses during the base year. Also, we will incur property-level expenses associated with our properties should they become vacant in the future and occasionally incur nominal property-level expenses that are not paid by our tenants, such as the costs of periodically making site inspections of the properties. We do not currently anticipate incurring significant capital expenditures or property costs. Since our initial properties are single-tenant properties, all of which are under long-term leases, we do not expect to perform significant leasing activities on our properties in the foreseeable future. As of September 30, 2019, the weighted average remaining term of our leases was 8.2 years (based on annualized base rent and excluding renewal options that have not been exercised, which are exercisable at the option of our tenants upon initial expiration of the base lease term), with none of the leases expiring prior to January 31, 2024.

Factors that May Influence Our Operating Results

Rental Revenue

Our revenues are generated predominantly from receipt of rental revenue. Our ability to grow rental revenue will depend primarily on our ability to acquire additional properties and realize the rental escalations built into our leases. As of September 30, 2019, leases contributing approximately 31.8% of the annualized base rent of our initial portfolio provided for increases in future annual base rent ranging from 1.0% to 2.5% annually, with a weighted average annual escalation equal to approximately 1% of base rent. In addition, as of September 30, 2019, leases contributing approximately 22.4% of our annualized base rent provided for increases in future annual base rent ranging from 5.0% to 10.0% every five years, with a weighted average annual escalation equal to 2% of base rent.

Without giving effect to the exercise of tenant renewal options, the weighted average remaining term of the leases as of September 30, 2019 was 8.2 years (based on annualized base rent). None of our leases expire prior to January 31, 2024. See “Business and Properties—Our Real Estate Investment Portfolio—Lease Expirations.” The stability of the rental revenue generated by our properties depends principally on our tenants’ ability to pay rent and our ability to collect rents, renew expiring leases or re-lease space upon the expiration or other termination of leases, lease currently vacant properties and maintain or increase rental rates at our leased properties. Adverse economic conditions, particularly those that affect the markets in which our properties are located, or downturns in our tenants’ industries could impair our tenants’ ability to meet their lease obligations to us and our ability to renew expiring leases or re-lease space. In particular, the bankruptcy of one or more of our tenants could adversely affect our ability to collect rents from such tenant and maintain our portfolio’s occupancy.

Our Triple-Net Leases

We generally expect to lease our properties to tenants pursuant to long-term, triple-net leases that require the tenant to pay all operating expenses, such as maintenance, insurance, utility and tax expense, related to the leased property. As of September 30, 2019, leases contributing 82% of the annualized base rent of our initial portfolio were triple-net. In most instances, the leases require us to incur costs to repair the roof or parking lot of our properties, and while those instances have not historically resulted in significant costs to us, an increase in costs related to these responsibilities could negatively influence our operating results. Similarly, an increase in the vacancy rate of our portfolio would increase our costs, as we would be responsible for costs that our tenants are currently required to pay.

Interest Expense

We do not expect to have any outstanding indebtedness upon completion of this offering and the formation transactions. Any changes to our debt structure, including from borrowings under the revolving credit facility that we expect to utilize to complete future property acquisitions, could materially influence our operating results depending on the terms of any such indebtedness.

General and Administrative Expenses

We do not expect the general and administrative expenses reflected on the historical statement of operations of Alpine Income Property Trust Predecessor to be reflective of the costs we will incur pursuant to the management agreement with our Manager and our expected professional and consulting fees, portfolio servicing costs and other general and administrative expenses. As a public company, we estimate our annual general and administrative expenses will approximate $4.3 million, which amount includes, among other things, the base management fee that we will pay our Manager, non-cash compensation expense for stock grants awarded to our independent directors and $1.3 million to $1.5 million for legal, insurance, accounting and other expenses related to corporate governance, SEC reporting and other compliance matters. In addition, while we expect that our general and administrative expenses will rise in some measure as our portfolio grows, we expect that such expenses as a percentage of our portfolio will decrease over time due to efficiencies and economies of scale.

Impact of Inflation

Our leases typically contain provisions designed to mitigate the adverse impact of inflation on our results of operations. Since tenants are typically required to pay all property operating expenses, increases in property-level expenses at our leased properties generally do not adversely affect us. However, increased operating expenses at vacant properties and the limited number of properties that are not subject to full triple-net leases could cause us to incur additional operating expense. Additionally, our leases generally provide for rent escalators (see “—Rental Revenue” above) designed to mitigate the effects of inflation over a lease’s term. However, since some of our leases do not contain rent escalators and many that do limit the amount by which rent may increase, any increase in our rental revenue may not keep up with the rate of inflation.

Comparison of Alpine Income Property Trust Predecessor’s Operating Results For the Nine Months Ended September 30, 2019 and 2018

Revenue and Direct Cost of Revenues

Total revenue from our income property operations was approximately $9.4 million and $8.8 million during the nine months ended September 30, 2019 and 2018, respectively, an increase of approximately $591,000. The direct costs of revenues for our income property operations totaled approximately $1.1 million for the nine months ended September 30, 2019 and 2018, respectively. The increase in the total revenues during the nine months ended September 30, 2019 of approximately $591,000, or approximately 7%, from the nine months ended September 30, 2018, reflects approximately $523,000 of increased revenue from the five properties acquired during the nine months ended September 30, 2019 as well as approximately $339,000 from the acquisition of two ground leases in Jacksonville, Florida in October 2018. The increase in the direct cost of revenues of approximately $74,000, or approximately 7%, is primarily related to common area maintenance costs incurred related to the acquisition of two ground leases in Jacksonville, Florida in October 2018.

Depreciation and Amortization

Depreciation and amortization expense totaled approximately $3.9 million and $3.6 million during the nine month periods ended September 30, 2019 and 2018, respectively, an increase of approximately $303,000, or approximately 8%. The majority of the increase, approximately $249,000, is attributable to the depreciation and amortization recognized on the five properties acquired during the nine months ended September 30, 2019.

General and Administrative Expenses

General and administrative expenses reflected in the statement of operations for the nine-month period ended September 30, 2019 and 2018 is an allocated expense from the parent company of our predecessor entity. Consequently, the allocated general and administrative expense which totaled approximately $1.4 million and $967,000 for the nine months ended September 30, 2019 and 2018, respectively, does not reflect an increase of expenses directly attributable to the predecessor portfolio and thus our operations, but rather an increase of the parent company expenses.

Net Income

Net income totaled approximately $2.9 million and approximately $3.2 million during the nine months ended September 30, 2019 and 2018, respectively, a decrease of approximately $235,000, or approximately 7%. The decreased net income reflects an increase in revenue of approximately $591,000 noted above, offset by the increase in direct costs of revenues of approximately $74,000 noted above, as well as increased general and administrative expenses as described above, and an increase in depreciation and amortization expense of approximately $303,000.

Comparison of Alpine Income Property Trust Predecessor’s Operating Results For the Years Ended December 31, 2018 and 2017

Revenue and Direct Cost of Revenues

Total revenue from our income property operations was approximately $11.7 million during the year ended December 31, 2018 and approximately $8.5 million in the same period in 2017, a variance of approximately $3.3 million, or approximately 39%. The direct costs of revenues for our income property operations totaled approximately $1.6 million and approximately $1.5 million for the years ended December 31, 2018 and 2017, respectively, an increase of approximately $151,000, or approximately 10%. The increase in the total revenues in the year ended December 31, 2018 of approximately $3.3 million versus 2017, reflects the revenue for a full year from our acquisition of the single-tenant office property in Hillsboro, Oregon, which we acquired in October 2017 and two single-tenant retail properties we acquired in April of 2017. The increase in the direct cost of revenues of approximately $151,000, or approximately 10%, relates to the expenses for a full year from our acquisition of the aforementioned acquisitions in April and October of 2017.

Depreciation and Amortization

Depreciation and amortization expense totaled approximately $4.9 million and $3.1 million during the years ended December 31, 2018 and 2017, respectively, an increase of approximately $1.8 million, or approximately 60%. The majority of the increase, approximately $1.6 million, is attributable to the increase in depreciation and amortization recognized on the single-tenant office property in Hillsboro, Oregon, which we acquired in October 2017, therefore, the year ended December 31, 2018 reflects the depreciation and amortization expense for a full year versus a partial year in 2017.

General and Administrative Expenses

General and administrative expenses reflected in the statement of operations for the years ended December 31, 2018 and 2017 is an allocated expense from the parent company of our predecessor entity. Consequently, the allocated general and administrative expense, which totaled approximately $1.2 million and approximately $829,000 for the years ended December 31, 2018 and 2017, respectively, does not reflect an increase of expenses directly attributable to the predecessor portfolio and thus our operations, but rather an increase of the parent company’s expenses.

Net Income

Net income totaled approximately $4.0 million during the year ended December 31, 2018 and approximately $2.8 million during the same period in 2017, an increase of approximately $1.2 million, or approximately 43%. The increased net income reflects the increased revenue of approximately $3.3 million, offset by the approximately $151,000 increase in the direct cost of revenues, each variance relating to the acquisitions in 2017 noted above, offset by increased general and administrative expenses and an increase in depreciation and amortization expense of approximately $1.8 million.

Liquidity and Capital Resources

Alpine Income Property Trust Predecessor’s total cash balance at September 30, 2019 and December 31, 2018, reflected an allocation of the cash balance of CTO at such date. We will not acquire any of the cash of CTO in connection with our acquisition of our initial portfolio from CTO.

As of September 30, 2019, and as of December 31, 2018, the Company had no outstanding indebtedness.

Initially we expect to utilize the available capacity under the anticipated revolving credit facility and cash from operations to fund our future acquisitions.

Capital Expenditures. We generally have no contractual requirements to make capital expenditures other than our responsibility for the roof or parking lot of most of our triple-net leases.

We believe we will have sufficient liquidity to fund our operations, capital requirements, maintenance and anticipated debt service requirements under the revolving credit facility over the next twelve months and into the foreseeable future, with cash on hand, cash flow from our operations and the available borrowing capacity on the revolving credit facility, based on the borrowing base of properties, which we expect to execute at or near this offering.

Our board of directors and management will periodically review the allocation of capital with the goal of providing the best long-term return for our stockholders. These reviews will consider various alternatives, including our dividend policy. Our board of directors will review our business plan and corporate strategies and make adjustments as circumstances warrant.

Our Anticipated $100 Million Revolving Credit Facility

A group of lenders, for whom Bank of Montreal will act as administrative agent, and which includes affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc., have provided commitments for a senior unsecured revolving credit facility, allowing borrowings of up to $100 million. We expect the revolving credit facility to be available to us concurrently with the completion of this offering and have a term of four years, with the ability to extend the term for one year. We also expect the revolving credit facility to have an accordion feature that may allow us to increase the availability under the revolving credit facility by an additional $50 million, subject to meeting specified requirements and obtaining additional commitments from lenders. We expect that the indebtedness outstanding under the revolving credit facility will accrue interest at a rate ranging from the 30-day LIBOR plus 135 basis points to the 30-day LIBOR plus 195 basis points based on the total balance outstanding under the revolving credit facility as a percentage of our total asset value, as follows:

Total Debt / Total Asset Value	LIBOR Margin
Equal to or less than 45%	1.35%
Greater than 45%; less than or equal to 50%	1.50%
Greater than 50%; less than or equal to 55%	1.65%
Greater than 55%	1.95%

We expect that, notwithstanding the foregoing, the maximum amount of indebtedness that will be permitted under the revolving credit facility will be an amount equal to 60% of our total asset value.

We will be subject to customary restrictive covenants under the revolving credit facility, including, but not limited to, limitations on our ability to: (a) incur indebtedness; (b) make certain investments; (c) incur certain liens; (d) engage in certain affiliate transactions; and (e) engage in certain major transactions such as mergers. In addition, we will be subject to various financial maintenance covenants under the revolving credit facility including, but not limited to, a maximum indebtedness ratio, a maximum secured indebtedness ratio and a minimum fixed charge coverage ratio. Our failure to comply with these covenants or the occurrence of an event of default could result in acceleration of our debt and other financial obligations under the revolving credit facility.

We intend to use the revolving credit facility for general corporate purposes, including the funding of potential future acquisitions.

The commitments are subject to closing conditions that include, among other things, successful completion of this offering, payment of fees and the execution and delivery of definitive documentation satisfactory to the lenders. There can be no assurance that all of the closing conditions will be satisfied.

Non-GAAP Financial Measures

Our reported results are presented in accordance with GAAP. We also disclose FFO and AFFO both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

The following table reconciles net income (which we believe is the most comparable GAAP measure) to FFO and AFFO:

	Nine Months Ended September 30,			Year Ended December 31,
	2019 (Pro Forma) (Unaudited)	2019 (Historical) (Unaudited)	2018 (Historical) (Unaudited)	2018 (Pro Forma) (Unaudited)	2018 (Historical)	2017 (Historical)

Net Income	$1,812,287	$2,925,819	$3,160,343	$2,374,237	$4,014,955	$2,812,769

Depreciation and Amortization	4,267,106	3,946,794	3,643,709	5,689,476	4,900,719	3,057,346

Funds from Operations	6,079,393	6,872,613	6,804,052	8,063,713	8,915,674	5,870,115

Adjustments:

Straight-Line Rent Adjustment	(417,136)	(335,982)	(342,939)	(618,424)	(450,566)	(384,055)

Non-Cash Compensation	120,000	438,603	225,883	160,000	232,426	136,536

Amortization of Deferred Loan Costs to Interest Expense	129,375	—	—	172,500	—	—

Amortization of Intangible Assets and Liabilities to Lease Income	(157,773)	(193,018)	(169,363)	(210,363)	(229,329)	(165,973)

Amortization of Deferred Expenses to Lease Income	—	226,823	226,823	—	302,431	50,405

Adjusted Funds from Operations	$5,753,859	$7,009,039	$6,744,456	$7,567,426	$8,770,636	$5,507,028

Critical Accounting Policies

The financial statements included in this registration statement are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. The development and selection of these critical accounting policies have been determined by us through our Manager. Actual results could differ from those estimates.

The most critical accounting policies, which involve the use of estimates and assumptions as to future uncertainties and, therefore, may result in actual amounts that differ from estimates, are as follows:

Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period presented. Actual results could differ from those estimates.

Because of, among other factors, the fluctuating market conditions that currently exist in the national real estate markets, and the volatility and uncertainty in the financial and credit markets, it is possible that the estimates and assumptions, most notably those related to the Company’s investment in income properties, could change materially due to the continued volatility of the real estate and financial markets or as a result of a significant dislocation in those markets.

Real Estate Investments. Real Estate, which is primarily comprised of the income properties in our portfolio, is stated at cost, less accumulated depreciation and amortization. Such income properties are depreciated on a straight-line basis over their estimated useful lives. Renewals and betterments are capitalized to the applicable income property accounts. The cost of maintenance and repairs is expensed as incurred. The cost of property retired or otherwise disposed of, and the related accumulated depreciation or amortization, are removed from the accounts, and any resulting gain or loss is recorded in the statement of operations.

Long-Lived Assets. The Company follows FASB ASC Topic 360-10, Property, Plant, and Equipment in conducting its impairment analyses. The Company reviews the recoverability of long-lived assets, primarily real estate, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Examples of situations considered to be triggering events include: a substantial decline in operating cash flows during the period, a current or projected loss from operations, an income property not fully leased or leased at rates that are less than current market rates, and any other quantitative or qualitative events deemed significant by our management. Long-lived assets are evaluated for impairment by using an undiscounted cash flow approach, which considers future estimated capital expenditures. Impairment of long-lived assets is measured at fair value less cost to sell.

Purchase Accounting for Acquisitions of Real Estate Subject to a Lease. In accordance with the FASB guidance on business combinations, the fair value of the real estate acquired with in-place leases is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs, based in each case on their relative fair values.

The fair value of the tangible assets of an acquired leased property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, building and tenant improvements based on the determination of the fair values of these assets.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded as other assets or liabilities based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases, and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining term of the lease, including the probability of renewal periods. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term unless the Company believes that it is likely that the tenant will renew the option whereby the Company amortizes the value attributable to the renewal over the renewal period.

The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as-if-vacant, determined as set forth above. The value of in-place leases exclusive of the value of above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. The value of tenant relationships is reviewed on individual transactions to determine if future value was derived from the acquisition.

Income Property Lease Revenue. The rental arrangements associated with the Company’s income property portfolio are classified as operating leases. The Company recognizes lease income on these properties on a straight-line basis over the term of the lease. Accordingly, contractual lease payment increases are recognized evenly over the term of the lease. The periodic difference between lease income recognized under this method and contractual lease payment terms (i.e., straight-line rent) is recorded as a deferred operating lease receivable and is included in Straight-line Rent Adjustment on the Company’s combined balance sheets for the years ended December 31, 2018 and 2017.

The collectability of income property portfolio tenant receivables and straight-line rent adjustments is determined based on, among other things, the aging of the tenant receivable, management’s evaluation of credit risk associated with the tenant and industry of the tenant, and a review of specifically identified accounts using judgment. As of December 31, 2018, and 2017, no allowance for doubtful accounts was required.

Deferred Expenses. Deferred expenses include tenant lease incentives and leasing costs such as brokerage commissions, legal, and other costs which are amortized over the term of the respective lease agreements. Tenant lease incentives are amortized as an offset to operating lease income while leasing costs are amortized and included in depreciation and amortization in the Company’s combined statements of operations.

Income Taxes. The Company has in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intends to revoke its S election prior to the closing of this offering. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its short taxable year ending December 31, 2019, and believes that its organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT commencing with such taxable year. As such, the combined financial statements of the Company have been prepared as if the Company qualified as a REIT for the periods presented. As a REIT, the Company will be subject to U.S. federal and state income taxation at corporate rates on its net taxable income; the Company, however, may claim a deduction for the amount of dividends paid to its stockholders. Amounts distributed as dividends by the Company will be subject to taxation at the stockholder level only. While the Company must distribute at least 90% of its REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, to qualify as a REIT, the Company intends to distribute all of its net taxable income, if any, and eliminate U.S. federal and state income taxes on undistributed net taxable income. The Company is allowed certain other non-cash deductions or adjustments, such as depreciation expense, when computing its REIT taxable income and distribution requirement. These deductions permit the Company to reduce its dividend payout requirement under U.S. federal income tax laws. Certain states may impose minimum franchise taxes. The Company may form one or more TRSs, which will be subject to applicable U.S. federal, state and local corporate income tax on their taxable income. For the periods presented, the Company did not have any TRSs that would be subject to taxation.

New Accounting Pronouncements. For a description of the impact of new accounting pronouncements on our financial statements, refer to Note 3 in the Notes to Combined Financial Statements for the years ended December 31, 2018 and 2017.

Off-Balance Sheet Arrangements

As of September 30, 2019, Alpine Income Property Trust Predecessor did not have any off-balance sheet arrangements.

MARKET OPPORTUNITY

Unless otherwise indicated, the following information is based upon a report prepared for us by RCG.

Employment and Demographic Overview

The U.S. economic expansion continued through the first half of 2019, bolstered by business deregulation, increased consumer spending, income growth and continued accommodative monetary policy. In total, U.S. employers created more than 2.2 million nonfarm jobs during the 12 months ended July 31, 2019, a slight moderation as compared with the nearly 2.7 million nonfarm jobs that U.S. employers created during the year ended December 31, 2018. Economic growth during 2018 was fueled in part by tax cuts, and the pace of hiring during 2018 was slightly faster than the pace of hiring in 2017. In total, the U.S. added nearly 12.9 million jobs during the five-year period ended December 31, 2018.

With the economy near full employment, private sector employers added an average of 157,000 jobs per month in the first seven months of 2019, a moderate growth rate that was generally consistent with the pace of labor force growth over the same period. Hiring remained broad-based across a wide range of industries and was spread across the country. Tight labor market conditions constrained employment growth in some regions, while private sector hiring was generally strongest in regions with robust population and labor force growth, particularly in the South and West.

Consistent with continued job growth and the broad strength of the U.S. economy in recent years, U.S. labor market conditions remain particularly tight. The national unemployment rate reached 3.7% as of July 31, 2019, near the lowest unemployment rate in 50 years, and was relatively unchanged in recent months. Tight labor market conditions are supporting accelerating wage growth across a wide range of industries, as well as robust consumer spending. As of June 30, 2019, wage growth reached 3.9% year-over-year, according to the Federal Reserve Bank of Atlanta.

The U.S. population increased by approximately two million people year-over-year to more than 327 million as of July 1, 2018, according to the U.S. Census Bureau. During the five-year period ended July 1, 2018, the national population increased by 11.1 million. Combined with sustained population growth, favorable economic conditions fueled steady household formation, and RCG estimates that new household formation in the U.S. reached 1.5 million at the end of 2018. The growth in U.S. population and number of new households in the U.S. provides a growing demand base for consumer goods and services.

As of June 30, 2019, national real disposable personal income increased by 3.2% year-over-year, which contributed to 3.3% growth in total U.S. retail sales, excluding motor vehicles, during the same period. Looking ahead, RCG expects that population growth and household formation, as well as job creation and wage growth, in the U.S. should continue to bolster consumer spending, business activity and commercial real estate tenant demand across a range of commercial real estate sectors, including the single-tenant, net lease market.

Single-Tenant, Net Lease Real Estate Market

The single-tenant, net lease market has expanded steadily over the last several years, and investor demand for net leased properties continued to gain momentum into 2019. Unlike a gross lease, which places the financial responsibility for most expenses with the property owner, the net lease structure shifts the majority or entirety of expenses for property taxes, insurance, maintenance and often utilities and capital expenditures, to the lessee, in addition to rent payments. Net leases are generally executed for an initial term of 10 to 15 years, but 20 and 25 year leases are not uncommon. Lease agreements often include multiple options for the tenant to extend, and may include terms for periodic rent increases. Comparatively, multi-tenant commercial real estate properties under gross leases often have average initial lease terms between five and ten years with shorter or fewer options to extend. Rent escalation is also commonly embedded in the net lease terms as a specified percentage increase of existing rent per year, or determined by reference to an inflation measure such as the Consumer Price Index. With cash flows that are intended to be passive, stable and paid at regular intervals, net leased real estate is similar, in many ways, to interest-bearing corporate bonds, but with the additional potential for appreciation in the value of the underlying property.

Types of Net Leased Properties

Single-tenant, net leased properties span across all the major business property types. Longer lease terms associated with net leased properties are ideal for tenants that desire to preserve locations pivotal to business success, including properties in key retail corridors, which capture foot traffic and are proximate to a key customer base, facilities along prime distribution networks with access to transportation infrastructure, flagship facilities which are integral to operations, and corporate regional or headquarters offices.

Because net lease terms generally exceed ten years, property owners typically seek tenants with solid business platforms and stable growth prospects, which may be better protected from economic cycles. The strength of the tenant is critical for owners in determining lease quality. As such, net lease tenants are often corporations or national brands with healthy balance sheets and established credit ratings. Net leased property owners also commonly focus on industries with stable underlying demand drivers, which are less prone to volatility and therefore better positioned to withstand economic downturns. For example, businesses providing necessity-based and lower-priced products and services that businesses and consumers often rely on regardless of economic fluctuations can help insulate a tenant from closing locations and provide a steady rent stream to net leased property owners even in down cycles. Finally, with the fast pace of innovation reshaping the real estate market, tenants most shielded from the effects of e-commerce are also desirable from a landlord perspective for long-term net lease transactions. Tenants in businesses and property segments which potentially have greater stability across economic cycles and lower exposure to changing technology, include:

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necessity-based retail such as convenience stores, grocery stores, pharmacies, car washes and gas stations, which are not only more e-commerce-resistant because they serve daily neighborhood needs, but may also benefit from ongoing demand through economic cycles;

•	budget-friendly retail segments such as discount retailers and fast food establishments, which generally are more resilient than higher-end retail segments during recessionary periods;

•	experiential/lifestyle segments such as fitness centers, theaters, personal services and casual dining, which are less likely to be replicated via e-commerce sales channels;

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net lease offices, such as regional or headquarters locations for major corporations, which typically have greater stability given tenant creditworthiness and company commitments to long-term leases; and

•	health-related businesses, such as medical practices and other health services, which serve ongoing needs of the local community.

Net Lease Structure Benefits

The net lease structure offers several benefits to both lessees and landlords. Tenants are able to control advantageous locations for longer periods while preserving or extracting capital for core business operations in order to expand. In many cases, the net lease structure provides opportunities for tenants to expand their corporate footprint without the capital required to purchase or develop real estate. In addition, sale-leaseback transactions can represent an efficient and economical way for an owner-occupier of real estate to raise capital, expand into new business ventures or reinvest into core business activities. For property owners, the nature of the net lease structure can create a long-term, reliable income stream, providing stability and reducing risk through economic cycles. More specifically, advantages of the net lease structure for landlords may include:

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Income Stability: The long lease term, pre-determined rent structure and credit tenant profile of many net leased properties create the potential for stable and predictable cash flows over an extended investment horizon. Because lease duration is significantly longer than an average gross lease, and operating expenses are minimal, net leased real estate can generate a consistent and predictable income stream for property owners. Moreover, tenants with strong balance sheets, which are often characteristic of lessees of net leased properties, can reduce fluctuations in property performance associated with re-tenanting as compared with multi-tenant properties. The primary risk in owning net leased real estate may be the creditworthiness of the tenant. Information regarding a tenant’s credit history is often accessible, however, enabling the landlord to determine corporate debt repayment history or rating and manage vacancy risk. Additionally, the often strategic locations of net leased properties can motivate tenants to exercise extension options or renew leases at the expiration of the lease term in order to preserve market share associated with locational advantages. Many retailers, restaurants and hotels, for example, are tied to specific locations in order to draw a specific customer base and to compete with other brands.

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Inflation Hedging: The structure of net leases can provide inflation-mitigating benefits for property owners as leases typically contain rent escalators that allow for rent increases at specific time periods, which can help to mitigate the effects of inflation. Additionally, landlords are shielded from the rising costs of property operating expenses, which are typically borne by the net lease tenant.

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Protection from Economic Volatility: In addition to inflation hedging, the longer terms of net leases can also offer protection against short-term economic volatility relative to shorter term gross leases. Since lease terms can range from 10 to 25 years, short-term movements in market-rate contract rents typically have a minimal effect on income from a net leased property. Reflecting this resilience to volatility, as shown below, rent growth for net-leased properties remained positive throughout the economic downturn in 2008 and 2009, while average rents fell among nearly all other major commercial property types.

Investor Mix and Growth of the Net Lease Market

Market Fragmentation

The net lease market is highly fragmented and decentralized. Although there are a number of larger non-traded and publicly traded REITs that invest in net leased properties, most single-tenant, net leased properties are owned by smaller investors, such as individuals, families, trusts and real estate operating companies, each of which holds relatively few properties. Reflecting the fragmented nature of the market, net lease market information is comparatively limited, which makes the overall size and fundamentals of the market difficult to quantify, track and analyze, particularly in smaller markets. The lack of information can create pricing opportunities and may be a significant advantage to well-capitalized firms with real estate market expertise and the financial resources to move quickly to acquire new properties or portfolios.

Growth of the Net Lease Market

Growth of the net lease market depends upon several factors, including net lease tenants opening new locations across a wide range of industries, such as retail, entertainment, personal services, food services, distribution centers, medical service providers, as well as corporate offices. In particular, growth among retail stores that have been resilient to e-commerce, such as experiential retail, discount and convenience stores, restaurants, gyms and pharmacies, can provide new net lease opportunities, support new real estate development and expand the universe of investable net leased properties. Similarly, the trend of healthcare industry tenants offering services from former retail spaces may provide redevelopment opportunities that significantly add to the pool of net leased properties.

The net lease market is also influenced by owner-occupiers selling and leasing back properties through sale-leaseback transactions as a means to raise capital or support business expansion by reallocating capital previously invested in real estate into core business activities. RCG estimates the total value of owner-occupied commercial real estate in the U.S. to be $1.5 to $2.0 trillion. As such, RCG believes there is considerable potential for sale-leaseback transactions to increase the overall size of the net lease market.

Additionally, in 2017, Congress established new tax incentives for investments in more than 8,700 designated opportunity zones around the country. RCG believes that increased residential and commercial development in these areas in the coming years should support population growth and increased economic activity and bolster demand for a wide range of businesses, including many potential net lease properties.

While the evolving market makes the precise size of the net lease market challenging to measure, RCG believes that the net lease market remains well positioned to accommodate a substantial amount of increased net lease investment activity from growth in consumer spending and business activity across a wide range of industries, new development of net leased properties, sale-leaseback transactions and potential increased residential and commercial development in opportunity zones.

Opportunities from Secular Shifts

Long-term drivers, including demographic shifts, changing consumer preferences and technological innovation, are having a significant impact on the way consumers, employers and businesses utilize real estate. RCG believes several of these trends could generate additional tenant demand for net leased properties. As e-commerce volume grows, retailers are increasingly using storefronts for last-mile delivery, making strategically located retail properties even more desirable. Long-term net leased properties in well-located population centers may be a desirable option for retailers looking to preserve locations integral to consumer distribution. E-commerce is also expected to continue to fuel growth in large warehouse/distribution facilities, driving demand for specialized, build-to-suit solutions, which are conducive to the single-tenant, net lease structure. Single-tenant properties which typically give tenants control over the design of their workplaces and make long-term capital expenditures in highly amenitized spaces more viable could also favor net lease structures.

Capital Environment

Investment Volume

While it is difficult to accurately assess the total volume of investment in net leased real estate properties, transaction activity for single-tenant properties can be a useful proxy, as a large number of these transactions represent net leased properties. Single-tenant investment activity reached an annualized pace of $49.9 billion as of June 30, 2019, down somewhat from the recent peak of $58.4 billion in 2018, but on pace with the average investment activity of more than $49.0 billion per year from 2015 through 2018. During the five-year period ended December 31, 2018, single-tenant investment activity totaled $236.7 billion, or more than $47.3 billion per year on average. The elevated level of investment in the net lease real estate segment continues to be largely driven by the potential for income stability combined with appreciation of underlying property values.

Capitalization Rate Trends

Reflecting the elevated level of investor demand, transaction-based capitalization rates for single-tenant properties decreased significantly through the current cycle and have remained near historical lows in the 6-7% range for the past several years. The stable capitalization rate trend highlights the continued inflow of capital into the single-tenant and net lease real estate segments.

However, compared with sovereign and corporate bond yields, the spread to single-tenant capitalization rates remained relatively wide. Through June 30, 2019, the single-tenant capitalization rate spread to BBB corporate bond yields increased to 238 basis points, compared with the average of 179 basis points from 2001 through June 30, 2019. Similarly, the single-tenant capitalization rate spread to the 10-year Treasury yield increased to 429 basis points as of June 30, 2019, wider than the average from 2001 through June 30, 2019 of 405 basis points, and significantly wider than during the previous growth cycle in the mid-2000s. If single-tenant capitalization rates remain relatively stable despite continued downward movement of bond yields, the spread would widen, highlighting the potential opportunity for attractive risk-adjusted returns.

BUSINESS AND PROPERTIES

Our Company

We are a newly organized real estate company that owns and operates a high-quality portfolio of single-tenant commercial properties. All of the properties in our initial portfolio are leased on a long-term basis and located primarily in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. Eighteen of the 20 properties in our initial portfolio, representing approximately 82% of our initial portfolio’s annualized base rent (as of September 30, 2019), are leased on a triple-net basis. Our properties are primarily leased to industry leading, creditworthy tenants, many of which operate in industries we believe are resistant to the impact of e-commerce. Our initial portfolio consists of 20 single-tenant, primarily net leased retail and office properties located in 15 markets in ten states, which we acquired from CTO in our formation transactions utilizing approximately $125.9 million of proceeds from this offering and the concurrent CTO private placement and 1,223,854 OP units that have an initial value of approximately $24.5 million based on the assumed public offering price of $20.00, which is the mid-point of the price range set forth on the front cover of this prospectus. For two of our properties in our initial portfolio, we are the lessor in a long-term ground lease to the tenant. We are externally managed by our Manager, a wholly-owned subsidiary of CTO. Concurrently with the closing of this offering, CTO will invest $7.5 million in exchange for shares of our common stock at a price per share equal to the public offering price per share in this offering. Upon completion of this offering, the concurrent CTO private placement and the formation transactions, CTO will own approximately 17.6% of our outstanding common stock (assuming the OP units to be issued to CTO in the formation transactions are exchanged for shares of our common stock on a one-for-one basis).

Our initial portfolio is comprised of single-tenant retail and office properties primarily located in or in close proximity to major MSAs, growth markets and other markets in the United States with favorable economic and demographic conditions and leased to tenants with favorable credit profiles or performance attributes. All of the properties in our initial portfolio are subject to long-term, primarily triple-net leases, which generally require the tenant to pay all of the property operating expenses such as real estate taxes, insurance, assessments and other governmental fees, utilities, repairs and maintenance and certain capital expenditures. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2019. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws.

Our objective is to maximize cash flow and value per share by generating stable and growing cash flows and attractive risk-adjusted returns through owning, operating and growing a diversified portfolio of high-quality single-tenant, net leased commercial properties with strong long-term real estate fundamentals. The 20 properties in our initial portfolio are 100% occupied and represent approximately 817,000 of gross rentable square feet with leases that have a weighted average lease term of approximately 8.2 years (based on annualized base rent as of September 30, 2019). None of our leases expire prior to January 31, 2024. Our initial portfolio is representative of our investment thesis, which consists of one or more of the following core investment criteria:

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Attractive Locations. The 20 properties in our initial portfolio represent approximately 817,000 gross rentable square feet, are 100% occupied and are primarily located in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. Approximately 82% of our initial portfolio’s annualized base rent as of September 30, 2019 was derived from properties (i) located in MSAs with populations greater than one million and unemployment rates less than 3.6% and (ii) where the mean household income within a three-mile radius of the property is greater than $88,000.

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Creditworthy Tenants. Approximately 38.2% of our initial portfolio’s annualized base rent as of September 30, 2019 was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency. Our largest tenant, Wells Fargo N.A., has an ‘A+’ credit rating from S&P Global Ratings and contributed approximately 25.0% of our initial portfolio’s annualized base rent as of September 30, 2019.

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Geographically Diversified. Our initial portfolio is occupied by 16 tenants across 15 markets in ten states. Our largest property, as measured by annualized base rent, is located in the Portland, Oregon MSA.

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100% Occupied with Long Duration Leases. Our initial portfolio is 100% leased and occupied. The leases in our initial portfolio have a weighted average remaining lease term of approximately 8.2 years (based on annualized base rent as of September 30, 2019), with none of the leases expiring prior to January 31, 2024.

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Contractual Rent Growth. Approximately 54.2% of the leases in our initial portfolio (based on annualized base rent as of September 30, 2019) provide for increases in contractual base rent during the current term. In addition, approximately 84% (based on annualized base rent as of September 30, 2019) of the leases in our initial portfolio allow for increases in base rent during the lease extension periods.

We will employ a disciplined growth strategy, which emphasizes investing in high quality properties located in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. We intend to lease our properties primarily to industry-leading, creditworthy tenants, many of which operate in industries we believe are resistant to the impact of e-commerce.

We believe that the single-tenant commercial properties we own and intend to acquire will provide our stockholders with investment diversification and can deliver strong risk-adjusted returns. We expect the majority of our net leased properties will be single-tenant retail properties, with the remainder comprised of single-tenant office properties that are critical to the tenant’s overall business. We believe the risk-adjusted returns for select single-tenant office properties are compelling and offer attractive investment yields, rental rates at or below prevailing market rental rates and an investment basis below replacement cost. Based on our senior management team’s experience, we believe single-tenant office properties often have less buyer competition. In addition, we believe that long-term property tenants who have consistently invested their own capital into their leased premises are less likely to vacate the property and the risk of significant capital investment to re-lease the property is reduced. We believe that certain of the single-tenant office properties in our initial portfolio provide the opportunity for increased rents to higher market rent levels at the end of their lease terms.

Our Competitive Advantages

We believe our strategy and structure provide us with competitive advantages as a newly formed REIT focused on single-tenant, net leased properties.

Positioned for Growth

We believe our initial size and debt-free balance sheet position us well for growth. As a smaller company relative to our publicly-traded net lease REIT peers, we will focus our acquisition activity on transactions that are often below the deal size that many of our competitors pursue, and even smaller accretive transactions can have a meaningful impact on our net asset value and cash flows. Although we expect to evaluate a relatively large volume of potential investment transactions, we believe our size will allow us to be selective, ensuring that our acquisitions align with our investment objectives, particularly with regard to our initial investment yield, target markets and real estate and tenant quality. Our initial debt-free balance sheet, any unallocated cash from this offering and the concurrent CTO private placement and access to growth capital through an undrawn $100 million unsecured revolving credit facility that we anticipate obtaining concurrently with the completion of this offering will provide significant initial capital for our growth.

Experienced Management

The parent company of our Manager, CTO, is a 109-year old real estate company that has been publicly-traded for 50 years and is currently listed on the NYSE American. CTO has paid an annual dividend since 1976. Our senior management team, which is also the senior management team of CTO, has substantial experience investing in, owning, managing, developing and monetizing commercial real estate properties across the United States, particularly single-tenant, net leased properties. Our senior management team has an extensive network for sourcing investments, including relationships with national and regional brokers, other REITs, corporate tenants, banks and other financial services firms, private equity funds and leading commercial real estate investors. Our senior management team is led by John P. Albright, President and Chief Executive Officer of our company and CTO. Additionally, our senior management team includes: Mark E. Patten, Senior Vice President, Chief Financial Officer and Treasurer of our company and CTO; Steven R. Greathouse, Senior Vice President, Investments of our company and CTO; and Daniel E. Smith, Senior Vice President, General Counsel and Corporate Secretary of our company and CTO. Messrs. Albright, Patten and Greathouse have worked together at CTO for over seven years, and our senior management team has an average of more than 19 years of experience with public real estate companies, including REITs, as well as significant experience in leadership positions at other public companies, a Big Four public accounting firm and private real estate companies. Our senior management team is experienced in all areas of managing a public company, including regulatory reporting, capital markets activity, investor relations and communication, compliance, stock exchange matters and cost management. Our senior management team has combined experience of over 100 years, almost entirely in real estate.

During their tenure at CTO, our senior management team has executed approximately $560.0 million in commercial real estate transactions, primarily acquisitions of single-tenant, net leased properties, creating a high-quality income property portfolio that we believe compares favorably to our publicly-traded net lease REIT peers. The properties in our initial portfolio are located in markets where the average population and average household income, within a three-mile radius, are substantially higher than those of our publicly-traded net lease REIT peers. In addition, since 2012, our senior management team has disposed of more than $220 million of net leased properties generating more than $41.3 million in pre-tax gains for CTO’s shareholders. Also, while at CTO, our senior management team has sold over 5,400 acres of undeveloped land, generating proceeds of approximately $165 million, to a variety of developers and operators, including Tanger Outlets, Trader Joes, North American Development Group, or NADG, Minto Communities, or Minto, and Sam’s Club. Additionally, during October 2019, CTO completed the sale of a controlling interest in a venture that holds CTO’s remaining 5,300 acres of land for total proceeds of $97 million.

Acquisitions Under Evaluation

We anticipate that we will have the opportunity to grow our portfolio as a result of both third-party acquisition opportunities that our senior management team is currently evaluating and our exclusive right of first offer access to CTO’s remaining portfolio of single-tenant, net leased properties and future single-tenant, net leased properties pursuant to an exclusivity and ROFO agreement with CTO, although we do not view any such acquisition opportunities as probable at this time.

Third-Party Acquisitions Under Evaluation

As of November 1, 2019, our senior management team is evaluating on our behalf acquisition opportunities of single-tenant, net leased properties from third-parties with an estimated aggregate purchase price of approximately $337.2 million. We refer to these acquisition opportunities as our “acquisitions under evaluation.”

We consider an acquisition opportunity to be “under evaluation” if the property satisfies the following criteria: (i) the owner has advised us that the property is available for sale; (ii) our senior management team has had active discussions with the owner regarding a potential purchase of the property and such discussions have not been terminated by either party; and (iii) our senior management team is performing preliminary due diligence on the property and on the tenant in order to ascertain whether the property and tenant appear to satisfy our investment criteria. Our senior management team identified these acquisition opportunities for us through relationships that our senior management team has within the tenant, developer and brokerage communities. However, as of November 1, 2019, we do not have any contractual arrangements or non-binding letters of intent with any of the potential sellers of the properties included in our acquisitions under evaluation.

Converting any of our acquisitions under evaluation into a binding commitment with the seller is influenced by many factors including, but not limited to, the existence of other competitive bids, the satisfactory completion of all due diligence items by both parties and regulatory or lender approval, if required. The impact of these factors on the timing of any acquisition can vary based on the nature and size of each transaction. Once a binding commitment is reached with a seller, closing on the transaction is generally expected to occur within 30 to 60 days subject to the completion of routine property due diligence that is customary in real estate transactions. We have not entered into any binding or non-binder letters of intent or definitive purchase and sale agreements with respect to any of our acquisitions under evaluation. Accordingly, there can be no assurance that we will complete the acquisition of any of our acquisitions under evaluation.

Acquisition Opportunities from CTO

Our exclusivity and ROFO agreement requires CTO, prior to seeking to sell any of CTO’s single-tenant, net leased properties (whether now owned or developed and owned by CTO in the future) to a third party, to first offer to us the right to purchase any such property. As of November 1, 2019, CTO’s portfolio of single-tenant income properties, excluding the properties that are being sold or contributed to us in the formation transactions, consists of 29 single-tenant, net leased properties located in 11 states representing approximately 1.3 square feet of leasable area and has a weighted-average remaining lease term as of November 1, 2019 of 13.8 years.

Our exclusivity and ROFO agreement with CTO also precludes CTO from acquiring any single-tenant, net leased properties after the closing of this offering unless CTO first offers that opportunity to us and our independent directors decline to pursue the opportunity. However, this restriction will not apply to any single-tenant, net leased property that (i) was under contract for purchase by CTO or an affiliate of CTO as of the closing date of this offering, where such contract is not assignable to us and, despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to us, or (ii) prior to the closing of this offering, CTO has identified or designated as a potential “replacement property” in connection with an open (i.e., not yet completed) like-kind exchange under Section 1031 of the Code.

As of November 1, 2019, CTO has entered into purchase and sale contracts for CTO to purchase two single-tenant, net leased properties for an aggregate purchase price of approximately $14.5 million. It is not anticipated that CTO will identify or designate these properties as potential “replacement properties,” as described above. The acquisition of these properties is still subject to, among other things, customary closing conditions and the satisfactory completion of due diligence. It is expected that the acquisition of these properties will remain subject to ongoing due diligence at the time of the closing of this offering. The contracts providing for the acquisition of these properties by CTO are not assignable to us. Although CTO will be obligated to use commercially reasonable efforts to cause the sellers to agree to an assignment of these contracts to us, we are unable to determine at this time whether the sellers of these properties will agree to such an assignment. Accordingly, we cannot assure you that we will acquire these properties on the terms and timing described above or at all.

In addition, as of November 1, 2019, CTO has entered into non-binding letters of intent to acquire four single-tenant, net leased properties for an aggregate purchase price of approximately $21.1 million. CTO does not expect to enter into a binding purchase and sale contract with the seller of these properties prior to the closing of this offering, and it is not anticipated that CTO will identify or designate these properties as potential “replacement properties,” as described above. Accordingly, pursuant to the terms of the exclusivity and ROFO agreement, CTO will be precluded from acquiring these properties, after the closing of this offering, unless CTO first offers that opportunity to us and our independent directors decline to pursue the opportunity. We cannot assure you that we will acquire these properties on the terms and timing described above or at all.

Our Target Markets

Our initial portfolio and target markets are located primarily in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. We target markets which, among other factors, have low unemployment and/or positive employment growth and favorable population trends. We believe well-located properties in these markets will allow our senior management team to utilize its real estate expertise to increase the value of our properties and may present us with opportunities to achieve higher values and returns through redevelopment or re-tenanting alternatives in the future.

Within these markets, we emphasize investments in retail and office properties that offer attractive risk-adjusted investment returns. We intend to target, over time, a portfolio that generates 70% of its annual base rent from single-tenant retail properties and 30% of its annual base rent from single-tenant office properties. However, as of September 30, 2019, 57% of our initial portfolio’s annual base rent was generated from single-tenant retail properties and 43% of our initial portfolio’s annual base rent was generated from single-tenant office properties. We also target properties net leased to tenants that we determine have attractive credit characteristics, stable operating histories and healthy rent coverage levels, are well-located within their market and have rent levels at or below market rent levels. In general, we intend to target properties that have a capitalization rate, measured by underwritten forward twelve months cash net operating income, between 6.5% and 7.5%.

Investment Highlights

The following investment highlights describe what we believe are some of the key considerations for investing in our company:

•

Stability and Strength of Cash Flows in our Initial Portfolio. Our 100% occupied initial portfolio provides us with stable, long-term cash flows. Our initial portfolio of 20 properties is diversified by tenant and geography with annualized base rent of approximately $12.5 million as of September 30, 2019. We have no lease expirations prior to January 31, 2024. In addition, approximately 54.2% of the leases in our initial portfolio (based on annualized base rent as of September 30, 2019) provide for increases in contractual base rent during the current term. Only four of our initial portfolio’s 16 tenants contributed more than 6% of our initial portfolio’s annualized base rent as of September 30, 2019. Our largest tenant, Wells Fargo N.A., and our second largest tenant, Hilton Grand Vacations, contributed approximately 25.0% and 18.2%, respectively, of our initial portfolio’s annualized base rent as of September 30, 2019. Our strategy targets a scaled portfolio that, over time, will:

•	derive no more than 10% of the portfolio’s annualized base rent from any single tenant, irrespective of the tenant’s credit rating;

•	derive no more than 10% of the portfolio’s annualized base rent from any single industry;

•	derive no more than 5% of the portfolio’s annualized base rent from any single property; and

•	maintain significant geographic diversification.

Although our strategy targets a scaled portfolio that, over time, meets the diversification criteria described above, as of September 30, 2019, our initial portfolio:

•	had two tenants that individually contributed more than 10% of our annualized base rent;

•	derived more than 10% of our annualized base rent from three industries;

•	derived more than 5% of our annualized base rent from each of seven properties; and

•	had significant geographic concentration in the West and South regions of the United States (as defined by the U.S. Census Bureau).

We believe portfolio diversification decreases the impact from an adverse event that affects a specific tenant or region.

•

Creditworthy Tenants. As of September 30, 2019, approximately 38.2% of our initial portfolio’s annualized base rent was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency. As part of our overall growth strategy, we will seek to lease and acquire properties leased to creditworthy tenants that meet our underwriting and operating guidelines. Prior to entering into any acquisition or lease transaction, our Manager’s credit analysis and underwriting professionals will conduct a review of a proposed tenant’s credit quality based on our established underwriting methodologies. In addition, our Manager will consistently monitor the credit quality of our portfolio by actively reviewing the creditworthiness of our tenants. We anticipate that these reviews will include periodic assessments of the operating performance of each of our tenants and annual evaluations of the credit ratings of each of our tenants, including any changes to the credit ratings of such tenants (or the parents of such tenants) as published by a recognized credit rating agency. We believe that our Manager’s focus on creditworthy tenants will increase the stability of our rental revenue.

•

Attractive Locations in Major or Fast-Growing Markets. The properties in our initial portfolio are primarily located in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. Approximately 82% of our initial portfolio’s annualized base rent as of September 30, 2019 was derived from properties (i) located in MSAs with populations greater than one million and unemployment rates less than 3.6% and (ii) where the mean household income within a three-mile radius of the property is greater than $88,000. We believe that properties located in major metropolitan and growth areas benefit from certain advantageous attributes as compared to less densely populated areas, including supply constraints, barriers to entry, near-term and long-term prospects for job creation, population growth and rental rate growth. In addition, we believe that properties located in or in close proximity to major MSAs and growth markets generally have lower vacancy rates because they can potentially be leased to a broader range of tenants or redeveloped for different uses.

•

Diverse Initial Portfolio. We believe that our initial portfolio is diversified by tenant and geography. Our initial portfolio is diversified with 16 tenants operating in 13 industries across 15 markets in ten states.

•

Growth Oriented Balance Sheet. Upon completion of this offering and the related formation transactions, we will have no outstanding debt. We have obtained commitments for a $100 million unsecured revolving credit facility with a four year term and expect to enter into the facility concurrently with the completion of this offering. We expect that the credit facility will be available for funding future acquisitions and general corporate purposes. We intend to manage our balance sheet so that we have access to multiple sources of capital in the future that may offer us the opportunity to lower our cost of funding and further diversify our sources of capital. We intend to use leverage, in-line with industry standards, to continue to grow our net leased property portfolio.

•

Platform Allows for Significant Growth. We expect to build on our senior management team’s experience in net lease real estate investing and leverage CTO’s established and developed origination, underwriting, financing, documentation and property management capabilities to achieve attractive risk-adjusted growth.

•

Focused Investment Strategy. We seek to acquire, own and operate primarily freestanding, single-tenant commercial real estate properties primarily located in our target markets leased primarily pursuant to triple-net, long-term leases. Within our target markets, we will focus on investments in single-tenant retail and office properties. We will target tenants in industries that we believe are favorably impacted by current macroeconomic trends that support consumer spending, such as strong and growing employment and positive consumer sentiment, as well as tenants in industries that have demonstrated resistance to the impact of the growing e-commerce retail sector. We also will seek to invest in properties that are net leased to tenants that we determine have attractive credit characteristics, stable operating histories and healthy rent coverage levels, are well-located within their market and have rent levels at or below market rent levels. Furthermore, we believe that the size of our company will, for at least the near term, allow us to focus our investment activities on the acquisition of single properties or smaller portfolios of properties that represent a transaction size that most of our publicly-traded net lease REIT peers will not pursue on a consistent basis.

•

Disciplined Underwriting Approach. The net leased properties that we target for acquisition generally will be under long-term leases and occupied by a single tenant, consistent with our initial portfolio. In addition, we may invest in properties that we believe have strong long-term real estate fundamentals (such as attractive demographics, infill locations, desirable markets and favorable rent coverage ratios), would be suitable for use by different types of tenants or alternative uses, offer attractive risk-adjusted returns and possess characteristics that reduce our real estate investment risks. In considering the potential acquisition of a property, we also evaluate how in-place rental rates compare to current market rental rates, as well as the likelihood of an increase in the rental rate upon extension of the in-place lease or re-tenanting of the property. We seek long-term leases, typically with initial lease terms of over 8 years, plus tenant renewal options. In addition, we target leases with a triple-net structure which obligates our tenants to pay all or most property-level expenses.

Strengths of Our External Manager

We will be externally managed by Alpine Income Property Manager, LLC, a wholly-owned subsidiary of CTO. CTO is a 109-year old real estate company that has been publicly-traded for 50 years and is currently listed on the NYSE American. CTO has paid an annual dividend since 1976. Our senior management team, which will be provided to us through our Manager, is led by John P. Albright, President and Chief Executive Officer of our company and CTO. Additionally, our senior management team includes: Mark E. Patten, Senior Vice President, Chief Financial Officer and Treasurer of our company and CTO; Steven R. Greathouse, Senior Vice President, Investments of our company and CTO; and Daniel E. Smith, Senior Vice President, General Counsel and Corporate Secretary of our company and CTO. Our senior management team has extensive experience running a publicly-traded real estate company including regulatory reporting, capital markets activity, investor relations and communication, compliance, stock exchange matters and cost management. Messrs. Albright, Patten and Greathouse have worked together at CTO for over seven years, and our senior management team has an average of more than 19 years of experience with public real estate companies, including REITs, as well as significant experience in leadership positions at other public companies, a Big Four public accounting firm and private real estate companies. In addition, we believe that CTO’s established public company infrastructure and expertise will help us operate efficiently as a publicly-traded company.

During their tenure at CTO, our senior management team has executed approximately $560.0 million in commercial real estate transactions. In addition, since 2012, our senior management team has disposed of more than $220 million of net leased properties generating more than $41.3 million in pre-tax gains for CTO’s shareholders. During the year ended December 31, 2018, CTO acquired 11 single-tenant, net leased properties, for purchase prices aggregating approximately $105.1 million. From January 1, 2019 through November 1, 2019, CTO completed the acquisition of ten single-tenant, net leased properties, for purchase prices aggregating approximately $102.0 million.

We believe that we will benefit from our relationship with our Manager and CTO. Our Manager will draw upon the experience and resources of the full CTO platform. CTO is a diversified real estate operating company that owns, manages and develops commercial real estate properties across the United States. Our senior management team has a deep network of relationships for sourcing net leased investments, which includes relationships within the tenant, developer and brokerage communities in several instances allowing for exclusive off-market and first-look acquisition opportunities for net leased properties. These opportunities have resulted in transactions with multiple REITs, brokerage groups and investment funds and vehicles. In addition, our senior management team has been successful in leveraging its platform to assist existing tenants of CTO to develop new properties or expand their existing footprint. As of November 1, 2019, CTO owned 49 single-tenant and 4 multi-tenant net leased properties with approximately 2.4 million square feet of gross leasable area, which includes the 20 single-tenant, net leased properties that will comprise our initial portfolio.

We believe that CTO’s reputation, in-depth market knowledge and extensive network of long-standing relationships in the net lease industry will provide us access to attractive investment opportunities. Additionally, concurrently with the completion of this offering and the formation transactions, we will enter into the exclusivity and ROFO agreement, pursuant to which CTO will agree, subject to certain exceptions, that it will not:

•

acquire, directly or indirectly, a single-tenant, net leased property, including any property that CTO has under contract as of the closing date of this offering, unless CTO has first offered that opportunity to us and our independent directors have declined to pursue the opportunity; and

•

enter into any agreement with any third party for the purchase and/or sale of (i) any of CTO’s remaining 29 single-tenant, net leased properties prior to seeking to sell any such properties to a third party; or (ii) any single-tenant, net leased property developed and owned by CTO or any of its affiliates after the closing date of this offering, without first offering us the right to purchase such property.

Notwithstanding the foregoing, the above-described restriction on acquisitions by CTO and its affiliates of single-tenant, net leased properties will not apply where (i) as of the closing date of this offering CTO or its affiliate has such a property under contract for purchase, (ii) such contract is not assignable to us and (iii) despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to us.

See “Certain Relationships and Related Person Transactions—Exclusivity and ROFO Agreement.”

While we do not initially intend to engage in real estate development activities, we also believe that we will benefit from the real estate development expertise of our senior management team by utilizing this expertise in connection with underwriting our acquisition opportunities and with positioning and repositioning our properties to make them more attractive to existing and prospective tenants. Our senior management team has substantial experience purchasing properties with development and redevelopment potential as well as properties for direct redevelopment. We believe many of the existing net leased properties in CTO’s portfolio have imbedded value through potential re-tenanting or redevelopment, coupled with an investment basis that allows for redevelopment to achieve attractive risk-adjusted returns. The real estate development experience of our senior management team includes:

•

the construction, permitting, operation and subsequent sale of five self-developed multi-tenant office properties located on previously undeveloped land in Daytona Beach, Florida in 2016 and March 2018;

•

the acquisition of a former Publix shopping center in Winter Park, Florida that was effectively vacant and the redevelopment and lease-up of the retail center into a vibrant renovated center with a new high-performing 24 Hour Fitness as the anchor tenant and a new Wawa developed on a vacant outparcel; and

•	the purchase, entitlement and self-development of six vacant acres on the beach in Daytona Beach, Florida, into two single-tenant, net leased restaurant properties completed in January 2018.

We also intend to leverage the vast experience and relationships that our senior management team has developed from the sale of CTO’s 10,500 acres of land along I-95 in Daytona Beach, Florida since 2012. These relationships and experience include CTO working with buyers on the design, engineering and permitting activities necessary for their end use. Notable CTO land transactions in the past six years include, but are not limited to:

•	the sale of a controlling interest in a venture that holds CTO’s remaining 5,300 acres of land for total proceeds of $97 million;

•	the sale of 76 acres for a 630,000-square foot distribution center for Trader Joes;

•	the sale of 39 acres for a 350,000-square foot outlet center for Tanger Outlets;

•	the sale of 27 acres for a 70,000-square foot fulfillment center for Amazon;

•	the sale of 18 acres for the only Sam’s Club built in the U.S. in 2019;

•	the sale of 1,600 acres for Minto’s 3,400-home development of the first ever Latitude Margaritaville;

•	the sale of nearly 100 acres for a 400,000-square foot power center developed by NADG; and

•	the sale of 35 acres for the first Buc-ee’s outside of the state of Texas.

Our Initial Portfolio

Overview

The tables below present an overview of the properties in our initial portfolio as of September 30, 2019, unless otherwise indicated.

Property Type	Tenant	S&P Credit Rating (1)	Property Location	Rentable Square Feet		Lease Expiration Date	Remaining Term (Years)	Tenant Extension Options (Number x Years)	Contractual Rent Escalations	Annualized Base Rent (2)

Office	Wells Fargo	A+	Portland, OR	211,863		12/31/25	6.3	3x5	No	$3,124,979

Office	Hilton Grand Vacations	BB+	Orlando, FL	102,019		11/30/26	7.2	2x5	Yes	$1,658,143

Retail	LA Fitness	B+	Brandon, FL	45,000		4/26/32	12.6	3x5	Yes	$851,688

Retail	At Home	B+	Raleigh, NC	116,334		9/14/29	10.0	4x5	Yes	$658,351

Retail	Century Theater	BB	Reno, NV	52,474		11/30/24	5.2	3x5	No	$644,000

Retail	Container Store	B	Phoenix, AZ	23,329		2/28/30	10.4	2x5	Yes	$630,315

Office	Hilton Grand Vacations	BB+	Orlando, FL	31,895		11/30/26	7.2	2x5	Yes	$621,953

Retail	Live Nation Entertainment, Inc.	BB-	East Troy, WI	—	(3)	3/31/30	10.5	N/A	Yes	$546,542

Retail	Hobby Lobby	N/A	Winston-Salem, NC	55,000		3/31/30	10.5	3x5	Yes	$522,500

Retail	Dick’s Sporting Goods	N/A	McDonough, GA	46,315		1/31/24	4.3	4x5	No	$472,500

Retail	Jo-Ann Fabric	B-	Saugus, MA	22,500		1/31/29	9.3	4x5	Yes	$450,000

Retail	Walgreens	BBB	Birmingham, AL	14,516		3/31/29	9.5	N/A	No	$364,300

Retail	Walgreens	BBB	Alpharetta, GA	15,120		10/31/25	6.1	N/A	No	$362,880

Retail	Best Buy	BBB	McDonough, GA	30,038		3/31/26	6.5	4x5	No	$337,500

Retail	Outback	BB	Charlottesville, VA	7,216		9/30/31	12.0	4x5	Yes	$287,923

Retail	Walgreens	BBB	Albany, GA	14,770		1/31/33	13.3	N/A	No	$258,000

Retail	Outback	BB	Charlotte, NC	6,297		9/30/31	12.0	4x5	Yes	$206,027

Retail	Cheddars(4)	BBB	Jacksonville, FL	8,146		9/30/27	8.0	4x5	Yes	$175,000

Retail	Scrubbles(4)	N/A	Jacksonville, FL	4,512		10/31/37	18.1	4x5	Yes	$174,400

Retail	Family Dollar	BBB-	Lynn, MA	9,228		3/31/24	4.5	7x5	No	$160,000

Total / Wtd. Avg.				816,572			8.2			$12,507,001

(1)	Tenant, or tenant parent, rated entity.
(2)	Annualized cash base rental income in place as of September 30, 2019.
(3)

The Alpine Valley Music Theatre, leased to Live Nation Entertainment, Inc., is an entertainment venue consisting of a two-sided, open-air, 7,500-seat pavilion; an outdoor amphitheater with capacity for 37,000; and over 150 acres of green space.

(4)	We are the lessor in a ground lease with the tenant. Rentable square feet represents improvements on the property that revert to us at the expiration of the lease.

Tenant	Location	Address	Tenant Industry / Use	Year Built / Renovated	CTO Purchase Date	Square Feet	Acres

Wells Fargo	Portland, OR	18770 NW Walker Rd., Hillsboro, OR 97006	Financial Services	1978/2009	10/27/17	211,863	19

Hilton Grand Vacations —MCC	Orlando, FL	6355 Metrowest Blvd., Orlando, FL 32835	Hospitality	1988/2014	1/31/13	102,019	11

LA Fitness	Brandon, FL	2890 Providence Lakes Blvd., Brandon, FL 33511	Fitness	2006	4/28/17	45,000	5

At Home	Raleigh, NC	4700 Green Rd., Raleigh, NC 27604	Home Goods	1995/2014	9/29/16	116,334	14

Century Theater	Reno, NV	11 N. Sierra St., Reno, NV 89501	Theater	2000	11/30/16	52,474	1

Container Store	Phoenix, AZ	7850 W. Bell Rd., Glendale, AZ 85308	Home Improvement	2015	5/18/15	23,329	2

Live Nation Entertainment, Inc.	East Troy, WI	2699 Country Road D, East Troy, WI 53120	Entertainment	1977	8/30/19	—	158

Hobby Lobby	Winston-Salem, NC	3775 Oxford Station Way, Winston-Salem, NC 27103	Leisure Retailer	2015	5/16/19	55,000	8

Dick’s Sporting Goods	McDonough, GA	1855 Jonesboro Rd., McDonough, GA 30253	Leisure Retailer	2006	6/15/06	46,315	4

Jo-Ann Fabric	Saugus, MA	1073 Broadway, Saugus, MA 01906	Leisure Retailer	2009	4/6/17	22,500	5

Hilton Grand Vacations —Cambridge	Orlando, FL	1800 Metrocenter Blvd., Orlando, FL 32835	Hospitality	2000/2014	1/31/13	31,895	4

Best Buy	McDonough, GA	1861 Jonesboro Rd., McDonough, GA 30253	Electronics	2006	6/15/06	30,038	4

Walgreens	Birmingham, AL	101 Doug Baker Blvd., Birmingham, AL, 35242	Pharmacy	2003	6/5/19	14,516	2

Walgreens	Alpharetta, GA	4395 Kimball Bridge Rd., Johns Creek, GA 300022	Pharmacy	2000	3/31/04	15,120	2

Outback	Charlottesville, VA	1101 Seminole Trail, Charlottesville, VA 22901	Casual Dine	1984	9/15/16	7,216	1

Walgreens	Albany, GA	2414 Sylvester Rd., Albany, GA 31705	Pharmacy	2007	6/21/19	14,770	4

Outback	Charlotte, NC	16400 Northcross Dr., Huntersville, NC 28078	Casual Dine	1997	9/15/16	6,297	2

Cheddars(1)	Jacksonville, FL	4954 Town Center Parkway, Jacksonville, FL 32246	Casual Dine	2017	10/4/18	8,146	1

Scrubbles(1)	Jacksonville, FL	5064 Weebers Crossings Drive, Jacksonville, FL 32246	Car Wash	2017	10/4/18	4,512	2

Family Dollar	Lynn, MA	50 Central Ave, Lynn, MA 01901	Discount	2014	6/10/19	9,228	1

Total						816,572	250

(1)	Subject to a ground lease.

Diversification by Geography

The following table details the geographical locations of the properties in our initial portfolio as of September 30, 2019:

State	Annualized Base Rent	% of Annualized Base Rent	Number of Properties	Square Feet

Alabama	$364,300	2.9%	1	14,516

Arizona	$630,315	5.0%	1	23,329

Florida	$3,481,184	27.8%	5	191,572

Georgia	$1,430,880	11.5%	4	106,243

Massachusetts	$610,000	4.9%	2	31,728

North Carolina	$1,386,878	11.1%	3	177,631

Nevada	$644,000	5.1%	1	52,474

Oregon	$3,124,979	25.0%	1	211,863

Virginia	$287,923	2.3%	1	7,216

Wisconsin	$546,542	4.4%	1	—

Total	$12,507,001	100.0%	20	816,572

Lease Expirations

As of September 30, 2019, the weighted average remaining term of our leases was approximately 8.2 years (based on annualized base rent), with none of the leases expiring prior to January 31, 2024. The following table sets forth our lease expirations for leases in place as of September 30, 2019:

Lease Expiration Year (1)(2)	Annualized Base Rent	% of Base Rent	Number of Properties

2019	—	—	—

2020	—	—	—

2021	—	—	—

2022	—	—	—

2023	—	—	—

2024	$1,276,500	10.21%	3

2025	$3,487,859	27.89%	2

2026	$2,617,596	20.93%	3

2027	$175,000	1.40%	1

2028	—	—	—

2029	$1,472,651	11.77%	3

2030	$1,699,357	13.59%	3

2031	$493,950	3.95%	2

2032	$851,688	6.81%	1

2033	$258,000	2.06%	1

2034	—	—	—

2035	—	—	—

2036	—	—	—

2037	$174,400	1.39%	1

2038	—	—	—

2039	—	—	—

2040	—	—	—

Total	$12,507,001	100.0%	20

(1)	Expiration year of contracts in place as of September 30, 2019. Excludes any tenant option renewal periods that have not been exercised.
(2)	Assumes each tenant’s earliest right to terminate is lease expiration date.

Our Business and Growth Strategies

Our objective is to maximize cash flow and value per share by generating stable and growing cash flows and attractive risk-adjusted returns through owning, operating and growing a diversified portfolio of high-quality single-tenant, net leased properties. Our business and growth strategy is differentiated from that of our larger peers in that we are able to focus our acquisition efforts on single-asset and small portfolio transactions which we believe will provide attractive risk-adjusted returns. We intend to pursue our objective through the following business and growth strategies:

•

Focus on Net Leased Retail and Office Properties in Major Metropolitan Areas and Growth Markets. We focus on owning, operating and investing in single-tenant, net leased retail and office properties located primarily in or in close proximity to major MSAs and in growth markets and other markets in the United States with favorable economic and demographic conditions. We also seek to invest in properties that are net leased to tenants that we determine have attractive credit characteristics and stable operating histories, or well-located infill properties with higher value redevelopment or re-tenanting alternatives, when appropriate.

•

Manage and Grow a Diverse Portfolio of High Quality Net Leased Assets. We will manage and grow our portfolio of single-tenant, net leased properties to generate sustainable, stable cash flows and maximize the long-term return on our investments. We expect to utilize the extensive real estate experience, disciplined underwriting approach and risk management expertise of our Manager and CTO. When underwriting investments, we will emphasize high-quality net leased properties, with strong operating performance, healthy rent coverage ratios and tenants with attractive credit characteristics.

General Investment and Lease Characteristics. In general, we will seek to acquire properties with or enter into leases with (i) relatively long terms (typically with initial lease terms over ten years and tenant renewal options); (ii) at or below market rental rates; (iii) attractive rent coverage ratios; (iv) meaningful rent escalations and (v) tenants that operate in industries we believe are resistant to the impact of e-commerce.

Diversification. We seek to maintain geographic and economic diversity in our properties and income streams. We believe this strategy will help mitigate the risks associated with concentrations of tenants, industries, properties or regions. Our strategy targets a scaled portfolio that, over time, will:

•	derive no more than 10% of the portfolio’s annualized base rent from any single tenant, irrespective of the tenant’s credit rating;

•	derive no more than 10% of the portfolio’s annualized base rent from any single industry;

•	derive no more than 5% of the portfolio’s annualized base rent from any single property; and

•	maintain significant geographic diversification.

Asset Management. We will regularly review each property in our portfolio in order to identify opportunities and mitigate risks in an effort to maximize stockholder value. This review will include, among other items:

•	evaluating the business performance of the tenant at the property level;

•	evaluating the credit quality and broader business performance of the tenant;

•	assessing the local real estate market conditions and market rents relative to in-place rents;

•	monitoring concentrations within the portfolio, including with respect to credit, geography and lease term;

•	forecasting requirements for capital expenditures; and

•	determining opportunities to recycle capital through an assessment of changes in market conditions, such as tenant credit, market demographics and capitalization rates.

We will utilize CTO’s existing infrastructure and extensive expertise to monitor the credit profile of each of our tenants on an ongoing basis. We believe that this approach will enable us to proactively identify opportunities and address issues in a timely manner.

•

Manage Our Balance Sheet for Flexibility and Optimal Capital Costs. We will seek to maintain a balance sheet that strikes a prudent balance between debt and equity financing and maintains funding sources that lock in long-term investment spreads and limit exposure to interest rate volatility. We intend to target long-term leverage of six times net debt to EBITDA or less. We anticipate having access to multiple sources of capital, including an undrawn $100 million unsecured revolving credit facility that we expect to enter into concurrently with the completion of this offering. Our pro forma cash balance of $18.2 million and undrawn $100 million credit facility will provide significant initial capital for our near-term growth.

Investment Guidelines

Upon completion of this offering, our board of directors will have approved the following investment guidelines:

•	No investment will be made that would cause us to fail to qualify as a REIT under the Code.

•	No investment will be made that would cause us or any of our subsidiaries to be required to be registered as an investment company under the Investment Company Act.

•	All acquisitions of single-tenant, net leased properties from CTO or any of its affiliates must be approved by a majority of our independent directors.

Upon completion of this offering, our board of directors will have approved additional investment guidelines establishing the limits of authority for our Manager which, among other things, will stipulate that any and all acquisitions of single-tenant, net leased properties that exceed a certain investment threshold, in terms of total purchase price and/or investment yield at acquisition, will require the approval of the majority of our independent directors.

From time to time, the investment guidelines may be amended, restated, supplemented or waived without the approval of our stockholders, but with the approval of a majority of our independent directors.

Our Leases

In general, we will seek to acquire properties with or enter into leases with (i) relatively long terms (typically with initial lease terms over ten years and tenant renewal options); (ii) at or below market rental rates; (iii) attractive rent coverage ratios; (iv) meaningful rent escalations and (v) tenants that operate in industries we believe are resistant to the impact of e-commerce. All of the properties in our initial portfolio are subject to long-term, primarily triple-net leases, which generally require the tenant to pay all of the property operating expenses such as real estate taxes, insurance, assessments and other governmental fees, utilities, repairs and maintenance and certain capital expenditures.

In addition, two of our properties are subject to ground leases. These leases are generally long term leases where the lessee may use or develop the property but we retain title to the land.

Underwriting

Our Manager’s strategy for investing in target properties is focused on factors including, but not limited to, long-term real estate fundamentals and target markets, including major MSAs or growth markets and other markets in the United States with favorable economic and demographic conditions. In evaluating an investment, our Manager employs a methodology which includes an evaluation of: (i) the attributes of the real estate (e.g. location, market demographics, comparable properties in the market, etc.); (ii) an evaluation of the existing tenant (e.g. creditworthiness, property level sales, tenant rent levels compared to the market, etc.); (iii) other market-specific conditions (e.g. tenant industry, job and population growth in the market, local economy, etc.); and (iv) considerations relating to our business and strategy (e.g., strategic fit of the asset type, property management needs, etc.).

Our Manager’s underwriting process evaluates comparable real estate assets in the relevant real estate market. Our Manager generally seeks to invest in real estate assets that are high quality and suitable for use by different tenants. Our Manager also seeks to rent properties at market or below-market rents to reduce vacancy risk and enhance the stability of our rental revenue. When evaluating market rents, our Manager may use market data provided by third-party real estate services firms such as CoStar Group, Inc. and Real Capital Analytics, Inc. These underwriting procedures provide our Manager with an idea of likely ranges of real estate valuation in the event a property should need to be leased to a replacement tenant.

Our Manager performs detailed credit reviews of the financial condition of all of our proposed tenants to determine their financial strength and flexibility. As part of this review, our Manager will evaluate the strength of the proposed tenant’s business at the property and at a corporate level, if applicable, and may consider the risk of tenant/company insolvency using internally developed methodologies or assessments provided by third parties. Our Manager will also consider a proposed tenant’s ability to pay the required rent pursuant to the proposed lease as well as the capital requirements needed for maintaining the property pursuant to the proposed lease. Our Manager’s assessment of the tenant’s financial condition and cash flows would not necessarily look solely to the cash flows generated by the tenant from the operations at the applicable property. The tenant’s other cash flow and capital sources would also be considered a potential resource for payment to us and represent a secondary source of our payments. Alternative tenant cash flows from sources other than the properties we own can increase the stability of our rental revenue. When appropriate, our Manager may seek credit enhancements from our tenants, such as having a tenant’s parent company or an affiliate guarantee its lease obligations to us.

Our Manager will carefully evaluate the industry in which a prospective tenant operates and the structural terms of the proposed lease. When evaluating an industry, our Manager will seek to determine relevant competitive factors and the long-term viability of the industry. We believe that by identifying macro-economic industry trends, we can better attempt to avoid investment in industries subject to long-term functional obsolescence. We believe that industry viability supports investments, residual values and investment recovery values in the event of tenant defaults.

Asset Management

We will actively manage our portfolio to ensure tenant compliance with applicable lease agreements and to ensure that our properties are maintained. We will also attempt to limit potential defaults through consistent and ongoing monitoring of our tenants and the performance of their business operations. In the event that we determine that a particular property should be re-tenanted, we will intervene to identify an appropriate new tenant and reach agreement on a lease that meets our requirements for the property. Our active asset management will also include the identification of properties in our portfolio which we might consider for disposition, assistance in the marketing of such properties for sale and the completion of the sales process, subject to limitations imposed as a result of our status as a REIT. Following the acquisition of each property, we will continue to actively monitor the profitability of the property as well as the financial performance of each of our tenants.

Real Estate Monitoring

We will generally physically inspect every property that we acquire in connection with our initial investment. However, under certain circumstances, such as an acquisition of a large portfolio of properties, it may not be practicable for us to physically inspect each property, in which case we will rely on other due diligence procedures, such as review of financial and documentary information that may include third-party reports such as title examinations, land title surveys, environmental reports and zoning reports. We will periodically perform site inspections of our properties based on an evaluation of financial performance, unique property characteristics and industry factors and trends. We will use information gained from site visits to monitor tenant compliance with maintenance obligations and to provide a leading indicator of property-level performance trends.

Financing Strategy

Our long-term financing strategy is to maintain a prudent leverage profile that supports operational flexibility and contributes to more favorable opportunities for superior risk-adjusted returns for our stockholders. We expect to finance our operations and the acquisition and maintenance of our portfolio and other assets using several different sources, including cash from operations, proceeds from issuances of our equity and debt securities and possibly proceeds from sales of our properties. We anticipate having access to multiple sources of capital, including an undrawn $100 million unsecured revolving credit facility that we expect to enter into concurrently with the completion of this offering. Our pro forma cash balance of $18.2 million and undrawn $100 million credit facility will provide significant initial capital for our near-term growth. We intend to target long-term leverage of six times net debt to EBITDA or less.

Tax Status

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2019. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

Competition

The real estate business generally is highly competitive. We intend to focus on investing in commercial real estate that produces income primarily through the leasing of assets to tenants. To identify investment opportunities in income-producing real estate assets and to achieve our investment objectives, we compete with numerous companies and organizations, both public as well as private, of varying sizes, ranging from organizations with local operations to organizations with national scale and reach, and in some cases, we compete with individual real estate investors. In all the markets in which we compete to acquire net leased properties, price is the principal method of competition, with transaction structure and certainty of execution also being significant considerations for potential sellers. We face competition for acquisitions of real property from investors, including traded and non-traded public REITs, private equity investors and institutional investment funds, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk. This competition may increase the demand for the types of properties in which we typically invest and, therefore, reduce the number of suitable investment opportunities available to us and increase the prices paid for such acquisition properties. This competition will increase if investments in real estate become more attractive relative to other forms of investment.

As a landlord, we compete in the multi-billion-dollar commercial real estate market with numerous developers and owners of properties, many of which own properties similar to ours in the same markets in which our properties are located. Some of our competitors have greater economies of scale, lower costs of capital, access to more resources and greater name recognition than we do. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose our tenants or prospective tenants and we may be pressured to reduce our rental rates or to offer substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options in order to retain tenants when our leases expire.

Employees

We are externally managed and, upon the completion of this offering, will be advised by our Manager pursuant to the management agreement between our Manager and us. All of our executive officers serve as officers of our Manager and CTO, and one of our directors, John P. Albright, serves as an officer of our Manager and an officer and director of CTO. We do not expect to have any employees. See “Our Manager and the Management Agreement—Management Agreement.”

Principal Executive Offices

Our principal offices are located at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114. We believe that our facilities are adequate for our present and future operations.

Legal Proceedings

From time to time, we may be party to various lawsuits, claims for negligence and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on our business, financial position, liquidity or results of operations if determined adversely to us.

Insurance

Our tenants are generally required to maintain liability and property insurance coverage for the properties they lease from us pursuant to triple-net leases. These leases generally require our tenants to name us (and any of our lenders that have a mortgage on the property leased by the tenant) as additional insureds on their liability policies and additional named insured and/or loss payee (or mortgagee, in the case of our lenders) on their property policies. Depending on the location of the property, losses of a catastrophic nature, such as those caused by earthquakes and floods, may be covered by insurance policies that are held by our tenant with limitations such as large deductibles or co-payments that a tenant may not be able to meet. In addition, losses of a catastrophic nature, such as those caused by wind/hail, hurricanes, terrorism or acts of war, may be uninsurable or not economically insurable. In the event there is damage to our properties that is not covered by insurance and such properties are subject to recourse indebtedness, we will continue to be liable for the indebtedness, even if these properties are irreparably damaged. See “Risk Factors—Risks Related to Our Business and Properties—Insurance on our properties may not adequately cover all losses and uninsured losses could materially and adversely affect us.”

In addition to being a named insured on our tenants’ liability policies, we will separately maintain commercial general liability coverage. We will also maintain full property coverage on all untenanted properties and other property coverage as may be required by our lenders, which are not required to be carried by our tenants under our leases.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act, and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have irrevocably opted-out of the extended transition period afforded to emerging growth companies in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

Regulation

General. Our properties are subject to various laws, ordinances and regulations, including those relating to fire and safety requirements, and affirmative and negative covenants and, in some instances, common area obligations. Our tenants have primary responsibility for compliance with these requirements pursuant to our leases. We believe that each of our properties has the necessary permits and approvals.

Americans With Disabilities Act. Under Title III of the ADA, and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard considers, among other factors, the financial resources of the affected site and the owner, lessor or other applicable person.

Compliance with the ADA, as well as other federal, state and local laws, may require modifications to properties we currently own or may purchase or may restrict renovations of those properties. Failure to comply with these laws or regulations could result in the imposition of fines or an award of damages to private litigants, as well as the incurrence of the costs of making modifications to attain compliance, and future legislation could impose additional obligations or restrictions on our properties. Although our tenants are generally responsible for all maintenance and repairs of the property pursuant to our lease, including compliance with the ADA and other similar laws or regulations, we could be held liable as the owner of the property for a failure of one of our tenants to comply with these laws or regulations.

Environmental Matters

Federal, state and local environmental laws and regulations regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various of these laws and regulations, a current or previous owner, operator or tenant of real estate may be required to investigate and clean up hazardous or toxic substances, hazardous wastes or petroleum product releases or threats of releases at the property, and may be held liable to a government entity or to third parties for property damage and for investigation, clean-up and monitoring costs incurred by those parties in connection with the actual or threatened contamination. These laws may impose clean-up responsibility and liability without regard to fault, or whether the owner, operator or tenant knew of or caused the presence of the contamination. The liability under these laws may be joint and several for the full amount of the investigation, clean-up and monitoring costs incurred or to be incurred or actions to be undertaken, although a party held jointly and severally liable may seek to obtain contributions from other identified, solvent, responsible parties of their fair share toward these costs. These costs may be substantial and can exceed the value of the property. In addition, some environmental laws may create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. As the owner or operator of real estate, we also may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the real estate. The presence of contamination, or the failure to properly remediate contamination, on a property may adversely affect the ability of the owner, operator or tenant to sell or rent that property or to borrow using the property as collateral and may adversely impact our investment in that property.

Some of our properties contain, have contained or are adjacent to or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. Similarly, some of our properties were used in the past for commercial or industrial purposes, or are currently used for commercial purposes, that involve or involved the use of petroleum products or other hazardous or toxic substances or are adjacent to or near properties that have been or are used for similar commercial or industrial purposes. These operations create a potential for the release of petroleum products or other hazardous or toxic substances, and we could potentially be required to pay to clean up any contamination. In addition, environmental laws regulate a variety of activities that can occur on a property, including the storage of petroleum products or other hazardous or toxic substances, air emissions, water discharges and exposure to lead-based paint. Such laws may impose fines or penalties for violations and may require permits or other governmental approvals to be obtained for the operation of a business involving such activities. As a result of the foregoing, we could be materially and adversely affected.

Environmental laws also govern the presence, maintenance and removal of asbestos-containing materials (“ACM”). Federal regulations require building owners and those exercising control over a building’s management to identify and warn, through signs and labels, of potential hazards posed by workplace exposure to installed ACM in their building. The regulations also have employee training, record keeping and due diligence requirements pertaining to ACM. Significant fines can be assessed for violation of these regulations. As a result of these regulations, building owners and those exercising control over a building’s management may be subject to an increased risk of personal injury lawsuits by workers and others exposed to ACM. The regulations may affect the value of a building containing ACM in which we have invested. Federal, state and local laws and regulations also govern the removal, encapsulation, disturbance, handling and/or disposal of ACM when those materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. These laws may impose liability for improper handling or a release into the environment of ACM and may provide for fines to, and for third parties to seek recovery from, owners or operators of real properties for personal injury or improper work exposure associated with ACM.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury occurs.

With respect to each of the properties in our initial portfolio, CTO has obtained Phase I environmental site assessments. We will obtain Phase I environmental assessments on all properties we acquire after the completion of this offering. Phase I environmental site assessments are limited in scope and therefore may not reveal all environmental conditions affecting a property. However, if recommended in the initial assessments, we may undertake additional assessments such as soil and/or groundwater samplings or other limited subsurface investigations and ACM or mold surveys to test for substances of concern. A prior owner or operator of a property or historic operations at our properties may have created a material environmental condition that is not known to us or the independent consultants preparing the site assessments. Material environmental conditions may have arisen after the review was completed or may arise in the future, and future laws, ordinances or regulations may impose material additional environmental liability. If environmental concerns are not satisfactorily resolved in any initial or additional assessments, we may obtain environmental insurance policies to insure against potential environmental risk or loss depending on the type of property, the availability and cost of the insurance and various other factors we deem relevant. Our ultimate liability for environmental conditions may exceed the policy limits on any environmental insurance policies we obtain, if any.

Generally, our leases require the lessee to comply with environmental law and provide that the lessee will indemnify us for any loss or expense we incur as a result of the lessee’s violation of environmental law or the presence, use or release of hazardous materials on our property attributable to the lessee. If our lessees do not comply with environmental law, or we are unable to enforce the indemnification obligations of our lessees, our results of operations would be adversely affected.

We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on our properties in the future. Compliance with existing and new laws and regulations may require us or our tenants to spend funds to remedy environmental problems. If we or our tenants were to become subject to significant environmental liabilities, we could be materially and adversely affected.

MANAGEMENT

Our Executive Officers, Directors and Director Nominees

Upon the completion of this offering, the concurrent CTO private placement and the formation transactions, our board of directors will consist of five directors, including the four independent director nominees named below who will become directors upon completion of this offering. Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Of the five directors, we expect that our board of directors will determine that each of them other than Mr. Albright will be considered independent in accordance with the requirements of the NYSE. The first annual meeting of our stockholders after this offering will be held in 2020. Our charter and bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our charter and bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15. Executive officers serve at the pleasure of our board of directors.

The following table sets forth certain information concerning the individuals who will be our directors and executive officers upon the completion of this offering:

Name	Age	Position with Our Company

John P. Albright	54	President and Chief Executive Officer; Director

Mark E. Patten	55	Senior Vice President, Chief Financial Officer and Treasurer

Steven R. Greathouse	41	Senior Vice President, Investments

Daniel E. Smith	54	Senior Vice President, General Counsel and Corporate Secretary

Mark O. Decker, Jr.	43	Independent Director*

M. Carson Good	58	Independent Director*

Andrew C. Richardson	53	Independent Director*

Jeffrey S. Yarckin	57	Independent Director*

*	Will become a director of our company upon completion of this offering.

The following sets forth biographical information concerning our executive officers, directors and director nominees.

John P. Albright has served as our President and Chief Executive Officer and a member of our board of directors since our formation in August 2019. Mr. Albright has served as President and Chief Executive Officer of CTO since August 1, 2011 and as a director of CTO since 2012. Prior to joining CTO, Mr. Albright was the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. Prior to that, he was the Executive Director, Merchant Banking-Investment Management for Morgan Stanley. Prior to Morgan Stanley, Mr. Albright was Managing Director and Officer of Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. We believe that Mr. Albright’s experience involving various aspects of investment, lending and development of commercial properties, as well as real estate investment banking, brings important and valuable skills to our board of directors.

Mark E. Patten has served as our Senior Vice President, Chief Financial Officer and Treasurer since our formation in August 2019. Mr. Patten has served as Senior Vice President and Chief Financial Officer of CTO since April 16, 2012. Mr. Patten also previously served as Executive Vice President and Chief Financial Officer of Legacy Healthcare Properties Trust Inc. and held the same positions with Simply Self Storage. Mr. Patten served as Senior Vice President and Chief Accounting Officer of CNL Hotels & Resorts, Inc., a public non-traded lodging REIT, from January 2004 until the sale of the company in April 2007. Mr. Patten began his career at KPMG where he spent twelve years and was elected into the partnership in 1997.

Steven R. Greathouse has served as our Senior Vice President, Investments since our formation in August 2019. Mr. Greathouse has served as Senior Vice President, Investments of CTO since January 3, 2012. Mr. Greathouse most recently served as the Director of Finance at N3 Real Estate, a single-tenant triple net property developer. Prior to that, he was a Senior Associate, Merchant Banking-Investment Management for Morgan Stanley and Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas.

Daniel E. Smith has served as our Senior Vice President, General Counsel and Corporate Secretary since our formation in August 2019. Mr. Smith has served as Senior Vice President, General Counsel and Corporate Secretary of CTO since October 22, 2014. Mr. Smith most recently served as Vice President-Hospitality and Vice President and Associate General Counsel at Goldman Sachs & Co. Prior to that, he spent ten years at Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas, where he held several positions in the legal department, most recently as Senior Vice President and General Counsel.

Mark O. Decker, Jr., a nominee to our board of directors, is currently the President, Chief Executive Officer and Chief Investment Officer and a member of the board of trustees of Investors Real Estate Trust, an NYSE-listed REIT focused on the ownership, management, acquisition, development and redevelopment of apartment communities. He has served in this capacity since April 2017. From August 2016 to April 2017, he served as the President and Chief Investment Officer of Investors Real Estate Trust. From 2011 to 2016, Mr. Decker served as Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal. Prior to that, he served as Managing Director with Morgan Keegan & Company, Inc., a brokerage firm and investment banking business, from February 2011 to September 2011, and worked with Robert W. Baird & Co. Incorporated, an employee-owned international wealth management, capital markets, private equity and asset management firm with offices in the United States, Europe and Asia, from 2004 to 2011, where he last served as Managing Director, Real Estate Investment Banking. Mr. Decker received a B.A. in history from the College of William & Mary. We believe that Mr. Decker’s experience, including capital markets and strategic planning, familiarity with the various real estate markets in which the Company operates and extensive contacts through his years in real estate investment banking, brings important and valuable skills to our board of directors.

M. Carson Good, a nominee to our board of directors, is currently the President of Good Capital Group, a private real estate investment company that structures and provides capital to operators and makes direct investments in assets in Florida. He has served in this capacity since 1989. From 2010 to 2019, Mr. Good also served as Managing Director and Florida Broker of Record for Jones Lang LaSalle, a Fortune 500 global real estate services company. Mr. Good has spent 30 years in commercial real estate, developing, operating, managing and brokering triple net leased buildings, shopping centers and mixed-use projects. Mr. Good has overseen human resources, property management accounting and complex recapitalizations. Mr. Good serves as the Vice Chairman of the Greater Orlando Aviation Authority, which operates a $600 million a year budget and is now building a $4 billion expansion to the main airport. Mr. Good also serves on the board of directors of the University of Florida’s real estate school, has served as Chairman of the Orange County Planning and Zoning Commission, and has been honored by Florida Governor Ron DeSantis to serve on both his Inauguration and Economic Transition Committees. Mr. Good

received undergraduate degrees in English literature and business administration from Florida State University and an M.B.A. from Rollins College. We believe Mr. Good’s experience involving real estate operating, managing and financing, brings important and valuable skills to our board of directors.

Andrew C. Richardson, a nominee to our board of directors, is currently the Chief Operating Officer of Waypoint Real Estate Investments, a private real estate investment firm focused on the U.S. residential sector. He has held this position since May 2019. Previously, Mr. Richardson served as the Chief Financial Officer and President of Land and Development of iStar, Inc., an NYSE-listed REIT, and as the Chief Financial Officer of Safehold Inc., an NYSE-listed ground lease REIT that is externally managed by iStar, from March 2018 to May 2019. Mr. Richardson also served as the Chief Financial Officer of The Howard Hughes Corporation, an NYSE-listed company that owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S., from 2011 to 2016 and as the Chief Financial Officer of NorthStar Realty Finance Corp., an NYSE-listed real estate finance company, from 2006 to 2011. Prior to NorthStar, Mr. Richardson served as an Executive Vice President and Head of Capital Markets at iStar from 2000 to 2006. Mr. Richardson holds a B.B.A. in accountancy from the University of Notre Dame and an M.B.A. from the University of Chicago. We believe Mr. Richardson’s extensive public company experience in the real estate finance and land development sectors brings important and valuable skills to our board of directors.

Jeffrey S. Yarckin, a nominee to our board of directors, is currently the President and Chief Operating Officer and a co-founder of TriGate Capital, LLC, a real estate private equity firm. He has served in this capacity since 2007. Previously, Mr. Yarckin served as Co-President and Chief Executive Officer of ORIX Capital Markets, LLC, the proprietary trading, investment and asset management arm of ORIX USA Corporation, from 2004 to 2007. Mr. Yarckin also served in various capacities at Lone Star Funds, a private equity firm that invests opportunistically worldwide in real estate equity and credit, from 1993 to 2003. Mr. Yarckin received a B.S. in economics from The Wharton School at the University of Pennsylvania and an M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College. We believe Mr. Yarckin’s experience in real estate investing, as well as his real estate private equity experience and relationships within the real estate industry, brings important and valuable skills to our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•

our board of directors is not classified, with each of our directors subject to election annually, and we may not elect to be subject to the elective provision of the MGCL that would classify our board of directors without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors;

•	we will have fully independent audit, compensation and nominating and corporate governance committees as of the consummation of this offering;

•	we anticipate that at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the business combination and control share acquisition statutes in the MGCL; and

•

we do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without (a) the approval of our stockholders or (b) seeking ratification from our stockholders within 12 months of adoption of the plan if the board of directors determines, in the exercise of its duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior stockholder approval.

Our directors will stay informed about our business by attending meetings of our board of directors and the committees on which they serve and through supplemental reports and communications. Our independent directors are expected to meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Director Independence

We expect our board of directors to determine that each of Messrs. Decker, Good, Richardson and Yarckin is an “independent director” as such term is defined by the applicable rules and regulations of the NYSE.

Board Structure

Upon the completion of this offering, our board of directors will consist of five members. Our charter and bylaws provide that our board of directors will consist of such number of directors as may from time to time be fixed by our board of directors.

Each director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal (each director may be removed only with cause by the affirmative vote of the stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors). Vacancies on the board of directors may be filled at any time by the remaining directors, even if the remaining directors do not constitute a quorum.

At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Our board of directors is not divided into classes with staggered terms, and each of our directors is subject to re-election annually.

Board Leadership Structure

We have adopted, as part of the charter of the nominating and corporate governance committee, a policy that the chairman of our board of directors be an independent director. Our board believes that this is the most appropriate leadership structure for our company, because having the board of directors operate under the leadership and direction of someone independent from management provides the board of directors with the most effective mechanism to fulfill its oversight responsibilities and hold management accountable for the performance of our company. It also allows our chief executive officer to focus his time on running our day-to-day business. The chairman of the board is appointed annually by a majority of our independent directors. Following the completion of this offering, Mr. Richardson, an independent director, will serve as the chairman of our board.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from its three standing committees, the audit committee, the nominating and corporate governance committee and the compensation committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Upon the completion of this offering, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The principal functions of each committee are briefly described below. Additionally, our board of directors may from time to time establish other committees to facilitate the board’s oversight of management of the business and affairs of our company. The charter of each committee will be available on our website at www.alpinereit.com upon the completion of this offering. Our website is not part of this prospectus or the registration statement of which this prospectus forms a part.

Audit Committee

In connection with this offering, our board of directors will adopt an audit committee charter, which will define the audit committee’s principal functions, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit functions; and

•	our overall risk exposure and management.

The audit committee will also be responsible for engaging, evaluating, compensating and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also will prepare the audit committee report required by SEC regulations to be included in our annual report.

Upon the completion of this offering, our audit committee will be composed of Mr. Decker, Mr. Good and Mr. Richardson. Mr. Richardson will serve as chair of our audit committee. Our board of directors is expected to affirmatively determine that Mr. Decker and Mr. Richardson (i) qualify as “audit committee financial experts” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K and (ii) each member of our audit committee is “financially literate” as that term is defined by NYSE listing standards and meets the definition for “independence” for the purposes of serving on our audit committee under NYSE listing standards and Rule 10A-3 under the Exchange Act.

Compensation Committee

In connection with this offering, our board of directors will adopt a compensation committee charter, which will define the compensation committee’s principal functions, to include:

•	overseeing any equity-based remuneration plans and programs;

•	determining from time to time the remuneration for our non-executive directors; and

•	preparing compensation committee reports.

The compensation committee shall have the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems appropriate. The committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate. Upon the completion of this offering, our compensation committee will be composed of Mr. Decker, Mr. Richardson and Mr. Yarckin. Mr. Yarckin will serve as chair of our compensation committee. Our board of directors is expected to affirmatively determine that each member of our compensation committee meets the definition for “independence” for the purpose of serving on our compensation committee under applicable rules of the NYSE and each member of our compensation committee meets the definition of a “non-employee director” for the purpose of serving on our compensation committee under Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee

In connection with this offering, our board of directors will adopt a nominating and corporate governance committee charter, which will define the nominating and corporate governance committee’s principal functions, to include:

•

identifying individuals qualified to become members of our board of directors and ensuring that our board of directors has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds;

•	developing, and recommending to the board of directors for its approval, qualifications for director candidates and periodically reviewing these qualifications with the board of directors;

•	reviewing the committee structure of the board of directors and recommending directors to serve as members or chairs of each committee of the board of directors;

•	reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed;

•

developing and recommending to the board of directors a set of corporate governance guidelines applicable to us and, at least annually, reviewing such guidelines and recommending changes to the board of directors for approval as necessary; and

•	overseeing the annual self-evaluations of the board of directors and management.

Upon the completion of this offering, the nominating and corporate governance committee will be composed of Mr. Decker, Mr. Good and Mr. Yarckin. Mr. Good will serve as chair of our nominating and corporate governance committee. Our board of directors is expected to affirmatively determine that each member of our nominating and corporate governance committee meets the definition of independence under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.

Director Compensation

We intend to approve and implement a compensation program for our directors who are not officers or employees of our Manager or CTO that will consist of annual cash retainer fees and long-term equity awards. Each non-employee director will receive an annual retainer of $50,000 (prorated for partial-year terms, as applicable), as compensation for service as a director. In addition, the chairman of the board will receive an additional retainer of $15,000 for serving in such capacity. Each non-employee director may elect to receive his or her annual retainer in shares of our common stock rather than cash. Directors who are officers or employees of CTO, our Manager or any of their affiliates will not receive compensation for serving on our board of directors. Our directors will not be paid meeting fees for our board meetings or the meetings of the committees of the board. All retainers are paid quarterly in arrears.

In connection with this offering, we anticipate granting restricted shares of our common stock to our non-employee directors under the Individual Equity Incentive Plan. Each of Messrs. Decker, Good, Richardson and Yarckin will receive an award of 2,000 restricted shares of our common stock on the closing date of this offering. The restricted shares will vest in substantially equal installments on each of the first, second and third anniversaries of the closing date of this offering.

Executive Compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our President and Chief Executive Officer and each of our other executive officers, all of whom are executive officers of CTO, do not receive cash compensation from us for serving as our executive officers or a director, as applicable. Instead, we will pay our Manager the management fees described in “Our Manager and the Management Agreement—Management Agreement” and, subject to the discretion of the compensation committee of our board of directors, we may also grant our executive officers and Manager and individuals who provide services to us equity based awards pursuant to our Equity Incentive Plans described below.

Equity Incentive Plans

Prior to the completion of this offering, we will adopt the Individual Equity Incentive Plan and the Manager Equity Incentive Plan, which are collectively referred to herein as the Equity Incentive Plans, to provide equity incentive opportunities to members of our Manager’s management team and employees who perform services for us, our independent directors, advisers, consultants and other personnel, either individually or via grants of incentive equity to our Manager. Our Equity Incentive Plans provide for grants of stock options, stock appreciation rights (“SARs”), stock awards, restricted stock units, cash awards, dividend equivalent rights, other equity-based awards, including long-term incentive plan (“LTIP”) units, and incentive awards. The Individual Equity Incentive Plan is intended to provide a means through which our directors, officers, employees, consultants and advisors of us and our affiliates, as well as employees of the Manager and its affiliates who are providing services to us and our affiliates, can acquire and maintain an equity interest in us or be paid incentive compensation. The Manager Equity Incentive Plan is intended to provide a means through which our Manager and its affiliates can acquire and maintain an equity interest in us, thereby strengthening their commitment to the welfare of our company and aligning their interests with those of our stockholders. This summary does not purport to be a complete description of all of the anticipated provisions of the Equity Incentive Plans and is qualified in its entirety by reference to the Individual Equity Incentive Plan and the Manager Equity Incentive Plan, a copy of each of which is filed as an exhibit to this registration statement.

Except for the grant of an aggregate of 8,000 restricted shares of our common stock, subject to vesting requirements, to our non-employee directors, we do not intend to make any grants under our Equity Incentive Plans in connection with this offering. Any future grants under our Equity Incentive Plans will be approved by the independent members of our board of directors’ compensation committee.

Administration

The Equity Incentive Plans are administered by our board of directors or a committee thereof, either of which we refer to herein as the “committee.” Our board of directors has designated the compensation committee to administer the Equity Incentive Plans. The committee has broad discretion to administer the Equity Incentive Plans, including the power to determine the eligible persons to whom awards are granted, the number and type of awards to be granted and the terms and conditions of awards. The committee may also condition the vesting, settlement or exercise of an award on achievement of one or more performance goals, accelerate the vesting or exercise of any award and make all other determinations and to take all other actions necessary or advisable for the administration of the Equity Incentive Plans.

Share Limits

The total number of shares of common stock that may be subject to awards under our Equity Incentive Plans in the aggregate will be equal to approximately 7.5% of the issued and outstanding shares of our common stock upon the completion of this offering (on a fully-diluted basis and including shares of common stock issued upon exercise of the underwriters’ option to purchase additional shares) in the aggregate (the “Share Pool”).

If an award granted under our Equity Incentive Plans expires, is forfeited or terminates, the shares of our common stock subject to any portion of the award that expires, is forfeited or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Shares of stock (i) surrendered or withheld in payment of the exercise price or taxes related to an award and (ii) covered by a SAR (without regard to the number of shares actually issued upon the exercise of such SAR) will not again be available for award under the plan. Unless previously terminated by our board of directors, no new award may be granted under our Equity Incentive Plans after the tenth anniversary of the earlier of the date that such plan was approved by our board of directors or the holders of our common stock. The maximum aggregate compensation, including cash compensation and the grant date fair value of awards granted under the Individual Equity Incentive Plan, to a non-employee director will not exceed $300,000 in any single calendar year.

Awards Under the Plan

Stock Options. The committee may grant incentive stock options under the Individual Equity Incentive Plan and options that do not qualify as incentive stock options under both Equity Incentive Plans, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years from the date of grant. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the committee.

Stock Awards. A stock award may be in the form of restricted stock or unrestricted shares of our common stock, in each case, on terms and conditions determined by the committee. Restricted stock is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the committee. In the discretion of the committee, dividends distributed prior to vesting may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

Restricted Stock Units. A restricted stock unit is a right to receive cash, common stock or a combination of cash and common stock at the end of a specified period equal to the fair market value of one share of our common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the committee.

Cash Awards. Our Equity Incentive Plans permit the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the Equity Incentive Plans.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock, provided, however, that the dividend equivalents shall be subject to the same restrictions on vesting and forfeiture as apply to the underlying award to which such dividend equivalents relate. The committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Equity-Based Awards. Our Equity Incentive Plans authorize the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and the grant of LTIP units), subject to terms and conditions established at the time of grant. LTIP units are awards of units of our Operating Partnership intended to constitute “profits interests” within the meaning of the relevant IRS guidance, which may be convertible on a one-for-one basis into OP units. See “Description of the Partnership Agreement of Alpine Income Property OP, LP—LTIP Units.”

Incentive Awards. An incentive award entitles the participant to receive a single lump sum payment in cash, common stock or a combination of cash and common stock, as determined by the committee, on terms and conditions established by the committee.

Change in Control

Under our Equity Incentive Plans, a change in control is defined as: (i) the acquisition of more than 50% of our then outstanding voting securities by any person or group or (ii) the approval by the shareholders and the consummation of any of the following events: (a) a plan of liquidation or the sale or disposition of all or substantially all of our assets; (b) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; or (c) during any consecutive twelve calendar month period, the members of our board of directors at the beginning of such period, the “incumbent directors,” cease for any reason to constitute at least a majority of the members of our board (for these purposes, any director whose election or nomination for election was approved or ratified by a vote of at least two-thirds of the incumbent directors shall be deemed to be an incumbent director).

Upon a change in control, and certain other corporate events, the committee may make such adjustments as it determines are necessary or appropriate in light of the change in control to prevent dilution or enlargement of the rights of participants in our Equity Incentive Plans. The committee may, in its sole discretion, provide for immediate and full vesting of an award upon the occurrence of a change in control.

Amendments and Termination

The committee may amend or terminate the Equity Incentive Plans at any time, subject to stockholder approval if required by applicable law, rule or regulation, including the rules of the stock exchange on which our shares of common stock are listed. In particular, unless otherwise permitted under the terms of the Equity Incentive Plans, the committee may not reduce the exercise price of an outstanding stock option or SAR, make a payment to cancel an outstanding stock option or SAR when the exercise price exceeds the fair market value or take any other action with respect to an outstanding stock option or SAR that may be treated as a repricing of the award under the rules of the stock exchange on which our shares of common stock are listed. However, no amendment may adversely impair the rights of a participant under a previously granted award without the participant’s consent.

Code of Business Conduct and Ethics

Upon the completion of this offering, our board of directors will adopt a code of business conduct and ethics that applies to the employees, officers and directors of our company, our Manager and any affiliates of our Manager. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics;

Any waiver of the code of business conduct and ethics for our directors or executive officers must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law and NYSE regulations.

Additionally, our charter provides that, to the maximum extent permitted by Maryland law, each of CTO, its affiliates, each of their representatives, and each of our directors or officers who is also an officer, employee, agent, affiliate or designee of CTO or any of CTO’s affiliates has the right to, and has no duty not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that CTO or any of its affiliates or employees, or any of their representatives or designees, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, CTO, its affiliates and employees and any of their representatives or designees shall have no duty to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty by reason of the fact that CTO or any of its affiliates or employees, or any of their representatives or designees, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates; provided, however, that such corporate opportunity is not presented to such person in his or her capacity as a director or officer of us.

Indemnification

We intend to enter into indemnification agreements with each of our directors and executive officers that will obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed under “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.” The indemnification agreements will provide that, if a director or executive officer is a party to, or witness in, or is threatened to be made a party to, or witness in, any proceeding by reason of his or her service as a director, officer, employee or agent of our company or as a director, officer, partner, member, manager, fiduciary, employee, agent or trustee of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, or the request of our Manager, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements will also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any of our present or former directors or officers who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (ii) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity, as discussed under “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.”

In addition, our directors and officers may be entitled to indemnification pursuant to the terms of the partnership agreement of our Operating Partnership. See “Description of the Partnership Agreement of Alpine Income Property OP, LP—Indemnification and Limitation of Liability.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Our Manager

We are externally managed and advised by our Manager pursuant to a management agreement. “See — Management Agreement.” Our Manager was formed in August 2019 to serve as a service provider to us.

CTO is the sole member of our Manager. Upon the completion of this offering, the concurrent CTO private placement and the formation transactions, CTO will own approximately 4.8% of our outstanding common stock (approximately 17.6% assuming the OP units issuable to CTO in the formation transactions are exchanged for shares of our common stock on a one-for-one basis). We believe CTO’s equity ownership in our company aligns the interests of CTO and our Manager with those of our stockholders.

Our Manager’s Senior Leadership Team

The following table sets forth certain information with respect to the individuals who, upon completion of this offering, will serve as our executive officers. All of these individuals are executive officers of CTO and provided to us by our Manager pursuant to the management agreement. All of our executive officers are employees of CTO.

Name	Age	Position with Our Company	Position with CTO

John P. Albright	54	President and Chief Executive Officer; Director	President and Chief Executive Officer; Director

Mark E. Patten	55	Senior Vice President, Chief Financial Officer and Treasurer	Senior Vice President and Chief Financial Officer

Steven R. Greathouse	41	Senior Vice President, Investments	Senior Vice President, Investments

Daniel E. Smith	54	Senior Vice President, General Counsel and Corporate Secretary	Senior Vice President, General Counsel and Corporate Secretary

For biographical information concerning these executive officers, see “Management—Our Executive Officers, Directors and Director Nominees.”

Management Agreement

Upon completion of this offering, we will enter into a management agreement with our Manager. Pursuant to the terms of the management agreement, our Manager manages, operates and administers our day-to-day operations, business and affairs, subject to the direction and supervision of our board of directors and in accordance with the investment guidelines approved and monitored by our board of directors. Our Manager is subject to the direction and oversight of our board of directors. In particular, under the management agreement, our Manager has agreed to use commercially reasonable efforts to:

•	serve as our consultant with respect to the periodic review of the investment guidelines and other policies and criteria for our other borrowings and our operations;

•

investigate, analyze and select possible investment opportunities and originate, acquire, structure, finance, retain, sell, negotiate for prepayment, restructure or dispose of investments consistent with the investment guidelines and make representations and warranties in connection therewith;

•

with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conduct negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

•

engage and supervise, on our behalf and at our sole cost and expense, third party service providers who provide legal, accounting, due diligence, transfer agent, registrar, property management and maintenance services, leasing services, master servicing, special servicing, banking, investment banking, mortgage brokerage, real estate brokerage, securities brokerage and other financial services and such other services as may be required relating to investments or potential investments and to our other business and operations;

•	coordinate and supervise, on our behalf and at our sole cost and expense, other third party service providers;

•	coordinate and manage operations of any joint venture or co-investment interests held by us and conduct all matters with any joint venture or co-investment partners;

•	provide executive and administrative personnel, office space and office services required in rendering services to us;

•

administer our day-to-day operations and perform and supervise the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations;

•

in connection with our subsequent, on-going obligations under the Sarbanes-Oxley Act and the Exchange Act, engage and supervise, on our behalf and at our sole cost and expense, third-party consultants and other service providers to assist us in complying with the requirements of the Sarbanes-Oxley Act and the Exchange Act;

•

communicate on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counsel us in connection with policy decisions to be made by our board of directors;

•

counsel us, and when appropriate, evaluate and make recommendations to our board of directors regarding hedging and financing strategies and engage in hedging, financing and borrowing activities on our behalf, consistent with the investment guidelines;

•

counsel us regarding the qualification and maintenance of our status as a REIT and monitor compliance with the various REIT qualification tests and other rules set out in the Code and the Treasury Regulations;

•

counsel us regarding the maintenance of our exclusion from status as an investment company under the Investment Company Act and monitor compliance with the requirements for maintaining such exclusion and use commercially reasonable efforts to cause us to maintain such exclusion from status as an investment company under the Investment Company Act;

•

assist us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and make available to us our Manager’s knowledge and experience with respect to single-tenant commercial real estate and operations;

•

furnish such reports to us or our board of directors that our Manager reasonably determines to be responsive to reasonable requests for information from us or our board of directors regarding our activities and services performed for us by our Manager;

•

monitor the operating performance of our investments and provide periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

purchase assets (including investing in short-term investments pending the purchase of other investments, payment of fees, costs and expenses, or distributions to our stockholders), and advise us as to our capital structure and capital raising;

•

cause us to retain, at our sole cost and expense, qualified independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code and the Treasury Regulations applicable to REITs and taxable REIT subsidiaries, and conduct quarterly compliance reviews with respect thereto;

•	cause us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assist us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•

take all necessary actions to enable us to make required tax filings and reports and compliance with the provisions of the Code and Treasury Regulations applicable to us, including the provisions applicable to our qualification as a REIT for U.S. federal income tax purposes;

•

handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our independent directors;

•

use commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our independent directors from time to time;

•	advise on, and obtain on behalf of us, appropriate credit facilities or other financings for our investments consistent with the investment guidelines;

•	advise us with respect to offering and selling securities publicly or privately in connection with our financing strategy and capital requirements;

•

perform such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•	use commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager must devote sufficient resources to our administration to discharge its duties under the management agreement.

Term; Termination and Termination Fee

The initial term of the management agreement will expire on the fifth anniversary of the closing date of this offering and will automatically renew for an unlimited number of successive one-year periods thereafter, unless the agreement is not renewed or is terminated in accordance with its terms.

Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of two-thirds of our independent directors or upon a determination by the holders of a majority of the outstanding shares of our common stock, based upon (i) unsatisfactory performance that is materially detrimental to us or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by two-thirds of our independent directors. We must provide 120 days’ prior notice of any such termination.

Upon the direction of a majority of our independent directors, we may also terminate the management agreement for cause at any time, including during the initial term, without the payment of any termination fee, with 30 days’ prior written notice from our board of directors. A termination for cause will be defined as:

•

the continued breach by our Manager, its agents or its assignees of any material provision of the management agreement following a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•

the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	any change of control of our Manager or CTO;

•

our Manager committing fraud against us, misappropriating or embezzling our funds or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of our Manager’s duties under the management agreement; or

•	the dissolution of our Manager.

During the initial term of the management agreement, we may not terminate the management agreement except for cause.

Our Manager may terminate the management agreement effective upon 60 days’ prior written notice of termination to us in the event that we default in the performance of any material term, condition or covenant contained in the management agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period, in which case we would be required to pay our Manager the termination fee described below.

Our Manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay our Manager the termination fee described below.

Our Manager may decline to renew the management agreement by providing us with 180 days’ written notice, in which case we would not be required to pay our Manager the termination fee described below.

If we default in our obligation to pay the base management or incentive fees described below and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager pursuant to this paragraph, we would be required to pay our Manager the termination fee described below.

Unless terminated for cause by us, our Manager will be paid a termination fee, or the termination fee, upon the termination of the management agreement equal to three times the sum of (i) the average annual base management fee earned by our Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination date and (ii) the average annual incentive fee earned by our Manager during the two most recently completed measurement periods (as defined in the management agreement) prior to the termination date.

Internalization

After expiration of the initial term of the management agreement, we and our Manager may elect to consider an internalization transaction, including the negotiation of a mutually acceptable internalization price. In the event that we and our Manager agree to an internalization transaction, the payment of the internalization price to our Manager would be in lieu of the payment of any termination fee. The internalization price would be payable in cash, shares of our common stock or OP Units, or a combination thereof, as determined by a majority of our independent directors in their sole discretion.

For purposes of the management agreement:

•

“internalization price” means the price ultimately agreed upon by us and our Manager, and paid by us to our Manager in connection with an internalization transaction. We have indicated that the maximum price we would pay in connection with an internalization transaction would not exceed the lesser of (i) the termination fee and (ii) the greater of (A) 10x our Manager’s and our good faith budgeted or estimated pro forma increase in our EBITDA as a result of the internalization transaction for the 12-month period following the internalization transaction and (B) 5% of our common equity market capitalization as of the date of the internalization transaction; and

•

“internalization transaction” means a transaction in which (i) our Manager contributes to us, our Operating Partnership or another subsidiary of ours all of the assets of our Manager, including, without limitation, all furniture, fixtures, leasehold improvements, contract rights, computer software, employment and customer relationships, goodwill, going concern value, other identifiable intangible assets and other business assets then owned by our Manager, (ii) CTO contributes to us, our Operating Partnership or another subsidiary of ours 100% of the outstanding equity interests in our Manager, or (iii) the management agreement is terminated and, in the case of any transaction referred to in clause (i), (ii) or

(iii) of this paragraph, we become internally managed by the officers and employees of CTO or our Manager.

Base Management Fee

We will pay our Manager a base management fee equal to 0.375% per quarter of our “total equity” (based on a 1.5% annual rate), calculated and payable in cash, quarterly in arrears.

For purposes of calculating the base management fee, “total equity” means, as of a particular date, (i) the sum of the net cash proceeds and the value of non-cash consideration from all issuances of equity securities by us or our Operating Partnership since inception, including OP units (calculated on a daily weighted average basis), less (ii) any amount that we or our Operating Partnership pay for repurchases of shares of our common stock and OP units since inception. Our total equity may be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and with any adjustments approved in advance by a majority of our independent directors. As a result, our total equity, for purposes of calculating the base management fee, could be greater or less than the amount of our stockholders’ equity calculated in accordance with GAAP and shown on the face of our consolidated balance sheets.

Our Manager will calculate the amount of the base management fee within 30 days after the end of each quarter, and such calculation will be promptly delivered to us. We are obligated to pay the quarterly installment of the base management fee calculated for that quarter in cash within five business days after delivery to us of the written statement from our Manager setting forth the computation of the base management fee for such quarter; provided, however, that the base management fee may be offset by us against amounts due to us by our Manager.

Assuming that:

•

the sum of the net cash proceeds and the value of non-cash consideration from all issuances of equity securities by us or our Operating Partnership since our inception, including OP units (calculated on a daily weighted average basis) is $169.2 million,

•	neither we nor our Operating Partnership has repurchased any shares of our common stock or OP units, as applicable, since our inception, and

•	our total equity is not adjusted to exclude any one-time events pursuant to changes in GAAP or any non-cash items,

we estimate that the base management fees that we will pay to our Manager for the fiscal year ending December 31, 2020 will total approximately $2.7 million.

Incentive Fee

We will pay our Manager an annual incentive fee, if any, with respect to each measurement period, in the amount equal to the greater of (i) $0.00 and (ii) the product of (a) 15% multiplied by (b) the outperformance amount multiplied by (c) the weighted average shares.

For purposes of calculating the incentive fee under the management agreement:

•	“outperformance amount” means, with respect to any measurement period, (i) our total stockholder return with respect to such measurement period, minus (ii) the cumulative hurdle;

•

“total stockholder return” means, with respect to any measurement period, an amount equal to (i) the final share price, plus (ii) all dividends with respect to a share of our common stock paid since the beginning of such measurement period (whether paid in cash or a distribution in kind), minus (iii) the high water price;

•	“cumulative hurdle” means an amount equal to an 8% cumulative annual return on the high water price;

•

“final share price” means, with respect to any measurement period, the volume weighted average trading price for a share of our common stock on the NYSE (or any other securities exchange on which our common stock is principally traded) over the ten consecutive trading days ending on the last trading day of such measurement period;

•

“high water price” means, with respect to any measurement period, the volume weighted average trading price for a share of our common stock on the NYSE (or any other securities exchange on which our common stock is principally traded) over the ten consecutive trading days ending on the last trading day immediately prior to the beginning of such measurement period; provided, however, that the high water price with respect to the first measurement period will be the price per share at which shares of our common stock are sold to the public in this offering; provided further that the high water price for any measurement period will never be less than the highest high water price for any preceding measurement period.

•

“measurement period” means each period beginning on January 1 after the last measurement period with respect to which the incentive fee shall have been payable (January 1, 2020 with respect to the first measurement period) and ending on December 31 of the applicable calendar year, provided that if the management agreement expires or is terminated other than on December 31, the last measurement period will end on the last complete trading day for our common stock on the NYSE (or any other securities exchange on which our common stock is principally traded) prior to such termination or expiration; and

•

“weighted average shares” means, with respect to any measurement period, the weighted average fully diluted number of shares of our common stock issued and outstanding during such measurement period, as determined in accordance with GAAP.

The following is an illustration of how the incentive fee would be calculated for the first measurement period (commencing January 1, 2020 and ending December 31, 2020) and for the second measurement period (commencing January 1, 2021 and ending December 31, 2021). For purposes of this illustration, we assume the following:

•	The high water price for the first measurement period is $20.00.

•	The final share price for the first measurement period is $23.00.

•	The high water price for the second measurement period is $23.00.

•	The final share price for the second measurement period is $25.30.

•	We pay cash dividends in the amount of $0.80 per share of common stock in each of the first measurement period and the second measurement period.

•	The number of weighted average shares in the first measurement period and the second measurement period is 9,106,854 shares.

		FIRST MEASUREMENT PERIOD	SECOND MEASUREMENT PERIOD

	Final Share Price	$23.00	$25.30

	Plus: Dividends	0.80	0.80

	Less: High Water Price	$(20.00)	$(23.00)

➊	Total Stockholder Return	$3.80	$3.10

	High Water Price	$20.00	$23.00

	Cumulative Return %	8%	8%

➋	Cumulative Hurdle	$1.60	$1.84

➊-➋=➌	Outperformance Amount	$2.20	$1.26

➍	Incentive Fee %	15%	15%

	Incentive Fee Per Share	$0.33	$0.19

➎	Weighted Average Shares	9,106,854	9,106,854

➌*➍*➎	Incentive Fee	$3,005,262	$1,721,195

Pursuant to the calculation formula, if our total stockholder return and the outperformance amount increases and our weighted average shares of common stock outstanding remain constant, the incentive fee will increase.

As soon as practicable after the end of each measurement period, our Manager will prepare a statement setting forth its calculation of any incentive fee payable by us to our Manager with respect to such measurement period, and our Manager will deliver the statement to our board of directors. We will pay any such incentive fee in cash promptly (but in any event within 15 business days) after delivery to our board of directors of our Manager’s statement setting forth its calculation of the incentive fee.

Reimbursement of Expenses

We will reimburse our Manager for the expenses described below, if incurred by our Manager. We will not reimburse any compensation expenses incurred by our Manager or its affiliates.

Expense reimbursements to our Manager will be made in cash on a quarterly basis following the end of each quarter. In addition, we will pay all of our operating expenses, except those specifically required to be borne by our Manager pursuant to the management agreement. The expenses required to be paid by us include, but are not limited to:

•	third-party acquisition expenses incurred in connection with the selection and acquisition of investments;

•

fees, commissions and expenses incurred in connection with the issuance of our securities, any financing transaction and other costs incident to the acquisition, development, redevelopment, construction, repositioning, leasing, disposition and financing of investments;

•	costs of legal, tax, accounting, consulting, auditing and other similar services rendered for us by third-party service providers retained by our Manager;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify us and our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements or indebtedness or any of our securities offerings, including, in either case, commitment fees, third-party accounting fees, third-party legal fees, closing costs and other customary costs;

•

expenses connected with communications to holders of our securities or any of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with our listing, costs of preparing, printing and mailing our annual report to stockholders or our Operating Partnership’s partners, as applicable, and proxy materials with respect to any meeting of our stockholders or our Operating Partnership’s partners, as applicable;

•	transfer agent, registrar and exchange listing fees;

•	the cost of printing and mailing proxies, reports and other materials to our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•

expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, development, redevelopment, construction, repositioning, leasing, financing, refinancing, sale or other disposition of an investment or in connection with any of our securities offerings or any financing transaction;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of a transfer agent for us;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•

all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance for the personnel of our Manager or CTO that our Manager or CTO elects to carry for itself;

•

all other third-party costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities that our independent directors elect to maintain for us separate from the office or offices of CTO and our Manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by our board of directors to or on account of holders of our securities and the securities of any of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any of our subsidiaries, or against any trustee, director, partner, member or officer of us or any of our subsidiaries in such person’s capacity as such for which we or any subsidiary are required to indemnify such person pursuant to the applicable governing document or other instrument or agreement, or by any court or governmental agency; and

•	all other costs and expenses approved in advance by a majority of our independent directors actually incurred by our Manager.

Notwithstanding the foregoing, our Manager or CTO will be solely responsible for all compensation costs and expenses related to employees of CTO or our Manager that may perform services for us, and we will have no liability or responsibility therefor.

Investment Guidelines

The management agreement will include the following investment guidelines:

•	No investment will be made that would cause us to fail to qualify as a REIT under the Code.

•	No investment will be made that would cause us or any of our subsidiaries to be required to be registered as an investment company under the Investment Company Act.

•	All acquisitions of single-tenant, net leased properties from CTO or any of its affiliates must be approved by a majority of our independent directors.

Upon completion of this offering, our board of directors will have approved additional investment guidelines establishing the limits of authority for our Manager which, among other things, will stipulate that any and all acquisitions of single-tenant, net leased properties that exceed a certain investment threshold, in terms of total purchase price and/or investment yield at acquisition, will require the approval of the majority of our independent directors.

From time to time, the investment guidelines may be amended, restated, supplemented or waived without the approval of our stockholders, but with the approval of a majority of our independent directors.

Additional Matters Requiring Approval of Independent Directors

The management agreement will provide that:

•

Beginning with our fiscal year 2021, our Manager will prepare an annual operating and capital expenditure budget covering each of our fiscal years, or an Annual Budget, and will deliver such Annual Budget to our independent directors no later than 45 days prior to the first day of the fiscal year covered by such Annual Budget. Each Annual Budget must be approved by a majority of our independent directors. Any alteration, supplement, amendment or other modification to or variation from the Annual Budget in excess of 5.0% of the budgeted amount for such items must be approved by a majority of our independent directors.

•

The terms of any new or the non-contractual renewal of a lease that contributed more than the lesser of $5.0 million or 5.0% of our annualized base rent as of the date the lease is entered into or the expiration of the lease, as applicable, must be approved by a majority of our independent directors.

•	All acquisitions of single-tenant, net leased properties from CTO or any of its affiliates must be approved by a majority of our independent directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Formation Transactions

Each property that will be owned by us through our Operating Partnership upon the completion of this offering, the concurrent CTO private placement and the formation transactions is currently owned indirectly by CTO through property owning subsidiaries. We refer to these property owning subsidiaries and CTO collectively as the “ownership entities.” CTO and certain ownership entities will enter into purchase and sale agreements with us or our Operating Partnership, pursuant to which they will sell, and we or our Operating Partnership will purchase, 15 of the 20 properties in our initial portfolio for aggregate cash consideration of $125.9 million. In addition, CTO and certain ownership entities will enter into a contribution agreement with our Operating Partnership, pursuant to which they will contribute to our Operating Partnership the remaining five properties in our initial portfolio for an aggregate of 1,223,854 OP units, which have an initial value of approximately $24.5 million based on the mid-point of the price range set forth on the front cover of this prospectus. These transactions will close substantially concurrently with the completion of this offering and the concurrent CTO private placement. See “Structure and Formation of Our Company—Formation Transactions.”

Pursuant to the terms of the contribution agreement that CTO and certain of the ownership entities will enter into with our Operating Partnership, the aggregate number of OP units to be issued as consideration for the properties being contributed to our Operating Partnership will be fixed at 1,223,854 OP units, but the initial value of these OP units (approximately $24.5 million based on the mid-point of the price range set forth on the front cover of this prospectus) is not fixed. As a result, in the event the price per share of our common stock in this offering is less than the mid-point of the price range set forth on the front cover of this prospectus, the initial value of the OP units to be issued in the formation transactions will decrease. Conversely, in the event the price per share of our common stock in this offering is greater than the mid-point of the price range set forth on the front cover of this prospectus, the initial value of the OP units to be issued in the formation transactions will increase.

We have not obtained independent third-party appraisals of the properties in our initial portfolio. Accordingly, there can be no assurance that the fair market value of the cash and OP units that we pay or issue to CTO will not exceed the fair market value of the properties acquired by us in the formation transactions. See “Risk Factors—Risks Related to Our Business and Properties—We have not obtained any third-party appraisals of the properties to be acquired by us from CTO in connection with the formation transactions. Accordingly, the value of the cash and OP units to be paid or issued as consideration for the properties to be acquired by us in the formation transactions may exceed the aggregate fair market value of such properties.”

The aggregate consideration paid by CTO for the properties in our initial portfolio was $160.2 million. The aggregate amount of depreciation claimed by CTO for U.S. federal income tax purposes through the year ended December 31, 2018, the date through which Federal tax returns have been filed, with respect to the properties in our initial portfolio was $4.6 million.

Concurrent CTO Private Placement

Concurrently with the closing of this offering, we will sell to CTO in a separate private placement $7.5 million in shares of our common stock, at a per share price equal to the public offering price per share (without payment of any placement fee).

Partnership Agreement

Concurrently with the completion of this offering and the concurrent CTO private placement, we will enter into the partnership agreement of our Operating Partnership. See “Description of the Partnership Agreement of Alpine Income Property OP, LP.”

Pursuant to the partnership agreement, limited partners (other than the general partner, our company or any subsidiary of the general partner or our company) will receive redemption rights, which will enable them to cause our Operating Partnership to redeem their OP units in exchange for cash or, at the option of the general partner, shares of our common stock on a one-for-one basis, commencing one year from the date of issuance of such units, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Management Agreement

Concurrently with the completion of this offering and the concurrent CTO private placement, we will enter into the management agreement with our Manager, a wholly-owned subsidiary of CTO. See “Our Manager and the Management Agreement—Management Agreement.”

Exclusivity and ROFO Agreement

Exclusivity

Upon completion of this offering and the concurrent CTO private placement, we will enter into an exclusivity and ROFO agreement with CTO. During the term of the exclusivity and ROFO agreement, CTO will not, and will cause each of its affiliates (which for purposes of the exclusivity and ROFO agreement will not include our company and our subsidiaries) not to, acquire, directly or indirectly, a single-tenant, net leased property, unless:

•

CTO has notified us of the opportunity by delivering a written notice (which may be made by email) containing a description of the opportunity and the terms of the opportunity to the chair of our nominating and corporate governance committee (or any successor committee performing one or more of the functions of such committee), and we have affirmatively rejected the opportunity in writing (which may be made by email), or we have failed to notify CTO in writing (which may be made by email) within ten business days after receipt of CTO’s notice that we intend to pursue the opportunity;

•

the opportunity involves the direct or indirect acquisition of (i) an entity that owns a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, or (ii) a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, in either case, where not more than 30% of the value of such portfolio, as reasonably determined by CTO, in consultation with our independent directors, consists of single-tenant, net leased properties;

•

the opportunity involves a property that was under contract for purchase by CTO or an affiliate of CTO as of the closing date of this offering, such contract is not assignable to us and, despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to us; or

•

the opportunity involves a property which, prior to the closing of this offering, has been identified or designated by CTO as a potential “replacement property” in connection with an open (i.e., not yet completed) like-kind exchange under Section 1031 of the Code.

The terms of the exclusivity and ROFO agreement will not restrict CTO or any of its affiliates from providing financing for a third party’s acquisition of single-tenant, net leased properties or from developing and owning any single-tenant, net leased property.

For purposes of the exclusivity and ROFO agreement, “single-tenant, net leased property” means a property that is net leased, on a triple-net or double-net basis, to a single tenant or, if such property is net leased to more than one tenant, 95% or more of the rental revenue derived from the ownership and leasing of such property is attributable to a single tenant.

Pursuant to the exclusivity and ROFO agreement, CTO will agree that neither CTO nor any of its affiliates (which for purposes of the exclusivity and ROFO agreement will not include our company and our subsidiaries) will enter into any agreement with any third party for the purchase and/or sale of any single-tenant, net leased property that:

•	is owned by CTO or any of its affiliates as of the closing date of this offering and that is not a part of our initial portfolio; and

•	is owned by CTO or any of its affiliates after the closing date of this offering,

without first offering us the right to purchase such property.

Term

The term of the exclusivity and ROFO agreement will commence on the date of the closing of this offering and will continue for so long as the management agreement is in effect.

Registration Rights

Upon the completion of this offering and the concurrent CTO private placement, we will enter into a registration rights agreement with CTO pursuant to which we will agree to register the resale of the shares of common stock CTO has agreed to acquire in the concurrent CTO private placement. We refer to these shares of common stock, and any shares of common stock issued to a holder with respect to shares purchased in the concurrent CTO private placement by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the shares of common stock, as the “registrable shares.” The registration rights agreement requires us to file a “shelf registration statement” to register the resale of the registrable shares as soon as practicable after we become eligible to use Form S-3, and we must maintain the effectiveness of such shelf registration statement until all the registrable shares have been sold under the shelf registration statement or become eligible for sale, without restriction, pursuant to Rule 144 under the Securities Act.

In addition, pursuant to the terms of our Operating Partnership’s partnership agreement, following the date on which we become eligible to use a registration statement on Form S-3 for the registration of securities and subject to certain further conditions as set forth in our Operating Partnership’s partnership agreement, we will be obligated to file a shelf registration statement covering the issuance or resale of shares of our common stock received by limited partners upon redemption of their OP units. See “Description of the Partnership Agreement of Alpine Income Property OP, LP—Registration Rights” for further details.

Tax Protection Agreement

Under the Code, taxable gain recognized upon a sale of an asset contributed to a partnership must be allocated to the contributing partner in a manner that takes into account the variation between the tax basis and the fair market value of the asset at the time of the contribution. This requirement may result in a significant allocation of taxable gain to the contributing partner without an increased cash distribution.

We intend to enter into a tax protection agreement that will provide benefits to CTO and Indigo effective upon completion of the formation transactions. This agreement is intended to protect each of CTO and Indigo against the tax consequences described above. If we dispose of any interest in the Contributed Properties in a taxable transaction within 10 years of the closing of this offering, then we will indemnify CTO and Indigo for any tax liabilities attributable to the built-in gain that exists with respect to such properties as of the time of this offering and the tax liabilities incurred as a result of such tax protection payment. Pursuant to the tax protection agreement, it is anticipated that the total amount of protected built-in gain on the Contributed Properties and other assets will be approximately $10.4 million. Such indemnification obligations could result in aggregate payments of up to $3.5 million. The amount of tax is calculated without regard to any deductions, losses or credits that may be available.

With respect to each of the Contributed Properties, the tax indemnities described above will not apply to a disposition of a Contributed Property if such disposition constitutes a “like-kind exchange” under Section 1031 of the Code, an involuntary conversion under Section 1033 of the Code or another transaction (including, but not limited to, (i) a contribution of property that qualifies for the non-recognition of gain under Sections 721 or 351 of the Code or (ii) a merger or consolidation of our Operating Partnership with or into another entity that qualifies for taxation as a partnership for U.S. federal income tax purposes) if such transaction does not result in the recognition of taxable income or gain to a contributing partner with respect to its OP units. In the case of the exception discussed in the preceding sentence, the tax protection then would apply to the replacement property (or the partnership interest) received in the transaction, to the extent that the sale or other disposition of that replacement asset would result in the recognition of any of the built-in gain that existed for that property at the time of our formation transactions.

The tax protection agreement is expected to benefit CTO and Indigo by assisting them in continuing to defer U.S. federal income taxes in connection with the formation transactions and thereafter.

Indemnification of Our Directors and Executive Officers

We intend to enter into indemnification agreements with each of our directors and executive officers that will obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed under “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers” and “Management—Indemnification.”

Equity Incentive Plans

In connection with this offering, we will adopt the Equity Incentive Plans to provide equity incentive opportunities to our officers, employees, non-employee directors, consultants, independent contractors and agents. An aggregate of 759,389 shares of our common stock will be authorized for issuance under awards granted pursuant to the Equity Incentive Plans. Upon completion of this offering, we intend to grant an aggregate of 8,000 restricted shares of our common stock, subject to vesting requirements, to our non-employee directors. See “Management—Equity Incentive Plans” for further details.

Statement of Policy Regarding Transactions with Related Persons

Upon completion of this offering, we will adopt a written statement of policy establishing guidelines with respect to the review, approval and ratification of related party transactions. The policy will apply to any transaction in which we are a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The audit committee will review the material facts of all related party transactions that require approval and either approve or disapprove of our entry into the transaction. In determining whether to approve or ratify a related party transaction, the audit committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

STRUCTURE AND FORMATION OF OUR COMPANY

Our Operating Partnership

Our wholly-owned subsidiary, Alpine Income Property GP, LLC, is the sole general partner of our Operating Partnership. Substantially all of our assets will be held by, and our operations will be conducted through, our Operating Partnership. Following the completion of this offering, the concurrent CTO private placement and the formation transactions, we will have a total 86.6% ownership interest in our Operating Partnership (88.0% if the underwriters exercise their option to purchase additional shares of our common stock in full), with CTO holding, directly and indirectly, a 13.4% ownership interest in our Operating Partnership (12.0% if the underwriters exercise their option to purchase additional shares of our common stock in full). Our interest in our Operating Partnership will generally entitle us to share in cash distributions from, and in the profits and losses of, our Operating Partnership in proportion to our percentage ownership. We, through our wholly-owned subsidiary, Alpine Income Property GP, LLC, will generally have the exclusive power under the partnership agreement to manage and conduct the business and affairs of our Operating Partnership, subject to certain approval and voting rights of the limited partners, which are described more fully below in “Description of the Partnership Agreement of Alpine Income Property OP, LP.” Our board of directors will manage our business and affairs.

Beginning on and after the date that is 12 months after the issuance of the OP units, each limited partner of our Operating Partnership will have the right to require our Operating Partnership to redeem part or all of its OP units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer.” Each redemption of OP units will increase our percentage ownership interest in our Operating Partnership and our share of its cash distributions and profits and losses. See “Description of the Partnership Agreement of Alpine Income Property OP, LP.”

Formation Transactions

Prior to completion of this offering, the concurrent CTO private placement and the formation transactions, our properties were owned and managed by CTO. Through the formation transactions, the following have occurred or will occur prior to, concurrently with or shortly after the completion of this offering.

•

We were formed as a Maryland corporation and our Operating Partnership was formed as a Delaware limited partnership in August 2019. In connection with our formation, Mr. Albright made an initial investment in us of $1,000 in exchange for 100 shares of our common stock. Such shares will be repurchased by us at the closing of this offering for $1,000.

•

We will sell 7,500,000 shares of our common stock in this offering (or 8,625,000 shares if the underwriters exercise their option to purchase additional shares of our common stock in full) and 375,000 shares of our common stock in the concurrent CTO private placement.

•	We will use approximately $9.1 million from the net proceeds from this offering and the concurrent CTO private placement to fund the purchase price payable to CTO for the REIT Purchased Properties.

•

We will contribute to our Operating Partnership the remaining net proceeds from this offering and the concurrent CTO private placement after our purchase of the REIT Purchased Properties and receive 7,417,557 OP units (or 8,542,557 OP units if the underwriters exercise their option to purchase additional shares of our common stock in full), in exchange.

•	Our Operating Partnership will use approximately $116.8 million of the net proceeds we contribute to it to purchase the OP Purchased Properties.

•

CTO and Indigo will contribute to our Operating Partnership the Contributed Properties and receive 1,223,854 OP units in exchange. These OP Units have an initial value of $24.5 million based on the assumed public offering price of approximately $20.00, which is the mid-point of the price range set forth on the front cover of this prospectus.

•	We will grant 8,000 restricted shares of common stock, in the aggregate, to our non-employee directors pursuant to the Individual Equity Incentive Plan.

•

We will contribute to our Operating Partnership the REIT Purchased Properties and receive 457,443 OP units in exchange, giving us a total 86.6% ownership interest in our Operating Partnership (88.0% if the underwriters exercise their option to purchase additional shares of our common stock in full), with CTO holding, directly and indirectly, a 13.4% ownership interest in our Operating Partnership (12.0% if the underwriters exercise their option to purchase additional shares of our common stock in full).

•

We expect to enter into a $100 million unsecured revolving credit facility that will be available for general corporate purposes, including the funding of potential future acquisitions. Affiliates of certain of the underwriters are expected to be lenders under our new revolving credit facility.

The amount of cash and OP units that we will pay, or issue, to CTO in exchange for the properties in our initial portfolio was determined by management and not through arm’s length negotiations with an independent third party. In determining the value of our initial portfolio, management undertook a diligence and underwriting process that took into account, among other factors, market capitalization rates, net operating income, landlord obligations to fund future capital expenditures, lease duration, functionality and ability to release should a tenant not renew its lease, tenant creditworthiness and discount rates based on tenant creditworthiness, property location, property age, comparable sales information and capitalization rates for properties leased to tenants with similar credit profiles and lease durations, tenant operating performance and the fact that brokerage commissions would not be payable in connection with the formation transactions. No single factor was given greater weight than any other in valuing our initial portfolio. The value attributable to our initial portfolio does not necessarily bear any relationship to the value of any particular property within that portfolio. Furthermore, we did not obtain any third-party property appraisals for the properties in our initial portfolio or any other independent third-party valuations or fairness opinions in connection with the formation transactions. As a result, the consideration we have agreed to pay CTO in the formation transactions may exceed the fair market value of our initial portfolio.

The properties comprising our initial portfolio were selected from CTO’s existing income property portfolio to create an attractive and diverse portfolio of single-tenant net leased properties. Certain of the properties in CTO’s existing income property portfolio were not included in the initial portfolio for a number of reasons, including tenant and asset class concentration, existing debt encumbrances and tax considerations. CTO does not currently intend to sell to us any additional properties from its existing income property portfolio, nor do we currently intend to purchase any such properties.

Consequences of this Offering, the Concurrent CTO Private Placement and the Formation Transactions

Upon completion of this offering, the concurrent CTO private placement and the formation transactions:

•	Our Operating Partnership will directly or indirectly own 100% of the properties in our initial portfolio.

•

Purchasers of shares of our common stock in this offering will own 95.1% of the outstanding shares of our common stock. If the underwriters exercise their option to purchase additional shares of our common stock in full, purchasers of shares of our common stock in this offering will own 95.7% of the outstanding shares of our common stock.

•

CTO will own 4.8% of the outstanding shares of our common stock. If the underwriters exercise their option to purchase additional shares of our common stock in full, CTO will own 4.2% of the outstanding shares of our common stock.

•

CTO will own, directly or indirectly, 13.4% of the outstanding OP units in our Operating Partnership. If the underwriters exercise their option to purchase additional shares of our common stock in full, CTO will own, directly or indirectly, 12.0% of the outstanding OP units.

The following chart sets forth information about our company, our Operating Partnership, certain related parties and the ownership interests therein on a pro forma basis. Ownership percentages in our company and our Operating Partnership are presented assuming that the underwriters’ option to purchase additional shares of our common stock is not exercised.

Benefits to Related Parties

Upon completion of this offering, the concurrent CTO private placement and the formation transactions, CTO and our directors and executive officers will receive material benefits, including the following:

•

In connection with the acquisition of our initial portfolio, CTO will receive a cash payment of approximately $125.9 million from us and 1,223,854 OP units from our Operating Partnership. The OP units have an aggregate initial value of approximately $24.5 million based on the assumed public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus.

•

We will have entered into indemnification agreements with each of our directors and executive officers providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against our directors and executive officers in their capacities as such. See “Management—Indemnification.”

•

We and our Operating Partnership will have entered into a management agreement with our Manager, a wholly-owned subsidiary of CTO, pursuant to which our Manager will be entitled to certain fees for its services and reimbursement of certain expenses. See “Our Manager and the Management Agreement—Management Agreement.”

•

We will have entered into a tax protection agreement with CTO and Indigo, pursuant to which we will agree to indemnify CTO and Indigo against certain potential adverse tax consequences to them, which may affect the way in which we conduct our business in the future, including with respect to when and under what circumstances we sell the Contributed Properties or interests therein during the tax protection period. Pursuant to the tax protection agreement, it is anticipated that the total amount of taxable built-in gain on the Contributed Properties will be approximately $10.4 million. Such indemnification obligations could result in aggregate payments of up to $3.5 million. The amount of tax is calculated without regard to any deductions, losses or credits that may be available. See “Certain Relationships and Related Person Transactions—Tax Protection Agreement.”

•

We will have entered into a registration rights agreement with CTO pursuant to which we will agree to register the resale of the shares of common stock CTO has agreed to acquire in the concurrent CTO private placement. In addition, pursuant to the terms of our Operating Partnership’s partnership agreement, following the date on which we become eligible to use a registration statement on Form S-3 for the registration of securities and subject to certain further conditions as set forth in our Operating Partnership’s partnership agreement, we will be obligated to file a shelf registration statement covering the issuance or resale of shares of our common stock received by limited partners upon redemption of their OP units. See “Description of the Partnership Agreement of Alpine Income Property OP, LP—Registration Rights” for further details.

•

We will have adopted the Equity Incentive Plans to provide equity incentive opportunities to our officers, employees, non-employee directors, consultants, independent contractors and agents, and will have issued, in the aggregate, thereunder 8,000 shares of restricted common stock to our non-employee directors upon completion of this offering. See “Management—Equity Incentive Plans” for further details.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investments in Real Estate or Interests in Real Estate

We will conduct our investment activities through our Operating Partnership and its subsidiaries. Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of high-quality single-tenant, net leased retail and office properties. For a discussion of our properties and our acquisition and other strategic objectives, see “Business and Properties.”

We expect to pursue our objective primarily through the ownership, directly or indirectly, by our Operating Partnership of our initial portfolio and future single-tenant, net leased commercial properties. We generally seek to execute acquisitions of properties that, upon acquisition, meet our investment guidelines. We expect to target a diversified portfolio that, over time, will

•	derive no more than 10% of its annualized base rent from any single tenant, irrespective of the tenant’s credit rating;

•	derive no more than 10% of our annualized base rent from any single industry; and

•	derive no more than 5% of its annualized base rent from any single property.

While we consider these criteria when making investments on our behalf, we may be opportunistic in pursuing investments for us and our portfolio that do not meet these criteria if we believe the investment opportunity presents an attractive risk-adjusted return. We intend to engage in future investment activities in a manner that is consistent with our qualification and maintenance of our qualification as a REIT for U.S. federal income tax purposes. In addition, we may purchase properties for long-term investment, expand, improve, redevelop and renovate the properties in our initial portfolio and any properties we acquire in the future, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly reducing our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any distributions with respect to our common stock. Investments are also subject to our policy not to be treated as an “investment company” under the Investment Company Act.

Investments in Real Estate Mortgages

Our current portfolio consists primarily of, and our business objectives emphasize, equity investments in single-tenant, net leased commercial properties. We do not intend to originate any secured or unsecured real estate loans or purchase any debt securities as a stand-alone, long-term investment, but, subject to the income and asset tests necessary for REIT qualification, we may do so in certain limited circumstances. In such circumstances, the mortgages in which we may invest may be first-lien mortgages or subordinate mortgages secured by real estate. The subordinated mezzanine loans in which we may invest may include mezzanine loans secured by a pledge of ownership interests in an entity owning a property or group of properties. Investments in real estate mortgages and subordinated real estate loans are subject to the risk that one or more borrowers may default and that the collateral securing the mortgages may not be sufficient or, in the case of subordinated mezzanine loans, available to enable us, to recover our full investment.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we would intend to divest such securities before any such registration would be required.

Investments in Other Securities

Other than as described above, we do not intend to invest in any additional securities such as bonds, preferred stocks or common stock.

Dispositions

In order to maximize the performance and manage the risks within our portfolio, we may dispose of properties selectively when we determine they are not suitable for long-term investment purposes based upon our periodic review of our portfolio. We will ensure that such action would be in our best interest and consistent with our intention to qualify and maintain our qualification as a REIT.

Financings and Leverage Policy

We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes. We intend to target long-term leverage of six times net debt to EBITDA or less.

Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt or for general corporate purposes. Our charter and bylaws do not limit the amount of debt that we may incur. Our board of directors has not adopted a policy limiting the total amount of debt that we may incur.

We anticipate that our Manager, under the supervision of our board of directors, will consider a number of factors in evaluating the amount of debt that we may incur. We may from time to time modify our view regarding the appropriate amount of debt financing in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and investment opportunities and other factors. Our decision to use leverage in the future to finance our assets will be at the discretion of our board of directors, and will not be subject to the approval of our stockholders.

Equity Capital Policies

To the extent that our board of directors determines to obtain additional capital, we may issue debt or equity securities, including senior securities, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification), or pursue a combination of these methods.

Existing stockholders will have no preemptive right to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment in us. Although we have no current plans to do so, we may in the future issue shares of our common stock or units in our Operating Partnership in connection with acquisitions of property.

We may, under certain circumstances, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares of our common stock or other securities, and any such action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Conflict of Interest Policies

Conflicts of interest may exist or could arise in the future with CTO and its affiliates, including our Manager, the individuals who serve as our executive officers and executive officers of CTO, any individual who serves as a director of our company and as a director of CTO and any limited partner of our Operating Partnership. Conflicts may include, without limitation: conflicts arising from the enforcement of agreements between us and CTO or our Manager; conflicts in the amount of time that executive officers and employees of CTO, who are provided to us through our Manager, will spend on our affairs versus CTO’s affairs; and conflicts in future transactions that we may pursue with CTO and its affiliates. We do not generally expect to enter into joint ventures with CTO, but if we do so, the terms and conditions of our joint venture investment will be subject to the approval of a majority of disinterested directors of our board of directors.

In addition, we are subject to conflicts of interest arising out of our relationships with our Manager. Pursuant to the management agreement, our Manager is obligated to supply us with our senior management team. However, our Manager is not obligated to dedicate any specific CTO personnel exclusively to us, nor are the CTO personnel provided to us by our Manager obligated to dedicate any specific portion of their time to the management of our business. Additionally, our Manager is a wholly-owned subsidiary of CTO. All of our executive officers are executive officers and employees of CTO and one of our officers (John P. Albright) is also a member of CTO’s board of directors. As a result, our Manager and the CTO personnel it provides to us may have conflicts between their duties to us and their duties to, and interests in, CTO.

In addition to our initial portfolio, we may acquire or sell single-tenant, net leased properties in which our Manager or its affiliates have or may have an interest. Similarly, our Manager or its affiliates may acquire or sell single-tenant, net leased properties in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with our Manager or its affiliates, including the purchase and sale of all or a portion of a portfolio asset. If we acquire a single-tenant, net leased property from CTO or one of its affiliates or sell a single-tenant, net leased property to CTO or one of its affiliates, the purchase price we pay to CTO or one of its affiliates or the purchase price paid to us by CTO or one of its affiliates may be higher or lower, respectively, than the purchase price that would have been paid to or by us if the transaction were the result of arms’ length negotiations with an unaffiliated third party.

In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our board of directors, our Manager is entitled to be paid a base management fee that is based on our “total equity” (as defined in the management agreement). As a result, our Manager may have an incentive to recommend that we issue additional equity securities at dilutive prices.

All of our executive officers are executive officers and employees of CTO. These individuals and other CTO personnel provided to us through our Manager devote as much time to us as our Manager deems appropriate. However, our executive officers and other CTO personnel provided to us through our Manager may have conflicts in allocating their time and services between us, on the one hand, and CTO and its affiliates, on the other. During a period of prolonged economic weakness or another economic downturn affecting the real estate industry or at other times when we need focused support and assistance from our Manager and the CTO executive officers and other personnel provided to us through our Manager, we may not receive the necessary support and assistance we require or that we would otherwise receive if we were self-managed.

Additionally, although we will enter into the exclusivity and ROFO agreement with CTO, the agreement contains exceptions to CTO’s exclusivity for opportunities that include only an incidental interest in single-tenant, net leased properties. Accordingly, the exclusivity and ROFO agreement will not prevent CTO from pursuing certain acquisition opportunities involving only an incidental interest in single-tenant, net leased properties that otherwise satisfy our then-current investment criteria. See “Certain Relationships and Related Person Transactions—Exclusivity and ROFO Agreement.”

Our directors and executive officers have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, our wholly-owned subsidiary, Alpine Income Property GP, LLC, has fiduciary duties, as the general partner, to our Operating Partnership and to the limited partners under Delaware law in connection with the management of our Operating Partnership. These duties as a general partner to our Operating Partnership and its partners may come into conflict with the duties of our directors and executive officers to our company. Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of loyalty and care and which generally prohibits such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand and the limited partners of our Operating Partnership on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that so long as we own a controlling interest in our Operating

Partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners of our Operating Partnership shall be resolved in favor of our stockholders, and we shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

Additionally, to the extent permitted by applicable law, the partnership agreement will provide for the indemnification of the general partner and our officers, directors, employees and any other persons the general partner may designate from and against any and all claims that relate to the operations of our Operating Partnership as set forth in the partnership agreement in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the general partner of our Operating Partnership and our officers, directors, agents or employees, will not be liable for monetary damages to our Operating Partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

Our charter and bylaws do not restrict any of our directors, executive officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. We have, however, adopted certain policies designed to eliminate or minimize certain potential conflicts of interest. Specifically, we will adopt a code of business conduct and ethics that prohibits conflicts of interest between our executive officers, employees and directors on the one hand, and our company on the other hand, except in compliance with the policy. Our code of business conduct and ethics will state that a conflict of interest exists when a person’s private interest interferes with our interest. For example, a conflict of interest will arise when any of our employees, executive officers or directors or any immediate family member of such employee, executive officer or director receives improper personal benefits as a result of his or her position with us. Our code of business conduct and ethics will also limit our employees, executive officers and directors from engaging in any activity that is competitive with the business activities and operations of our company, except as disclosed in this prospectus. In addition, our code of business conduct and ethics will also restrict the ability of our employees, executive officers and directors to participate in a joint venture, partnership or other business arrangement with us, except in compliance with the policy. Waivers of our code of business conduct and ethics will be required to be disclosed in accordance with NYSE and SEC requirements. In addition, we will adopt corporate governance guidelines to assist our board of directors in the exercise of its responsibilities and to serve our interests and those of our stockholders. However, we cannot assure you these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect the best interest of all stockholders.

Policies with Respect to Other Activities

We have authority to offer common stock, preferred stock, options to purchase stock or other securities (including common and preferred units of limited partnership interest in our Operating Partnership) in exchange for property, repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. As described in “Description of the Partnership Agreement of Alpine Income Property OP, LP,” we expect, but are not obligated, to issue shares of our common stock to holders of OP units upon exercise of their redemption rights. Except in connection with our organization, the formation transactions, this offering and the concurrent CTO private placement, we have not issued common stock, units or any other securities in exchange for property or any other purpose, although we may elect to do so. Our board of directors has no present intention of causing us to repurchase any common stock, although we may do so in the future. We may issue preferred stock from time to time, in one or more classes or series, as authorized by our board of directors without the need for stockholder approval. See “Description of Capital Stock.” We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than our Operating Partnership and do not intend to do so. At all times, we intend to make investments in a manner consistent with our qualification as a REIT unless our board of directors determines that it is no longer in our best interest to qualify as a REIT. We have not made any loans to third parties, although we may make loans to third parties in the future, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act.

Reporting Policies

We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF ALPINE INCOME PROPERTY OP, LP

The following summarizes the material terms of the first amended and restated limited partnership agreement of our Operating Partnership, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Management

We are the sole member of Alpine Income Property GP, LLC, which is the sole general partner of our Operating Partnership, a Delaware limited partnership. We will conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership. Pursuant to the partnership agreement, the general partner will have full, complete and exclusive discretion to manage and control the business of our Operating Partnership, including the ability, among others, to cause our Operating Partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees, to make distributions to partners and to cause changes in our Operating Partnership’s business activities.

Transferability of Interests

Holders of OP units of our Operating Partnership may not transfer their units without the consent of the general partner of our Operating Partnership. Neither the general partner nor our company may engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction that results in a change in control of the general partner or our company unless:

•

we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by the general partner, our company or any subsidiary of the general partner or our company);

•

as a result of such transaction, all limited partners (other than the general partner, our company or any subsidiary of the general partner or our company) will receive, or have the right to receive, for each OP unit an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the general partner in good faith, to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our common stock in consideration of one share of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP units (other than the general partner, our company or any subsidiary of the general partner or our company) shall be given the option to exchange its OP units for an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the general partner in good faith, to the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•

either the general partner or our company, as applicable, is the surviving entity in the transaction and either (A) our stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than the general partner, our company or any subsidiary of the general partner or our company) receive for each OP unit an amount of cash, securities or other property (expressed as an amount per share of our common stock) equal or substantially equivalent in value, as determined by the general partner in good faith, to the product of the conversion factor and the greatest amount of cash, securities or other property (expressed as an amount per share of our common stock) received in the transaction by a holder of one share of our common stock.

The general partner or our company, as applicable, also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than OP units held by the general partner, our company or any subsidiary of the general partner or our company, are contributed, directly or indirectly, to our Operating Partnership as a capital contribution in exchange for OP units, or for economically equivalent partnership interests issued by a partnership or limited liability company in which the general partner, us, our Operating Partnership, or a wholly owned subsidiary of the general partner, us or our Operating Partnership owns a partnership or limited liability company interest, with a fair market value equal to the value of the assets so contributed as determined by the survivor of such merger or consolidation in good faith and (ii) the survivor expressly agrees to assume all of the obligations under the partnership agreement, including those of us and the general partner, and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

We also may (i) cause the general partner to transfer all or any portion of its general partnership interest to (A) a wholly-owned subsidiary of the general partner or (B) a parent company of the general partner, and following such transfer, may withdraw as the sole member of the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange or OTC interdealer quotation system on which our common stock is listed or traded.

Without the consent of the limited partners, we may (i) merge or consolidate our Operating Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of our Operating Partnership in a transaction pursuant to which the limited partners (other than the general partner, our company or any subsidiary of the general partner or our company) receive consideration as set forth above.

Capital Contributions

We will contribute, directly, to our Operating Partnership the portion of our initial portfolio that we purchase from CTO and the remaining net proceeds of this offering and the concurrent CTO private placement as a capital contribution in exchange for OP units. Upon completion of this offering and such contributions, we will own an approximate 86.6% partnership interest in our Operating Partnership. The partnership agreement provides that if the general partner determines that it is in the best interests of our Operating Partnership to provide for additional funds for any Operating Partnership purpose, the general partner may (i) cause our Operating Partnership to obtain such funds from outside borrowings or (ii) elect to have the general partner or any of its affiliates provide such additional funds to our Operating Partnership through loans or otherwise. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to our Operating Partnership. If we contribute additional capital to our Operating Partnership, we will receive additional OP units, and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our Operating Partnership at the time of such contributions.

Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to our Operating Partnership, the general partner will revalue the property of our Operating Partnership to its fair market value (as determined by the general partner in its sole and absolute discretion) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by the general partner in its sole and absolute discretion) on the date of the revaluation. Our Operating Partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests we own.

Redemption Rights

Pursuant to the partnership agreement, limited partners (other than the general partner, our company or any subsidiary of the general partner or our company) will receive redemption rights, which will enable them to require our Operating Partnership to redeem all or a portion of their OP units in exchange for cash or, at the option of the general partner (in its sole and absolute discretion), shares of our common stock based on the conversion factor commencing one year from the date of issuance of such units. Redemptions will generally occur only on the first day of each calendar quarter. Limited partners must submit an irrevocable notice to our Operating Partnership of the intention to be redeemed no less than 60 days prior to the redemption date, and each limited partner must submit for redemption at least 1,000 OP units or, if such limited partner holds less than 1,000 OP units, all the OP units owned by such limited partner. The number of shares of common stock issuable upon redemption of OP units held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit or excepted holder limit in our charter;

•	result in shares of our common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•

cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, our Operating Partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT under the Code; or

•

cause the acquisition of shares of our common stock by such redeeming limited partner to be “integrated” with any other distribution of our common stock or OP units for purposes of complying with the registration provisions of the Securities Act.

The general partner may, in its sole and absolute discretion, waive any of these restrictions.

The partnership agreement requires that our Operating Partnership be operated in a manner that enables us to satisfy the requirements for qualifying as a REIT, to avoid any U.S. federal income or excise tax liability imposed by the Code (other than any U.S. federal income tax liability associated with our retained capital gains) and to ensure that our Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. Notwithstanding the foregoing, we may terminate or revoke our status as a REIT at any time, if our board of directors determines in good faith that it is no longer in our best interests.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership generally will pay all of our administrative costs and expenses, including:

•	all costs and expenses relating to our and our subsidiaries’ formation, continuity of existence and our subsidiaries’ operations;

•	all costs and expenses relating to offerings and registration of securities and expenses incidental thereto;

•	all costs and expenses associated with any repurchase by us of any securities;

•	all costs and expenses associated with the preparation and filing of any of our periodic or other reports and communications by us under federal, state or local laws or regulations;

•	all costs and expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

•

all administrative costs and expenses that we are required to pay pursuant to the management agreement (see “Our Manager and the Management Agreement—Management Agreement—Reimbursement of Expenses” for more information);

•

all costs and expenses associated with any health, dental, vision, disability, life insurance, 401(k) plan, incentive plan, bonus plan or other plan providing compensation or benefits for any employees we have in the future;

•	all costs and expenses incurred by us relating to any issuance or redemption of OP units; and

•	all of our other operating, administrative or financing costs incurred in the ordinary course of business on behalf of or related to our Operating Partnership.

These expenses, however, do not include any of our administrative costs and expenses incurred by us or the general partner that are attributable to properties or interests in a subsidiary that are owned by the general partner or us other than through ownership interests in our Operating Partnership.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to oversee our management in a manner consistent with our best interests. At the same time, the general partner of our Operating Partnership has fiduciary duties under Delaware law to manage our Operating

Partnership in a manner beneficial to our Operating Partnership and its partners. The general partner’s duties to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand and the limited partners of our Operating Partnership on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that so long as we or the general partner own a controlling interest in our Operating Partnership, any such conflict that the general partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either our stockholders or the limited partners of our Operating Partnership shall be resolved in favor of our stockholders, and the general partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

Distributions

The partnership agreement provides that our Operating Partnership will distribute cash from operations at such time and in such amounts as determined by the general partner in its sole and absolute discretion, to us and the other limited partners in accordance with their respective percentage interests in our Operating Partnership.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of our Operating Partnership, including any partner loans, any remaining assets of our Operating Partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

LTIP units are a class of OP units in our Operating Partnership and, if issued, will receive the same regular per-unit profit distributions as the other outstanding units in our Operating Partnership. LTIP units, if issued, will not have full parity with other outstanding units with respect to liquidating distributions. Generally, under the terms of the LTIP units, if issued, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the issuance of the LTIP units until such event will be allocated first to the LTIP unit holders to equalize the capital accounts of such holders with the capital accounts of holders of our Operating Partnership’s other outstanding OP units. Upon equalization of the capital accounts of the LTIP unit holders with the capital accounts of the other holders of our OP units, the LTIP units will achieve full parity with our other OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of such units, including redemption rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder. To the extent Treasury regulations promulgated pursuant to Section 704(c) of the Code permit, the general partner shall have the authority to elect the method to be used by our Operating Partnership for allocating items with respect to contributed property acquired for OP units for which fair market value differs from the adjusted tax basis at the time of contribution. Any such election shall be binding on all partners. Upon the occurrence of certain specified events, our Operating Partnership will revalue its assets and any net increase in valuation will be allocated first to the LTIP units to equalize the capital accounts of such holders with the capital accounts of the holders of the other outstanding units in our Operating Partnership.

Registration Rights

Pursuant to the terms of our Operating Partnership’s partnership agreement, following the date on which we become eligible to use a registration statement on Form S-3 for the registration of securities under the Securities Act and subject to certain further conditions as set forth in our Operating Partnership’s partnership agreement, we will be obligated to file a shelf registration statement covering the issuance or resale of shares of our common stock received by limited partners upon redemption of their OP units. In furtherance of such registration rights, we have also agreed, among other agreements, as follows:

•	to use our commercially reasonable efforts to have the registration statement declared effective;

•

to register or qualify such shares under the securities or blue sky laws of such jurisdictions within the United States as required by law, and do such other reasonable acts and things as may be required by us to enable such holders to consummate the sale or other disposition in such jurisdictions of such shares, provided that we will not be required to (i) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which we would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities;

•	to list shares of our common stock issued pursuant to the exercise of redemption rights on any securities exchange or national market system upon which our common stock is then listed; and

•

to indemnify limited partners exercising redemption rights against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the registration statement, preliminary prospectus or prospectus or caused by any omission, or alleged omission, to state a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission or alleged omission based upon information furnished to us by such limited partners.

As a condition to our obligations with respect to such registration, each limited partner will agree, among other agreements:

•	that no limited partner will offer or sell shares of common stock that are issued upon redemption of their OP units until such shares have been included in an effective registration statement;

•

that, if we determine in good faith, after consultation with counsel, that registration of shares for resale would require the disclosure of important information that we have a bona fide business purpose for preserving as confidential, the registration rights of each limited partner will be suspended until we notify such limited partners that suspension of their registration rights is no longer necessary (so long as we do not suspend their rights for more than 180 days in any 12-month period);

•

that if we propose an underwritten public offering, each limited partner will agree not to effect any offer, sale or distribution of any of our shares of common stock during the period commencing on the tenth day prior to the expected effective date of a registration statement filed with respect to the public offering or commencement date of a proposed offering and ending on the date specified by the managing underwriter for such offering (provided no limited partner shall be required to agree not to effect any offer, sale or distribution of our shares of common stock for a period of time that is longer than the greater of 90 days or the period of time for which any of our senior executive officers is required so to agree in connection with such offering); and

•

to indemnify us and each of our officers, directors and controlling persons against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement or omission, or alleged omission, contained in (or omitted from) any registration statement based upon information furnished to us by such limited partner.

Subject to certain exceptions, our Operating Partnership will pay all expenses in connection with the exercise of registration rights under our Operating Partnership’s partnership agreement.

Amendments of the Partnership Agreement

The general partner, without the consent of the limited partners, may amend the partnership agreement in any respect; provided that the following amendments require the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by the general partner, our company or any subsidiary of the general partner or our company):

•

any amendment affecting the operation of the conversion factor or the redemption right (except as otherwise provided in the partnership agreement) in a manner that adversely affects the limited partners in any material respect;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional OP units pursuant to the partnership agreement;

•

any amendment that would alter our Operating Partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP units pursuant to the partnership agreement;

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our Operating Partnership; or

•	any amendment to the provisions of the partnership agreement that control amendments to the partnership agreement.

Indemnification and Limitation of Liability

The limited partners of our Operating Partnership expressly acknowledge that the general partner of our Operating Partnership is acting for the benefit of our Operating Partnership, the limited partners (including us) and our stockholders collectively and that the general partner is under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause our Operating Partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand, and the limited partners of our Operating Partnership on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners, provided however, that so long as we or the general partner own a controlling interest in our Operating Partnership, any such conflict that the general partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either our stockholders or the limited partners of our Operating Partnership will be resolved in favor of our stockholders, and the general partner will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

To the extent permitted by applicable law, the partnership agreement will provide for the indemnification of the general partner and its and our, and our subsidiaries’, officers, directors, employees and any other persons the general partner may designate from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of our Operating Partnership as set forth in the partnership agreement in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the general partner of our Operating Partnership and our officers, directors, agents or employees, will not be liable for monetary damages to our Operating Partnership or the limited partners for losses sustained, liabilities incurred or benefits not derived by the limited partners as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term

Our Operating Partnership will continue indefinitely or until sooner dissolved upon:

•

an event of bankruptcy (as defined in the partnership agreement) as to the general partner or the dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of our Operating Partnership;

•	the redemption of all OP units (other than those held by the general partner) unless the general partner decides to continue the partnership by the admission of one or more limited partners; or

•	an election by us in our capacity as the sole member of the general partner.

Tax Matters

Our Operating Partnership agreement provides that the sole general partner of our Operating Partnership is the “partnership representative” of our Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock, including shares of our common stock into which OP units are exchangeable, immediately following the completion of this offering, the concurrent CTO private placement and the formation transactions for (1) each person who is expected to be the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors, director nominees and executive officers and (3) all of our directors, director nominees and executive officers as a group. This table assumes that this offering, the concurrent CTO private placement and the formation transactions are completed and gives effect to the expected issuance of common stock in connection with this offering and the concurrent CTO private placement and the expected issuance of OP units in connection with the formation transactions. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this offering or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, the address of each named person is c/o Alpine Income Property Trust, Inc., 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

	Amount and Nature of Beneficial Ownership
	Immediately Prior to this Offering			Upon Completion of this Offering
Name and Address of Beneficial Owner	Shares and OP units Beneficially Owned		Percentage	Shares and OP Units Beneficially Owned	Percentage (1)

Directors, Director Nominees and Executive Officers:

John P. Albright	100	(2)	100%	—	—

Mark E. Patten	—		—	—	—

Steven R. Greathouse	—		—	—	—

Daniel E. Smith	—		—	—	—

Mark O. Decker, Jr	—		—	2,000		*

M. Carson Good	—		—	2,000		*

Andrew C. Richardson	—		—	2,000		*

Jeffrey S. Yarckin	—		—	2,000		*

All directors, director nominees and executive officers as a group (8 persons)	100		100%	8,000		*

More than 5% Stockholders:

Consolidated-Tomoka Land Co.	—		—	1,598,854	17.6%

*	Represents less than 1% of the number of shares of our common stock outstanding upon the completion of this offering.
(1)	Assumes 7,883,000 shares of our common stock and 1,223,854 OP units (excluding OP units held by us) are outstanding immediately following this offering.
(2)	These shares will be repurchased by us at cost for $1,000 at the closing of this offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. For a complete description, you are urged to review in their entirety our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find More Information.”

General

Following the completion of this offering, the concurrent CTO private placement and the formation transactions, our authorized capital stock will consist of 500,000,000 shares of our common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. A majority of our entire board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. Upon the completion of this offering and the concurrent CTO private placement, based upon the mid-point of the price range set forth on the front cover of this prospectus and assuming the underwriters do not exercise their option to purchase additional shares of our common stock, we expect that 7,883,000 shares of our common stock will be issued and outstanding.

Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of that stockholder’s status as a stockholder.

Common Stock

All shares of our common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Stockholders are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including any shares of preferred stock we may issue, and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.

Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. Directors will be elected by a plurality of the votes cast at the meeting in which directors are being elected and at which a quorum is present. This means that the holders of a majority of the outstanding shares of our common stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Our common stockholders have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock will initially have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another form of entity, engage in a statutory share exchange or engage in similar transactions unless such transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend the removal provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our Operating Partnership or its wholly-owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, including classes or series of preferred stock, and to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.

Preferred Stock

Under the terms of our charter, our board of directors is authorized to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Before the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each class or series. Upon completion of this offering, we will have no preferred stock outstanding, and we have no present plans to issue preferred stock in the immediate future.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law, the terms of any class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of your shares. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

For us to qualify and maintain our qualification as a REIT for each taxable year commencing with our taxable year ending December 31, 2020, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year commencing with our taxable year ending December 31, 2020.

Because our board of directors believes it is at present essential for us to qualify as a REIT, our charter, subject to certain exceptions, restricts the amount of our shares of stock that a person may beneficially or constructively own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares of our capital stock to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and/or series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

We anticipate that the transfer agent and registrar for our shares of our common stock will be Computershare Trust Company, N.A.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, and to Maryland law. See “Where You Can Find More Information.”

Our Board of Directors

Under our charter and bylaws, the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of the MGCL will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of such shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter will provide that, effective at such time as we are able to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors (whether or not they constitute a quorum) and that a director elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the directorship. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors, (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders and (3) provide that a director may be removed only for cause and by the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors.

Amendments to Our Charter and Bylaws

Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter and our board of directors has the exclusive power to amend our bylaws.

Meetings of Stockholders

Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Corporate Opportunities

Our charter provides that, to the maximum extent permitted by Maryland law, each of CTO, its affiliates, each of their representatives, and each of our directors or officers who is also an officer, employee, agent, affiliate or designee of CTO or any of CTO’s affiliates has the right to, and has no duty not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that CTO or any of its affiliates or employees, or any of their representatives or designees, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, CTO, its affiliates and employees and any of their representatives or designees shall have no duty to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty by reason of the fact that CTO or any of its affiliates or employees, or any of their representatives or designees, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates; provided, however, that such corporate opportunity is not presented to such person in his or her capacity as a director or officer of us.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice of the meeting and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record at the record date set by the board of directors for the special meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company. Likewise, if our board of directors were to elect to be subject to the business combination provisions of the MGCL or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, in each instance requiring the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, these provisions of the MGCL could have similar anti-takeover effects.

Further, a majority of our entire board of directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock and to authorize us to issue the newly classified shares, as discussed under the captions “Description of Capital Stock—Common Stock” and “—Power to Issue Additional Shares of Common Stock and Preferred Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf other than actions arising under the federal securities laws such as the Securities Act and the Exchange Act, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers as described in “Management—Indemnification.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon the completion of this offering and the concurrent CTO private placement, based upon the mid-point of the price range set forth on the front cover of this prospectus, we expect to have 7,883,000 outstanding shares of our common stock (9,008,000 shares if the underwriters’ option to purchase additional shares is exercised in full). In addition, a total of 1,223,854 shares of our common stock are issuable upon exchange of OP units that we expect to be outstanding upon completion of this offering.

Of these shares, the 7,500,000 shares of our common stock sold in this offering (8,625,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full) will be freely transferable without restriction or further registration under the Securities Act, subject to the restrictions on ownership and transfer of our stock set forth in our charter.

There is currently no public market for our common stock. Trading of our common stock on the NYSE is expected to commence following the pricing of this offering. No assurance can be given as to (i) the likelihood that an active market for common stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their shares or (iv) the prices that stockholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares of our common stock issued upon the exchange of OP units), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors —Risks Related to Our Common Stock and this Offering.”

For a description of certain restrictions on ownership and transfer of shares of our common stock held by certain of our stockholders, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Rule 144

After giving effect to this offering and the concurrent CTO private placement, we expect that 375,000 shares of our outstanding common stock (based on the mid-point of the price range set forth on the front cover of this prospectus) will be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned shares considered to be restricted securities under Rule 144 for at least six months would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned shares considered to be restricted securities under Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned shares of our common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•

1% of the shares of our common stock then outstanding, which will equal approximately 78,830 shares immediately after this offering and the concurrent CTO private placement (or, 90,080 shares if the underwriters’ option to purchase additional shares is exercised in full); or

•	the average weekly trading volume of our common stock on the NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and have filed all required reports during that time period. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Redemption/Exchange Rights

Concurrently with the completion of this offering, we will enter into the partnership agreement of our Operating Partnership. See “Description of the Partnership Agreement of Alpine Income Property OP, LP.”

Pursuant to the partnership agreement, limited partners (other than the general partner, our company or any subsidiary of the general partner or our company) will receive certain redemption rights. See “Description of the Partnership Agreement of Alpine Income Property OP, LP—Redemption Rights.”

Lock-up Agreements

In addition to the limits placed on the sale of our common stock by operation of Rule 144 and other provisions of the Securities Act, subject to certain exceptions, we, our Manager, our executive officers, directors and director nominees and CTO have agreed with the underwriters not to offer, sell, transfer or otherwise dispose of any of our common stock or any securities convertible into or exercisable or exchangeable for, exercisable for, or repayable with our common stock, for a period of 180 days after the date of this prospectus without first obtaining the written consent of Raymond James & Associates, Inc. See “Underwriting.”

Registration Rights

Upon the completion of this offering, the concurrent CTO private placement and the formation transactions, we will enter into a registration rights agreement with CTO pursuant to which we will agree to register the resale of the shares of common stock CTO has agreed to acquire in the concurrent CTO private placement. We refer to these shares of common stock, and any shares of common stock issued to a holder with respect to shares purchased in the concurrent CTO private placement by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the shares of common stock, as the “registrable shares.” The registration rights agreement requires us to file a “shelf registration statement” to register the resale of the registrable shares as soon as practicable after we become eligible to use Form S-3, and we must maintain the effectiveness of such shelf registration statement until all the registrable shares have been sold under the shelf registration statement or become eligible for sale, without restriction, pursuant to Rule 144 under the Securities Act.

In addition, pursuant to the terms of our Operating Partnership’s partnership agreement, following the date on which we become eligible to use a registration statement on Form S-3 for the registration of securities and subject to certain further conditions as set forth in our Operating Partnership’s partnership agreement, we will be obligated to file a shelf registration statement covering the issuance or resale of shares of our common stock received by limited partners upon redemption of their OP units. See “Description of the Partnership Agreement of Alpine Income Property OP, LP—Registration Rights” for further details.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a prospective holder of our common stock, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Vinson & Elkins L.L.P. has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “Tax Considerations for Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed

Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were formed in August 2019 as a Maryland corporation. We have in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intend to revoke our S election prior to the closing of this offering. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2019. We believe that, commencing with such short taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Vinson & Elkins L.L.P. will render an opinion that, commencing with our short taxable year ending December 31, 2019, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our short taxable year ending December 31, 2019 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.’s opinion will be based upon various customary assumptions relating to our organization and operation, will be conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income and the conduct of our business operations. Vinson & Elkins L.L.P.’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest U.S. federal corporate income tax rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any TRS we may form in the future that are not conducted on an arm’s-length basis.

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If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote or the 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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If we acquire any asset from an entity treated as a C corporation (i.e., a corporation that generally is subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are treated as C corporations, including any TRS we may form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS we may form in the future will be subject to U.S. federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.

Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.

It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2020 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our outstanding capital stock (see “Description of Capital Stock—Restrictions on Ownership and Transfer”). We believe that we will issue sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, we may fail to qualify as a REIT.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income,

deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% vote or value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of our Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provisions, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular U.S. federal corporate income tax rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of non-interest expense by businesses could apply to a TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets, other than

•	property held primarily for sale to customers in the ordinary course of business, and

•	debt instruments issued by a “publicly offered REIT”, unless the debt instrument is secured by real property or an interest in real property;

•	income derived from the operation, and gain from the sale, of foreclosure property;

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. “Rents from real property” is qualifying income for both the 75% and 95% gross income tests. Rents will qualify as “rents from real property” only if each of the following conditions is met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for TRSs or (3) we furnish non-customary services to tenants of the property in excess of the 1% threshold, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

In addition, as described above, we may own up to 100% of the stock of one or more TRSs. Under an exception to the related-party tenant rule described above, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space at the property is leased to persons other than TRSs and related-party tenants and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We currently do not intend to, but may in the future, on a limited basis, originate or invest in mortgage debt and/or mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if there has been a “significant modification” to the loan since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that any mezzanine loans we may originate or acquire may not meet all of the requirements for reliance on this safe harbor. We intend to invest in any mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property that is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the TRS at regular U.S. federal corporate income tax rates.

Fee Income. Fee income generally will not be qualifying income for purposes of the 75% and 95% gross income tests. Any fees earned by any TRS we form will not be included for purposes of the gross income tests, but will be subject to U.S. federal corporate income tax, as described above. In addition, we will be subject to a 100% excise tax on any fees earned by a TRS for services provided to us if such fees were pursuant to an agreement determined by the IRS to be not on an arm’s-length basis.

Foreclosure Property. We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made, or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) and (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain”

will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

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interests in real property, including leaseholds, options to acquire real property and leaseholds and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•	shares in other REITs and debt instruments issued by “publicly offered REITs”; and

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investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than a TRS) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test and the 10% value test, respectively.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we currently do not intend to, but may in the future, on a limited basis, originate or invest in mortgage debt and/or mezzanine loans. We expect that any investments in mortgage loans will generally be treated as real estate assets. Although we expect that any investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we would invest may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of any mezzanine loans as real estate assets. We intend to invest in any mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the asset income test requirements.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, the preferential dividend rule does not apply to “publicly offered REITs.” We expect to qualify as a “publicly offered REIT” following this offering.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income (ordinary and capital gain) from all prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Additionally, we generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.

In addition, a taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, net operating losses, and for years prior to 2022, deductions for depreciation, amortization or depletion. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so.

As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. We expect to qualify as a “publicly offered REIT” following this offering. Although we do not currently intend to pay dividends in our stock, if in the future we choose to pay dividends in our stock, our stockholders may be required to pay tax in excess of the cash that they receive.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular U.S. federal corporate income tax rates, plus potential penalties and/or interest. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and non-corporate U.S. stockholders may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of U.S. stockholders and is for general information only. We urge you to consult your tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our common stock.

As used herein, the term “U.S. stockholder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

Distributions

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, if any, and then to our common stock dividends. Individuals, trusts and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on REIT dividends, not including the 3.8% Medicare tax, discussed below. Without further legislation, this deduction will sunset after 2025.

A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. The maximum income tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%, plus the 3.8% Medicare tax on net investment income, if applicable. By contrast, the maximum U.S. federal income tax rates on ordinary income and REIT dividend income are currently 37% and 29.6%, respectively, plus the 3.8% Medicare tax on net investment income, if applicable.

However, the 20% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as any TRS we may form and (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our common stock.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to how long the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 20% or 25% U.S. federal income tax rate distributions. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such stock. If a U.S. stockholder receives a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock, the U.S. stockholder will recognize the distribution as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal U.S. federal individual income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to U.S. taxpayers taxed at individual rates is 20%. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our common stock. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable at a 20% or 25% rate to our U.S. stockholders taxed at individual rates. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

FATCA Withholding

Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. stockholders who own our shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Tax-Exempt Stockholders

This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However,

they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. As used herein, the term “non-U.S. stockholder” means a beneficial owner of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex, and this summary is for general information only. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such stock and (2) distributions to “qualified shareholders” and a “qualified foreign pension funds,” a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal U.S. federal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a

USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period preceding the distribution or the non-U.S. stockholder was treated as a “qualified shareholder” and “qualified foreign pension fund.” In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be regularly traded on an established securities market in the United States immediately following this offering. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our common stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified shareholder” is a foreign person that either (1) is eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that represents more than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below) and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more the class of interests or units (as applicable) described in (1), above.

A “qualified collective investment vehicle” is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity owns more than 10% of the stock of the REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership and would be treated as “United States real property holding corporation,” or a USRPHC, under FIRPTA if it were a domestic corporation or (3) is designated as such by the Secretary of the Treasury and is either (a) “fiscally transparent” within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by one or more “qualified foreign pension funds” who holds our common stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income tax as income effectively connected with the conduct of a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified foreign pension fund” is any trust, corporation or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States or a political subdivision thereof, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, taking in account certain attribution rules, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax or other governmental authorities in the country in which it is established or operates and (5) with respect to which, under the laws of the country in which it is established or operates, and subject to a de minimis exception, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed a reduced rate.

FATCA. Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We anticipate that we will be a USRPHC based on our investment strategy. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period. As noted above, we anticipate that our common stock will be regularly traded on an established securities market immediately following this offering.

In addition, a sale of our common stock by a “qualified shareholder” or a “qualified foreign pension fund” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our common stock, non- United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our common stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our common stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire, or each individually a Partnership and, collectively, the Partnerships. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the check-the-box regulations; and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest and dividends, or the 90% passive income exception. Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We expect that our operating partnership and any other partnership in which we own an interest will qualify for the private placement exception.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay tax at U.S. federal corporate income tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary (if available).

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, our operating partnership may acquire property that may have a built-in gain or a built-in loss in exchange for OP units. Our operating partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our operating partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our operating partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method our Operating Partnership will use to account for book-tax differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

Under the Bipartisan Budget Act of 2015, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) are now determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is not entirely clear how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common stock. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our common stock.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of our common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of our common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of our common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only our common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by an ERISA Plan with respect to which the issuer, the initial purchaser or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, our common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a) the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

(b) the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c) there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of our common stock. Purchasers of our common stock have the exclusive responsibility for ensuring that their acquisition and holding of our common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of our common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

UNDERWRITING

Raymond James & Associates, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our Operating Partnership, our Manager and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares

Raymond James & Associates, Inc.

Robert W. Baird & Co. Incorporated

B. Riley FBR, Inc.

BMO Capital Markets Corp.

Janney Montgomery Scott LLC

D.A. Davidson & Co.

Total	7,500,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of our common stock sold under the underwriting agreement if any of these shares of common stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and our Operating Partnership have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the front cover of this prospectus and to dealers at that price less a concession not in excess of $        per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $         per share to other dealers. After this offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

	Per Share	Without Option	With Option

Public offering price	$	$	$

Underwriting discount (1)

Proceeds, before expenses, to us	$	$	$

(1)	Includes a structuring fee payable to Raymond James & Associates, Inc. equal to 0.5% of the gross proceeds of this offering. Excludes certain other compensation payable to the underwriters.

The estimated expenses of this offering payable by us, exclusive of the underwriting discount, are approximately $2.3 million. We have agreed to reimburse the underwriters for the legal fees and other reasonable disbursements of counsel for the underwriters in connection with any required Blue Sky filings and the filing for review of the public offering of our common stock by the Financial Industry Regulatory Authority, Inc. We estimate that the total amount we will be required to reimburse the underwriters for these fees and disbursements will be $            .

Option to Purchase Additional Shares

We have granted an option to the underwriters to purchase up to 1,125,000 additional shares of our common stock at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

Subject to certain exceptions, we, our Manager, our executive officers, directors and director nominees and CTO have agreed with the underwriters not to offer, sell, transfer or otherwise dispose of any of our common stock or any securities convertible into or exercisable or exchangeable for, exercisable for, or repayable with our common stock, for a period of 180 days after the date of this prospectus without first obtaining the written consent of the representative. Specifically, we and these other parties have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any of our common stock;

•	sell any option or contract to purchase any of our common stock;

•	purchase any option or contract to sell any of our common stock;

•	grant any option, right or warrant for the sale of any of our common stock;

•	lend or otherwise dispose of or transfer any of our common stock;

•	file or cause to be filed any registration statement related to our common stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any of our common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise (other than issuances of OP units issued as consideration to third parties).

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Raymond James & Associates, Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice; provided, however, that if the release is granted for one of our officers or directors, (i) Raymond James & Associates, Inc. agrees, on behalf of the underwriters, that at least three business days before the effective date of the release or waiver, Raymond James & Associates, Inc. will, on behalf of the underwriters, notify us of the impending release or waiver, and (ii) we are obligated to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.

Listing

We have applied to list our common stock on the NYSE under the symbol “PINE.” In order to meet the requirements for listing on that exchange, the underwriters will undertake to sell a minimum number of shares of our common stock to a minimum number of beneficial owners as required by that exchange.

Determination of Offering Price

Before this offering, there has been no public market for our common stock. The public offering price will be determined through negotiations between us and the representative. In addition to prevailing market conditions, the factors to be considered in determining the public offering price include:

•	the valuation multiples of publicly traded companies that the representative believes to be comparable to us;

•	our financial information;

•	the history of, and the prospects for, our company and the industry in which we compete;

•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our common stock may not develop. It is also possible that, after this offering, our common stock will not trade in the public market at or above the public offering price.

The underwriters do not expect to sell more than 10% of the shares of our common stock to be sold in this offering to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of our common stock to be sold in this offering is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares of our common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares of our common stock through the option. “Naked” short sales are sales in excess of the underwriters’ option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after the pricing of this offering that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares of our common stock for sale to their online brokerage customers. An electronic prospectus may be available on the websites maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of this prospectus.

Other Relationships

We will pay Raymond James & Associates, Inc. a structuring fee equal to 0.5% of the gross proceeds of this offering, or $         (or $         if the underwriters exercise their option to purchase additional shares of our common stock) in connection with this offering.

CTO has agreed to retain Raymond James & Associates, Inc. (or any affiliate designated by Raymond James & Associates, Inc.) for select capital markets activities by August 21, 2020 or CTO will pay Raymond James & Associates, Inc. $500,000, subject to certain exceptions. The rights of Raymond James & Associates, Inc. described in this paragraph will terminate upon the consummation of this offering. In addition, CTO has agreed to pay B. Riley FBR, Inc. $50,000 in connection with certain unrelated advisory services, the payment of which is not contingent on the completion of this offering.

Concurrently with the completion of this offering, we expect to enter into a $100 million unsecured revolving credit facility with several lenders, for whom Bank of Montreal will act as administrative agent, and which will include affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc. In their capacity as lenders, these affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc. will receive certain financing fees in connection with the revolving credit facility in addition to the underwriting discounts payable to the underwriters in connection with this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Concurrent CTO Private Placement

CTO has indicated it intends to purchase, in a concurrent private placement, $7.5 million in shares of our common stock, at a per share price equal to the public offering price per share. The shares of common stock to be offered and sold in the concurrent CTO private placement will be offered and sold directly by us to CTO without the payment of any placement fee or underwriting discounts or commission.

Selling Restrictions

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

Each copy of this prospectus is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties.

The distribution of shares or units in foreign collective investment schemes in or from Switzerland are subject to the Collective Investment Schemes Act of June 23, 2006, as amended from time to time (the “CISA”). Art. 3 CISA defines the term “distribution” as any offer of, or advertisement for, collective investment schemes that is not exclusively directed towards supervised financial intermediaries as per art. 10 para. 3 lit. (a) CISA and supervised insurance companies as per art. 10 para. 3 lit. (b) CISA and qualifies certain other activities as not being “distribution”. The distribution of shares or units in foreign collective investment schemes in or from Switzerland to non-qualified investors is subject to authorization by the Swiss Financial Market Supervisory Authority (FINMA) and certain other requirements. Shares or units in a foreign collective investment scheme may be distributed in Switzerland to unregulated qualified investors without such authorization by the FINMA, provided that certain other requirements are met, in particular, that a representative and a paying agent was appointed in Switzerland for the shares or units distributed in Switzerland.

The Company qualifies as a foreign collective investment scheme for the purposes of the CISA. The distribution of our common stock to non-qualified investors has not been approved by the FINMA, and no representative or payment agent was appointed by our company in Switzerland. Any offering of our common stock, and any other form of solicitation of investors in relation to our company (including by way of circulation of offering materials or information, including this prospectus) in Switzerland, shall be made or directed only (i) towards supervised financial intermediaries such as banks, securities dealers, fund management companies, asset managers of collective investment schemes and central banks as per art. 10 para. 3 lit. (a) CISA, (ii) towards supervised insurance companies as per art. 10 para. 3 lit. (b) CISA and/or (iii) otherwise in a way not qualifying as “distribution” as per art. 3 CISA, all pursuant to the prerequisites laid out in the CISA and its implementing ordinances as well as any applicable FINMA guidelines and practice, including, in particular, FINMA Circular 2013/9 dated August 28, 2013, as amended from time to time. Failure to comply with the above-mentioned requirements may constitute a breach of the CISA.

Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32)

of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of common stock to be offered in this offering have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and the underwriters have agreed that they will not offer or sell any of the shares of common stock to be offered in this offering, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments, and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239 (1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275 (1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Vinson & Elkins L.L.P. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion Vinson & Elkins L.L.P. Certain matters of Maryland law will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hunton Andrews Kurth LLP.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance on the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

Unless otherwise indicated, all statistical and economic market data included in this prospectus, including information relating to the economic conditions in the single-tenant market contained in “Prospectus Summary” and “Market Opportunity,” is derived from market information prepared for us by RCG, a nationally-recognized real estate consulting firm, and is included in this prospectus in reliance on RCG’s authority as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file periodic reports, proxy statements and other information with the SEC. All documents filed with the SEC are available at the website of the SEC referred to above. We maintain a website at www.alpinereit.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in and is not a part of this prospectus or the registration statement of which it forms a part.

ALPINE INCOME PROPERTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As used in these unaudited pro forma consolidated financial statements, unless the context otherwise requires, “we,” “us,” and “our company” means Alpine Income Property Trust, Inc, a Maryland corporation, and its consolidated subsidiaries upon consummation of this offering, the concurrent CTO Private Placement and the Formation Transactions, in each case, as described and defined below.

Upon completion of this offering, the concurrent CTO Private Placement (as defined below) and the Formation Transactions (as defined below), we will (i) acquire our initial portfolio of 20 single-tenant properties from Consolidated-Tomoka Land Co. (“CTO”), a publicly-traded real estate company specializing in land, income property investments, and other real estate related investments, (ii) enter into a management agreement between us and a wholly-owned subsidiary of CTO who will be our external manager and (iii) conduct substantially all of our operations, through our operating partnership, Alpine Income Property Trust OP, LP. Our wholly-owned subsidiary, Alpine Income Property Trust GP, LLC, will be the sole general partner of our operating partnership.

This Offering

We will issue and sell 7,500,000 shares of our common stock in this offering and an additional approximately 1,125,000 shares of our common stock if the underwriters exercise their option to purchase additional shares of our common stock in full (the “Offering”). We estimate that the net proceeds to us from this offering and the concurrent CTO Private Placement described below will be approximately $144.7 million, or approximately $165.6 million if the underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and other estimated expenses, in each case, based on an assumed public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus. These unaudited pro forma consolidated financial statements assume no exercise by the underwriters of their option to purchase additional shares.

Concurrent CTO Private Placement

Concurrently with the completion of this offering, we will issue and sell, and CTO will purchase, $7.5 million in shares of our common stock in a separate private placement (the “CTO Private Placement”) that closes concurrent with the closing of the offering. CTO will purchase these shares at a price per share equal to the public offering price per share in the offering without payment of any placement fee or underwriting discount. Based on an assumed public offering price of $20.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus, we will issue and sell, and CTO will purchase, 375,000 shares of our common stock, representing approximately 4.8% of our outstanding shares of common stock upon completion of the Offering and the CTO Private Placement.

Formation Transactions

Concurrently with the completion of the Offering and the CTO Private Placement, we will engage in a series of formation transactions (the “Formation Transactions”) pursuant to which we will, amongst other things, acquire 20 single-tenant properties from CTO that constitute our initial portfolio (the “Initial Portfolio”) and enter into a management agreement with an affiliate of CTO. The acquisition of the Initial Portfolio will be accounted for as a business combination with the Company having been identified as both the legal and accounting acquirer due to its accounting substance, the control of the Company resting with our independent directors, and the significance of the ownership in our Company not held by CTO. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and commitments) of the Predecessor will be recorded at their respective fair values as of the date of the acquisition. The estimated fair values of the assets acquired and liabilities assumed may change until such time that the Offering and the acquisition closes. We intend to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2019. The following Formation Transactions have occurred or will occur prior to or concurrently with the completion of the Offering and the CTO Private Placement:

•	We were formed as a Maryland corporation on August 19, 2019.

•	Our operating partnership was formed as a Delaware limited partnership on August 20, 2019.

•

We will use a portion of the net proceeds from this offering and the CTO Private Placement to acquire two single-tenant properties in our initial portfolio for aggregate cash consideration of approximately $9.1 million. We will contribute these properties to our operating partnership in exchange for OP units.

•

We will contribute the remaining net proceeds from this offering and the CTO Private Placement to our operating partnership in exchange for OP units. Our operating partnership will use such net proceeds, in part, to purchase 13 of the 20 properties in our initial portfolio for aggregate cash consideration of approximately $116.8 million.

•

Our operating partnership will enter into a contribution agreement with CTO and certain ownership entities, pursuant to which they will contribute to our operating partnership five single-tenant properties in exchange for an aggregate of 1,223,854 OP units, which have an assumed initial value of approximately $24.5 million based on the mid-point of the price range set forth on the front cover of this prospectus.

•

Concurrently with the completion of the Offering and the CTO Private Placement, we and our operating partnership expect to enter into a $100 million unsecured revolving credit facility that will be available for general corporate purposes, including for funding future acquisitions. Affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc. are expected to be lenders under our new revolving credit facility.

•

We will enter into a management agreement with an affiliate of CTO whereby, our Manager will manage, operate, and administer our day-to-day operations, business and affairs, subject to the direction and supervision of our board of directors, a majority of whom are independent of our Company and our Manager. The material aspects of the Manager’s activities and authorities pursuant to the management agreement, including but not limited to the investment guidelines for acquisition of single-tenant net lease assets and the operating budget for our operations, are subject to the approval and direction of the independent directors.

Our wholly-owned subsidiary is the sole general partner of our operating partnership and has control over all of the business of the operating partnership, including the decisions related to the sale or refinancing of its properties. Substantially all of our business activities will be conducted through our operating partnership.

The unaudited pro forma consolidated financial statements as of and for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are presented as if (i) the Offering, the CTO Private Placement, (ii) our acquisition of the properties in our initial portfolio through the series of transactions described above, and (iii) certain other adjustments described below had all occurred on September 30, 2019 for the unaudited pro forma consolidated balance sheet and on January 1, 2018 for the unaudited pro forma consolidated statements of operations.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Alpine Income Property Trust Predecessor, including the notes thereto, and other financial information and analysis, including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presented elsewhere in this prospectus. The unaudited pro forma consolidated financial statements (i) are based on available information and assumptions that we deem reasonable; (ii) are presented for informational purposes only; (iii) do not purport to represent our financial position or results of operations or cash flows that would actually have occurred assuming completion of the Offering, the CTO Private Placement and the formation transactions and other adjustments described above had all occurred on September 30, 2019 for the unaudited pro forma consolidated balance sheet or on January 1, 2018 for the unaudited pro consolidated statements of operations; and (iv) do not purport to be indicative of our future results of operations or our financial position.

ALPINE INCOME PROPERTY TRUST, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(Unaudited)

	[A] Predecessor	[B] Acquisition Accounting Adjustments	Company	[C] Offering and CTO Private Placement	[D] Other Adjustments	Company Pro Forma

ASSETS

Real Estate:

Land, at cost	$52,024,389	$(2,895,643)	$49,128,746	$—	$—	$49,128,746

Building and Improvements, at cost	91,919,239	(6,071,476)	85,847,763	—	—	85,847,763

Total Real Estate, at cost	143,943,628	(8,967,119)	134,976,509	—	—	134,976,509

Less, Accumulated Depreciation	(11,605,022)	11,605,022	—	—	—	—

Real Estate—Net	132,338,606	2,637,903	134,976,509	—	—	134,976,509

Cash and Cash Equivalents	60,267	(60,267)	—	157,500,000	(139,329,250)	18,170,750

Intangible Lease Assets—Net	12,890,412	4,893,552	17,783,964	—	—	17,783,964

Straight-Line Rent Adjustment	1,819,372	(1,819,372)	—	—	—	—

Deferred Expenses	2,911,836	(2,911,836)	—	—	585,000	585,000

Other Assets	220,713	(220,713)	—	—	—	—

Total Assets	$150,241,206	$2,519,267	$152,760,473	$157,500,000	$(138,744,250)	$171,516,223

LIABILITIES AND EQUITY

Liabilities:

Accounts Payable, Accrued Expenses, and Other Liabilities	$426,778	$(426,778)	$—	$—	$—	$—

Prepaid Rent and Deferred Revenue	337,466	(337,466)	—	—	—	—

Intangible Lease Liabilities—Net	1,899,047	464,775	2,363,822	—	—	2,363,822

Total Liabilities	2,663,291	(299,469)	2,363,822	—	—	2,363,822

Equity:

Alpine Income Property Trust, Inc. Predecessor Equity	147,577,915	(147,577,915)	—	—	—	—

Common Stock	—	—	—	78,830	—	78,830

Additional Paid in Capital	—	150,396,651	150,396,651	132,944,090	(138,744,250)	144,596,491

Retained Earnings	—	—	—	—	—	—

Total Equity	147,577,915	2,818,736	150,396,651	133,022,920	(138,744,250)	144,675,321

Non-Controlling Interest	—	—	—	24,477,080	—	24,477,080

Total Capitalization	147,577,915	2,818,736	150,396,651	157,500,000	(138,744,250)	169,152,401

Total Liabilities and Equity	$150,241,206	$2,519,267	$152,760,473	$157,500,000	$(138,744,250)	$171,516,223

ALPINE INCOME PROPERTY TRUST, INC.

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(Unaudited)

The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2019 are as follows:

[A] Reflects the historical cost basis of the 20 single-tenant properties as of September 30, 2019.

[B] Represents the acquisitions by our company of the assets and liabilities, the corresponding adjustment in basis to measure identifiable assets acquired and liabilities assumed at fair value, in accordance with the provisions of ASC 805-10 Business Combinations. Includes depreciation and amortization of assets utilizing the remaining useful life and the remaining lease terms, as applicable.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including real estate valuations prepared by independent valuation firms. We also consider other information and factors, including market conditions, the industry that the tenant operates in, characteristics of the real estate (for example, location, size, demographics, value and comparative rental rates), tenant credit profile and the importance of the location of the real estate to the operations of the tenant’s business. We also consider information obtained about each property as a result of CTO’s prior ownership and/or pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. We utilized valuations by a third party valuation specialist performed for CTO in the year of acquisition by CTO as a preliminary basis for determining the allocation of the determined fair value of the asset group to the individual tangible and intangible assets and liabilities. We performed a pro-rata allocation of the assets and liabilities based on these historical valuations. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations. The final purchase price allocation will be determined when we have completed our valuations and calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The historical valuations obtained in connection with CTO’s acquisition utilized the following considerations:

•

The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to the tangible assets based on the fair value of the tangible assets.

•

The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases based on the specific characteristics of each tenant’s lease, including leasing commissions, legal and other related expenses. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from six to 12 months.

•

The fair value of above- or below-market leases is recorded based on the net present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to the in-place lease and our estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining non-cancelable term of the lease, including any below-market fixed rate renewal options for below-market leases.

•	Depreciation and amortization of the tangible and intangible assets was calculated on a straight-line basis over the estimated useful life of the asset.

[C] Represents the estimated net proceeds from the Offering and the CTO Private Placement.

[D] Represents the payment to CTO of approximately $125.9 million for 15 of the 20 properties in our initial portfolio, the payment of approximately $12.8 million of offering expenses, which were recorded as a reduction in Additional Paid in Capital, and the payment of approximately $585,000 for lender fees in connection with the anticipated closing of the $100 million unsecured revolving credit facility we expect to enter into concurrently with the completion of this offering.

ALPINE INCOME PROPERTY TRUST, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	[A] Predecessor	[B] Acquisition Accounting Adjustments	Company	[C] Other Adjustments	Company Pro Forma

For the Year Ended December 31, 2018

Revenues

Lease Income	$11,719,549	$2,464,187	$14,183,736	$—	$14,183,736

Total Revenues	11,719,549	2,464,187	14,183,736	—	14,183,736

Direct Costs of Revenues

Real Estate Expenses	1,619,523	—	1,619,523	—	1,619,523

Total Direct Costs of Revenues	1,619,523	—	1,619,523	—	1,619,523

Interest Expense	—	—	—	172,500	172,500

General and Administrative Expenses	1,184,352	(1,184,352)	—	4,328,000	4,328,000

Depreciation and Amortization	4,900,719	788,757	5,689,476	—	5,689,476

Total Operating Expenses	7,704,594	(395,595)	7,308,999	4,500,500	11,809,499

Net Income	$4,014,955	$2,859,782	$6,874,737	(4,500,500)	2,374,237

Less: Net Income Attributable to Noncontrolling Interest				(319,070)	(319,070)

Net Income Attributable to Alpine Income Property Trust, Inc.				$(4,819,570)	$2,055,167

For the Nine Months Ended September 30, 2019

Revenues

Lease Income	$9,426,482	$1,166,825	$10,593,307	$—	$10,593,307

Total Revenues	9,426,482	1,166,825	10,593,307	—	10,593,307

Direct Costs of Revenues

Real Estate Expenses	1,138,539	—	1,138,539	—	1,138,539

Total Direct Costs of Revenues	1,138,539	—	1,138,539	—	1,138,539

Interest Expense	—	—	—	129,375	129,375

General and Administrative Expenses	1,415,330	(1,415,330)	—	3,246,000	3,246,000

Depreciation and Amortization	3,946,794	320,312	4,267,106	—	4,267,106

Total Operating Expenses	6,500,663	(1,095,018)	5,405,645	3,375,375	8,781,020

Net Income	$2,925,819	$2,261,843	$5,187,662	(3,375,375)	1,812,287

Less: Net Income Attributable to Noncontrolling Interest				(243,550)	(243,550)

Net Income Attributable to Alpine Income Property Trust, Inc.				$(3,618,925)	$1,568,737

ALPINE INCOME PROPERTY TRUST, INC.

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018 AND THE NINE MONTHS

ENDED SEPTEMBER 30, 2019

(Unaudited)

The adjustments to the unaudited pro forma consolidated statement of operations for the nine months and year ended September 30, 2019 and December 31, 2018, respectively, are as follows:

[A] Reflects the historical combined statements of operations of Alpine Income Property Trust Predecessor as of and for the year ended December 31, 2018 and the nine months ended September 30, 2019.

[B] Represents the acquisition by our company of the assets and liabilities associated with the 20 single-tenant properties from CTO, including the corresponding step up in basis to measure identifiable assets and liabilities at fair market value. Includes depreciation and amortization utilizing the remaining useful life and the remaining lease terms, as applicable.

Also includes the adjustment to the historical non-cash rental revenues associated with the net straight-line adjustment and the amortization of above- and below-market lease intangibles. For the year ended December 31, 2018, the Company Pro Forma included approximately $618,000 in non-cash straight-line rent and approximately $210,000 of amortization of above- and below- market lease intangibles. For the nine months ended September 30, 2019, the Company Pro Forma included approximately $417,000 in non-cash straight-line rent and approximately $158,000 of amortization of above- and below- market lease intangibles.

[C] Represents the following annual general and administrative expenses that we expect to begin incurring upon completion of this offering, in the amounts provided below:

Management fee to Manager	$2,730,000

Director stock compensation expense	$160,000

Director & Officer insurance	$500,000

The unaudited pro forma consolidated statements of operations may not be indicative of our future results of operations because we expect to incur additional general and administrative expenses in order to operate as a public company. We expect to incur additional general and administrative expenses, including but not limited to incremental legal, audit, tax and other compliance-related fees and expenses. Management estimates these costs will be approximately $938,000 on an annual basis.

Additionally, represents the amortization of approximately $585,000 of lender fees to interest expense expected to be incurred with the closing of the $100 million unsecured revolving credit facility we expect to enter into concurrently with the completion of this offering. The approximately $585,000 of lender fees consists of approximately $550,000 of up-front arrangement fees which will be amortized over the anticipated 4-year term of the credit facility, for annual amortization of approximately $137,500 per year and an annual fee of approximately $35,000, for total annual estimated amortization of approximatley $172,500.

Other adjustments also reflects the allocation of net income attributable to the noncontrolling interests.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Alpine Income Property Trust, Inc.:

Opinion on the financial statements

We have audited the accompanying balance sheet of Alpine Income Property Trust, Inc. (the “Company”) as of August 27, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 27, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Company’s auditor since 2019.

Jacksonville, Florida

August 27, 2019

ALPINE INCOME PROPERTY TRUST, INC.

BALANCE SHEET

AS OF AUGUST 27, 2019

ASSETS

Cash and Cash Equivalents	$1,000

Total Assets	$1,000

Equity:

Common Stock, $0.01 par value per share; 100,000,000 shares authorized; 100 shares issued and outstanding	$1

Additional paid-in-capital	999

Total Equity	$1,000

Total Liabilities and Equity	$1,000

The accompanying notes are an integral part of this balance sheet.

ALPINE INCOME PROPERTY TRUST, INC.

NOTES TO BALANCE SHEET

AS OF AUGUST 27, 2019

NOTE 1. BUSINESS AND ORGANIZATION

Alpine Income Property Trust, Inc. (the “Company”) is a Maryland corporation that was formed on August 19, 2019.

The Company intends to conduct an initial public offering of shares of its common stock (the “Offering”) as well as a concurrent private placement of shares of common stock to Consolidated-Tomoka Land Co. (“CTO”). Net proceeds from the Offering and the concurrent CTO private placement will be used to purchase 15 single-tenant properties from CTO. CTO and Indigo Group Ltd., an indirect wholly-owned subsidiary of CTO, will also contribute to Alpine Income Property OP, LP, which will become the Company’s operating partnership (the “Operating Partnership”), five additional single-tenant properties in exchange for operating partnership units. The Company will contribute the purchased properties and the remaining net proceeds from the Offering and the concurrent CTO private placement to the Operating Partnership in exchange for operating partnership units. The Company intends to cause the Operating Partnership to use the remaining net proceeds from the Offering and the concurrent CTO private placement for general corporate and working capital purposes, including possible future property acquisitions.

Substantially all of the Company’s assets will be held by, and its operations will be conducted through, the Operating Partnership. A wholly-owned subsidiary of the Company, Alpine Income Property GP, LLC, will be the sole general partner of the Operating Partnership. As of August 27, 2019, the Company has not commenced operations; accordingly, no statement of operations or statement of cash flows is presented.

The sole stockholder of the Company is John P. Albright (“Sponsor”). The Sponsor’s initial investment in the Company was $1,000, made on August 27, 2019, in exchange for 100 shares of the Company’s common stock.

NOTE 2. BASIS OF PRESENTATION

The accompanying balance sheet of the Company is prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts on the balance sheet. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in the Company’s bank account. The Company considers all cash balances and highly-liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to an insurance limit. As of August 27, 2019, the Company did not have any deposits in excess of the amount insured by the FDIC.

FAIR VALUE MEASUREMENT

As of August 27, 2019, the Company’s only financial instrument was cash and cash equivalents, the fair value of which was estimated to approximate its carrying amount.

INCOME TAXES

The Company has in effect an election to be taxed as a pass-through entity under subchapter S of the Internal Revenue Code of 1986, as amended, but intends to revoke this S election prior to the closing of the Offering. The Company intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its short taxable year beginning on the date of the revocation of the subchapter S election and ending on December 31, 2019. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% annual REIT taxable income, without regard to the dividends paid deduction or net capital gain, to its stockholders (which is computed and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company will generally not be subject to U.S. federal corporate income tax to the extent of its distributions to stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to U.S. federal income tax on its taxable income at regular corporate rates and generally will not be permitted to qualify for treatment as a REIT for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

OFFERING COSTS

In connection with the Offering, affiliates of the Company have or will incur legal, accounting, and related costs, which will be reimbursed by the Company upon the consummation of the Offering. Such costs will be deducted from the proceeds of the Offering when it is consummated or expensed by the affiliates if the Offering is not consummated.

UNDERWRITING DISCOUNTS AND COSTS

Underwriting discounts and costs to be incurred in connection with the Offering will be reflected as a reduction of additional paid-in capital.

NOTE 4. SUBSEQUENT EVENTS

The Company has evaluated all events and transactions that occurred after August 27, 2019 through August 27, 2019, the date this balance sheet was available to be issued and noted there have been no events that have occurred that would require recognition or disclosure in the financial statements.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Alpine Income Property Trust Predecessor:

Opinion on the financial statements

We have audited the accompanying combined balance sheets of Alpine Income Property Trust Predecessor (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes and financial statement schedules included under Item 15(a (collectively referred to as the “financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Company’s auditor since 2019.

Jacksonville, Florida

August 27, 2019

ALPINE INCOME PROPERTY TRUST PREDECESSOR

COMBINED BALANCE SHEETS

	As of December 31,
	2018	2017

ASSETS

Real Estate:

Land, at cost	$42,008,362	$37,268,855

Building and Improvements, at cost	78,143,602	78,073,615

Total Real Estate, at cost	120,151,964	115,342,470

Less, Accumulated Depreciation	(9,000,328)	(5,758,548)

Real Estate—Net	111,151,636	109,583,922

Cash and Cash Equivalents	8,258	6,900

Intangible Lease Assets—Net	10,555,596	11,545,306

Straight-Line Rent Adjustment	1,483,390	1,032,824

Deferred Expenses	3,223,768	3,640,039

Other Assets	128,300	169,402

Total Assets	$126,550,948	$125,978,393

LIABILITIES AND EQUITY

Liabilities:

Accounts Payable, Accrued Expenses, and Other Liabilities	$307,133	$3,464,844

Prepaid Rent and Deferred Revenue	344,682	371,937

Intangible Lease Liabilities—Net	1,710,037	1,761,764

Total Liabilities	2,361,852	5,598,545

Commitments and Contingencies—See Note 10

Equity:

Alpine Income Property Trust Predecessor Equity	124,189,096	120,379,848

Total Equity	124,189,096	120,379,848

Total Liabilities and Equity	$126,550,948	$125,978,393

The accompanying notes are an integral part of these combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

COMBINED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2018	2017

Revenues

Lease Income	$11,719,549	$8,454,498

Total Revenues	11,719,549	8,454,498

Direct Costs of Revenues

Real Estate Expenses	1,619,523	1,468,792

Total Direct Costs of Revenues	1,619,523	1,468,792

General and Administrative Expenses	1,184,352	829,349

Depreciation and Amortization	4,900,719	3,057,346

Total Operating Expenses	7,704,594	5,355,487

Total Operating Income Before Income Tax Expense	4,014,955	3,099,011

Interest Expense	—	286,242

Net Income	$4,014,955	$2,812,769

The accompanying notes are an integral part of these combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

COMBINED STATEMENTS OF CHANGES IN EQUITY

Total Equity

Balance January 1, 2017—Predecessor Equity	$56,424,956

Net Income	2,812,769

Stock-Compensation Expense from Consolidated-Tomoka Land Co.	136,536

Net Transactions with Consolidated-Tomoka Land Co.	61,005,587

Balance December 31, 2017—Predecessor Equity	$120,379,848

Net Income	4,014,955

Stock-Compensation Expense from Consolidated-Tomoka Land Co.	232,426

Net Transactions with Consolidated-Tomoka Land Co.	(438,133)

Balance December 31, 2018—Predecessor Equity	$124,189,096

The accompanying notes are an integral part of these combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017

Cash Flow from Operating Activities:

Net Income	$4,014,955	$2,812,769

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:

Depreciation and Amortization	4,900,719	3,057,346

Amortization of Intangible Assets and Liabilities to Lease Income	(229,329)	(165,973)

Amortization of Deferred Expenses to Lease Income	302,431	50,405

Loan Cost Amortization included in Interest Expense	—	30,509

Non-Cash Compensation	232,426	136,536

Decrease (Increase) in Assets:

Straight-Line Rent Adjustment	(450,566)	(384,055)

Deferred Expenses	(909)	(3,358,642)

Other Assets	41,102	(110,984)

Increase (Decrease) in Liabilities:

Accounts Payable, Accrued Expenses, and Other Liabilities	(3,157,711)	3,160,104

Prepaid Rent and Deferred Revenue	(27,255)	52,822

Net Cash Provided By Operating Activities	5,625,863	5,280,837

Cash Flow from Investing Activities:

Acquisition of Real Estate	(5,186,372)	(59,404,024)

Net Cash Used In Investing Activities	(5,186,372)	(59,404,024)

Cash Flow from Financing Activities:

Payments on Long-Term Debt	—	(7,300,000)

Net Transactions with Consolidated-Tomoka Land Co.	(438,133)	61,005,587

Net Cash Provided By (Used In) Financing Activities	(438,133)	53,705,587

Net Increase (Decrease) in Cash	1,358	(417,600)

Cash, Beginning of Year	6,900	424,500

Cash, End of Year	$8,258	$6,900

The accompanying notes are an integral part of these combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2018 and 2017

NOTE 1. BUSINESS AND ORGANIZATION

These combined financial statements of Alpine Income Property Trust Predecessor (the “Predecessor”) reflect the financial position and results of operations of 15 single-tenant properties located in 14 markets in eight states (the “Initial Portfolio”), which are owned by Consolidated-Tomoka Land Co. (NYSE: CTO or “CTO”). Alpine Income Property Trust, Inc., a Maryland corporation that was formed on August 19, 2019 (the “REIT”), intends to acquire the 15 single-tenant properties constituting the Predecessor, together with four single-tenant properties owned by CTO which were acquired by CTO during the six months ended June 30, 2019, in connection with the underwritten initial public offering of common stock of the REIT. The properties in the Initial Portfolio are subject to long-term, primarily triple-net leases, which generally require the tenant to pay all of the property operating expenses such as real estate taxes, insurance, assessments and other governmental fees, utilities, repairs and maintenance, and certain capital expenditures.

The REIT has in effect an election to be taxed as a pass-through entity under subchapter S of the Internal Revenue Code of 1986, as amended, but intends to revoke this S election prior to the closing of the REIT’s initial public offering. The REIT intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its short taxable year beginning on the date of the revocation of the subchapter S election and ending on December 31, 2019.

The combined financial statements of Alpine Income Property Trust Predecessor (see Note 2) include combined balance sheets as of December 31, 2018 and 2017 and combined statements of operations for the years ended December 31, 2018 and 2017 which have been derived from CTO’s audited historical consolidated financial statements. The Predecessor is not a legal entity. These financial statements were prepared for the purpose of inclusion in a registration statement on Form S-11 and to comply with the rules and regulations of the Securities and Exchange Commission.

The Predecessor operates its business through one segment by owning, managing, acquiring and financing commercial properties subject to long-term, primarily triple-net leases.

NOTE 2. BASIS OF PRESENTATION AND PRINCIPLES OF COMBINATION

The accompanying combined financial statements of the Predecessor do not represent the financial position and results of operations of one legal entity, but rather a combination of entities under common control that have been “carved out” from CTO’s consolidated financial statements. Historically, financial statements of the Predecessor have not been prepared as it has not operated separately from CTO. These combined financial statements reflect the revenues and expenses of the Predecessor and include certain material assets and liabilities of CTO that are specifically identifiable and generated through, or associated with, an in-place net lease, which have been reflected at CTO’s historical basis.

The preparation of these combined financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These combined financial statements include an allocation of general and administrative expenses to the Predecessor from CTO. In addition, general and administrative expenses include an allocation of the costs of certain CTO corporate functions, including executive oversight, treasury, finance, human resources, tax compliance and planning, internal audit, financial reporting, information technology and investor relations. General and administrative expenses (including stock-based compensation) represent a pro rata allocation of costs from CTO based on the revenues of the Predecessor as a percentage of CTO’s total revenue. The Company believes the allocation methodology for general and administrative expenses is reasonable. However, the allocated general and administrative expense presented in our combined statements of operations for historical periods does not necessarily reflect what our general and administrative expenses will be as a stand-alone public company for future reporting periods.

Most of the Predecessor entities included in CTO’s financial statements did not have separately established bank accounts for the periods presented, and most cash transactions were historically transacted through bank accounts owned by CTO. The combined statements of cash flows for the periods presented were prepared as if operating, investing, and financing transactions had been transacted through separate bank accounts of the Predecessor.

The combined financial statements include, on a carve-out basis, the historical balance sheets and statements of operations and cash flows attributed to the Company.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period presented. Actual results could differ from those estimates.

Because of, among other factors, the fluctuating market conditions that currently exist in the national real estate markets, and the volatility and uncertainty in the financial and credit markets, it is possible that the estimates and assumptions, most notably those related to the Predecessor’s investment in income properties, could change materially due to the continued volatility of the real estate and financial markets or as a result of a significant dislocation in those markets.

REAL ESTATE

Real estate, which is primarily comprised of the income properties in our portfolio, is stated at cost, less accumulated depreciation and amortization. Such income properties are depreciated on a straight-line basis over their estimated useful lives. Renewals and betterments are capitalized to the applicable income property accounts. The cost of maintenance and repairs is expensed as incurred. The cost of property retired or otherwise disposed of, and the related accumulated depreciation or amortization, are removed from the accounts, and any resulting gain or loss is recorded in the statement of operations. The amount of depreciation of real estate, exclusive of amortization related to intangible assets, recognized for the years ended December 31, 2018 and 2017, was approximately $3.2 million and $2.0 million, respectively. No interest was capitalized for the years ended December 31, 2018 and 2017.

LONG-LIVED ASSETS

The Predecessor follows Financial Accounting Standards Board (“FASB”) ASC Topic 360-10, Property, Plant, and Equipment in conducting its impairment analyses. The Predecessor reviews the recoverability of long-lived assets, primarily real estate, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Examples of situations considered to be triggering events include: a substantial decline in operating cash flows during the period, a current or projected loss from operations, an income property not fully leased or leased at rates that are less than current market rates, and any other quantitative or qualitative events deemed significant by management. Long-lived assets are evaluated for impairment by using an undiscounted cash flow approach, which considers future estimated capital expenditures. Impairment of long-lived assets is measured at fair value less cost to sell.

PURCHASE ACCOUNTING FOR ACQUISITIONS OF REAL ESTATE SUBJECT TO A LEASE

In accordance with the FASB guidance on business combinations, the fair value of the real estate acquired with in-place leases is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs, based in each case on their relative fair values.

The fair value of the tangible assets of an acquired leased property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, building and tenant improvements based on the determination of the fair values of these assets.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded as other assets or liabilities based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases, and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining term of the lease, including the probability of renewal periods. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term unless the management believes that it is likely that the tenant will renew the option whereby the Predecessor amortizes the value attributable to the renewal over the renewal period.

The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as-if-vacant, determined as set forth above. The value of in-place leases exclusive of the value of above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. The value of tenant relationships is reviewed on individual transactions to determine if future value was derived from the acquisition.

In January 2017, the FASB issued ASU 2017-01, Business Combinations which clarified the definition of a business. Pursuant to ASU 2017-01, the acquisition of an income property subject to a lease no longer qualifies as a business combination, but rather is determined to be an asset acquisition. Accordingly, for income property acquisitions during the years ended December 31, 2018 and 2017, acquisition costs have been capitalized.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with the Predecessor’s income property portfolio are classified as operating leases. The Predecessor recognizes lease income on these properties on a straight-line basis over the term of the lease. Accordingly, contractual lease payment increases are recognized evenly over the term of the lease. The periodic difference between lease income recognized under this method and contractual lease payment terms (i.e., straight-line rent) is recorded as a deferred operating lease receivable and is included in Straight-line Rent Adjustment on the Predecessor’s combined balance sheets as of December 31, 2018 and 2017.

The collectability of tenant receivables and straight-line rent adjustments is determined based on, among other things, the aging of the tenant receivable, management’s evaluation of credit risk associated with the tenant and industry of the tenant, and a review of specifically identified accounts using judgment. As of December 31, 2018, and 2017, no allowance for doubtful accounts was required.

DEFERRED EXPENSES

Deferred expenses include tenant lease incentives and leasing costs such as brokerage commissions, legal, and other costs which are amortized over the term of the respective lease agreements. Tenant lease incentives are amortized as an offset to operating lease income while leasing costs are amortized and included in depreciation and amortization in the Predecessor’s combined statements of operations.

INCOME TAXES

The REIT has in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intends to revoke its S election prior to the closing of the REIT’s initial public offering. The REIT intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its short taxable year ending December 31, 2019, and believes that its organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT commencing with such taxable year. As a REIT, the REIT will be subject to U.S. federal and state income taxation at corporate rates on its net taxable income; the REIT, however, may claim a deduction for the amount of dividends paid to its stockholders. Amounts distributed as dividends by the REIT will be subject to taxation at the stockholder level only. While the REIT must distribute at least 90% of its REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, to qualify as a REIT, the REIT intends to distribute all of its net taxable income, if any, and eliminate U.S. federal and state income taxes on undistributed net taxable income. The REIT is allowed certain other non-cash deductions or adjustments, such as depreciation expense, when computing its REIT taxable income and distribution requirement. These deductions permit the REIT to reduce its dividend payout requirement under U.S. federal income tax laws. Certain states may impose minimum franchise taxes. The REIT may form one or more taxable REIT subsidiaries (“TRSs”), which will be subject to applicable U.S. federal, state and local corporate income tax on their taxable income. For the periods presented, the REIT did not have any TRSs that would be subject to taxation.

CONCENTRATION OF CREDIT RISK

Certain of the Predecessor’s tenants in the portfolio of 15 single-tenant properties, on a revenue basis, accounted for more than 10% of total revenues during the years ended December 31, 2018 and 2017. During the year ended December 31, 2018, the properties leased to Wells Fargo Bank, NA and Hilton Grand Vacations represented approximately 31% and 18% of total revenues, respectively. During the year ended December 31, 2017, the properties leased to Hilton Grand Vacations represented approximately 26% of total revenues.

As of December 31, 2018, and 2017, approximately 29% and 30%, respectively, of the Predecessor’s real estate portfolio, based on square footage, was located in the State of Oregon. Additionally, during the years ended December 31, 2018 and 2017, individually more than 10% of the Predecessor’s real estate portfolio, based on square footage, was located in the states of Florida, Georgia, and North Carolina. Uncertainty of the duration of a prolonged real estate and economic downturn could have an adverse impact on the Predecessor’s real estate values.

RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, which amends its guidance on the recognition and reporting of revenue from contracts with customers. In April 2016, the FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers was issued. The amendments in this update are effective for annual reporting periods beginning after December 15, 2017. The guidance in ASU 2014-09 does not apply to contracts within the scope of ASC 840, Leases. The Predecessor’s revenue is accounted for under the leasing standard, and therefore is not subject to this standard.

In January 2016, the FASB issued ASU 2016-01, relating to the recognition and measurement of financial assets and financial liabilities. The amendments in this update are effective for annual reporting periods beginning after December 15, 2017. The Predecessor adopted ASU 2016-01 effective January 1, 2018 and determined there was no material impact on its combined financial statements.

In February 2016, the FASB issued ASU 2016-02, which requires entities to recognize assets and liabilities that arise from financing and operating leases and to classify those finance and operating lease payments in the financing or operating sections, respectively, of the statement of cash flows pursuant to FASB ASC Topic 842, Leases. The amendments in this update are effective for annual reporting periods beginning after December 15, 2018.

During the Predecessor’s evaluation of FASB ASC Topic 842, Leases, the following practical expedients and accounting policies with respect to ASC 842 will be elected and/or adopted effective January 1, 2019:

•

The Predecessor, as lessor, will not reassess (i) whether any expired or existing contracts are or contain leases (ii) lease classification for any expired or existing leases or (iii) initial direct costs for any expired or existing leases.

•

The Predecessor, as lessor, will not separate nonlease components from lease components and, instead, will account for each separate lease component and the nonlease components associated with that lease as a single component if the nonlease components otherwise would be accounted for under ASC Topic 606. The primary reason for this election is related to instances where common area maintenance is, or may be, a component of base rent within a lease agreement.

NOTE 4. INCOME PROPERTY PORTFOLIO

As of December 31, 2018, the Predecessor’s income property portfolio consisted of 15 single-tenant properties with total square footage of approximately 723,000.

Minimum Future Rental Receipts. Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year as of December 31, 2018, are summarized as follows:

Year Ending December 31,	Amounts ($000’s)

2019	$10,726

2020	10,853

2021	10,539

2022	10,673

2023	10,805

2024 and thereafter (cumulative)	42,508

Total	$96,104

2018 Activity. During the year ended December 31, 2018, the Predecessor acquired two single-tenant net lease properties, for an aggregate acquisition cost of approximately $5.1 million, including capitalized acquisition costs. Based on independent third-party purchase price allocation valuations, of the total acquisition cost, approximately $4.7 million was allocated to land, approximately $0.6 million was allocated to intangible assets pertaining to the in-place lease value, leasing fees and above market lease value, and approximately $0.2 million was allocated to intangible liabilities for the below market lease value. The weighted average amortization period for the intangible assets and liabilities was approximately 18.6 years at acquisition. No income properties were disposed of during the year ended December 31, 2018.

2017 Activity. During the year ended December 31, 2017, the Predecessor acquired three single-tenant net lease properties, for an aggregate purchase price of approximately $58.8 million, or an aggregate acquisition cost of approximately $59.2 million, including capitalized acquisition costs. Based on independent third-party purchase price allocation valuations, of the total acquisition cost, approximately $14.4 million was allocated to land, approximately $39.2 million was allocated to buildings and improvements, approximately $6.8 million was allocated to intangible assets pertaining to the in-place lease value, leasing fees and above market lease value, and approximately $1.2 million was allocated to intangible liabilities for the below market lease value. The weighted average amortization period for the intangible assets and liabilities was approximately 10.2 years at acquisition. No income properties were disposed of during the year ended December 31, 2017.

NOTE 5. INTANGIBLE LEASE ASSETS AND LIABILITIES

Intangible assets and liabilities consist of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs, based in each case on their fair values. Intangible assets and liabilities consisted of the following as of December 31, 2018 and 2017:

	As of December 31,
	2018	2017

Intangible Lease Assets:

Value of In-Place Leases	$10,151,243	$9,973,508

Value of Above Market In-Place Leases	82,534	19,350

Value of Intangible Leasing Costs	4,942,754	4,627,177

Sub-total Intangible Lease Assets	15,176,531	14,620,035

Accumulated Amortization	(4,620,935)	(3,074,730)

Sub-total Intangible Lease Assets—Net	10,555,596	11,545,305

Intangible Lease Liabilities:

Value of Below Market In-Place Leases	(2,125,750)	(1,946,134)

Sub-total Intangible Lease Liabilities	(2,125,750)	(1,946,134)

Accumulated Amortization	415,713	184,370

Sub-total Intangible Lease Liabilities—Net	(1,710,037)	(1,761,764)

Total Intangible Assets and Liabilities—Net	$8,845,559	$9,783,541

The following table reflects the net amortization of intangible assets and liabilities during the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
	($000’s)	($000’s)

Depreciation and Amortization Expense	$1,544	$1,045

Increase to Income Properties Revenue	(229)	(166)

Net Amortization of Intangible Assets and Liabilities	$1,315	$879

The estimated future amortization expense (income) related to net intangible assets and liabilities is as follows:

Year Ending December 31,	Future Amortization Amount	Future Accretion to Income Property Revenue	Net Future Amortization of Intangible Assets and Liabilities

2019	$1,544,812	$(235,987)	$1,308,825

2020	1,215,358	(166,482)	1,048,876

2021	1,181,111	(166,482)	1,014,629

2022	1,035,388	(166,482)	868,906

2023	1,035,388	(166,482)	868,906

2024 and thereafter (cumulative)	4,464,681	(729,264)	3,735,417

Total	$10,476,738	$(1,631,179)	$8,845,559

NOTE 6. DEFERRED EXPENSES

Deferred expenses consisted of the following:

	As of December 31,
	2018	2017

Income Property Lease Incentive, Net of Amortization	$2,394,246	$2,696,677

Leasing Costs, Net of Amortization	829,522	943,362

Total Deferred Expenses	$3,223,768	$3,640,039

Income Property Lease Incentive. As of December 31, 2018, the Income Property Lease Incentive, net of amortization, of approximately $2.4 million relates primarily to a tenant improvement allowance of approximately $2.7 million provided to Hilton Grand Vacations in conjunction with the extension of their leases of two buildings from November 30, 2021 to November 30, 2026. The amount of income property lease incentive amortization, which has been recognized as an offset to operating lease income, totaled approximately $302,000 and $50,000 for the years ended December 31, 2018 and 2017, respectively. The remaining balance will be amortized over the remaining term of the leases.

Leasing Costs. Leasing costs consist of the unamortized portion of leasing commissions and lease extension fees, which are amortized over the remaining term of the respective leases and included in depreciation and amortization. The amount of leasing cost amortization included in depreciation and amortization totaled approximately $115,000 and $58,000 for the years ended December 31, 2018 and 2017, respectively.

NOTE 7. ACCOUNTS PAYABLE, ACCRUED EXPENSES, AND OTHER LIABILITIES

Reserve for Tenant Improvements. The reduction of the balance of Accounts Payable, Accrued Expenses, and Other Liabilities during the year ended December 31, 2018 reflects the payment of approximately $2.7 million for a tenant improvement allowance provided to Hilton Grand Vacations in conjunction with the extension of their leases of two buildings from November 30, 2021 to November 30, 2026 which was accrued for as of December 31, 2017.

NOTE 8. CTO STOCK-BASED COMPENSATION

CTO maintains an equity incentive plan. The Predecessor’s stock-based compensation expense, included in general and administrative expenses in the combined statements of operations for the years ended December 31, 2018 and 2017, reflects an allocation of a portion of the stock compensation expense of CTO for the applicable periods. CTO’s equity incentive plan will not be adopted by Alpine Income Property Trust, Inc. The amount of stock-based compensation expense allocated to the Predecessor totaled approximately $232,000 and $137,000 for the years ended December 31, 2018 and 2017, respectively, which is included in general and administrative expenses in the combined statements of operations.

NOTE 9. EQUITY

The Predecessor Equity represents net contributions from and distributions to CTO. Most of the entities included in the Predecessor’s financial statements did not have bank accounts for the periods presented and most cash transactions for the Predecessor were transacted through bank accounts owned by CTO and are included in the Predecessor Equity.

NOTE 10. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

From time to time, the Predecessor may be a party to certain legal proceedings, incidental to the normal course of business. While the outcome of the legal proceedings cannot be predicted with certainty, the Predecessor does not expect that these proceedings will have a material effect upon our financial condition or results of operations.

CONTRACTUAL COMMITMENTS—EXPENDITURES

The Predecessor does not have any contractual commitments.

NOTE 11. SUBSEQUENT EVENTS

The Predecessor has evaluated events and transactions that have occurred since December 31, 2018 through August 27, 2019, the date the financial statements were available for issuance.

The Predecessor acquired four properties at an aggregate purchase price of approximately $19.3 million during the second quarter of 2019 which have been identified to be included in the real estate assets comprising Alpine Income Property Trust, Inc. These properties are summarized as follows:

Tenant Description	Tenant Type	Property Location	Date of Acquisition	Property Square- Feet	Property Acres	Purchase Price	Remaining Lease Term at Acquisition Date (in years)

Hobby Lobby Stores, Inc.	Single- Tenant	Winston- Salem, NC	05/16/19	55,000	7.63	$8,075,000	10.9

Walgreen Co.	Single- Tenant	Birmingham, AL	06/05/19	14,516	2.05	5,500,000	9.8

Family Dollar Stores of Massachusetts, Inc.	Single- Tenant	Lynn, MA	06/12/19	9,228	0.57	2,100,000	4.8

Walgreen Co.	Single- Tenant	Albany, GA	06/21/19	14,770	3.55	3,634,000	13.6

Total / Weighted Average				93,514		$19,309,000	10.4

There were no other reportable subsequent events or transactions.

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

AS OF DECEMBER 31, 2018

	As of December 31, 2018
	Initial Cost to Predecessor			Gross Amount Carried at Close of Period
Description	Land	Buildings & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Buildings	Total	Accumulated Depreciation	Date Acquired	Life
	$	$	$	$	$	$	$

Income Properties:

At Home, Raleigh, NC	2,118,420	5,774,284	—	2,118,420	5,774,284	7,892,704	773,460	09/29/16	20 Yrs.

Best Buy, McDonough, GA	2,622,682	3,150,000	82,264	2,622,682	3,232,264	5,854,946	977,578	06/15/06	40 Yrs.

Century Theatre, Reno, NV	1,669,377	4,484,938	11,140	1,669,377	4,496,078	6,165,455	501,592	11/30/16	23 Yrs.

Cheddar’s, Jacksonville, FL	2,599,048	—	—	2,599,048	—	2,599,048	—	10/10/18	N/A

Container Store, Glendale, AZ	1,968,398	5,493,102	—	1,968,398	5,493,102	7,461,500	464,736	05/18/15	55 Yrs.

Dick’s Sporting Goods, McDonough, GA	3,934,022	4,725,000	—	3,934,022	4,725,000	8,659,022	1,507,307	06/15/06	40 Yrs.

Hilton Grand Vacations, Orlando, FL	2,810,942	6,590,681	20,188	2,810,942	6,610,869	9,421,811	1,046,384	01/30/13	40 Yrs.

Hilton Grand Vacations, Orlando, FL	1,210,138	2,453,690	282,099	1,210,138	2,735,789	3,945,927	327,140	01/30/13	40 Yrs.

Joann’s, Saugus, MA	1,574,664	4,769,946	—	1,574,664	4,769,946	6,344,610	227,948	04/06/17	50 Yrs.

LA Fitness, Brandon, FL	2,792,227	8,492,958	—	2,792,227	8,492,958	11,285,185	595,687	04/28/17	30 Yrs.

Outback Steakhouse, Charlottesville, VA	1,308,881	3,135,515	—	1,308,881	3,135,515	4,444,396	283,094	09/15/16	30 Yrs.

Outback Steakhouse, Huntersville, NC	1,987,831	1,299,018	—	1,987,831	1,299,018	3,286,849	190,830	09/15/16	20 Yrs.

Scrubbles Car Wash, Jacksonville, FL	2,140,459	—	—	2,140,459	—	2,140,459	—	10/10/18	N/A

Walgreens, Alpharetta, GA	3,265,623	1,406,160	69,987	3,265,623	1,476,147	4,741,770	521,146	03/31/04	40 Yrs.

Wells Fargo, Hillsboro, OR	10,005,650	25,902,632	—	10,005,650	25,902,632	35,908,282	1,583,426	10/27/17	35 Yrs.

	42,008,362	77,677,924	465,678	42,008,362	78,143,602	120,151,964	9,000,328

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

FOR THE YEAR ENDED DECEMBER 31, 2018

The following tables reconcile total real estate, at cost, and accumulated depreciation from January 1, 2018 to December 31, 2018:

Total Real Estate, at Cost:

Balance at January 1, 2018	$115,342,470

Additions and Improvements	4,809,494

Cost of Real Estate Sold	—

Balance at December 31, 2018	$120,151,964

Accumulated Depreciation:

Balance at January 1, 2018	$5,758,548

Depreciation and Amortization	3,241,780

Depreciation on Real Estate Sold	—

Balance at December 31, 2018	$9,000,328

ALPINE INCOME PROPERTY TRUST PREDECESSOR

CONDENSED COMBINED BALANCE SHEETS (Unaudited)

	As of
	September 30, 2019	December 31, 2018

ASSETS

Real Estate:

Land, at cost	$52,024,389	$42,008,362

Building and Improvements, at cost	91,919,239	78,143,602

Total Real Estate, at cost	143,943,628	120,151,964

Less, Accumulated Depreciation	(11,605,022)	(9,000,328)

Real Estate—Net	132,338,606	111,151,636

Cash and Cash Equivalents	60,267	8,258

Intangible Lease Assets—Net	12,890,412	10,555,596

Straight-Line Rent Adjustment	1,819,372	1,483,390

Deferred Expenses	2,911,836	3,223,768

Other Assets	220,713	128,300

Total Assets	$150,241,206	$126,550,948

LIABILITIES AND EQUITY

Liabilities:

Accounts Payable, Accrued Expenses, and Other Liabilities	$426,778	$307,133

Prepaid Rent and Deferred Revenue	337,466	344,682

Intangible Lease Liabilities—Net	1,899,047	1,710,037

Total Liabilities	2,663,291	2,361,852

Commitments and Contingencies—See Note 8

Equity:

Alpine Income Property Trust Predecessor Equity	147,577,915	124,189,096

Total Equity	147,577,915	124,189,096

Total Liabilities and Equity	$150,241,206	$126,550,948

The accompanying notes are an integral part of these condensed combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018

Revenues

Lease Income	$9,426,482	$8,834,994

Total Revenues	9,426,482	8,834,994

Direct Costs of Revenues

Real Estate Expenses	1,138,539	1,064,257

Total Direct Costs of Revenues	1,138,539	1,064,257

General and Administrative Expenses	1,415,330	966,685

Depreciation and Amortization	3,946,794	3,643,709

Total Operating Expenses	6,500,663	5,674,651

Net Income	$2,925,819	$3,160,343

The accompanying notes are an integral part of these condensed combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

CONDENSED COMBINED STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

Total Equity

Balance January 1, 2018—Predecessor Equity	$120,379,848

Net Income	3,160,343

Stock-Compensation Expense from Consolidated-Tomoka Land Co.	225,883

Net Transactions with Consolidated-Tomoka Land Co.	(3,326,182)

Balance September 30, 2018—Predecessor Equity	$120,439,892

Balance January 1, 2019—Predecessor Equity	$124,189,096

Net Income	2,925,819

Stock-Compensation Expense from Consolidated-Tomoka Land Co.	438,603

Net Transactions with Consolidated-Tomoka Land Co.	20,024,397

Balance September 30, 2019—Predecessor Equity	$147,577,915

The accompanying notes are an integral part of these condensed combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018

Cash Flow from Operating Activities:

Net Income	$2,925,819	$3,160,343

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:

Depreciation and Amortization	3,946,794	3,706,122

Amortization of Intangible Assets and Liabilities to Lease Income	(193,018)	(169,363)

Amortization of Deferred Expenses to Lease Income	226,823	226,823

Non-Cash Compensation	438,603	225,883

Decrease (Increase) in Assets:

Straight-Line Rent Adjustment	(335,982)	(342,939)

Deferred Expenses	(411)	10,384

Other Assets	(92,413)	52,396

Increase (Decrease) in Liabilities:

Accounts Payable, Accrued Expenses, and Other Liabilities	119,645	(2,967,798)

Prepaid Rent and Deferred Revenue	(7,216)	(313,473)

Net Cash Provided By Operating Activities	7,028,644	3,588,378

Cash Flow from Investing Activities:

Acquisition of Real Estate	(27,001,032)	(69,987)

Net Cash Used In Investing Activities	(27,001,032)	(69,987)

Cash Flow from Financing Activities:

Net Transactions with Consolidated-Tomoka Land Co.	20,024,397	(3,326,182)

Net Cash Provided By (Used In) Financing Activities	20,024,397	(3,326,182)

Net Increase in Cash	52,009	192,209

Cash, Beginning of Year	8,258	6,900

Cash, End of Period	$60,267	$199,109

The accompanying notes are an integral part of these condensed combined financial statements.

ALPINE INCOME PROPERTY TRUST PREDECESSOR

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BASIS OF PRESENTATION AND PRINCIPLES OF COMBINATION

The accompanying condensed combined financial statements of Alpine Income Property Trust Predecessor (the “Predecessor”) do not represent the financial position and results of operations of one legal entity, but rather a combination of entities under common control that have been “carved” out from Consolidated-Tomoka Land Co.’s (“CTO”) consolidated financial statements. Historically, financial statements of the Predecessor have not been prepared as it has not operated separately from CTO. These condensed combined financial statements reflect the revenues and expenses of the Predecessor and include certain material assets and liabilities of CTO that are specifically identifiable and generated through, or associated with, an in-place net lease, which have been reflected at CTO’s historical basis.

The unaudited condensed combined financial statements and notes thereto of the Predecessor have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information and in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, these condensed combined financial statements and notes reflect all adjustments necessary for a fair presentation of the results of operations, financial position, and cash flows for the periods presented. These condensed combined financial statements and notes should be read in conjunction with the financial statements and supplementary data included elsewhere in this prospectus for the years ended December 31, 2018 and 2017.

These condensed combined financial statements include an allocation of general and administrative expenses to the Predecessor from CTO. In addition, general and administrative expenses include an allocation of the costs of certain CTO corporate functions, including executive oversight, treasury, finance, human resources, tax compliance and planning, internal audit, financial reporting, information technology and investor relations. General and administrative expenses (including stock-based compensation) represent a pro rata allocation of costs from CTO based on the revenues of the Predecessor as a percentage of CTO’s total revenue. The Company believes the allocation methodology for general and administrative expenses is reasonable. However, the allocated general and administrative expense presented in our condensed combined statements of operations for historical periods does not necessarily reflect what our general and administrative expenses will be as a stand-alone public company for future reporting periods.

Most of the Predecessor entities included in CTO’s financial statements did not have separately established bank accounts for the periods presented, and most cash transactions were historically transacted through bank accounts owned by CTO. The condensed combined statements of cash flows for the periods presented were prepared as if operating, investing and financing transactions had been transacted through separate bank accounts of the Predecessor.

The condensed combined financial statements include, on a carve-out basis, the historical balance sheets and statements of operations and cash flows attributed to the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONCENTRATION OF CREDIT RISK

Certain of the Predecessor’s tenants, presented in these combined statements of revenues, accounted for more than 10% of the total combined revenue during the nine months ended September 30, 2019 and 2018. During the nine months ended September 30, 2019, the properties leased to Wells Fargo Bank, NA and Hilton Grand Vacations represented approximately 26% and 17% of total revenues, respectively. During the nine months ended September 30, 2018, the properties leased to Wells Fargo Bank, NA and Hilton Grand Vacations represented approximately 31% and 18% of total revenues, respectively.

As of September 30, 2019, and 2018, approximately 26% and 30%, respectively, of the Predecessor’s real estate portfolio, based on square footage, was located in the State of Oregon. As of September 30, 2019, and 2018, approximately 23% and 25%, respectively, of the Predecessor’s real estate portfolio, based on square footage, was located in the State of Florida. Additionally, during the nine months ended September 30, 2019 and 2018, individually more than 10% the Company’s real estate portfolio, based on square footage, was located in the states of Georgia and North Carolina. Uncertainty of the duration of a prolonged real estate and economic downturn could have an adverse impact on the Predecessor’s real estate values.

NOTE 3. INCOME PROPERTY PORTFOLIO

As of September 30, 2019, the Predecessor’s income property portfolio consisted of 20 single-tenant properties with total square footage of approximately 817,000.

Minimum Future Rental Receipts. Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year as of September 30, 2019, are summarized as follows:

Year Ending December 31,	Amounts ($000’s)

Remainder of 2019	$3,141

2020	12,645

2021	12,744

2022	12,927

2023	13,074

2024	12,598

2025 and thereafter (cumulative)	42,655

Total	$109,784

2019 Acquisitions. During the nine months ended September 30, 2019, the Predecessor acquired five single-tenant net lease income properties for an aggregate purchase price of approximately $26.8 million, or an aggregate acquisition cost of approximately $27.0 million including capitalized acquisition costs. Of the total acquisition cost, approximately $10.0 million was allocated to land, approximately $13.8 million was allocated to buildings and improvements, approximately $3.6 million was allocated to intangible assets pertaining to the in-place lease value, leasing fees, and above market lease value, and approximately $0.4 million was allocated to intangible liabilities for the below market lease value. The weighted average amortization period for the intangible assets and liabilities was approximately 10.6 years at acquisition. The properties acquired during the nine months ended September 30, 2019 are described below:

Tenant Description	Property Location	Date of Acquisition	Property Square- Feet	Property Acres	Purchase Price	Remaining Lease Term at Acquisition Date (in years)

Hobby Lobby Stores, Inc.	Winston- Salem, NC	05/16/19	55,000	7.63	$8,075,000	10.9

Walgreen Co.	Birmingham, AL	06/05/19	14,516	2.05	5,500,000	9.8

Family Dollar Stores of Massachusetts, Inc.	Lynn, MA	06/07/19	9,228	0.67	2,100,000	4.8

Walgreen Co.	Albany, GA	06/21/19	14,770	3.55	3,634,000	13.6

Live Nation Entertainment, Inc.	East Troy, WI	08/30/19	N/A	158.00	7,500,000	10.6

Total / Weighted Average			93,514		$26,809,000	10.5

NOTE 4. INTANGIBLE LEASE ASSETS AND LIABILITIES

Intangible assets and liabilities consist of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs, based in each case on their fair values. Intangible assets and liabilities consisted of the following as of September 30, 2019 and December 31, 2018:

	As of
	September 30, 2019	December 31, 2018

Intangible Lease Assets:

Value of In-Place Leases	$12,692,464	$10,151,243

Value of Above Market In-Place Leases	202,021	82,534

Value of Intangible Leasing Costs	5,877,894	4,942,754

Sub-total Intangible Lease Assets	18,772,379	15,176,531

Accumulated Amortization	(5,881,967)	(4,620,935)

Sub-total Intangible Lease Assets—Net	12,890,412	10,555,596

Intangible Lease Liabilities:

Value of Below Market In-Place Leases	(2,512,347)	(2,125,750)

Sub-total Intangible Lease Liabilities	(2,512,347)	(2,125,750)

Accumulated Amortization	613,300	415,713

Sub-total Intangible Lease Liabilities—Net	(1,899,047)	(1,710,037)

Total Intangible Assets and Liabilities—Net	$10,991,365	$8,845,559

The following table reflects the net amortization of intangible assets and liabilities during the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
	2019	2018
	($000’s)	($000’s)

Depreciation and Amortization Expense	$1,257	$1,152

Increase to Income Properties Revenue	(193)	(169)

Net Amortization of Intangible Assets and Liabilities	$1,064	$983

The estimated future amortization expense (income) related to net intangible assets and liabilities is as follows:

Year Ending December 31,	Future Amortization Amount	Future Accretion to Income Property Revenue	Net Future Amortization of Intangible Assets and Liabilities

Remainder of 2019	$450,457	$(59,968)	$390,489

2020	1,558,050	(189,325)	1,368,725

2021	1,523,803	(189,325)	1,334,478

2022	1,378,080	(189,325)	1,188,755

2023	1,378,080	(189,325)	1,188,755

2024	1,344,958	(189,325)	1,155,633

Thereafter	5,063,089	(698,559)	4,364,530

Total	$12,696,517	$(1,705,152)	$10,991,365

NOTE 5. DEFERRED EXPENSES

Deferred expenses consisted of the following:

	As of
	September 30, 2019	December 31, 2018

Income Property Lease Incentive, Net of Amortization	$2,167,423	$2,394,246

Leasing Costs, Net of Amortization	744,413	829,522

Total Deferred Expenses	$2,911,836	$3,223,768

Income Property Lease Incentive. As of September 30, 2019, the Income Property Lease Incentive, net of amortization, of approximately $2.2 million relates primarily to a tenant improvement allowance of approximately $2.7 million provided to Hilton Grand Vacations in conjunction with the extension of their leases of two buildings from November 30, 2021 to November 30, 2026. The amount of income property lease incentive amortization, which has been recognized as an offset to operating lease income, totaled approximately $227,000 for both the nine months ended September 30, 2019 and 2018. The remaining balance will be amortized over the remaining term of the leases.

Leasing Costs. Leasing costs consist of the unamortized portion of leasing commissions and lease extension fees, which are amortized over the remaining term of the respective leases and included in depreciation and amortization. The amount of leasing cost amortization included in depreciation and amortization totaled approximately $86,000 for both the nine months ended September 30, 2019 and 2018.

NOTE 6. CTO STOCK-BASED COMPENSATION

CTO maintains an equity incentive plan. The Predecessor’s stock-based compensation expense, included in general and administrative expenses in the condensed combined statements of operations for the nine months ended September 30, 2019 and 2018, reflects an allocation of a portion of the stock compensation expense of CTO for the applicable periods. CTO’s equity incentive plan will not be adopted by Alpine Income Property Trust, Inc. The amount of stock-based compensation expense allocated to the Predecessor totaled approximately $439,000 and $226,000 for the nine months ended September 30, 2019 and 2018, respectively, which is included in general and administrative expenses in the condensed combined statements of operations.

NOTE 7. EQUITY

The Predecessor Equity represents net contributions from and distributions to CTO. Most of the entities included in the Predecessor’s financial statements did not have bank accounts for the periods presented and most cash transactions for the Predecessor were transacted through bank accounts owned by CTO and are included in the Predecessor Equity.

NOTE 8. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

From time to time, the Predecessor may be a party to certain legal proceedings, incidental to the normal course of business. While the outcome of the legal proceedings cannot be predicted with certainty, the Predecessor does not expect that these proceedings will have a material effect upon our financial condition or results of operations.

CONTRACTUAL COMMITMENTS—EXPENDITURES

The Predecessor does not have any contractual commitments.

NOTE 9. SUBSEQUENT EVENTS

The Predecessor has evaluated events and transactions that have occurred since September 30, 2019 through October 29, 2019, the date the financial statements were available for issuance, and noted that there have been no events that have occurred that would require recognition or disclosure in the financial statements.

Report of Independent Certified Public Accountants

Board of Directors and Stockholder

Alpine Income Property Trust, Inc.:

We have audited the accompanying combined statements of revenues of the properties located in Winston-Salem, North Carolina; Birmingham, Alabama; Lynn, Massachusetts; Albany, Georgia; and East Troy, Wisconsin (the “Properties”), for the years ended December 31, 2018 and 2017, and the related notes to the combined financial statements (the “financial statements”).

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of combined financial statements that are free from material misstatements, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenue (described in Note 1) of the Properties for the years ended December 31, 2018 and 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the combined financial statements, which describes that the accompanying combined financial Statements were prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties’ revenues. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP
Jacksonville, Florida
October 3, 2019

2019 ACQUISITION PROPERTIES

COMBINED STATEMENTS OF REVENUES

For the Years Ended December 31, 2018 and 2017 and

For the Nine Months Ended September 30, 2019 (Unaudited)

	Nine Months Ended September 30, 2019	Year Ended December 31,
		2018	2017
	(Unaudited)

Revenues

Lease Income	$1,337,667	$1,783,556	$1,783,556

Total Revenues	$1,337,667	$1,783,556	$1,783,556

The accompanying notes are an integral part of these combined statements of revenues.

2019 ACQUISITION PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES

For the Years Ended December 31, 2018 and 2017 and

For the Nine Months Ended September 30, 2019 (Unaudited)

NOTE 1. BUSINESS AND ORGANIZATION

The accompanying combined statements of revenue include the operations of the properties acquired during the nine months ended September 30, 2019 located in Winston-Salem, North Carolina; Birmingham, Alabama; Lynn, Massachusetts; Albany, Georgia; and East Troy, Wisconsin (the “2019 Acquisition Properties”) leased to four different tenants under triple net leases as described below:

Tenant Description	Tenant Type	Property Location	Property Square- Feet	Property Acres

Hobby Lobby Stores, Inc.	Single-Tenant	Winston-Salem, NC	55,000	7.63

Walgreen Co.	Single-Tenant	Birmingham, AL	14,516	2.05

Family Dollar Stores of Massachusetts, Inc.	Single-Tenant	Lynn, MA	9,228	0.57

Walgreen Co.	Single-Tenant	Albany, GA	14,770	3.55

Live Nation Entertainment, Inc.	Single-Tenant	East Troy, WI	N/A	158.00

Total			93,514

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined statements of revenues have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual results of operations for the periods presented as revenues and certain expenses, which may not be directly attributable to the revenue and expenses to be incurred in the future operations of the 2019 Acquisition Properties, have been excluded. Such excluded items include depreciation and amortization, related party fees, management fees, and non-recurring professional fees.

INTERIM UNAUDITED INFORMATION

The combined statement of revenues for the nine-month period ended September 30, 2019 is unaudited. In the opinion of the Predecessor, such statement reflects all adjustments necessary for a fair presentation of revenue in accordance with Rule 8-06 of Regulation S-X as described above. All such adjustments are of a normal recurring nature.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with the four single-tenant net lease properties are classified as operating leases. Accordingly, lease income on these properties is recognized on a straight-line basis over the term of the lease. In addition, contractual lease payment increases are recognized evenly over the term of the lease.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of a financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

NOTE 3. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year as of September 30, 2019, are summarized as follows:

Year Ending December 31,	Amounts ($000’s)

Remainder of 2019	$463

2020	1,882

2021	1,903

2022	1,917

2023	1,932

2024 and thereafter (cumulative)	11,985

Total	$20,082

NOTE 4. CONCENTRATION OF CREDIT RISK

Certain of the Predecessor’s tenants, presented in these combined statements of revenues, accounted for more than 10% of the total combined revenue during the years ended December 31, 2018 and 2017 and during the nine months ended September 30, 2019. During the years ended December 31, 2018 and 2017 and during the nine months ended September 30, 2019, the properties leased to Walgreen Co., Hobby Lobby Stores, Inc., and Live Nation Entertainment, Inc. represented approximately 35%, 31% and 25% of combined total revenues, respectively.

NOTE 5. SUBSEQUENT EVENTS

The Predecessor has evaluated events and transactions that have occurred since September 30, 2019 through October 28, 2019, the date the financial statements were available for issuance, and noted that there have been no events that have occurred that would require recognition or disclosure in the financial statements.

7,500,000 Shares

Alpine Income Property Trust, Inc.

Common Stock

PROSPECTUS

                    , 2019

Raymond James

Baird

B. Riley FBR

BMO Capital Markets

Janney Montgomery Scott

D.A. Davidson & Co.

Until             , 2019 (25 days after the date of this prospectus), all dealers that effect transactions in shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE listing fee.

SEC registration fee	$23,510

FINRA filing fee	27,670

New York Stock Exchange listing fee	150,000

Legal fees and expenses	1,200,000

Printing fees and expenses	350,000

Accounting fees and expenses	500,000

Transfer agent’s fees and expenses	4,000

Miscellaneous	70,000

Total	$2,325,180

*	To be furnished by amendment.

Item 32. Sales to Special Parties

None.

Item 33. Recent Sales of Unregistered Securities

In connection with our formation and initial capitalization in August 2019, we issued 100 shares of our common stock, $0.01 par value per share, to John P. Albright for an aggregate purchase price of $1,000. These securities were issued in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Concurrently with the closing of this offering, we will sell to Consolidated-Tomoka Land Co. in a separate private placement $7.5 million in shares of our common stock, at a per share price equal to the public offering price per share (without payment of any placement fee or underwriting discount). The foregoing issuance will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

In connection with the formation transactions, an aggregate of 1,223,854 common units of limited partnership interest in Alpine Income Property OP, LP, a Delaware limited partnership through which we hold substantially all of our assets and conduct our operations, with an assumed aggregate initial value of approximately $24.5 million, based on the mid-point of the price range set forth on the front cover of the prospectus that forms a part of this registration statement, will be issued to Consolidated-Tomoka Land Co. and Indigo Group Ltd. as consideration in the formation transactions. The foregoing issuance will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We intend to enter into indemnification agreements with each of our directors and executive officers that will obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements will provide that, if a director or executive officer is a party to, or witness in, or is threatened to be made a party to, or witness in, any proceeding by reason of his or her service as a director, officer, employee or agent of our company or as a director, officer, partner, member, manager, fiduciary, employee, agent or trustee of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, or the request of our Manager, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements will also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

In addition, our directors and officers may be entitled to indemnification pursuant to the terms of the partnership agreement of our operating partnership.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered

None of the proceeds of this offering will be credited to an account other than the appropriate capital account.

Item 36. Financial Statements and Exhibits

(a)    Financial Statements and Financial Statement Schedule. See page F-1 for an index of the financial statements included in this registration statement on Form S-11.

(b)    Exhibits. The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1**	Form of Articles of Amendment and Restatement of Alpine Income Property Trust, Inc., to be in effect upon the completion of this offering

3.2**	Form of Amended and Restated Bylaws of Alpine Income Property Trust, Inc., to be in effect upon the completion of this offering

4.1**	Specimen Common Stock Certificate of Alpine Income Property Trust, Inc.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered

8.1*	Opinion of Vinson & Elkins L.L.P. regarding tax matters

10.1**	Form of Amended and Restated Agreement of Limited Partnership of Alpine Income Property OP, LP, to be in effect upon the completion of this offering

10.2**	Form of Management Agreement among Alpine Income Property Trust, Inc., Alpine Income Property OP, LP and Alpine Income Property Manager, LLC

10.3**	Form of Stock Purchase Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.4**	Form of Registration Rights Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.5**	Form of Exclusivity and Right of First Offer Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.6	Form of Membership Interest Purchase and Sale Agreement

10.7	Form of Contribution Agreement

10.8	Form of Purchase and Sale Agreement

10.9†	Form of Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan

10.10†	Form of Alpine Income Property Trust, Inc. 2019 Manager Equity Incentive Plan

10.11†	Form of Non-Employee Director Restricted Stock Award Agreement under the Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan

10.12†	Form of Indemnification Agreement

Exhibit Number	Description

10.13**	Form of Tax Protection Agreement among Alpine Income Property Trust, Inc., Alpine Income Property Trust OP, LP, Consolidated-Tomoka Land Co. and Indigo Group Ltd.

10.14*	Form of Credit Agreement (for the revolving credit facility to be in effect upon the completion of this offering, the concurrent CTO private placement and the formation transactions)

21.1**	List of Subsidiaries of Alpine Income Property Trust, Inc.

23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

23.3	Consent of Grant Thornton LLP

23.4	Consent of Grant Thornton LLP

23.5	Consent of Grant Thornton LLP

23.6**	Consent of Rosen Consulting Group

24.1**	Power of Attorney (included on the signature page to this registration statement)

99.1**	Consent of Mark O. Decker, Jr. to be named as an Independent Director

99.2**	Consent of M. Carson Good to be named as an Independent Director

99.3**	Consent of Andrew C. Richardson to be named as an Independent Director

99.4**	Consent of Jeffrey S. Yarckin to be named as an Independent Director

*	To be filed by amendment.
**	Previously filed.
†	Indicates management contract or compensatory plan.

Item 37. Undertakings

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby further undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1**	Form of Articles of Amendment and Restatement of Alpine Income Property Trust, Inc., to be in effect upon the completion of this offering

3.2**	Form of Amended and Restated Bylaws of Alpine Income Property Trust, Inc., to be in effect upon the completion of this offering

4.1**	Specimen Common Stock Certificate of Alpine Income Property Trust, Inc.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered

8.1*	Opinion of Vinson & Elkins L.L.P. regarding tax matters

10.1**	Form of Amended and Restated Agreement of Limited Partnership of Alpine Income Property OP, LP, to be in effect upon the completion of this offering

10.2**	Form of Management Agreement among Alpine Income Property Trust, Inc., Alpine Income Property OP, LP and Alpine Income Property Manager, LLC

10.3**	Form of Stock Purchase Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.4**	Form of Registration Rights Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.5**	Form of Exclusivity and Right of First Offer Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.

10.6	Form of Membership Interest Purchase and Sale Agreement

10.7	Form of Contribution Agreement

10.8	Form of Purchase and Sale Agreement

10.9†	Form of Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan

10.10†	Form of Alpine Income Property Trust, Inc. 2019 Manager Equity Incentive Plan

10.11†	Form of Non-Employee Director Restricted Stock Award Agreement under the Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan

10.12†	Form of Indemnification Agreement

10.13**	Form of Tax Protection Agreement among Alpine Income Property Trust, Inc., Alpine Income Property Trust OP, LP, Consolidated-Tomoka Land Co. and Indigo Group Ltd.

10.14*	Form of Credit Agreement (for the revolving credit facility to be in effect upon the completion of this offering, the concurrent CTO private placement and the formation transactions)

21.1**	List of Subsidiaries of Alpine Income Property Trust, Inc.

23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

23.3	Consent of Grant Thornton LLP

23.4	Consent of Grant Thornton LLP

23.5	Consent of Grant Thornton LLP

23.6**	Consent of Rosen Consulting Group

Exhibit Number	Description

24.1**	Power of Attorney (included on the signature page to this registration statement)

99.1**	Consent of Mark O. Decker, Jr. to be named as an Independent Director

99.2**	Consent of M. Carson Good to be named as an Independent Director

99.3**	Consent of Andrew C. Richardson to be named as an Independent Director

99.4**	Consent of Jeffrey S. Yarckin to be named as an Independent Director

*	To be filed by amendment.
**	Previously filed.
†	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on this 7th day of November, 2019.

ALPINE INCOME PROPERTY TRUST, INC.

By:	/s/ John P. Albright
Name:	John P. Albright
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John P. Albright John P. Albright	President and Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2019

/s/ Mark E. Patten Mark E. Patten	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 7, 2019